This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format and forms part of the paper version of the Prospectus Supplement. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should
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copy of the CD ROM.

                    ========================================

                     COMPLETE APPRAISAL OF
                     REAL PROPERTY

                     Northpark Mall
                     Northside of East County Line Road
                     @ South Wheatley Street
                     City of Ridgeland, Madison County, Mississippi

                    ========================================
                     IN A SELF-CONTAINED REPORT

                     As of June 1, 1996




                    Cadillac Fairview U.S. Inc.
                    20 Queen Street West, 4th Floor
                    Toronto, Ontario M5H 3R4




                    Cushman & Wakefield, Inc.
                    Valuation Advisory Services
                    51 West 52nd Street, 9th Floor
                    New York, New York 10019-6178

Cushman & Wakefield, Inc.
51 West 52nd Street                                                    CUSHMAN &
New York, NY 10019-6178                                             WAKEFIELD(R)
(212) 841~-7500                                             Improving your place
                                                                   in the world.


June 19, 1996


Mr. John Macdonald
Senior Vice President, Finance & Treasurer
Cadillac Fairview U.S., Inc.
20 Queen Street West, 4th Floor
Toronto, Ontario M511 3R4

Re:   Complete Appraisal of Real Property
      Northpark Mall
      Northside of East County Line Road
      @ South Wheatley Street
      City of Ridgeland, Madison County, Mississippi

Dear Mr. Macdonald:

In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield, Inc. is pleased to transmit our Self-Contained appraisal report estimating the market value of the leased fee estate in the above referenced property. Subject improvements consist of a 309,675+/- square foot enclosed regional mall which also features four anchor stores which are separately owned, and not a part of this appraisal.

The value opinion reported herein is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report. This report has been prepared for Cadillac Fairview U.S. Inc. ("Client") and is intended only for its specified use. It may not be distributed to or relied upon by other persons or entities without written permission of Cushman & Wakefield, Inc.

The property was inspected by and the report was prepared by Robert S. Nardella. Richard W. Latella, MAI has reviewed and approved the report, but did not inspect the property.

Based on our complete appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have formed an opinion that the market value of the leased fee estate in the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, as of June 1, 1996, was:

                           EIGHTY FIVE MILLION DOLLARS
                                   $85,000,000

This report has been prepared in accordance with our interpretation of your guidelines, and in compliance with the Uniform Standards of Professional Appraisal Practice, including the Competency Provision.

Cushman & Wakefield, Inc.

Mr. John Macdonald
Cadillac Fairview U.S., Inc.
June 19, 1996
Page 2


This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,

Cushman & Wakefield, Inc.


/s/ Robert S. Nardella
----------------------
Robert S. Nardella
Director
Valuation Advisory Services
State of Mississippi
Temporary Privilege/Certification No. TG-297


/s/ Richard W. Latella
----------------------
Richard W. Latella, MAI
Senior Director
Retail Valuation Group
Reviewed and Approved
without physical inspection

RSN:RWL:do

                                   SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================

 Property Name:            Northpark Mall

 Property Type:            Enclosed regional mall.

 Location:                 The subject property is located on the north side of
                           East County Line Road, at South Wheatley Street in the City of Ridgeland, Madison County, Mississippi.

 Interest Appraised:       Lease Fee Estate

 Date of Value:            June 1, 1996

 Date(s) of Inspection:    April 5,1996

 Ownership:                Ridgeland Associates; a partnership owned by C.F.
                           Jackson Associates (80%) and Profitt's Department
                           Stores (20%).

 Land Area
   Owned:                  36.613+/- acres
   Un-owned Anchors:       37.329+/- acres*
                           ----------------
   Total:                  73.942+/- acres

                           * The anchor stores and land are separately owned.

 Zoning:                   C-6; Regional Shopping Mall District..

 Highest and Best Use
   As If Vacant:           Retail development built to maximum feasible F.A.R.

   As Improved:            Continued retail use as a super-regional mall.

 Improvements:             Two-level enclosed super-regional mall containing
                           309,675+/- square feet of gross leasable area.
                           The Mall is anchored by Dillards, McRae's, JC Penney and Gayfer's.

 Gross Leasable Area
   Dillards*:              150,000+/- SF
   McRae's*:               205,000+/- SF
   JC Penney*:             136,449+/- SF
   Gayfers*:               155,276+/- SF
   Mall Shops:             309,675+/- SF
   -----------             -------
   Total GLA:              956,400+/- SF
   Total Owned GLA:        309,675+/- SF

*    The anchors are separately owned.

                                   Summary of Salient Facts and Conclusions
================================================================================

  Year Built:   1984

Summary of Income and Expense Information:

                        ========================================================
                                           Operating Summary
                        ========================================================
                                                  Actual 1995     Budget 1996
                        ========================================================
                           Minimum Rent           $5,929,598       $6,375,407
                        --------------------------------------------------------
                           Overage Rent           $  489,009       $  325,023
                        --------------------------------------------------------
                          Recoveries/Other        $3,673,137       $4,449,074
                        --------------------------------------------------------
                          Total Expenses          $3,700,057       $4,126,568
                        --------------------------------------------------------
                        Net Operating income      $6,391,687       $7,022,936
                        ========================================================

Income Approach Assumptions

Current Occupancy:             92.8%; this figure includes leases which have
                               recently been signed or are projected to commence in 1996 prior to our date of valuation

Stabilized Occupancy:          95%

Sales Growth:                  3.5% - 1996-2005

Rent Growth:                   3.5% - 1996-2005

Expense Growth:                3.5% - 1996-2005

Tax Growth:                    3.5% - 1996-2005

Tenant Alterations
      New:                     $10.00/SF
      Renewal:                 $ 2.00/SF

Renewal Probability:           70.0%

Going-in Cap Rate:              8.25 - 8.75%

Terminal Cap Rate:              8.75 - 9.25%

Discount Rate:                 11.25 - 11.75%

Value Indicators
  Cost Approach                N/A

                                   Summary of Salient Facts and Conclusions
================================================================================

  Sales Comparison Approach                $83,000,000 to $86,000,000
       Value Per Square Foot:              $268.02 to $277.71

   Income Approach
     Discounted Cash Flow:                  $84,300,000
     Direct Capitalization:                 $85,800,000

Value Conclusion:                           $85,000,000
   Value Per Square Foot:                   $274.48 (GLA - 309,675 SF owned GLA)
   Implicit Capitalization Rate (FY 1997):  8.32% (NOI - $7,072,211)

Exposure Time Implicit
   In Market Value Estimate:                12+/- months

Special Assumptions Affecting Valuation:

     1. Throughout this analysis we have relied on information provided by ownership and management which we assume to be accurate. In this regard, we have reviewed lease abstracts for all tenants, a current rent roll, operating statements, and a 1996 budget for income and expenses at the subject property.

     2. Our cash flow analysis and valuation has recognized that all signed leases and any pending leases with a high probability of being consummated are implemented according to the terms presented to us by management. Such leases are identified within the body of this report.

     3. The forecasts of income, expenses, and absorption of vacant space are not predictions of the future. Rather, they are our best estimates of current market thinking on future income, expenses, and demand. We make no warranty or representation that these forecasts will materialize.

     4. The Americans With Disabilities Act (ADA) was enacted in 1990, requiring equal access to public places for disabled persons. Virtually all landlords of commercial facilities and tenants engaged in business that serve the public have compliance obligations under the law. While we are not experts in this field, our understanding of the law is that it is broad-based and that most existing commercial facilities are not in full compliance because of construction prior to enactment. We recommend a compliance study be performed by qualified personnel to determine the extent of potential non-compliance at the subject and any costs to cure.

     5. Please refer to the complete list of assumptions and limiting conditions included at the end of this report.

                                        PHOTOGRAPHS OF THE SUBJECT PROPERTY
================================================================================


                               [GRAPHIC OMITTED]

                          An exterior view of McRae's.





                               [GRAPHIC OMITTED]

An exterior view of the Gayfers and an upper level entrance way to the mall.

                                        Photographs of the Subject Property
================================================================================


                               [GRAPHIC OMITTED]

    A view of JC Penney and an entrance way to the mail on the lower level.




                               [GRAPHIC OMITTED]

An exterior view of Dillards, JC Penney and an entrance way to the mall on the upper level.

                                        Photographs of the Subject Property
================================================================================


                               [GRAPHIC OMITTED]

           A view of the mall ring road and the Cinema on the right.




                               [GRAPHIC OMITTED]

       A view of the common area outside Chic-Fil-A on the second floor.

                                        Photographs of the Subject Property
================================================================================



                               [GRAPHIC OMITTED]




                               [GRAPHIC OMITTED]

                     Typical views of the mall shop space.

                                        Photographs of the Subject Property
================================================================================


                                [GRAPHIC OMITTED]



                                [GRAPHIC OMITTED]

                         Views of the center court area.

                                                          TABLE OF CONTENTS
================================================================================

                                                                            Page

INTRODUCTION

      Identification of Property .........................................     1
      Property Ownership and Recent History ..............................     1
      Purpose and Intended Use of the Appraisal ..........................     1
      Extent of the Appraisal Process ....................................     1
      Date of Value and Property Inspection ..............................     2
      Property Rights Appraised ..........................................     2
      Definitions of Value, Interest Appraised, and Other Pertinent Terms      2
      Legal Description ..................................................     3

REGIONAL ANALYSIS ........................................................     5

NEIGHBORHOOD ANALYSIS ....................................................    14

RETAIL MARKET ANALYSIS ...................................................    16

PROPERTY DESCRIPTION .....................................................    41
      Site Description ...................................................    41
      Improvements Description ...........................................    42

REAL PROPERTY TAXES AND ASSESSMENTS ......................................    47

ZONING ...................................................................    48

HIGHEST AND BEST USE .....................................................    49
      A. Highest and Best Use of Site As Though Vacant ...................    49
      B. Highest and Best Use of Property As Improved ....................    51

VALUATION PROCESS ........................................................    54

SALES COMPARISON APPROACH ................................................    55

INCOME APPROACH ..........................................................    70

RECONCILIATION AND FINAL VALUE ESTIMATE ..................................   101

ASSUMPTIONS AND LIMITING CONDITIONS ......................................   104

CERTIFICATION OF APPRAISAL ...............................................   106

                                                          Table of Contents
================================================================================


ADDENDA   ................................................................   103
NATIONAL RETAIL MARKET ANALYSIS
STATE OF MISSISSIPPI TEMPORARY PRIVILEGE CERTIFICATE
1994 & 1995 OPERATING STATEMENTS AND 1996 BUDGET
RENT ROLL
PRO-JECT+ LEASE ABSTRACT REPORT
PRO-JECT+ ASSUMPTIONS REPORT
PRO-JECT+ TENANT REGISTER REPORT
PRO-JECT+ LEASE EXPIRATION REPORT ENDS FULL DATA REPORTS
MALL SALES (1991-1994)
CUSHMAN & WAKEFIELD INVESTOR SURVEY

                                                                INTRODUCTION
================================================================================

Identification of Property

     The subject of this appraisal is Northpark Mall, a two-level super-regional mail located in the City of Ridgeland, Mississippi. The subject consists of 309,675 square feet of mall shop space, with the mall also featuring four anchor stores which are separately owned. The anchor stores consist of Dillards, McRae's, JC Penney and Gayfers. The gross leaseable area of the mall, inclusive of anchor space is 956,400+/- square feet. The total site area is 73.942+/- acres, of which 36.613+/- and acres is owned and a part of the subject real estate. The remaining 37.329+/- acres are separately owned by each of the respected anchor stores.

     The property is situated on the north side of East County Line road, at South Wheatley Street in the City of Ridgeland, Madison County, Mississippi.

Property Ownership and Recent History

     Title to the subject property is held by Ridgeland Associates. Ridgeland Associates is owned by a partnership which consists of CF Jackson Associates (80% interest) and Profitt's Departments Stores (20% interest). The partnership reportedly purchased the property on November 2, 1987.

Purpose and Intended Use of the Appraisal

     The purpose of this appraisal is to estimate the market value of a leased fee estate in the property. The appraisal is to be used by Client in connection with a mortgage financing.

Extent of the Appraisal Process

     In the process of preparing this appraisal, we:

     o Inspected the exterior of all buildings and site improvements and a representative sample of shop spaces with Mike Hackstadt, the property manager;

     o    Interviewed representatives of the property management company;

     o Reviewed leasing policy, concessions, tenant build-out allowances, and history of recent occupancy with the leasing manager;

     o Reviewed a detailed history of income and expenses as well as a budget forecast for 1996;

     o Conducted market research of occupancies, asking rents, concessions and operating expenses at competing shopping centers which involved interviews with on-site managers and a review of our own data base from previous appraisal files;

     o Prepared an estimate of stabilized income and expenses (for capitalization purposes);

     o Prepared a detailed discounted cash flow (DCF) analysis using Pro-Ject +plus software for the purpose of discounting the forecasted net income stream into a present value of the leased fee estate for the center;


================================================================================

                                       -1-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                Introduction
================================================================================

     o Conducted market inquiries into recent sales of similar properties to ascertain sale prices per square foot, effective gross income multipliers and capitalization rates. This process involved telephone interviews with sellers, buyers and/or participating brokers;

     o    Prepared Sales Comparison and Income Approaches to value;

     o Reconciled the value indications and concluded a final value estimate for the subject in its "as is" condition; and

     o Prepared a Complete Appraisal of real property, with the results conveyed in this Self-Contained Report.

Date of Value and Property Inspection

     The date of value is June 1, 1996. On April 22, Robert S. Nardella inspected the property and its environs. Richard W. Latella, MAI has reviewed and approved the report but did not inspect the property.

Property Rights Appraised

     Leased Fee Estate.

Definitions of Value, Interest Appraised, and Other Pertinent Terms

     The definition of market value taken from the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, is as follows:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     1.   Buyer and seller are typically motivated;

     2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

     3.   A reasonable time is allowed for exposure in the open market;

     4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

================================================================================

                                      -2-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Introduction
================================================================================

     Exposure Time

     Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

     The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute.

     Fee Simple Estate

     Absolute ownership unencumbered by any other interest or estate, subject to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

     Leased Fee Estate

     An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

     Market Rent

     The rental income that a property would most probably command on the open market, indicated by the current rents paid and asked for comparable space as of the date of appraisal.

     Cash Equivalent

     A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

     Market Value As Is on Appraisal Date

     The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; related to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

     Legal Description

     We have not been provided with a complete legal description of the property. Therefore, one has not been included in the report. A copy of a composite site plan for the property has been included within the body of the report.

================================================================================

                                       -3-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                               [GRAPHIC OMITTED]

                         ROAD MAP OF NORTHPARK MALL AREA

                                                          REGIONAL ANALYSIS
================================================================================

     The Regional Analysis provides an overview of the general demographic and economic trends within the subject's metropolitan statistical area and defined trade region. The subject property is located in the City of Ridgeland within Madison County, in the central region of Mississippi. Jackson, the state capital, is located in the southern region of the eastern United States. The Jackson Metropolitan Statistical Area (MSA) is comprised of Hinds, Madison and Rankin counties. According to Sales & Marketing Management 1995 Survey of Buying Power, the Jackson MSA ranks 129th in the country in suburban population and 120th in total population.

Population

===========================================================================================
                          POPULATION STATISTICS                         Compounded Average
                 Jackson MSA and the State of Mississippi                 Annual Change
===========================================================================================
                            1980        1990       1996       2001    1980-1996  1996-2001
----------------------- ----------- ----------  ---------- ----------- --------- ----------
Jackson MSA               362,038     395,396     425,564     463,468   +1.02%    +1.72
----------------------- ----------- ----------- ---------- ----------- --------- ----------
 State of Mississippi   2,520,639   2,573,216   2,708,787   2,819,518   +.45%     +. 80
----------------------- ----------- ----------- ---------- ----------- --------- ----------
 United States(000)       226,546     248,710     265,038     277,157   +.99%     +.90
===========================================================================================
Source: Equifax National Decision Systems
===========================================================================================

     The Jackson Metropolitan Statistical Area has experienced an increase in population over the past decade. Equifax National Decision Systems estimates that the population of the Jackson MSA is 425,564, indicating a 1.02 annual increase over the 1980 census. During this time period, the rate of population growth within the Jackson MSA has significantly exceeded the state as a whole, and been generally consistent with the United States. Through 2001, the Jackson MSA is anticipated to have an accelerated rate of population growth of 1.72 percent per annum, which exceeds that which is projected for the state and the nation as a whole.

     Provided on the following page is a graphic representation of the forecasted population change in the Jackson MSA over the five year period between 1996 and 2001. As can be seen, the subject is located amidst the communities which are expected to experience the highest rate of growth in the next five years.

Households

     As will be discussed in greater detail within the retail market analysis, a household consists of all the people which occupy a single housing unit. The analysis of household formation is critical in formulating conclusions regarding overall trends within the metropolitan area.

================================================================================

                                      -5-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                               [GRAPHIC OMITTED]

                           JACKSON, MS METROPOLITAN AREA

                                                          Regional Analysis
================================================================================


     The following chart illustrates the historical and projected household trends within the Jackson MSA, State of Mississippi, and the United States as reported by ENDS.

==================================================================== =====================
                     HOUSEHOLD STATISTICS                              Compounded Average
             Jackson MSA and the State of Mississippi                     Annual Change
===================== ============================================== =====================
                          1980        1990        1996       2001     1980-1996  1996-1996
--------------------- ----------- ------------ ---------- ---------- ----------- ---------
Jackson MSA              120,354     140,157     159,185     175,718   +1.76%     +2.00
--------------------- ----------- ------------ ---------- ---------- ----------- ---------
State of Mississippi     827,169     911,374     983,540   1,033,746   +1.09%     +1.00%
--------------------- ----------- ------------ ---------- ---------- ----------- ---------
United States (000)       80,390      91,947     100,131     105,247   +1.38%     +1.00%
==========================================================================================
Source: Equifax National Decision Systems
==========================================================================================

     Between 1980 and 1996, the Jackson MSA area added 38,831 households, increasing by 1.76 percent per annum to 159,185 units. Between 1996 and 2001, the number of households within the MSA is anticipated to grow by 2 percent per annum to 175,718 households. While at a slower rate than the Jackson MSA, the State of Mississippi is also expected to experience strong household growth in the next 5 years.

     Household formation within the MSA, and the State of Mississippi has occurred at rates in excess of population growth. Household growth is expected to increase at rates in excess of population growth over the next five years, as demonstrated previously. As a result, the number of persons per household is expected to decrease through the year 2001. Within the Jackson MSA, the number of persons per household is forecast to decrease from 2.82 persons in 1990 to an estimated 2.63 persons in the year 2001. A greater number of smaller households with fewer children generally indicates more disposable income within the trade area.

Income

     According to Sales & Marketing Management's 1995 Survey of Buying Power, the Jackson MSA's 1994 median household Effective Buying Income ((EBI)) of $34,963 ranks 161st among the nation's largest 317 metropolitan statistical areas. Additionally in terms of total effective buying income, the Jackson MSA ranks 121st overall in the country. Jackson metropolitan area residents are more affluent than those of the State of Mississippi. The median EBI for the State of Mississippi in 1994 was $26,503 while the Jackson MSA's median EBI equated to $34,963.

================================================================================

                                      -7-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Regional Analysis
================================================================================

     Equifax National Decision Systems provided 1995 income statistics for the Jackson MSA and the State of Mississippi as illustrated below

================================================================================
                             1995 Income Statistics
                    Jackson MSA and the State of Mississippi
================================================================================
                             Average Household    Median Household    Per Capita
                                   Income            Income             Income
================================================================================
Jackson MSA                       $47,658            $34,840            $18,252
-------------------------- -------------------- ------------------- ------------
State of Mississippi              $35,750            $24,926            $13,291
-------------------------- -------------------- ------------------- ------------
Difference in Income              $11,908            $ 9,914            $ 4,961
--------------------------------------------------------------------------------
Source: Equifax National Decision Systems
================================================================================

     Provided on the following page is a graphic representation of the distribution of average income levels within the Jackson MSA. The map illustrates that the subject property is surrounded by the more affluent communities in the MSA.

Employment Characteristics

     The greater Jackson area has a diversified economy that has contributed to its growth and development. Metro Jackson is an economic center, leading the region in finance, commerce, retailing, health care, transportation and government. This diversity has protected the region from the ups and downs of a single industry economy. As of December 1995, the Jackson metropolitan area had a total civilian labor force of 274,300 persons and approximately 10,700 people were unemployed indicating an unemployment rate of 3.9 percent.

     Unemployment in metropolitan Jackson has historically been below the state and United States unemployment rates. A history of unemployment statistics for the Jackson MSA, the State of Mississippi and the United States is presented below.


================================================================================
                       History of Unemployment Statistics
================================================================================
                                       State of
        Year          Jackson MSA     Mississippi        United States
----------------- ----------------- --------------- ----------------------------
        1990              5.3%            7.5%               5.5%
----------------- ----------------- --------------- ----------------------------
        1991              6.1%            8.6%               6.7%
----------------- ----------------- --------------- ----------------------------
        1992              5.8%            8.2%               7.4%
----------------- ----------------- --------------- ----------------------------
        1993              4.7%            6.4%               6.8%
----------------- ----------------- --------------- ----------------------------
        1994              4.5%            6.6%               6.1%
----------------- ----------------- --------------- ----------------------------
        1995              3.9%            6.1%               5.6%
--------------------------------------------------------------------------------
Source: State of Mississippi Employment Security Commission
================================================================================


================================================================================

                                       -8-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                          JACKSON, MS METROPOLITAN AREA



                               [GRAPHIC OMITTED]
         [MAP OF JACKSON, MS METROPOLITAN AREA SHOWING HH 96 BY INCOME]

     As exhibited on the previous chart, the unemployment rates for the MSA, the State and the nation have all decreased annually since 1991 and 1992. The slowly improving economy which the country has been experiencing has also affected the Jackson MSA and the State of Mississippi.

     As can be seen, the Jackson MSA has historically, and continues to enjoy a more favorable unemployment rate than both the state and nation as a whole.

     The entire metropolitan Jackson area has experienced diversification of its economic base over the past five years. The distribution of employment by industry from 1990 to 1995 and projected as of 2001 in non-agricultural industries is shown below.

================================================================================
                      TOTAL NON-FARM EMPLOYMENT BY INDUSTRY
                                   Jackson MSA
================================================================================
  Employment      1990         % Of       1995       % of       2000       % of
    Sector                     Total                 Total                 Total
================================================================================
 Construction    10,400        4.57%     13,100      5.05%     13,500      4.90%
--------------------------------------------------------------------------------
Manufacturing    22,400        9.83%     23,900      9.21%     25,500      9.30%
--------------------------------------------------------------------------------
    TCPU         13,900        6.10%     15,000      5.78%     16,400      5.98%
--------------------------------------------------------------------------------
    Trade        49,600       21.77%     58,200     22.44%     62,300     22.71%
--------------------------------------------------------------------------------
    F.I.R.E      20,600        9.04%     21,500      8.29%     22,600      8.24%
--------------------------------------------------------------------------------
   Services      57,900       25.42%     71,400     27,53%     76,700     27.96%
--------------------------------------------------------------------------------
 Government      46,500       20.41%     49,800     19.20%     51,000     18.59%
--------------------------------------------------------------------------------
     Other        6,500        2.84%      6,500      2.50%      6,300      2.30%
--------------------------------------------------------------------------------
     Total      227,800      100.0%     259,400    100.0%     274,300     100.0%
--------------------------------------------------------------------------------
Source: Woods & Poole
================================================================================

     The employment figures as of 1995 indicate that 9.21 percent of total non-agricultural employment is in manufacturing of durable and non-durable goods while 91.79 percent are employed in non-manufacturing employment. Of the non-manufacturing industries, the service sector is the leader employing 27.53 percent while the trade industry and government account for 22.44 percent and
19.20 percent of total employment, respectfully in the Jackson MSA.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Regional Analysis
================================================================================

Leading Employers

     The top fifteen major employers within the Jackson MSA, are as follows:

================================================================================
     No    Employer/Company Name              No. of         Nature of Business
                                            Employees
======================================= ==================== ===================
     1     State of Mississippi               29,112          State Government
--------------------------------------- -------------------- -------------------
     2     University of Mississippi           5,493          Health Care
           Medical Cent
--------------------------------------- -------------------- -------------------
     3     U.S. Government                     5,200          Federal Government
--------------------------------------- -------------------- -------------------
     4     Jackson School District             4,187          Education
--------------------------------------- -------------------- -------------------
     5     MS Baptist Medical Center           2,780          Hospital
--------------------------------------- -------------------- -------------------
     6     City of Jackson                     2,334          City Government
--------------------------------------- -------------------- -------------------
     7     Mississippi State Hospital          2,054          Hospital
--------------------------------------- -------------------- -------------------
     8     South Central Bell                  3,312          Communications
--------------------------------------- -------------------- -------------------
     9     Jitney Jungle Stores                2,004          Grocery
--------------------------------------- -------------------- -------------------
    10     Kroger                              1,800          Grocery Store
--------------------------------------- -------------------- -------------------
    11     Deposit Guaranty Bank               2,700          Banking
--------------------------------------- -------------------- -------------------
    12     United Parcel Service               1,134          Parcel Service
--------------------------------------- -------------------- -------------------
    13     Packard Electronics                 1,500          Automotive Wiring
--------------------------------------- -------------------- -------------------
    14     McRae's, Inc.                       1,383          Department Stores
--------------------------------------- -------------------- -------------------
    15     Trustmark National Bank             1,337          Banking
================================================================================
Source: Jackson Chamber of Commerce
================================================================================

     The above chart indicates that many of the top ten employers are related to either government or health care. However, as demonstrated previously, the regions economy is well diversified with a wide assortment of private sector corporations which entered beyond the above list.

Transportation

     The Jackson metropolitan area is well serviced by full range of transportation services. Three interstate highways meet in Metro Jackson, providing convenient access to the city and major markets in the southern region of the United States. Interstate 20, an east/west oriented highway beginning in South Carolina to the east, and ending in Texas to the west, passes through the Jackson metropolitan area. Interstate 55 travels in a north/south direction from Baton Rouge Louisiana in the south, through Jackson, to major cities in the north such as Memphis, Tennessee and St. Louis, Missouri. Highway 49 provides direct access to Hattiesburg and Gulfport Mississippi which are located approximately 90 miles and 160 miles to the southeast, respectively. The metropolitan area is also well served by a number of U.S.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Regional Analysis
================================================================================


Highways, and state and local routes. Interstate 220 serves as a connecting highway for Interstates 55 and 20. This roadway provides an additional means of highway transportation with the MSA. Various interstates, state and local routes combine for an efficient network of roadways in the metropolitan area.

     Jackson International Airport, located immediately east of Downtown Jackson, is one of the states busiest airports. Six commercial carriers service this airport which include Continental Express, Delta, Northwest Air Link, US Air Express and ValueJet. Rail service is provided by Amtrak with daily service to Chicago New Orleans, with Greyhound - Trailways bus lines providing extensive service through the City of Jackson.

Conclusion

     In summary, the population is anticipated to increase at a rate in excess of both the state and the nation as a whole. A similar trend is expected for household formation within the Jackson MSA. The average and median household income within MSA are significantly higher than the state totals which is indicative of the more concentrated population and level of business activity as compared to the more outlying rural locations in the state.

     The MSA has a diverse economy which has posted an unemployment level which has consistently been below the state and national levels. The unemployment rate for Jackson MSA in 1995 was 3.9 percent. The long term prospects for the MSA are favorable as its economic base continues to expand. We anticipate Jackson to continue its preeminence as a business center within the state, with steady growth projected for the foreseeable future.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                               [GRAPHIC OMITTED]

                          [MAP OF NORTHPARK MALL AREA]

                                                      NEIGHBORHOOD ANALYSIS
================================================================================

Introduction

     A neighborhood is defined as a grouping of complimentary land uses affected by similar operations of the social economic, governmental and environmental forces that influence property value. The area most closely surrounding the subject, whether it contains residential property, commercial property or a mixture of commercial and residential properties is called a neighborhood.

General Overview

     The subject property is located within the City of Ridgeland, which is situated immediately north of the City of Jackson. Specifically the property lies on the north side of East County Line Road, between South Wheatley Street and Pear Orchard Road. The Northpark Mall serves as the epicenter of retail development for an area which has evolved into the primary retail location within the MSA.

Access

     Primary access to the subject neighborhood is provided via Interstate 55 which travels through the City of Jackson, and connects with most of the other major roadways which service the region. East County Line Road, on which the subject is located, intersects with Interstate 55 approximately one-half mile to the west of the subject. Overall, regional accessibility to the subject is excellent. However, the subject is not visible from Interstate 55.

Land Use Patterns

     East County Line Road in the vicinity of the subject is completely built-up with commercial uses. West of the subject property, commercial establishments include Pier One Imports, the Ramada Hotel, Red Roof Inn and Cabot Lodge. The most significant new construction in the area is The Junction. This development is a 375,000+/- square foot power center which is located at Interstate 55 and East County Line Road. This project is largely completed and is anchored by Target, Home Depot, Office Depot and PetsMart.

     Directly across from the subject along the East County Line Road is Ridgewood Court and Purple Creek Plaza. Ridgewood Court is a 375,000+/- square foot power center which is anchored by Home Quaters, Campo Appliances and Sam's Club. Additional major tenants include Service Merchandise and T.J. Maxx. This center includes 50,000n square feet of in-line space which is nearly 100 percent occupied.

     Purple Creek Plaza is anchored by Toy 'R Us and also contains Michael's Crafts, Haverty's Furniture, and Blockbuster Video. This center is also 100 percent occupied. Other commercial establishments along East County Line Road include fast food restaurants, gas stations and miscellaneous free-standing retail buildings which serve to provide retail infill in the area.

     Town Line Square is located across from the subject along South Wheatley Street. This center is anchored by Walmart, and is also 100 percent occupied with other tenants including Discovery Zone, Original Shoes and McRae's Home Festival.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                      Neighborhood Analysis
================================================================================

     Off of East County Line Road and the other major roadways servicing the area, local neighborhoods are largely residential in nature. Residential improvements generally consist of detached single family homes, with some townhouse style development being interspersed throughout the area. The City of Ridgeland benefits from having a good balance of commercial and residential improvements. Both of these sectors benefit from having convenient access to the major roadways which service the region as well as Downtown Jackson.

Conclusion

     It is clearly evident that the subject's neighborhood has continued to evolve into the retail hub within the Jackson MSA. Neighboring development has served to increase the overall draw to the area on both a local and regional basis. The subject's neighborhood should experience continued growth, with the subject property being well positioned to capitalize on this overall positive trend. As such, we foresee a period of increasing real estate values.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     RETAIL MARKET ANALYSIS
================================================================================

Trade Area Overview

     A retail center's trade area contains people who are likely to patronize that particular retail center. These customers are drawn by a given class of goods and services from a particular tenant mix. A center's fundamental drawing power comes from the strength of the anchor tenants as well as the regional and local tenants which complement and support the anchors. A successful combination of these elements creates a destination for customers seeking a variety of goods and services while enjoying the comfort and convenience of an integrated shopping environment.

     The subject can be described as a super regional shopping center.

     A super-regional center(1) provides for extensive variety in general merchandise, apparel, furniture, home furnishings, as well as a variety of services and recreational facilities. It is built around three or more full-line department stores of generally not less than 100,000 square feet each. In theory, the typical size of a super regional center is about 800,000 square feet of gross leasable area. In practice, the size ranges from about 600,000 to more than 2,000,000 square feet.

     In order to define and analyze the market potential for the Northpark Mall, it is important to first establish the boundaries of the trade area from which the subject will draw its customers. In some cases, defining the trade area may be complicated by the existence of other retail facilities on main thoroughfares within trade areas that are not clearly defined or whose trade areas overlap with that of the subject.

     The subject is the dominant regional mall within its trade area, exhibiting a broader-base appeal than its only competitor, Metrocenter. Competition in the immediate area is limited to traditional strip centers. These centers are anchored by discount department stores, supermarkets and specialty/category killer stores in the market. While some cross-shopping does occur, these stores act more as a draw to the area, creating an image for the area as an established prime shopping district and generating more retail traffic to the area than would exist in their absence. We recognize and mention these stores and centers to the extent that they provide a complete understanding of the area's retail structure.

     Once the trade area is defined, the area's demographics and economic profile can be analyzed. This will provide key insight into the area's dynamics as it relates to the subject. The sources of economic and demographic data for the trade are analysis are as follows: Equifax National Decision Systems (ENDS), Sales and Marketing Management's Survey of Buying Power, The Urban Land Institute's Dollars and Cents of Shopping Centers (1995), CACI, The Sourcebook of County Demographics, and The Census of Retail Trade - 1992. The subject's primary and effective trade areas, profiled by Equifax Decision Systems, were defined based on the results of a customer survey conducted by Urban Retail Properties, Co., which included polling the mall's customers to determine the zip code of the primary residence. While the survey is somewhat dated (late 1993/early 1994), in our opinion the trade areas as defined have remained unchanged.

----------
(1) Urban Land Institute Dollars and Cents of Shopping Centers - 1995

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                    Retail Market Analysis
================================================================================

Scope of Trade Area

     Traditionally, a retail center's sales are principally generated from within its primary trade area, which is typically within reasonably close geographic proximity to the center itself. Generally, between 55 and 65 percent of a center's sales are generated within its primary trade area. The secondary trade area generally refers to more outlying areas which provide less frequent customers to the center. Residents within the secondary trade area would be more likely to shop closer to home due to time and travel constraints. Typically, an additional 20 to 25 percent of a centers sales will be generated from within the secondary area. The tertiary or peripheral trade area refers to more distant areas from which occasional customers to the mall reside. These residents may be drawn to the center by a particular service or store which is not found locally. Industry experience shows that between 10 and 15 percent of a center's sales are derived from customers residing outside of the trade area. This potential is commonly referred to as inflow.

     Before the trade area can be defined, it is necessary that we thoroughly review the retail market and the competitive structure of the general marketplace, with consideration given as to the subject's position therein. Subsequent to our discussion of the area's retail structure, a profile of the department stores which anchor the subject is presented in order to fully acquaint the reader with its overall market position therein.

Retail Structure

     In order to examine the subject property in its proper context, we must first examine the nature of the competition. With respect to regional mall competition, the subject is well-positioned. With the exception of the Metrocenter Mall, a larger center battling image problems due to perceived safety concerns, the subject is the only traditional viable regional mall within the Jackson MSA. We note that the Jackson Mall, a 1970-built, 760,000+/- square foot former regional center, is currently being renovated to a medical complex use, and is not considered to be a competitive center.

Competition

     The following table identifies the regional mall inventory of the Jackson MSA, which is limited to the subject and Metrocenter Mall.

================================================================================
                       Competitive Retail Shopping Centers
================================================================================
                                 Year
Map                             Opened/                   Anchor   Distance from
Key     Center/Location        Renovated    Total GLA     Stores      Subject
===== ======================= ============ ============ ============ ===========
 S        Northpark Mall       1984/1987       958,183    Dillard's       NA
      1200 E. County Line Rd.                             Gayfer's
      Ridgeland, Mississippi                             JC Penney
                                                          McRae's
----- ----------------------- ------------ ------------ ------------ -----------
 1          Metrocenter        1978/1993     1,200,000    Dillard's     15 miles
        3645 Hwy. 80 West                                 Gayfer's
       Jackson, Mississippi                               McRae's
                                                           Sears
===== ======================= ============ ============ ============ ===========
      Total                                 2,158,183
================================================================================
Source: Directory of Major Malls- 1995
================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

Subject Retail Center

Name:                               Northpark Mall

Location:                           1200 E. County Line Rd.
                                    Ridgeland, Mississippi

Owner                               The Cadillac Fairview Corporation

Distance and Time from Subject:     NA

Year Opened:                        1984

Year(s) Expanded/Renovated:         1987

Total GLA:                          956,400+/-  SF

Mall GLA:                           309,675+/-  SF

Mall Shop Ratio:                    32%

Anchor Tenants:                     Dillard's                        150,000 SF
                                    Gayfer's                         155,276 SF
                                    JC Penney                        136,449 SF
                                    McRae's                          205,000 SF
                                                                     -------
                                    Total Anchor GLA                 646,725 SF

Number of Mall Shops:               131+/-

Occupancy (Mall GLA):               92n%

Average Market Rent (Mall GLA):     $27+/- /SF

Land Area:                          74+/-  AC

Parking/Ratio
        Existing:                   4,947;4.9 spaces per 1,000 SF of GLA

Demographics:                       Effective Market Population:         265,100
                                    Average Household Income:            $51,905

Mall Shop Sales:                    $294/SF Total Reporting Mall Shop Sales
                                    $323/SF Comparable Mall Shop Sales


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

Comments: Center is dominant regional mall within its effective trade area, and is positioned as offering more upscale and unique merchandise choices as compared to the Metrocenter Mall, the Jackson MSA's only other regional mall. Mall tenants include upscale fashion tenants such as Ann Taylor, Banana Republic and Abercrombie & Fitch.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

Competitive Retail Center No.1

 Name:                                Metrocenter

 Location:                            3645 Hwy. 80 West
                                      Jackson, Mississippi

 Owner:                               Jim Wilson & Associates

 Distance and Time from Subject:      15+/- miles south
                                     (20+/- minute drive time)

 Year Opened:                         1978

 Year(s) Expanded/Renovated:          1993

 Total GLA:                           1,200,000+/- SF

 Mail GLA:                            397,322+/- SF

 Mall Shop Ratio:                     33%

 Anchor Tenants:                      Dillard's                       173,565 SF
                                      Gayfer's                        176,863 SF
                                      McRae's                         228,114 SF
                                      Sears                           224,136 SF
                                                                      -------
                                      Total Anchor GLA:               802,678 SF

 Number of Mall Shops:                145+/-

 Occupancy (Mall GLA):                81%

 Average Rent (Mall GLA):             $18+/- /SF

 Land Area:                           55+/- AC

 Parking/Ratio:                       6,800+/- cars; 5.6 per 1,000+/- SF

 Demographics:                        Primary Market Population:         417,000
                                      Average Household Income:          $41,000

 Retail Sales:                        $240/SF (per Shopping Center Directory)

Comments: Metrocenter is the only other viable enclosed regional center in the Jackson MSA. The mall is presently posting substantial mall shop vacancy. According to the leasing agent as well as several market participants, this centers more urban location and a perception of safety problems significantly inhibit its market penetration, particularly for more suburban, affluent shoppers.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

     The mall properties cited above (inclusive of the subject) comprise approximately 2.2+/- million square feet of mall space. Together with the Metrocenter Mall, the subject is one of two viable regional malls located within the Jackson MSA.

Other Competition

     As discussed, there is no other direct mall competition for the subject in its immediate trade area. In addition to the facilities described, the balance of the retail inventory consists of certain big box stores and specialty tenants in neighborhood and community centers as well as free-standing retail facilities. A brief description of the retail centers in the immediate area will serve to portray the balance of the neighborhood retail alignment.

     o Ridgewood Court is a 375,000+/- square foot power center constructed in 1993, located at the southeast corner of County Line & Ridgewood Roads. Anchor tenants include Home Quarters in 85,880 square feet, Campo Appliances in 66,320 square feet, Sam's Club in 135,000 square feet, Service Merchandise in 50,000 square feet and T.J. Maxx in 25,050 square feet. The center includes 50,000+/- square feet of small shop tenant space, of which only one 1,280+/- square foot block is currently available. The centers leasing agent reported that this vacancy is being offered at $15 per square foot, triple net, while the balance of the small shop leases were written between $12-$18 per square foot, triple net. This property includes three outparcels which were sold to national restaurant chains Ramano's, Macaroni Grill and Cozumel's.

     o Highland Village is a 140,000+/- square foot specialty center located approximately 5 miles north of Northpark Mall. At the time of our inspection, the center was approximately 50 percent occupied by mainly locally and regionally owned specialty shops, as well as by professional office/service uses. The centers leasing agent declined to indicate the current asking rate for the vacant space.

     o The Junction is a 375,000+/- square foot power center located at 1-55 at County Line Road. This new center is largely completed, with the last tenants expected to open by July, 1996. Major tenants include Target in 117,000+/- square feet; Home Depot in 130,000+/- square feet (July 1996 opening); Office Depot in 31000+/- square feet; PetsMart in 26,000+/- square feet and Drugs for Less in 18,000+/- square feet. This center also includes 32,000+/- square feet of small shop space, which, together with Drugs for Less, will open in June, 1996. Small shop space is currently 90 percent leased at an average lease rate of $14 per square foot, triple net. This center will also include The Olive Garden and Red Lobster in outparcel locations.

     o Purple Creek Plaza is a 128,000+/- square foot, Toys 'R Us anchored center located at 1189 E. County Line Road. Other tenants include Michael's Crafts, Haverty's Furniture, and Blockbuster Video. This center is 100% leased at an average lease rate of $10 per square foot, triple net.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

     o Townline Square, located along East County Line Road at Wheatley Street, consists of a 170,000+/- square foot Wal-mart together with 50,000+/- square feet leased to Discovery Zone, Original Shoes and a McRae's Home Festival. This center is currently 100 percent occupied.

GLA per Capita

     The data presented summarizes the extent of existing regional mall development inside the trade area. According to the National Research Bureau, the average GLA per capita for the United States and State of Mississippi were 5.5+/- and 2.1+/- square feet, respectively in 1995. This statistic pertains to centers in excess of 400,000 square feet.

     Together with the Metrocenter Mall, the subject is one of two viable enclosed regional centers located within the Jackson MSA. With an estimated 1996 population of 425,564 for the Jackson MSA, this results in approximately 5.1+/- square feet of regional mall GLA per person. The GLA per capita for the Jackson MSA is below the national average, but above that of the state. The subject's effective trade area, as defined by the results of the customer survey, result in a much higher GLA per capita of 8.1+/- square feet for the effective trade area's estimated population of 265,100. This GLA per capita is well above both state and national averages. It is our opinion that given the subject's above average sales performance and the relative scarcity of regional malls throughout the state, the subject center benefits from regional and transient customer bases not readily identified in the trade area survey. This observation is supported by conversations with the mall manager, Mr. Mike Hackstadt.

Anchor Alignment

     The anchor alignment of the subject also helps to define the potential boundaries of the subject's trade area. The subject property is anchored by JC Penney, Dillard's, Gayfer's and McRae's. The following is a profile of each of these anchor tenants.

     JC Penney, the fourth largest retailer in the United States (after Wal-Mart, K-Mart and Sears), operates 1,233 JC Penney department stores and 526 drug stores (Thrift Drug and Treasury Drug) throughout all 50 states and Puerto Rico. The $21 billion company has changed its historical image as a discount dime store and has targeted upper-middle-class consumers by adding brand-name soft goods and dropping hard goods from the in-store product mix. Today the company's product mix centers on apparel, shoes, jewelry, and home furnishings. In 1994, retail sales rose 7.4 percent to $20.4 billion, surpassing the $20 billion mark for the first time. Net income also exceeded $1 billion for the first time ever. Total revenues were up 7.7 percent to $21.1 billion. The company has experienced a ten year compound annual growth rate in retail sales (1984-1994) of about 4.2 percent. Overall, productivity among stores increased by 8.9 percent to $159 per square foot from $146 per square foot in 1993, and $137 per square foot in 1992. Catalog sales totaled $3.8 billion in 1994-95, accounting for 19 percent of total retail sales. Drug stores, under the Thrift Drug name, totaled 526 units in 1994-95 and accounted for 7.6 percent of total sales which achieved $243 per square foot. The company currently has approximately 113 million square feet of store space. In February 1995, the company acquired the 97 unit Kerr Drug Store chain. The company will

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

     continue to expand its private brand lines. In addition, the catalog operation is posed to continue to do well, coming off of its highest sales in its 31 year history. The company did not fare as well in fiscal 1995 (year ending January 1996) with earnings falling by 20 percent and same store sales declining by 2.5 percent in the fourth quarter and 1.4 percent for the fiscal year. The company is planning a $700 capital expenditure program over the next three years to help bolster store performance. Value Line reports that the company's financial strength warrants an "B++" rating. Standard & Poors has forecasted a continued modest rise in comparable store sales. They rate the company "A-".


     Dillard's is one of the largest department store chains with divisions based out of Arkansas, Texas, Florida and Arizona. They have been one of the most aggressive participants expanding from 158 stores in 1989 to 229 stores in 1994. In 1995, Dillard's plans to open 11 new stores and remodel and expand 8 stores which will add a total of 1,989,000 square feet to the company's selling space. Total sales for 1994 were $5.5 billion, an 8 percent increase over last years sales and comparable sales were up 5 percent over 1993. Overall, since 1985 sales have increased at nearly a 15 percent compound annual rate. Increases for the past five years were as follows:

================================================================================
                                      1994   1993     1992    1991      1990
================================== ======== ======= ======= ========= ==========
           Total Sales Increase        8%      9%      17%     12%       20%
---------------------------------- -------- ------- ------- --------- ----------
        Comparable Sales Increase      5%      3%       8%      6%       10%
================================================================================

     The stores feature brand name goods in the middle to upper-middle price range. Over 87 percent of sales came from apparel, cosmetics, accessories and shoes. In 1994, sales per square foot significantly increased from $147 in 1993 to $157 in 1994 as shown below

=====================================================================================
                          1994         1993         1992          1991         1990
================================== ============ ============ ============ ===========
     Total Sales       $5,545,803   $5,130,648   $4,713,987   $4,036,392   $3,605,518
---------------------------------- ------------ ------------ ------------ -----------
Gross Square Footage       35,300       34,900       33,200       29,100       26,600
---------------------------------- ------------ ------------ ------------- ----------
 Sales/Square Foot           $157         $147         $142         $138         $136
=====================================================================================

     Dillard's strategy is to enter or further penetrate markets where it can become the dominant conventional department store operator. Over the past few years, much of their growth has been through acquisitions. Value Line projects sales to climb 9 percent over the next fiscal year and rates its financial strength A. Dillard's Private Label sales have increased to 20 percent of total sales. This strategy has allowed Dillard's to maintain a highly desirable image position with national brands while offering Private Brand pricing at savings of 25 percent or more. Standard & Poors ranks the company "A+".

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

     Mercantile Stores Company, Inc. is a conventional department store retailer which, at year-end, operated 103 stores under 13 different names in a total of 17 states. The stores are located in 50 different markets within these states and in the majority of these markets the company's units hold the dominant general merchandise retailer position. A typical store is approximately 170,000 square feet and offers a merchandise mix which appeals to middle to upper-middle income consumers with an emphasis on apparel, cosmetics, accessories, and home fashions. In addition to its department store business, the company has a partnership interest in five operating shopping centers, all of which contain a company retail unit.

     The chain stores are Maison Blanche, Louisiana; McAlphin's, Cincinnati, Ohio; Castner-Knott Dry Goods Co., Nashville, Tennessee; The Jones Store Co., Kansas City, Missouri area; Joslins, Denver, Colorado; Gayfer's, Mobile, Alabama; Lion stores in the Toledo, Ohio area; Bacons, Louisville, Kentucky; and JB White, Augusta, Georgia. Others are in Fargo, North Dakota; Duluth, Minnesota; and Billings, Montana. In February 1992, the company acquired Maison Blanche, Inc., a family-owned chain of eight department stores in the Gulf Coast region, for $40 million and the assumption of $165 million in short- and long-term liabilities.

     During 1994 the company opened four new stores and closed two units. Total footage increased by 1.7 percent to 16,484,000 square feet. Each of the company's five operating retail groups reported a sales increase. Total sales were up 3.3 percent while comparable sales were up 1.7 percent on a consolidated basis. Average sales per square foot for 1994 were approximately $173 per square foot. The company reports that they were the No. 1 department store in 36 of the 50 markets in which they operate. Late last year the company was the subject of a take-over rumor involving May Department Stores. Since that time, nothing has come about and May denies that they are interested in a merger.

     Provided below is a summary of selected financial data for the company.

==========================================================================================================
                                            Mercantile Stores Company
==========================================================================================================
                                 1994         1993         1992         1991         1990         1985
==========================================================================================================
         Net Sales(1)         $2,819,837   $2,729,928   $2,732,041   $2,442,425   $2,367,210   $1,880,039
----------------------------------------------------------------------------------------------------------
 Stores Opened During the              4            3            1            2            3            2
            Year
----------------------------------------------------------------------------------------------------------
        Stores Acquired               --           --           16           --           --           --
----------------------------------------------------------------------------------------------------------
  Stores Closed During the             2            1            1            1            1           --
            Year
----------------------------------------------------------------------------------------------------------
     Number of Stores                103          101           99           83           82           80
----------------------------------------------------------------------------------------------------------
   Total Square Footage           16,484       16,212       15,820       13,145       12,683       10,676
----------------------------------------------------------------------------------------------------------
   Sales Per Square Foot(2)         $173         $169         $174         $188         $191         $178
==========================================================================================================
   (1) Data in Thousands
   (2) Based on stores opened for the entire year
==========================================================================================================
    Source: Company Annual Reports, Value Line, Standard & Poor's
==========================================================================================================

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

     Overall, the company's financial strength is rated "A+" by Value Line.

     Proffitt's Inc., headquartered in Alcoa, Tennessee, owns three department store chains - McRae's, Proffitt's, and Younkers. With 28 McRae's stores and 25 Proffitt's stores, Proffitt's Inc. almost doubled their size when the acquired the 52 Younkers stores in February of 1996. The latest figures from this over the counter traded company show sales of $617,363,000 and employees of 8,910. The McRae's unit offers a broad base of high-quality merchandise targeted toward a middle to upper middle customer base.

Trade Area Definition

     Northpark Mall is strategically located along County Line Road just east of the confluence of Interstates 220 and 55, with peripheral access also from Route U.S. Highway 51. This location makes it one of the more accessible retail locations within the area. The advantage of interstate proximity has the effect of expanding the mail's trade area by virtue of reducing travel time for residents in more distant locations. As such, the percentage of in-flow sales tends to be greater for more dominant properties.

     As discussed in the previous section, the location and accessibility of competing centers also has direct bearing on the formation and make-up of a mall's trade area. Its location in southern Madison County maximizes its position as one of only two regional malls within the Jackson MSA, and as the only regional mall in this quadrant of the MSA. With the fastest growing and most affluent areas found in this general vicinity of the metro area, this becomes even more significant. We note that shopping alternatives within at least a 10 mile radius are marginal, allowing the subject to virtually dominate its effective trade area. Further to the west and south, expanding outward to a 15 mile ring, competition is presented via the Metrocenter Mall and surrounding strip center development. However, to the north, east and southeast, where the population density and projected growth remain strong, there is literally no competitive threat.

     We believe that it is also important to note that key community centers and free-standing "category killers" represent a force in the markets competitive environment. However, their primary stores (groceries, discount department stores, and drugs) are generally different from those which comprise Northpark Mall. Certainly there is a place for both in most retail environments, including the Interstate 55/County Line Road corridors. Several category killer operations have entered the Jackson area in the office supply, electronics, clothing and book segments. Those located proximate to Northpark Mall include Home Quarters, Sam's Club, Service Merchandise, T.J. Maxx, Target and Home Depot. Collectively, they help balance out the retail infill and act as a traffic generator that increases the area's status as a destination retail hub.

================================================================================

                                      -25-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

     To summarize, the foundation of our analysis for delineation of the subject's trade area may be summarized as follows:

     1. Highway accessibility including area traffic patters, geographical constraints and nodes of residential development.

     2. The position and nature of the area retail structure including the location of destination retail centers and the strength and composition of the retail infill as discussed above.

     3. The size, anchor tenancy and merchandising composition of the mall tenants enhances its total market penetration.

     4. Adequate cross shopping occurs with surrounding power and community centers, whose primarily big box and category killer type tenants compliment, rather than compete with the mall.

     Urban Retail Properties, Co. conducted a survey of mall shoppers which included determining the zip code of their primary residence. This survey shows that the primary trade area of the mall has significant depth south and east of the mall and minimal depth north and west of the mall. More specifically, the primary trade area's boundaries are generally within 15n to 30+/- miles of the mall to the east and south, while to the north and west, boundaries of the primary trade area generally 5+/- to 12+/- miles from the subject.

     After reviewing this report in conjunction with our independent analysis of the trade area, we are in concurrence with its findings relative the subject's position within the MSA. However, given the subject's above average sales performance, it is our opinion that the subject benefits from both regional and transient customer bases not readily identified by the customer survey. Regardless, relative to the Jackson MSA, we have elected to rely on some of the demographic results it has produced. An analysis of key demographic indicators can then be performed based upon this defined trade area.

Population

     Once the market area has been established, the focus of our analysis centers on the trade area's population. Equifax National Decision Systems provides historical, current and forecasted population estimates for the effective trade area. Patterns of development density and migration are reflected in the current levels of population estimates. Comparisons have been made between the Jackson MSA, the State of Mississippi and the trade area components to lend some perspective to the dynamics of the trade area. The chart on the Facing Page compares these statistics.

     Between 1990 and 1996, ENDS reports that the population within the primary trade area increased by 16,985 to 135,895. This 14.3 percent increase (2.25 percent per annum) has outpaced that of the effective trade area growth rate of
10.4 percent. Expanding to the effective trade area, the current population increases to 425,564. The current projection is for a continuation of this trend with additional growth of 2.09 and 1.87 percent per annum for the primary and effective trade areas respectively. We note with interest that population growth within the majority of the subject's trade area has been, and is expected to continue to be, the fastest growing quadrant in the effective trade area. This is important for the subject since

================================================================================

                                      -26-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

residents living closest to the mall are more inclined to shop closer to home. On balance, we note that population growth throughout the trade area has outpaced that of the Jackson MSA as a whole, the country and the state.

     Provided on the Following Pages are graphic representations of the current population distribution and projected population growth. These graphics depict that the subject's primary trade area is both densely developed and is projected to experience significant growth over the next five years.

================================================================================

                                      -27-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                 NORTHPARK MALL
                              EFFECTIVE TRADE AREA


                               [GRAPHIC OMITTED]

                                       MAP

                                 NORTHPARK MALL
                              EFFECTIVE TRADE AREA


                               [GRAPHIC OMITTED]

                                       MAP

                                                     Retail Market Analysis
================================================================================

Households

     A household consists of all the people occupying a single housing unit. While individual members of a household purchase goods and services, these purchases actually reflect household needs and decisions. Thus, the household is a critical unit to be considered when reviewing market data and forming conclusions about the trade area as it impacts the retail center.

     National trends indicate that the number of households are increasing at a faster rate than the growth of the population. Several noticeable changes in the way households are being formed have caused the acceleration in this growth, specifically:

     o The population in general is living longer on average. This results in an increase of single and two person households.

     o The divorce rate increased dramatically during the last decade, again resulting in an increase in single person households.

     o Many individuals have postponed marriage, thus also resulting in more single person households.

     Between 1990 and 1996, the primary trade area added 9,447 households, increasing by 20.9 percent to 54,758 units. This growth is equivalent to a compound annual increase of 3.21 percent. Alternatively, the secondary trade area added 5,334 households to 47,226, indicating a slower 2.02 percent annual rate of growth. Combined, the effective trade area is currently estimated to contain 101,984 households.

     Between 1996 and 2001, the primary trade area is expected to grow by 13.8 percent (2.62 percent per annum) to 62,315 households. This rate of growth is slightly greater than that for the secondary area which is expected to grow by
9.9 percent. Overall, the effective trade area is expected to grow by 12 percent to 114,204 households.

Trade Area Income

     A significant statistic for retailers is the income potential of a trade area's population. Income levels, either on a per capita, per family or household basis, indicate the economic level of the residents of the market area and form an important component of this total analysis. More directly, average household income, when combined with the number of households, is a major determinant of an area's retail sales potential. The trade area income figures support the profile of a broad-based middle to upper-middle income market. According to ENDS, average household income within the primary trade area is currently $59,358.

     Available data shows an identifiable pattern of income levels throughout the effective trade area as shown below along with comparisons to the state and United States.

================================================================================

                                      -30-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

================================================================================
                            Average Household Income
================================================================================
         Area                                          Average HH Income
================================================================================
  Primary Trade Area                                       $59,358
Secondary Trade Area                                       $43,263
 Effective Trade Area                                      $51,905
     Jackson MSA                                           $47,658
  State of Mississippi                                     $35,750
     United States                                         $49,031
================================================================================

     These statistics show that the primary trade area has an average household income of $59,358, which decreases to $51,905 with the inclusion of the lower income areas in the secondary market. The effective trade area's average household income is above that of the MSA, state and country.

     Provided on the Following Page is a graphic presentation of the household income distribution throughout the effective trade area. As can be seen, the subject lies near the middle of the upper income communities. Generally, the highest concentrations of wealth (average incomes of $65,000 and higher) are found immediately adjacent to the south of the center, and in Madison, approximately 5 miles north of the center. The majority of the subject's primary trade area posts average household incomes in excess of $50,000. We also see that average household income throughout the effective trade area is forecasted to increase at a compound annual rate of 6.39 percent.

================================================================================

                                      -31-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                 NORTHPARK MALL
                              EFFECTIVE TRADE AREA

                               [GRAPHIC OMITTED]

                                     [MAP]



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

Effective Buying Income

     Another measure of the ability of a trade area to support retail business is the area's effective buying income (EBI). This data is not measured by specific trade area, but rather by both the metropolitan statistical area (MSA), as well as on a county basis as reported in Sales and Marketing Management's Survey of Buying Power. At the onset of 1995, the Jackson MSA had an aggregate EBI of $4.5 billion, while Madison County had an aggregate EBI of $1.0 billion.


     A comparison can be made between Madison County and the Jackson metropolitan area.

====================================================================================================================================
                                                  Effective Buying Income
                                          1990                                 1995                       Compound Annual Change
                        Total EBI (billions)    Med HHEBI    Total EBI (billions)    Med HHEBI         Total EBI           Med HHEBI
====================================================================================================================================
    Jackson MSA                  $4.5            $22,935              $6.4            $34,963            7.43%               8.80%
------------------------------------------------------------------------------------------------------------------------------------
   Madison County                $0.5            $18,665              $1.0            $33,621           13.92%              12.49%
====================================================================================================================================
Source: Sales and Marketing Management, survey of Buying Power
====================================================================================================================================

     The data above shows that the median household effective buying income for Madison County is relatively consistent with that of the Jackson metropolitan area. Madison County, however, has achieved significant increases in both total EBI and its median household EBI over the last five years, reflecting a rapidly increasing, affluent residential base. Since 1990, the total EBI has grown at a compound annual rate of 13.92 percent while the median EBI has grown by 12.49 percent. Both of these measures have exceeded inflation over this period.

Retail Sales

     Retail sales growth for the county were compared to the Jackson MSA. The county has noticeably exceeded the Jackson MSA'S compound growth rate as shown below.

====================================================================================================================================
                                                            Retail Sales
                                             1990                                1995                     Compound Annual Change
                            Total Retail Sales  Retail Sales    Total Retail Sales   Retail Sales        Total          Retail Sales
                                 (millions)    Per Household         (millions)     Per Household     Retail Sales     Per Household
====================================================================================================================================
    Jackson MSA                  $2,878.7        $20,102              $3,685.8        $25,142            5.07%              4.58%
------------------------------------------------------------------------------------------------------------------------------------
   Madison County                  $363.4        $19,228                $652.3        $27,641           12.41%              7.53%
====================================================================================================================================
Source: Sales and marketing Management, Survey of buying Power
====================================================================================================================================


================================================================================

                                      -33-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

Mail Shop Sales

     While retail sales trends within the MSA and region lend insight into the underlying economic aspects of the market, it is the subject's sales history that is most germane to our analysis.

     We have been provided with a summary of comparable mall shop sales for the years 1991 to 1995. Per square foot sales figures represent the weighted average sales for the calendar year for small shop tenants in continuous occupancy of the same suite for the previous twelve months. These results are summarized below.

================================================================================
                                   SUMMARY OF
                                COMPARABLE SALES
================================================================================
                                 Comparable      Percentage
                      Year        PSF Sales        Change
================================================================================
                      1991          $248             NA
                      1992          $278           12.10%
                      1993          $311           11.87%
                      1994          $321            3.22%
                      1995          $323            0.62%
================================================================================

     As illustrated above, comparable sales have enjoyed dramatic growth between 1991 and 1995, increasing an aggregate of 30.24 percent.

     Total reporting mall shop sales for 1995 were $81.4 million. Based on a reporting GLA of 276,602 square feet, this results in mall shop sales of $294.29. This measure shows reporting tenant performance only, since many tenants do not report sales by lease agreement or fail to report sales for a particular sales period. While the aggregate sales amount is reflective of the total sales generated by the mall shops, it is important to recognize that this includes all sales including sales from partial year tenants. Furthermore, since the unit rate is based upon a full reporting year, it has the effect of understating the mall shop sales performance on a unit rate basis.

By comparison, the Urban Land Institute's Dollar's and Cents of Shopping Centers
(1995) reports national and regional sales averages for regional and super-regional shopping malls. Nationally, average sales at super-regional centers is reported at $203.09 per square foot, down 1.4 percent from 1993. For regional malls, average sales are reported to be $176.16, virtually even from 1993. A comparison of national and regional figures is shown on the following chart.

================================================================================

                                       -34-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

===================================================================================================
                                  Regional/Super-Regional Centers
===================================================================================================
          Area                Average             Median         Lower Decile         Upper Decile
===================================================================================================
     United States          $176.16/            $163.54/           $125.88/             $285.40/
                            $203.09             $198.93            $140.46              $305.23
---------------------------------------------------------------------------------------------------
          East              $204.96/            $183.05/           $126.07/             $323.74/
                            $220.64             $183.81            $130.46              $379.81
---------------------------------------------------------------------------------------------------
          West              $188.63/            $167.46/           $124.00/             $264.89/
                            $190.51             $187.64            $143.01              $258.68
---------------------------------------------------------------------------------------------------
          South             $156.27/            $154.18/           $129.631             $195.24/
                            $210.30             $207.99            $145.75              $293.70
---------------------------------------------------------------------------------------------------
        Midwest             $178.99/            $179.24/           $125.50/             $290.57/
                            $195.03             $192.42            $148.18              $261.09
===================================================================================================
Source: Urban Land Institute Dollars and Cents of Shopping Centers (1995)
===================================================================================================

     As a super regional mall in the southern part of the country, the subject's 1995 sales performance of $323 per square foot for all reporting tenants can be compared to its peers as shown below.

================================================================================
                              Average        Subject        Variance
================================================================================
           United States        $203          $323           1.59%
--------------------------------------------------------------------------------
               South            $210          $323           1.54%
================================================================================

     On a relative basis, the subject is substantially outperforming its peer group on average in terms of sales productivity, and ranks in the upper decile of super regional malls on a national basis..

Anchor Store Sales

     All of the anchor stores are owned by their occupants, and therefore none are required to report sales to mall management. Our efforts to obtain specific sales included interviewing the mall manager and individual store managers. Anecdotally, all of the anchor stores report satisfactory performance. As noted earlier in this report, JC Penney, Dillard's, Mercantile Stores Company and Proffitt's represent some of the nation's leading department store companies.

     While the specific individual anchor store sales of the subject are not known, we provide the following department store sales information as provided by Urban Land Institute, which tracks sales of owned and non-owned department stores by selected affiliation and region. This information is summarized in the following chart.


================================================================================

                                      -35-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================


==================================================================================================
                                    Department Store Sales Data
==================================================================================================
              Category/Region                 Average Sales PSF       Top 10% PSF      Top 2% PSF
==================================================================================================
           Super-Regional U.S.
            Owned Dept. Stores                      $144.99             $247.99          $505.13
               National Chain                       $146.89             $271.91          $532.63
         Non-Owned Dept. Stores                     $154.34             $243.28          $367.33
               National Chain                       $154.34             $243.28          $367.33
               Eastern Region                       $152.35               --                --
               Western Region                       $147.26               --                --
            Midwestern Region                       $131.12               --                --
               Southern Region                      $159.23               --                --
==================================================================================================
  Average - All Super-Regional Centers              $148.82             $251.62          $443.11
==================================================================================================
            Regional Malls U.S.
            Owned Dept. Stores                      $149.26             $245.53          $352.79
               National Chain                       $149.03             $237.27          $343.94
          Non-Owned Dept. Stores                    $162.14             $215.20          $266.01
               National Chain                       $163.08             $215.32          $266.09
               Eastern Region                       $174.78               --                --
               Western Region                       $165.36               --                --
             Midwestern Region                      $151.49               --                --
               Southern Region                      $150.39               --                --
==================================================================================================
  Average - All Regional Centers                    $158.19             $228.33          $307.21
==================================================================================================
Source:  Urban Land Institute Dollars & Cents of Shopping Centers (19951
==================================================================================================



     Data from ULI shows that the mean sales level for department stores in super-regional malls varies from $131.12 to $159.23 per square foot with an overall average of $148.82 per square foot. Stores in the top 10 percent of their peers average (unweighted) approximately $252 while the top 2 percent average approximately $443 per square foot.


     Data for department stores in regional malls shows that the mean ranges from $149.03 to $174.78 per square foot with an overall average of $158.19 per square foot. The unweighted average for the top 10 percent and 2 percent is approximately $228 and $307 per square foot, respectively.

Summary

     Within the shopping center industry, a trend toward specialization has evolved so as to maximize sales per square foot by deliberately meeting customer preferences rather than being all things to all people. This market segmentation is implemented through the merchandising of the anchor stores and the tenant mix of the mall stores. The subject property and the other shopping centers reflect this trend toward market segmentation. With anchor tenants of JC Penney, Dillard's, Gayfer's and McRae's, the subject property is clearly positioned toward the broad center of the retail market. However, the mall shop tenant base is well-represented by national retailers in new store formats, such as Ann Taylor, Banana Republic, Nine West and Williams Sanoma, as well as The Gap and Limited concepts. This mix brings a balance of retail uses to the market which includes both familiar and first time tenants to the trade area. This positions Northpark as more upscale and unique compared to its primary competitor, the Metrocenter Mall. It should also be noted that several national

================================================================================

                                      -36-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

retailers such as Warner Brothers and Abercrombie & Fitch have recently chosen to enter the Mississippi market by locating exclusively at the Northpark Mail.

Conclusion

     We have analyzed the retail trade history and profile of the Jackson MSA and Madison County in order to make reasonable assumptions as to the continued performance of the subject's trade area.

     A metropolitan and locational overview was presented which highlighted important points about the study area and demographic and economic data specific to the trade area was presented. We included a brief discussion of some of the competitive retail centers in the market area as well as a profile of the anchor tenants at the mail. The trade area profile discussed encompassed an MSA and zip code based survey for the subject. Marketing information relating to these sectors was presented and analyzed in order to determine patterns of change and growth as it impacts the subject. Given that none of the anchors of Northpark Mail are required to report sales, we were unable to provide extensive mall sales analysis. Anecdotally, the subject's anchors perform at levels considered average to above average when compared to department store sales on a national and regional basis. The data is useful in giving quantitative dimensions of the total trade area, while our comments serve to provide qualitative insight into this area. The following summarizes our key conclusions:

     o The subject enjoys a visible and accessible location within the growing Jackson MSA. Both the Jackson MSA and Madison County are expected to maintain a solid growth pattern over the near to mid-term.

     o Its location within the eastern quadrant of the Jackson MSA along the Hinds/ Madison county line is considered superior to that of its one true competitor, the Metrocenter Mall. The Metrocenter Mall is located in a more urban location which suffers from perceptions of safety problems. The subject is well positioned geographically to benefit from the continued growth of this quadrant of the Jackson MSA. Northpark Mall is clearly the most convenient mall for current and future residents in these communities.

     o The region's affluence as measured by average household income and market expenditure potential has expanded substantially over the last decade paralleling the population growth.

     o Within its primary trade area, the subject competes mainly with community and traditional strip centers for tenants. It is important for ownership to continue to focus on aggressively leasing the vacant space to national and regional retailers that are considered upscale and unique to the market. The high percentage of national and regional tenants is important to the extent that these merchants have the benefit of stronger name recognition and are more familiar to shoppers which typically results in high sales levels.

     o Peripheral development around the mall is complimentary rather than competitive. The relatively recent addition of big box and category killer formats and other development including restaurants adds to the area draw.

================================================================================

                                      -37-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

     On balance, it is our opinion that with competent management and aggressive marketing, The Northpark Mall will continue to be the dominant mall serving the growing eastern quadrant of the Jackson MSA. Our outlook for the area continues to be positive with moderate to good prospects for appreciating real estate values.

Marketability and Marketing Period

     In this subsection, we consider the potential market appeal, marketability and demand for a center like the subject in light of the current real estate investment market. As discussed elsewhere in this report, the subject involves an enclosed, super-regional mail containing 311,458+/- square feet of mall shop GLA anchored by four anchor stores for a combined mall GLA of 958,183+/- square feet.

     We have considered the potential market demand and investor risk in our analysis and valuation of the subject property through our selection of investment parameters, growth rates, and various assumptions employed. In our analysis, we have attempted to reflect current market conditions and investor criteria. Most of the shopping center properties which have been offered for sale at a "reasonable" price, have sold within twelve months exposure to the open market or less. Properties for which seller expectations of value exceed the market's perception have required more extended marketing periods and have generally sold at below the initial asking price, or have been pulled off the market. A "reasonable" price is defined as that price which offers a sufficient return to the investor relative to the demand for and the risk associated with the property. These returns vary widely in the current market depending on the particular investment, its occupancy level, the surrounding demographics, and upside or downside of the income stream.

     The subject is characterized as a well-maintained mall which dominates its trade area and is positioned to benefit from strong growth within its effective trade area. The subject's effective trade area has a current population of approximately 265,100+/- people and is projected to experience substantial population and household growth in the foreseeable future. We believe that if the subject were offered for sale, it would represent an important investment opportunity for a well positioned center with some upside through lease rollover and continued efforts to upgrade the tenant mix. Based on the above, it is our estimate that a market sale of the subject property should be realized within twelve months exposure on the market.

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                                      -38-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       PROPERTY DESCRIPTION
================================================================================
Site Description
Location:                             The subject property is located at the
                                      northeast quadrant of East County Line
                                      Road and South Wheatley Street in
                                      Ridgeland, Mississippi.

Land Area
      Owned:                          36.613+/- acres
      Un-owned Anchor:                37.329+/- acres*
      Total:                          73.942+/- acres

                                      * The anchors own their own land and
                                      buildings.

Zoning:                               C-6; Regional Shopping Mail District.

Frontage/Terrain:                     The property has minimal frontage along
                                      the north East County Line Road, as
                                      outparcel development occupies the
                                      majority of the frontage along this
                                      roadway. The property has additional
                                      frontage along the east side of South
                                      Wheatley Street.

Street Improvements:                  East County Line Road is a four-lane
                                      arterial with left-hand turn lanes.
                                      Typical street improvements include
                                      sidewalks, curbing, landscaping, and
                                      lighting.

Access: The property has good access by virtue of its location at the corner of East County Line Road and South Wheatley Street Ingress/egress from East County Line Road is provided by two entrances. There are also two entrances from South Wheatley Street and one from Pear Orchard Road.

Site Improvements:                    Site improvements include surface parking,
                                      pole-mounted lighting, landscaping, and
                                      water run-off retention ponds.

Soil Conditions:                      We did not receive nor review a soil
                                      report. However, we assume that the soil's load-bearing capacity is sufficient to support the existing structures. We did not observe any the property. The tract's drainage appears to be adequate.

Utilities:                            All municipal utilities including water,
                                      sewer, electric, gas and telephone are
                                      available to the site.

================================================================================

                                      -39-


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Property Description
================================================================================

Land Use Restrictions:                We were not given a title report to
                                      review. We do not know of any easements, encroachments, or restrictions that would adversely affect the site's use. However, we recommend a title search to determine whether any adverse conditions exist.

Flood Hazard:                         According to Community Panel No. 28089C
                                      032D, National Flood Insurance Rate Map, effective April 15, 1994, the subject property is not located in a designated
                                      Flood Hazard Zone. Therefore, the property does not require flood hazard insurance.

Wetlands:                             We were not given a wetlands survey. If
                                      subsequent engineering data reveal the
                                      presence of regulated wetlands, it could materially affect property value. We recommend a wetlands survey by a competent engineering firm.

Seismic Hazard                        To the best of our knowledge, the site is
                                      not located in a Special Study Zone.

Hazardous Substances:                 We observed no evidence of toxic or
                                      hazardous substances during our inspection of the site. However, we are not trained to perform technical environmental inspections and recommend the services of a professional engineer for this purpose.

Comments:                             The total property is generally
                                      rectangular and of sufficient size to
                                      accommodate existing improvements. There is good access and exposure to the site.
                                      Overall, we believe the site is conducive for its current use as a regional mail.

Improvements Description

     The subject improvements consist of a two-level regional mall containing a total leaseable area of 956,400+/- square feet, inclusive of unowned anchor tenant space. The following description of the premises is based upon our inspection of the property on April 22, 1996 and information provided by the property manager, Mr. Michael Hackstadt.

General Description
    Year Built:                       With the exception of the Gayfer's store,
                                      the mall was opened in September 1994.
                                      Gayfer's completed construction and opened in 1995.

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                                      -40-


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Property Description
================================================================================

Building Areas:                        Dillards*                150,000+/- SF
                                       McRae's*                 205,000+/- SF
                                       JC Penney*               136,449+/- SF
                                       Gayfer's*                155,276+/- SF
                                       Mall Shops               309,675+/- SF
                                       Total GLA                956,400+/- SF
                                       Owned GLA                309,675+/- SF

                                      * Each of the anchor stores are separately owned.

Construction Detail
         Foundations:                 Reinforced floating concrete slab.

         Framing:                     Fire proof steel frame with reinforced
                                      concrete slabs.

         Ceiling Height:              Ceiling heights are 15 to 18 feet in the
                                      anchor tenant and common areas. Mall shop space has ceiling heights which range between 12 and 15 feet.

         Floor System:                Floor slab is reinforced with wire mesh.

         Exterior Walls:              Exterior walls consist of concrete block
                                      which are finished with a textured
                                      concrete facing.

         Roof Structure:              Structural steel truss system with metal
                                      decking. Roof cover is built-up
                                      composition, 3-ply roof cover which was
                                      reported to be in overall average
                                      condition. The mall manager indicated that an engineer had recently inspected the roof and reported that the current maintenance program should successfully continue to maintain the roof for the near future.

         Pedestrian Doors:            The main entrance has recently been
                                      improved with automated glass, in metal
                                      frame sliding doors. The other three
                                      entrances to the mall are standard
                                      swinging doors which are also glass in
                                      metal frame. The mall entrances are slated to be completely upgraded as part of the mall enhancement program.

         Loading: There are two loading doors on each of the lower and upper levels which service the mall shop tenants. Each loading area leads to a freight elevator which has a 5,000 pound capacity. A corridor accesses the loading area and leads to the rear of each tenant space.

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                                      -41-


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Property Description
================================================================================
Mechanical Detail
       Heating and Air Conditioning:  There are fourteen roof top units which supply 55 degree air, via a pneumatic
                                      system, to the common areas and each of
                                      the tenant spaces. Each unit has a 20 to 100 ton capacity and is either of McQuay or Carrier manufacture. Each mail tenant space has a separate thermostat and "VAV" box which further regulates the air to the space which is supplied by the mall.

       Plumbing The plumbing is assumed to be to municipal code. Each tenant space is not directly metered for water. The charge for water usage is included in the HVAC charge.

       Electric:                      Similar to water usage, the charge for
                                      electrical services in included in the
                                      HVAC charge. Each tenant space is serviced with 12 volt/12 amp per square foot service via a 277/480, 3-phrase service which is fed from Entergy. Distribution wiring within each store is generally cooper.

       Lighting:                      Interior lighting is provided by a mixture
                                      of recessed incandescent and florescent
                                      lighting fixtures in the common areas. The stores have a combination of recessed florescent, and incandescent fixtures.

       Life Safety:                   The building is fully sprinklered with a
                                      wet system and is also equipped with a
                                      fire standpipe system. The fire safety
                                      system is centrally monitored and tied to the local fire department. Emergency power is provided by a diesel powered generator for emergency lights, exit signs, smoke exhaust fans and fire alarm systems.

Interior Detail
       Layout: The mall building is slightly irregular in shape, with anchor stores and in-line space eminating to the north, south, east and west from a central court area. This 2-level mall is uniformly configured on each level. The center court area is 2-stories in height and benefits from having ample natural light which is provided by skylights located throughout the mall. The center court has attractive planters, and allows generally convenient traffic flow within the central portion mall. It such be noted, however, that a complete renovation of the center court area is planned as part of the mall enhancement program.

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                                      -42-


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Property Description
================================================================================

                                      Transportation between floors is provided by three escalators and one centrally located elevator. There are also bridges on the second floor which span from one side of the mail to the other.

         Floor Coverings:             The mall is currently improved with a
                                      brick pavers flooring. The current color scheme of the floor as well as its overall presentation is considered to be out-dated. A complete removal and replacement of the floor is projected as part of the mall enhancement program.

         Ceilings:                    Generally a mixture of interlocking
                                      acoustical tile and painted sheetrock.

         Store Fronts:                The store fronts are generally a mix of
                                      flush and "pop out" type. Almost all
                                      reflect the most recent tenant design for the respected chain as tenants have been renovating and leases have been renewed.

         Restrooms:                   The mall has one set of public restrooms
                                      on the upper floor which have been
                                      recently remodeled. Each tenant space has their own toilet rooms.

Parking: There are 4,967 total service parking spaces which equates to a ratio of 5.2 space per 1,000 square feet of gross leaseable area.

Americans With Disabilities Act:      The Americans With Disabilities Act (ADA)
                                      became effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have not been provided with the results of a survey, we did not consider possible non-compliance with the requirements of
                                      ADA in estimating the value of the
                                      property.

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                                      -43-


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Property Description
================================================================================

Hazardous Substances:                 We are not aware of any potentially
                                      hazardous materials (such as formaldehyde foam insulation, asbestos insulation, radon gas emitting materials, or other potentially hazardous materials) which may have been used in the construction of the improvements. However, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if such hazardous materials are thought to exist.

Physical Condition:                   The mall was observed to be in overall
                                      good condition.

Comments:

     Despite the overall good condition of the subject property, ownership is appropriately undertaking an enhancement program which will upgrade some of the out-dated physical features of the mall. Some of the more significant items in the enhancement program include, but are not limited to; an upgrade and redesign of the mall entrances, replace and upgrade existing mall pylon signs, replace and upgrade interior lighting, replace the lower and upper level floor with ceramic tile, and upgrade the center court. As of this writing, the extent of the enhancement program has not been finalized. However, based upon conversations with the mall manager, Mr. Michael Hackstadt, it is likely that the final approved program will total $4,000,000 in cost which will be expended in 1997 and 1998. Further, as will be outlined in the Income Approach section of the report, approximately $200,000 of this cost per annum will be passed through to the tenants in common area maintenance charges.

================================================================================

                                      -44-


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        REAL PROPERTY TAXES AND ASSESSMENTS
================================================================================

     The subject property is assessed by Madison County for taxation purposes. The subject's assessment was significantly increased in 1995 following a reassessment of the property. Mr. Robert Busby of RRB Tax Consulting was retained to determine the reasonableness of the increase and attempt to obtain a reduction. The increase was found to be generally reasonable. However, due to the significance of the increase in taxes, Mr. Busby was successful in negotiating a phase-in of the increase over a two-year period.

     In 1995, the tax rate for commercial property in Madison County was $9.924 per $100 of assessment. Following is an outline of the parcels which comprise the subject property and the applicable tax information.

                                                        Assessed      Indicated
        Parcel No.    Description      Final Value        Value          Tax
        ----------    -----------      -----------        -----          ---
0721-31D-024              6.10 Ac.        $797,130        $11,570      $11,866
0721-31D-001/01.05       1.763 Ac.         460,780         69,120        6,869
0721-31D-001/01.07        3.40 Ac.              50             10            1
0721-31D-001/01.10         .91 Ac.         317,120         47,568        4,720
0721-31D-001/03            .70 Ac.           1,000            150           15
0721-31D-001/05           19.5 Ac.      30,530,320      4,579,548      454,474
0821-31D-003/01            1.2 Ac.           1,000            150           15
0721-31D-004/01           1.54 Ac.              50             10            1
0721-31D-011/01            1.5 Ac.         196,020         29,400        2,917
                         ------        -----------     ----------     --------
Totals                   36.613 Ac     $32,303,470     $4,845,526     $480,868

     The indicated 1995 tax responsibility of $480,868 represents a phase-in of the increased tax assessment.

     Documents prepared by RRB Tax Consulting indicate that the full phase-in of the increased tax assessment will result in an estimated tax responsibility for the property in 1996 of $545,108. Based upon our review of public records, this estimate is reasonable. As such, we have utilized a stabilized tax expense of $545,000 for calendar year 1996 in our discounted cash flow analysis following. We have assumed a 3.5 percent annual growth rate in the ensuing years of our cash flow projection.

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                                      -45-


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                     ZONING
================================================================================

     The subject property is in a C-6, Regional Shopping Mall District as promulgated by the City of Ridgeland. Permitted uses within district include retail and related uses, as well as office development. According to the City of Ridgeland Zoning Ordinance, the purpose of this District is to provide for the preservation and perpetuation of retail and commercial enterprise and to provide areas for the development of regional shopping malls of integrated design and high density development of commercial businesses in certain areas adjacent to major transportation arteries or thoroughfares within the City. For the purposes of the Ordinance a regional shopping mall is any grouping of commercial activities the structure of which exceeds 400,000 square feet in leasable floor space.

     There are no established dimensional building and site requirements per se. Rather, a proposed site plan must be submitted to the zoning administrator, with additional copies to be submitted to the City Engineer, Fire Chief and Building Official. Upon eventual approval, the approved site plan shall become the zoning requirements for the property involved. As such, though we are not experts in the interpretation of the local zoning ordinance, it would appear that the existing improvements are a legal and conforming use of the site.

     We know of no deed restrictions, private or public, that further limit the subject property's use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions do exist.

================================================================================

                                      -46-


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       HIGHEST AND BEST USE
================================================================================

Highest and Best Use Analysis

     Highest and best use analysis evaluates existing land use for the subject property and seeks to determine if alternative uses would prove more profitable. The definition and analysis apply specifically to the land. The analysis further examines whether the land value at its highest and best use exceeds the total value of the property under its existing use or as improved. Highest and best use identifies the most profitable, competitive use to which the property can be put. Therefore, highest and best use is a market-driven concept.

Definition

     Highest and best use is defined as follows:

     The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability (Dictionary of Real Estate Appraisal, Third Edition, 1993).

     The definition indicates that there are two types of highest and best use analysis required; the site as though vacant, and the site as currently improved. In each case, the highest and best use must generally meet four criteria. The use must be (1) physically possible, (2) legally permissible, (3) financially feasible, and (4) maximally productive.

A. Highest and Best Use of Site As Though Vacant

     According to the Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute, the highest and best use of the site as though vacant is defined as:

     Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements.

Physical Constraints

     The first constraint imposed on the possible use of the site is dictated by the physical aspects of the parcel itself. Physical factors influencing the use of the site include location, size, shape, topography, soils, abutting uses, the availability of utilities, and other characteristics.

     The subject mall site contains 74+/- acres (including un-owned anchor sites). The property is located at 'the northeast quadrant East County Line Road and South Wheatley Street, offering good regional and local accessibility. Topography is generally level, with good exposure to the site from both of these roadways. East County Line Road has experienced steady commercial retail development in recent years.

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                                      -47-


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Highest and Best Use
================================================================================

     All necessary utilities are available to the site, including public water, gas, electricity, and telephone services. Physical characteristics--i.e. size, shape, subsoil conditions, and location-- support various types of development, including commercial, retail, office, and hotel uses. Abutting uses reflect a mix of commercial development. As discussed, this quadrant of Ridgeland has become a retail/commercial hub for an expanding trade area.

     Physically, the site could accommodate a number of potential uses. The general location of the property and its relation to the Metro Jackson area is very good. Finally, there appear to be no physical constraints limiting development of the subject property as though vacant. The site's size, location, and configuration support a variety of possible uses, including retail, office and hotel.

Legal Considerations

     Legal factors influencing the highest and best use of the subject property involve local land use guidelines, including comprehensive plans, zoning, and building codes. The intensity of development may also be affected by surrounding land uses, neighborhood concerns, and the local planning process.

     The subject site is zoned C-6, Regional Shopping by the City of Ridgeland. This zoning district allows for a variety of uses, including retail businesses, eating and drinking establishments, banks, offices, food stores, furniture sales, and hotel/motel. As discussed in the Zoning section of this report, all development activity is subject to design review under the zoning review board.

     Considering surrounding uses, it is clear that a large-scale retail use of the site would be most appropriate. Parking would be necessary for both uses.

     There are no other known land use regulations, easements, or encumbrances which might impact development on the subject. Further, the site does not appear to possess any significant natural, cultural, recreational, or scientific attributes which may influence its use. Based upon this analysis, potential legally permissible development of the subject site as though vacant would include retail, office and hotel uses, assuming proper parking requirements are met.

Financial Feasibility/Economic Considerations

     After determining those uses which are physically possible and legally permissible, the uses considered must be analyzed in light of their financial feasibility. Based on the foregoing discussion, potential uses for the subject site include retail, office and hotel/motel development. For a potential use to be seriously considered, it must have the potential to provide a sufficient return to attract investment capital over alternative forms of investment. A positive net income or acceptable rate of return would indicate that a use is financially feasible.

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                                      -48-


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Highest and Best Use
================================================================================

     As discussed in the various locational analyses sections of this report, the Jackson MSA and the City of Ridgeland has experienced strong growth in recent years, with good growth potential projected for the near-term. Considering the site's size, location, and accessibility, we are of the opinion that the property's highest and best use would be for a use that utilizes this location and relies upon the draw of customers both regionally and locally. In this sense, regional mail development would best suit the attributes of the subject site. The overall success of the subject property supports this conclusion.

Maximum Productivity

     Finally, of the financially feasible, physically possible, and legally permissible uses considered, the use that produces the highest price or value consistent with the rate of return warranted by the market for that use is the highest and best use. While this test of maximum productivity implies a quantitative analysis, it is often most qualitative and sensitive to community, social, political, and governmental concerns.

     In the case of the subject, the site is located immediately east of Interstate 55, with good accessibility and exposure. Surrounding land uses imply a retail use for the subject site, while zoning has focused on retail development. Convenient access and parking are also overriding issues for potential development of the site. The subject's size and location lead us to the conclusion that the highest and best use of the subject property, as though vacant, is for regional mail development with surrounding outparcel uses. As will be discussed in the highest and best use as improved, regional mall development provides a sufficient return to the land.

     A developer mindful of the prospective lot coverage, yet savvy as to the market's potential for absorbing new product, would consider the site's feasible potential. Parking is an overriding constraint that dictates the ultimate size of a potential development. Accordingly, our premise assumes that parking would be provided to a level sufficient for the total project.

Conclusion As Though Vacant

     Based on the preceding analysis, the highest and best use of the subject property, as though vacant, is for regional mall development built to the site's maximum feasible F.A.R.

B. Highest and Best Use of Property As Improved

     According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

     The use that should be made of a property as it exists. An existing property should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Highest and Best Use
================================================================================

Physical Constraints

     In considering the physical characteristics of the subject as improved, the existing use must also meet criteria in order to maintain the property's highest and best use. Existing improvements can be analyzed three ways: 1) they can be retained as is; 2) they can be modified, altered, or rehabilitated; and 3) they can be demolished in favor of an alternative use.

     The subject site is currently improved with an enclosed regional mall, with surface parking. Subject improvements are considered to be in good condition. The layout and design are conducive for existing uses and site configuration provides good access into the property.

     There do not appear to be any other physical factors such as soil or drainage conditions or other physical characteristics that adversely affect the continued utility and/or existence of subject improvements. Thus, the subject site as currently improved is a physically possible use.

Legal Considerations

     The subject site as currently improved represents a legal, conforming use. There do not appear to be any public or private use restrictions or covenants which adversely affect the current use of the property. Although the subject building could legally be modified or possibly demolished for an alternative use, this would not be a logical progression since the subject does not suffer from prohibitive functional or physical problems which inhibit its current use. Furthermore, the leases and operating agreements in place dictate a retail use for the property. Therefore, the subject site, as improved, is legally permissible.

Financial Feasibility/Economic Considerations

     As will be discussed in the Income Approach section of this report, the subject property, as improved, is capable of producing a sufficient return to the land. Moreover, analysis of the subject property as if vacant indicates that the highest and best use of the site is for retail development. This determination has been made by comparing alternative uses for the property and establishing which use provides the greatest return to the land. Demolishing existing improvements would not be financially feasible due to the cost involved and the potential return an alternative use would bring. Thus, current improvements to the subject provide the most financially feasible use of the site.

Maximum Productivity

     Based upon the foregoing analysis, the subject parcel, as currently improved, represents the maximally productive use of the site. Although the site could be developed with an alternative configuration by demolishing existing improvements, this scenario would not be economically justifiable and, as a result, fail the test of financial feasibility and maximum productivity. In our opinion, no other use of the site would provide as great a return.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Highest and Best Use
================================================================================

Conclusion As Improved

     The highest and best use of the subject property is therefore as currently improved. The existing use is physically possible, legally permissible, financially feasible, and maximally productive. Market conditions in the Jackson MSA and the City of Ridgeland indicate demand for properties of the subject's stature, with vacancy and rental rates which justify the financial feasibility of existing improvements.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          VALUATION PROCESS
================================================================================

     Appraisers typically use three approaches in valuing real property: The Cost Approach, the Income Approach and the Sales Comparison Approach. The type and age of the property and the quantity and quality of data effect the applicability in a specific appraisal situation.

     The Cost Approach renders an estimate of value based upon the price of obtaining a site and constructing improvements, both with equal desirability and utility as the subject property. Historically, investors have not emphasized cost analysis in purchasing investment grade properties such as regional malls. The estimation of obsolescence for functional and economic conditions as well as depreciation on improvements makes this approach difficult at best. Furthermore, the Cost Approach fails to consider the value of department store commitments to regional shopping centers and the difficulty of site assemblage for such properties. As such, a complete Cost Approach will not be employed in this analysis due to the fact that the marketplace does not rigidly trade leased shopping centers on a cost/value basis.

     The Sales Comparison Approach is based on an estimate of value derived from the comparison of similar type properties which have recently been sold. Through an analysis of these sales, efforts are made to discern the actions of buyers and sellers active in the marketplace, as well as establish relative unit values upon which to base comparisons with regard to the mail. This approach has a direct application to the subject property. Furthermore, this approach has been used to develop investment indices and parameters from which to judge the reasonableness of our principal approach, the Income Approach.

     By definition, the subject property is considered an income/investment property. Properties of this type are historically bought and sold on the ability to produce economic benefits, typically in the form of a yield to the purchaser on investment capital. Therefore, the analysis of income capabilities are particularly germane to this property since a prudent and knowledgeable investor would follow this procedure in analyzing its investment qualities. Therefore, the Income Approach has been emphasized as our primary methodology for this valuation. This valuation concludes with a final estimate of the subject's market value based upon the total analysis as presented herein.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  SALES COMPARISON APPROACH
================================================================================

Methodology

     The Sales Comparison Approach provides an estimate of market value by comparing recent sales of similar properties in the surrounding or competing area to the subject property. Inherent in this approach is the principle of substitution, which holds that, when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

     By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, market value and price trends can be identified. Comparability in physical, locational, and economic characteristics is an important criterion when comparing sales to the subject property. The basic steps involved in the application of this approach are as follows:

     1. Research recent, relevant property sales and current offerings throughout the competitive marketplace;

     2. Select and analyze properties considered most similar to the subject, giving consideration to the time of sale, change in economic conditions which may have occurred since date of sale, and other physical, functional, or locational factors;

     3. Identify sales which include favorable financing and calculate the cash equivalent price; and

     4. Reduce the sale prices to a common unit of comparison, such as price per square foot of gross leaseable area sold;

     5. Make appropriate adjustments between the comparable properties and the property appraised;

     6.   Interpret the adjusted sales data and draw a logical value conclusion.

     The most widely-used, market-oriented units of comparison for retail properties such as the subject are the sale price per square foot of gross leaseable area (GLA) purchased, and the overall capitalization rate extracted from the sale. This latter measure will be addressed in the Income Approach which follows this methodology. An analysis of the inherent sales multiple also lends additional support to the Sales Comparison Approach.

Market Overview

     The typical purchaser of properties of the subject's caliber includes both foreign and domestic insurance companies, large retail developers, pension funds, and real estate investment trusts (REIT's). The large capital requirements necessary to participate in this market and the expertise demanded to successfully operate an investment of this type, both limit the number of active participants and, at the same time, expand the geographic boundaries of the marketplace to include the international arena. Due to the relatively small number of market participants and the moderate amount of quality product available in the current marketplace, strong demand exists for the nation's quality retail developments.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

     Most institutional grade retail properties are existing, seasoned centers with good inflation protection. These centers offer stability in income and are strongly positioned to the extent that they are formidable barriers to new competition. They tend to be characterized as having three to five department store anchors, most of which are dominant in the market. Mall shop sales are at least $300 per square foot and the trade area offers good growth potential in terms of population and income levels. Equally important are centers which offer good upside potential after face-lifting, renovations, or expansion. With new construction down substantially, owners have accelerated their renovation and remerchandising programs. Little competition from over-building is likely in most mature markets within which these centers are located. Environmental concerns and "no-growth" mentalities in communities continue to be serious impediments to new retail developments.

     Over the past 18+/- months, we have seen real estate investment return to favor as an important part of many institutional investors' diversified portfolios. Banks are aggressively competing for business, trying to regain market share lost to Wall Street, while the more secure life insurance companies are also reentering the market. The re-emergence of real estate investment trusts (REITs) has helped to provide liquidity within the real estate market, pushing demand for well-tenanted, quality property, particularly regional malls. Currently, REITs are one of the most active segments of the industry and are particularly attractive to institutional investors due to their liquidity.

     The market for dominant Class A institutional quality malls is tight, as characterized by the limited amount of good quality product available. It is the consensus that Class A property would trade in the 7.0 to 8.0 percent capitalization rate range. Conversely, there are many second tier and lower quality malls offered on the market at this time. With limited demand from a much thinner market, cap rates for this class of malls are felt to be in the much broader 8.5 to 15.0 percent range. Reportedly, there are 50+/- malls on the market currently. Pessimism about the long term viability of many of these lower quality malls has been fueled by the recent turmoil in the retail industry. It is felt that the subject resides on the better quality end of this latter category.

     To better understand where investors stand in today's marketplace, we have surveyed active participants in the retail investment market. Based upon our survey, the following points summarize some of the more important " hot buttons " concerning investors:

     1. Occupancy Costs - This " health ratio " measure is of fundamental concern today. Investors like to see ratios under 13.0 percent and become quite concerned when they exceed 15.0 percent. This appears to be by far the most important issue to an investor today. Investors are looking for long term growth in cash flow and want to realize this growth through real rent increases. High occupancy costs limit the amount of upside through lease rollovers.

     2. Market Dominance - The mall should truly be the dominant mall in the market, affording it a strong barrier to entry. Some respondents feel this is more important than the size of the trade area itself.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

     3. Strong Anchor Alignment - Having at least three department stores, two of which are dominant in that market. The importance of the traditional department store as an anchor tenant has returned to favor after several years of weak performance and confusion as to the direction of the industry. As a general rule, most institutional investors would not be attracted to a two-anchor mall.

     4. Dense Marketplace - Several of the institutional investors favor markets of 300,000 to 500,000 people (at least 150,000 households) or greater within a 5 to 7 mile radius. Population growth in the trade area is also very important. One advisor likes to see growth 50.0 percent better than the U.S. average. Another investor cited that they will look at trade areas of 200,000+/- but that if there is no population growth forecasted in the market, a 50+/- basis point adjustment to the cap rate at the minimum is warranted.

     5. Income Levels - Household incomes of $50,000+ which tends to be limited in many cases to top 50 MSA locations.

     6. Good Access - Interstate access with good visibility and a location within or proximate to the growth path of the community.

     7. Tenant Mix - A complimentary tenant mix is important. Mall shop ratios of 35+/- percent of total GLA are considered average with 75.0 to
          80.0 percent allocated to national tenants. Mall shop sales of at least $250 per square foot with a demonstrated positive trend in sales is also considered to be important.

     8. Physical Condition - Malls that have good sight lines, an updated interior appearance, and a physical plant in good shape are looked upon more favorably. While several developers are interested in turn-around situations, the risk associated with large capital infusions can add at least 200 to 300 basis points onto a cap rate.

     9. Environmental Issues - The impact of environmental problems cannot be understated. There are several investors who won't even look at a deal if there are any potential environmental issues no matter how seemingly insignificant.

     10. Operating Covenants - Some buyers indicated that they would not be interested in buying a mall if the anchor store operating covenants were to expire over the initial holding period. Others weigh each situation on its own merit. If it is a dominant center with little likelihood of someone coming into the market with a new mall, they are not as concerned about the prospects of loosing a department store. If there is a chance of loosing an anchor, the cost of keeping them must be weighed against the benefit. In many of their malls they are finding that traditional department stores are not always the optimum tenant but that a category killer or other big box use would be a more logical choice.

     In the following section we will discuss trends which have become apparent over the past several years involving sales of regional malls.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

Regional Mail Property Sales

     Evidence has shown that mall property sales which include anchor stores have lowered the square foot unit prices for some comparables, and have affected investor perceptions. In our discussions with major shopping center owners and investors, we learned that capitalization rates and underwriting criteria have become more sensitive to the contemporary issues affecting department store anchors. Traditionally, department stores have been an integral component of a successful shopping center and, therefore, of similar investment quality if they were performing satisfactorily.

     During the 1980's a number of acquisitions, hostile takeovers and restructuring occurred in the department store industry which changed the playing field forever. Weighted down by intolerable debt, combined with a slumping economy and a shift in shopping patterns, the end of the decade was marked by a number of bankruptcy filings unsurpassed in the industry's history. Evidence of further weakening continued into 1991-1992 with filings by such major firms as Carter Hawley Hale, P.A. Bergner & Company, and Macy's. In early 1994, Woodward & Lothrop announced their bankruptcy involving two department store divisions that dominate the Philadelphia and Washington D.C. markets. Recently, most of the stores were acquired by the May Department Stores Company, effectively ending the existence of the 134 year old Wanamaker name, the nation's oldest department store company. More recently, however, department stores have been reporting a return to profitability resulting from increased operating economies and higher sales volumes. Sears, once marked by many for extinction, has more recently won the praise of analysts. Federated Department Stores has also been acclaimed as a text book example on how to successfully emerge from bankruptcy. They have merged with Macy's and more recently acquired the Broadway chain to form one of the nation's largest department store companies.

     With all this in mind, investors are looking more closely at the strength of the anchors when evaluating an acquisition. Most of our survey respondents were of the opinion that they were indifferent to acquiring a center that included the anchors versus stores that were independently owned if they were good performers. However, where an acquisition includes anchor stores, the resulting cash flow is typically segregated with the income attributed to anchors (base plus percentage rent) analyzed at a higher cap rate then that produced by the mall shops.

     However, more recent data suggests that investors are becoming more troubled by the creditworthiness of the mall shops. With an increase in bankruptcies, store closures and consolidations, we see investors looking more closely at the strength and vulnerabilities of the in-line shops. As a result, there has been a marked trend of increasing capitalization rates.

     Cushman & Wakefield has extensively tracked regional mall transaction activity for several years. In this analysis we will show sales trends since 1991. Summary charts for the older sales (1991-1993) are provided in the Addenda. The more recent sales (1994/1995) are provided herein. These sales are inclusive of good quality Class A or B+/- properties that are dominant in their market. Also included are weaker properties in second tier cities that have a narrower investment appeal. As such, the mall sales presented in this analysis show a wide

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

================================================================================================================================
REGIONAL MALL SALES                                                                                                         1995
1995 Transaction Chart
Cushman & Wakefield, Inc.
--------------------------------------------------------------------------------------------------------------------------------



Sale                             Sale      Year                    Total       Sold     Shop          Shop    Occu-       Shop
 No.     Property/Location       Date      Built    Sale Price      GLA         GLA      GLA          Ratio   pancy     Sales/sf
================================================================================================================================
95-1     Natick Mall            Dec-95      1994   $265,000,000   1,160,733   646,733   436,733       37.6%   99.0%       $416
         Natick, MA                      (redeval)
--------------------------------------------------------------------------------------------------------------------------------
95-2     Smith Haven Mall       Dec-95     1969/   $221,000,000   1,351,913   813,786   505,626       37.4%   93.0%       $420
         Lake Grove, NY                     86
--------------------------------------------------------------------------------------------------------------------------------
95-3     Capitola Mall          Dec-95     1977/    $52,500,000     577,396   577,396   197,396       34.2%   92.0%       $262
(1)      Capitola, CA                       88
--------------------------------------------------------------------------------------------------------------------------------
95-4     Centre at Salisbury    Aug-95      1990    $78,000,000     884,825   744,825   278,915       31.5%   89.0%       $257
         Salisbury, MD
--------------------------------------------------------------------------------------------------------------------------------
95-5     Piedmont Mall          Jul-95     1983/    $39,000,000     534,135   409,135   188,049       35.2%     --        $250
         Danville, VA                       84
--------------------------------------------------------------------------------------------------------------------------------
95-6     River Oaks Center      Jul-95      1978    $26,200,000     574,657   493,791   219,099       38.1%     --        $200
         Decatur, AL
--------------------------------------------------------------------------------------------------------------------------------
95-7     Columbia Mall          Jul-95      1998    $27,650,000     351,364   351,364   128,024       36.4%   96.0%       $165
         Bloomsberg, PA
--------------------------------------------------------------------------------------------------------------------------------
95-8     Hot Springs Mall       Jun-95      1962    $22,775,000     389,914   318,033   156,000       40.0%   83.0%       $240
         Hot Springs, AR
--------------------------------------------------------------------------------------------------------------------------------
95-9     Westgate Mall          May-95     1960/    $43,000,000     649,185   448,268   253,993       39.1%   77.9%       $191
         San Jose, CA                       89
--------------------------------------------------------------------------------------------------------------------------------
95-10    Silver City Galleria   Apr-95      1992   $159,106,000   1,005,595   749,595   349,107       34.7%   96.0%       $290
         East Taunton, MA
--------------------------------------------------------------------------------------------------------------------------------
95-11    Westgate Mall          Apr-95      1975    $25,300,000     768,000   449,974   272,630       35.5%   85.0%       $240
         Spartanburg, SC
--------------------------------------------------------------------------------------------------------------------------------
95-12    Hanover Mall           Jan-95   1971/93    $38,000,000     649,130   649,130   298,531       46.0%   90.0%       $204
         Hanover, MA
--------------------------------------------------------------------------------------------------------------------------------
95-13    Greenbrier Mall        Jan-95      1981    $84,700,000     774,201   594,201   318,595       41.2%   96.0%       $250
         Chesapeake, VA
--------------------------------------------------------------------------------------------------------------------------------
95-14    Galleria at Tyler      Jan-95     1970/   $123,750,000   1,044,536   431,640   411,640       39.4%   86.0%       $244
(2)      Riverside, CA                      91
================================================================================================================================
         Survey Low:                                $22,775,000     351,364   318,033   128,024       31.5%   77.9%       $165

         Survey High:                              $265,000,000   1,351,913   813,786   505,626       46.0%   99.0%       $420
--------------------------------------------------------------------------------------------------------------------------------
         Survey Mean:                               $86,141,500     765,399   548,410   286,738       37.6%   90.2%       $259
--------------------------------------------------------------------------------------------------------------------------------

================================================================================================================================





---------------------------------------------------------------------------------------------------------------
                                                          Capitalization               Unit Rate
                                                               Rates                   Comparison
                                                        ------------------        --------------------
Sale                                                   Going-in  Terminal        Price/GLA Price/Mall  Sales
 No.     Property/Location         NOI        NOI/sf      OAR       OAR     IRR   Purchased  Shop GLA  Multiple

===============================================================================================================
95-1     Natick Mall           $21,311,000    $32.95      8.04%    8.00%   10.75%    $410      $607      1.46
         Natick, MA
---------------------------------------------------------------------------------------------------------------
95-2     Smith Haven Mall      $16,500,000    $20.28      7.47%      --       --     $272      $437      4.04
         Lake Grove, NY
---------------------------------------------------------------------------------------------------------------
95-3     Capitola Mall          $4,987,500     $8.64      9.50%      --       --      $91      $266      1.02
(1)      Capitola, CA
---------------------------------------------------------------------------------------------------------------
95-4     Centre at Salisbury    $7,020,000     $9.43      9.00%      --       --     $105      $280      1.09
         Salisbury, MD
---------------------------------------------------------------------------------------------------------------
95-5     Piedmont Mall          $3,600,000     $8.80      9.23%      --       --      $95      $207      0.83
         Danville, VA
---------------------------------------------------------------------------------------------------------------
95-6     River Oaks Center      $2,908,200     $5.89     11.10%      --       --      $53      $120      0.60
         Decatur, AL
---------------------------------------------------------------------------------------------------------------
95-7     Columbia Mall          $2,958,500     $8.42     10.70%      --       --      $79      $216      1.31
         Bloomsberg, PA
---------------------------------------------------------------------------------------------------------------
95-8     Hot Springs Mall       $2,277,500     $7.16     10.00%      --       --      $72      $146      0.61
         Hot Springs, AR
---------------------------------------------------------------------------------------------------------------
95-9     Westgate Mall          $4,096,457     $9.14      9.53%      --       --      $96      $169      0.89
         San Jose, CA
---------------------------------------------------------------------------------------------------------------
95-10    Silver City Galleria  $13,219,000    $17.63      8.31%    8.00%   11.00%    $212      $456      1.57
         East Taunton, MA
---------------------------------------------------------------------------------------------------------------
95-11    Westgate Mall          $2,403,500     $5.34      9.50%      --       --      $56       $93      0.39
         Spartanburg, SC
---------------------------------------------------------------------------------------------------------------
95-12    Hanover Mall           $3,811,400     $5.67     10.03%      --       --      $59      $127      0.62
         Hanover, MA
---------------------------------------------------------------------------------------------------------------
95-13    Greenbrier Mall        $6,600,000    $11.11      7.79%    8.00%   11.50%    $143      $266      1.06
         Chesapeake, VA
---------------------------------------------------------------------------------------------------------------
95-14    Galleria at Tyler      $9,600,000    $22.24      7.76%    8.00%   10.50%    $287      $301      1.23
(2)      Riverside, CA
===============================================================================================================
         Survey Low:            $2,277,500     $5.34      7.47%    8.00%   10.50%     $53       $93      0.39

         Survey High:          $21,311,000    $32.95     11.10%    8.00%   11.50%    $410      $607      1.57
---------------------------------------------------------------------------------------------------------------
         Survey Mean:           $7,235,218    $12.35      9.14%    8.00%   10.94%    $145      $264      0.98
---------------------------------------------------------------------------------------------------------------

===============================================================================================================

----------
(1)  Cash equivalent price
(2)  Net of allocation for excess land. Sale includes cinema.



                                                                       CUSHMAN &
                                                                       WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

================================================================================================================================
REGIONAL MALL SALES                                                                                                         1994
1994 Transaction Chart
Cushman & Wakefield, Inc.
--------------------------------------------------------------------------------------------------------------------------------



Sale                             Sale      Year                    Total       Sold     Shop          Shop    Occu-       Shop
 No.     Property/Location       Date      Built    Sale Price      GLA         GLA      GLA          Ratio   pancy     Sales/sf
================================================================================================================================
94-1     Independence Center    Dec-94    1974/     $53,400,000     863,986   392,524   392,524       45.4%   84.0%       $200
(1)      Independence, MO                  88
--------------------------------------------------------------------------------------------------------------------------------
94-2     Biltmore Fashion       Dec-94   1963/     $110,000,000     554,503   372,000   219,000       39.5%   97.0%       $380
(2)      Park                             92
         Phoenix, Arizona
--------------------------------------------------------------------------------------------------------------------------------
94-3     Confidential           Dec-94   1981/     $108,000,000   1,123,580   333,468   333,468       29.7%   95.0%       $300
         Major Southwest, MSA             83
--------------------------------------------------------------------------------------------------------------------------------
94-4     CPI Portfolio          Dec-94             $151,500,000   2,110,051 1,142,386   750,436       35.6%   90.0%       $250
(3)      1)  Orange Park Mall            1975/
             Orange Park,                 91
             Florida
         2)  University Mall             1974/
             Pensacola, Florida           90
         3)  Broadway Square             1975/
             Mall                         89
             Tyler, Texas
--------------------------------------------------------------------------------------------------------------------------------
94-5     Fashion Valley Center  Nov-94     1969/   $128,500,000   1,370,262   518,900   373,725       27.3%   91.0%       $325
         San Diego, California             81/84
--------------------------------------------------------------------------------------------------------------------------------
94-6     Mall of the Americas   Oct-94     1970/    $76,200,000     678,000   678,000   225,000       33.2%   98.5%       $325
         Miami, Florida                      93+
--------------------------------------------------------------------------------------------------------------------------------
94-7     Corte Madera T.C.      Sep-94     1958/    $70,500,000     425,572   425,572   237,453       55.8%   93.5%       $325
         Marin County,                      85
         California
--------------------------------------------------------------------------------------------------------------------------------
94-8     Layton Hills Mall      Sep-94     1980/    $51,375,000     710,030   620,030   399,001       56.2%   94.0%       $226
         Layton, Utah                       91
--------------------------------------------------------------------------------------------------------------------------------
94-9     North Shore Square     Jul-94      1985    $34,150,000     624,000   358,709   178,326       28.6%   94.0%       $218
         Slidell, Louisiana
--------------------------------------------------------------------------------------------------------------------------------
94-10    Chesterfield T.C.      Jun-94     1966/    $93,600,000     605,161   605,161   291,744       48.2%   95.0%       $290
(5)      Richmond, Virginia                87/89
--------------------------------------------------------------------------------------------------------------------------------
94-11    Waterside Shops        Jun-94      1992    $65,500,000     250,000   250,000   173,930       69.6%   99.0%       $400
         Naples, Florida
--------------------------------------------------------------------------------------------------------------------------------
94-12    Crossroads Mall        Apr-94      1974    $51,500,000   1,114,720   378,704   378,704       34.0%   95.0%       $189
         Oklahoma City,
         Oklahoma
--------------------------------------------------------------------------------------------------------------------------------
94-13    Riverchase Galleria    Feb-94      1966   $175,000,000   1,251,142   462,612   350,504       28.0%   95.0%       $350
         Hoover, Alabama
--------------------------------------------------------------------------------------------------------------------------------
94-14    Stratford Square Mall  Jan-94     1981/   $119,000,000   1,294,682   493,404   493,404       38.1%   98.5%       $260
         Bloomingdale,                    88/91
         Illinois
================================================================================================================================
         Survey Low:                                $34,150,000     250,000   250,000   173,930       27.3%   84.0%       $189

         Survey High:                              $175,000,000   2,110,051 1,142,386   750,436       69.6%   99.0%       $400
--------------------------------------------------------------------------------------------------------------------------------
         Survey Mean:                               $92,016,071     926,835   502,248   342,659       40.6%   94.3%       $288
================================================================================================================================


================================================================================





---------------------------------------------------------------------------------------------------------------
                                                          Capitalization               Unit Rate
                                                               Rates                   Comparison
                                                        ------------------        --------------------
Sale                                                   Going-in  Terminal        Price/GLA Price/Mall  Sales
 No.     Property/Location         NOI        NOI/sf      OAR       OAR     IRR   Purchased  Shop GLA  Multiple
===============================================================================================================
94-1     Independence Center    $4,592,000    $11.70      8.60%       --       --    $136      $136      0.68
(1)      Independence, MO
---------------------------------------------------------------------------------------------------------------
94-2     Biltmore Fashion      $8,600,000    $23.12      7.82%       --       --    $296      $502      1.32
(2)      Park
         Phoenix, Arizona
---------------------------------------------------------------------------------------------------------------
94-3     Confidential          $7,538,400    $22.61      6.98%    7.25%   10.70%    $324      $324      1.08
         Major Southwest, MSA
---------------------------------------------------------------------------------------------------------------
94-4     CPI Portfolio         $13,350,000    $11.69      8.81%       --       --    $133      $202      0.81
(3)      1)  Orange Park Mall
             Orange Park,
             Florida
         2)  University Mall
             Pensacola, Florida
         3)  Broadway Square
             Mall
             Tyler, Texas
---------------------------------------------------------------------------------------------------------------
94-5     Fashion Valley Center  $9,637,500    $18.57      7.50%    8.00%   11.00%    $248      $344      1.06
         San Diego, California
---------------------------------------------------------------------------------------------------------------
94-6     Mall of the Americas   $6,706,000     $9.89      8.80%       --   11.80%    $112      $339      1.04
         Miami, Florida
---------------------------------------------------------------------------------------------------------------
94-7     Corte Madera T.C.      $5,900,000    $13.86      8.37%    9.00%   11.00%    $166      $297      0.91
         Marin County,
         California
---------------------------------------------------------------------------------------------------------------
94-8     Layton Hills Mall      $4,730,500     $7.63      9.21%       --       --     $83      $129      0.57
         Layton, Utah
---------------------------------------------------------------------------------------------------------------
94-9     North Shore Square     $3,073,000     $8.57      9.00%       --       --     $95      $192      0.88
         Slidell, Louisiana
---------------------------------------------------------------------------------------------------------------
94-10    Chesterfield T.C.      $8,424,000    $13.92      9.00%       --       --    $155      $321      1.11
 (5)     Richmond, Virginia
---------------------------------------------------------------------------------------------------------------
94-11    Waterside Shops        $5,043,500    $20.17      7.70%       --       --    $262      $377      0.94
         Naples, Florida
---------------------------------------------------------------------------------------------------------------
94-12    Crossroads Mall        $5,300,000    $14.00     10.29%       --       --    $136      $136      0.72
         Oklahoma City,
         Oklahoma
---------------------------------------------------------------------------------------------------------------
94-13    Riverchase Galleria   $13,295,000    $28.74      7.60%       --   11.50%    $378      $499      1.43
         Hoover, Alabama
---------------------------------------------------------------------------------------------------------------
94-14    Stratford Square Mall  $8,962,500    $18.16      7.53%    8.25%   11.00%    $241      $241      0.93
         Bloomingdale,1
         Illinois
===============================================================================================================
         Survey Low:            $3,073,000     $7.63      6.96%    7.25%   10.70%     $83      $129      0.57

         Survey High:          $13,350,000    $28.74     10.29%    9.00%   11.80%    $378      $502      1.43
---------------------------------------------------------------------------------------------------------------
         Survey Mean:           $7,510,850    $15.90      8.37%    8.13%   11.17%    $197      $288      0.96
===============================================================================================================

(1)  Inclusive of $2.4 million held back for deferred maintenance.

(2)  Inclusive of partnership units. (3) Net of allocation to excess land.

(4)  Sales includes 75,712 square foot professional building.

(5)  Adjusted to reflect 100% interest.



                                                                       CUSHMAN &
                                                                       WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                   Sales Comparison Approach
================================================================================

variety of prices on a per unit basis, ranging from $59 per square foot up to $556 per square foot of total GLA purchased. When expressed on the basis of mall shop GLA acquired, the range is more broadly seen to be $93 to $647 per square foot. Alternatively, the overall capitalization rates that can be extracted from each transaction range from 5.60 percent to rates in excess of 11.0 percent.

     One obvious explanation for the wide unit variation is the inclusion (or exclusion) of anchor store square footage which has the tendency to distort unit prices for some comparables. Other sales include only mall shop area where small space tenants have higher rents and higher retail sales per square foot. A shopping center sale without anchors, therefore, gains all the benefits of anchor/small space synergy without the purchase of the anchor square footage. This drives up unit prices to over $250 per square foot, with most sales over $300 per square foot of salable area. A brief discussion of historical trends in mall transactions follows.

     o The fourteen sales included for 1991 show a mean average price per square foot sold of $282. On the basis of mall shop GLA sold, these sales present a mean of $357. Sales multiples range from .74 to 1.53 with a mean of 1.17. Capitalization rates range from 5.60 to 7.82 percent with an overall mean of 6.44 percent. The mean terminal capitalization rate is approximately 100 basis points higher, or 7.33 percent. Yield rates range between 10.75 and 13.00 percent, with a mean of 11.52 percent for those sales reporting IRR expectancies.

     o In 1992, the eleven transactions display prices ranging from $136 to $511 per square foot of GLA sold, with a mean of $259 per square foot. For mall shop area sold, the 1992 sales suggest a mean price of $320 per square foot. Sales multiples range from .87 to 1.60 with a mean of
          1.07. Capitalization rates range between 6.00 and 7.97 percent with the mean cap rate calculated at 7.31 percent for 1992. For sales reporting a going-out cap rate, the mean is shown to be 7.75 percent. Yield rates range from 10.75 to around 12.00 percent with a mean of
          11.56 percent.

     o For 1993, a total of sixteen transactions have been tracked. These sales show an overall average sale price of $242 per square foot based upon total GLA sold and $363 per square foot based solely upon mall GLA sold. Sales multiples range from .65 to 1.82 and average 1.15. Capitalization rates continued to rise in 1993, showing a range between 7.00 and 10.10 percent. The overall mean has been calculated to be 7.92 percent. For sales reporting estimated terminal cap rates, the mean is also equal to 7.92 percent. Yield rates for 1993 sales range from 10.75 to 12.50 percent with a mean of 11.53 percent for those sales reporting IRR expectancies. On balance, the year was notable for the number of dominant Class A malls which transferred.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                   Sales Comparison Approach
================================================================================

     o Sales data for 1994 shows fourteen confirmed transactions with an average unit price per square foot of $197 per square foot of total GLA sold and $288 per square foot of mall shop GLA. Sales multiples range from .57 to 1.43 and average .96. The mean going-in capitalization rate is shown to be 8.37 percent. The residual capitalization rates average 8.13 percent. Yield rates range from
          10.70 to 11.50 percent and average 11.17 percent. During 1994, many of the closed transactions involved second and third tier malls. This accounted for the significant drop in unit rates and corresponding increase in cap rates. Probably the most significant sale involved the Riverchase Galleria, a 1.2 million square foot center in Hoover, Alabama. LaSalle Partners purchased the mall of behalf of the Pennsylvania Public School Employment Retirement System for $175.0 million. The reported cap rate was approximately 7.4 percent.

     o Cushman & Wakefield has researched 14 mall transactions for 1995. With the exception of Sale No. 95-1 (Natick Mall) and 95-2 (Smith Haven
          Mall), by and large the quality of malls sold are lower than what has been shown for prior years. For example, the average transaction price has been slipping. In 1993, the peak year, the average deal was nearly $133.8 million. Currently, it is shown to be $90.7 million which is even skewed upward by Sale Nos. 95-1 and 95-2. The average price per square foot of total GLA is calculated to be $152 per square foot. The range in values of mall GLA sold are $93 to $607 with an average of $275 per square foot. Characteristic of these lesser quality malls would be higher initial capitalization rates. The range for these transactions is 7.47 to 11.1 percent with a mean of 9.14 percent, the highest average over the past five years, Most market participants feel that continued turmoil in the retail industry will force cap rates to move higher over the ensuing year.

     While these unit prices implicitly contain both the physical and economic factors affecting the real estate, the statistics do not explicitly convey many of the details surrounding a specific property. Thus, this single index to the valuation of the subject property has limited direct application. The price per square foot of mall shop GLA acquired yields one common form of comparison. However, this can be distorted if anchor and/or other major tenants generate a significant amount of income. The following chart summarizes the range and mean for this unit of comparison by year of sale.

         ============================================================
           Transaction       Price/SF          Price/SF       Sales
              Year        Unit Rate Range *      Mean       Multiple
         ============================================================
              1991           $203 - $556         $357          1.17
         ------------------------------------------------------------
              1992           $226 - $511         $320          1.07
         ------------------------------------------------------------
              1993           $173 - $647         $363          1.15
         ------------------------------------------------------------
              1994           $129 - $502         $288           .96
         ------------------------------------------------------------
              1995           $ 93 - $607         $264           .98
         ============================================================
         * Includes all sales by each respective year.
         ============================================================

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

     As discussed, one of the factors which may influence the unit rate is whether or not anchor stores are included in the total GLA which is transferred. Thus, a further refinement can be made between those malls which have transferred with anchor space and those which have included only mail GLA. Chart A, shown below makes this distinction.

  ============================================================================
                                     CHART A

                               Regional Mall Sales
                         Involving Mall Shop Space Only
  ============================================================================
        1991               1992                1993                1994
  ============================================================================
  Sale  Unit  NOI    Sale  Unit  NOI    Sale   Unit  NOI     Sale  Unit  NOI
   No.  Rate Per SF   No.  Rate Per SF   No.   Rate Per SF    No.  Rate Per SF
  ============================================================================
  91- 1 $257 $15.93  92- 2 $348 $25.27  93- 1* $355 $23.42   94- 1 $136 $11.70
  ----------------------------------------------------------------------------
  91- 2 $232 $17.65  92- 9 $511 $33.96  93- 4  $471 $32.95   94- 3 $324 $22.61
  ----------------------------------------------------------------------------
  91- 5 $203 $15.89  92-11 $283 $19.79  93- 5  $396 $28.88   94-12 $136 $14.00
  ----------------------------------------------------------------------------
  91- 6 $399 $24.23                     93- 8  $265 $20.55   94-14 $241 $18.16
  ----------------------------------------------------------------------------
  91- 7 $395 $24.28                     93-16  $268 $19.18
  ----------------------------------------------------------------------------
  91- 8 $320 $19.51
  ----------------------------------------------------------------------------
  91-10 $556 $32.22
  ----------------------------------------------------------------------------
  Mean  $337 $21.39  Mean  $381 $26.34  Mean   $351 $25.00   Mean  $209 $16.62
  ============================================================================
  Sale included peripheral GLA.
  ============================================================================


     From the above we see that the mean unit rate for sales involving mall shop GLA only has ranged from approximately $209 to $381 per square foot. We recognized that these averages may be skewed somewhat by the size of the sample. There were no 1995 transactions involving only mall shop GLA.

     Alternately, where anchor store GLA has been included in the sale, the unit rate is shown to range widely from $53 to $410 per square foot of salable area, indicating a mean of $227 per square foot in 1991, $213 per square foot in 1992, $196 per square foot in 1993, $193 per square foot in 1994 and $145 per square foot in 1995. Chart B following depicts this data.




================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                   Sales Comparison Approach
================================================================================



       =================================================================
                                     CHART B

                               Regional Mail Sales
                       Involving Mall Shops and Anchor GLA
       =================================================================
              1991                  1992                  1993
       =================================================================
       Sale   Unit    NOI    Sale   Unit    NOI    Sale   Unit    NOI
        No.   Rate   Per SF  No.    Rate   Per SF  No.    Rate   Per SF
       =================================================================
       91- 3  $156   $11.30  92- 1  $258   $20.24  93- 2  $225   $17.15
       -----------------------------------------------------------------
       91- 4  $228   $16.50  92- 3  $197   $14.17  93- 3  $135   $11.14
       -----------------------------------------------------------------
       91- 9  $193   $12.33  92- 4  $385   $29.43  93- 6  $224   $16.39
       -----------------------------------------------------------------
       91-11  $234   $13.36  92- 5  $182   $14.22  93- 7  $ 73   $ 7.32
       -----------------------------------------------------------------
       91-12  $287   $17.83  92- 6  $203   $16.19  93- 9  $279   $20.66
       -----------------------------------------------------------------
       91-13  $242   $13.56  92- 7  $181   $13.60  93-10  $ 97   $ 9.13
       -----------------------------------------------------------------
       91-14  $248   $14.87  92- 8  $136   $ 8.18  93-11  $289   $24.64
       -----------------------------------------------------------------
                             92-10  $161   $12.07  93-12  $194   $13.77
       -----------------------------------------------------------------
                                                   93-13  $108   $ 9.75
       -----------------------------------------------------------------
                                                   93-14  $322   $24.10
       -----------------------------------------------------------------
                                                   93-15  $214   $16.57
       -----------------------------------------------------------------
       Mean   $227   $14.25  Mean   $213   $16.01  Mean   $196   $15.51
       =================================================================




                   ===========================================
                                     CHART B

                               Regional Mall Sales
                       Involving Mall Shops and Anchor GLA
                   ===========================================
                          1994                  1995
                   ===========================================
                   Sale   Unit     N0I   Sale   Unit   NOI
                   No.    Rate   Per SF  No.    Rate   Per SF
                   ===========================================
                   94- 2  $296   $23.12  95- 1  $410   $32.95
                   -------------------------------------------
                   94- 4  $133   $11.69  95- 2  $272   $20.28
                   -------------------------------------------
                   94- 5  $248   $18.57  95- 3  $ 91   $ 8.64
                   -------------------------------------------
                   94- 6  $112   $ 9.89  95- 4  $105   $ 9.43
                   -------------------------------------------
                   94- 7  $166   $13.86  95- 5  $ 95   $ 8.80
                   -------------------------------------------
                   94- 8  $ 83   $ 7.63  95- 6  $ 53   $ 5.89
                   -------------------------------------------
                   94- 9  $ 95   $ 8.57  95- 7  $ 79   $ 8.42
                   -------------------------------------------
                   94-10  $155   $13.92  95- 8  $ 72   $ 7.16
                   -------------------------------------------
                   94-11  $262   $20.17  95- 9  $ 96   $ 9.14
                   -------------------------------------------
                   94-13  $378   $28.74  95-10  $212   $17.63
                   -------------------------------------------
                                         95-11  $ 56   $ 5.34
                   -------------------------------------------
                                         95-12  $ 59   $ 5.87
                   -------------------------------------------
                                         95-13  $143   $11.11
                   -------------------------------------------
                                         95-14  $287   $22.24
                   -------------------------------------------
                   Mean   $193   $15.62  Mean   $145   $12.35
                   ===========================================
                   * Sale included peripheral GLA.
                   ===========================================


================================================================================

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                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                   Sales Comparison Approach
================================================================================

Analysis of Sales

     Within Charts A and B, we have presented a summary of recent transactions (1991-1995) involving regional and super-regional-sized retail shopping malls from which price trends may be identified for the extraction of value parameters. These transactions have been segregated by year of acquisition so as to lend additional perspective on our analysis. Comparability in both physical and economic characteristics are the most important criteria for analyzing sales in relation to the subject property. However, it is also important to recognize the fact that regional shopping malls are distinct entities by virtue of age and design, visibility and accessibility, the market segmentation created by anchor stores and tenant mix, the size and purchasing power of the particular trade area, and competency of management. Thus, the "Sales Comparison Approach", when applied to a property such as the subject can, at best, only outline the parameters in which the typical investor operates. The majority of these sales transferred either on an all cash (100 percent equity) basis or its equivalent utilizing market-based financing. Where necessary, we have adjusted the purchase price to its cash equivalent basis for the purpose of comparison.

     As suggested, sales which include anchors typically have lower square foot unit prices. In our discussions with major shopping center owners and investors, we learned that capitalization rates and underwriting criteria have become more sensitive to the contemporary issues dealing with the department store anchors. As such, investors are looking more closely than ever at the strength of the anchors when evaluating an acquisition.

     As the reader shall see, we have attempted to make comparisons of the transactions to the subject primarily along economic lines. For the most part, the transactions have involved dominant or strong Class A centers in top 50 MSA locations which generally have solid, expanding trade areas and good income profiles. Some of the other transactions are in decidedly inferior second tier locations with limited growth potential and near term vacancy problems. These sales tend to reflect lower unit rates and higher capitalization rates.

     Because the subject is theoretically selling only mall shop GLA, we will look at the recent sales in Chart A more closely. As a basis for comparison, we will analyze the subject based upon projected NOI. The first year NOI has been projected to be $22.81 per square foot (FY 1997), based upon 309,675+/- square feet of owned GLA. Derivation of the subject's projected net operating income is presented in the Income Approach section of this report as calculated by the Pro-Ject model. With projected NOI of $22.81 per square foot, the subject falls toward the mid-point of the range exhibited by the comparable sales.

     Since the income that an asset will produce has direct bearing on the price that a purchaser is willing to pay, it is obvious that a unit price which falls toward the middle of the range indicated by the comparables would be applicable to the subject. The subject's anticipated net income can be initially compared to the composite mean of the annual transactions in order to place the subject in a frame of reference. This is shown on the following chart.

================================================================================

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                                                                    WAKEFIELD(R)
                                                     ---------------------------
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                                                     ---------------------------

                                                     Sales Comparison Approach
================================================================================


         ===========================================================
         Sales Year     Mean NOI     Subject Forecast  Subject Ratio
         ===========================================================
           1991          $12.39           $22.81          184.1%
         -----------------------------------------------------------
           1992          $26.34           $22.81           86.6%
         -----------------------------------------------------------
           1993          $25.00           $22.81           91.2%
         -----------------------------------------------------------
           1994          $16.62           $22.81          137.2%
         -----------------------------------------------------------
           1995*         $12.35              --             --
         ===========================================================
          * All 1995 sales include anchor.
         ===========================================================

     With first year NOI forecasted at approximately 86.6 to 184.1 percent of the mean of these sales in each year, the unit price which the subject property would command should be expected to fall within a relative range.

Net Income Multiplier Method - Retail Component

     Many of the comparables were bought on expected income, not gross leasable area, making unit prices a somewhat subjective reflection of investment behavior regarding regional malls. In order to quantify the appropriate adjustments to the indicated per square foot unit values, we have compared the subject's first year pro forma net operating income to the pro forma income of the individual sale properties. In our opinion, a buyer's criteria for the purchase of a retail property is predicated primarily on the property's income characteristics. Thus, we have identified a relationship between the net operating income and the sales price of the property. Typically, a higher net operating income per square foot corresponds to a higher sales price per square foot. Therefore, this adjustment incorporates factors such as location, tenant mix, rent levels, operating characteristics, and building quality.

     Provided below, we have extracted the net income multiplier from each of the improved sales. We have included only the recent sales data (1993-94). The equation for the net income multiplier (NIM), which is the inverse of the equation for the capitalization rate (OAR), is calculated as follows:

                                   Sales Price
                        NIM = --------------------
                              Net Operating Income










================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                   Sales Comparison Approach
================================================================================

           =========================================================
                        Net Income Multiplier Calculation
           =========================================================
                                                          Net Income
           Sale No.        NOI/SF        Price/SF         Multiplier
           =========================================================
             93- 1         $23.42           $355             15.16
           ---------------------------------------------------------
             93- 4         $32.95           $471             14.29
           ---------------------------------------------------------
             93- 5         $28.88           $396             13.71
           ---------------------------------------------------------
             93- 8         $20.55           $265             12.90
           ---------------------------------------------------------
             93-16         $19.18           $268             13.97
           ---------------------------------------------------------
             94- 1         $11.70           $136             11.62
           ---------------------------------------------------------
             94- 3         $22.61           $324             14.33
           ---------------------------------------------------------
             94-12         $14.00           $136              9.71
           ---------------------------------------------------------
             94-14         $18.16           $241             13.27
           ---------------------------------------------------------
             Mean          $21.27           $288             13.22
           =========================================================


     Valuation of the subject property utilizing the net income multipliers
(NIMs) from the comparable properties accounts for the disparity of the net operating incomes ($NOI's) per square foot between the comparables and the subject. Within this technique, each of the adjusted NIMs are multiplied by the $NOI per square foot of the subject, which produces an adjusted value indication for the subject. The net operating income per square foot for the subject property is calculated as the first year of the holding period, as detailed in the Income Approach section of this report.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

           =========================================================
                           Adjusted Unit Rate Summary
           =========================================================
                          Subject      Net Income    Indicated Price
             Sale No.     NOI/SF       Multiplier         $/SF
           =========================================================
              93- 1       $22.84          15.16           $346
           ---------------------------------------------------------
              93- 4       $22.84          14.29           $326
           ---------------------------------------------------------
              93- 5       $22.84          13.71           $313
           ---------------------------------------------------------
              93- 8       $22.84          12.90           $294
           ---------------------------------------------------------
              93-16       $22.84          13.97           $319
           ---------------------------------------------------------
              94- 1       $22.84          11.62           $265
           ---------------------------------------------------------
              94- 3       $22.84          14.33           $327
           ---------------------------------------------------------
              94-12       $22.84           9.71           $221
           ---------------------------------------------------------
              94-14       $22.84          13.27           $303
           ---------------------------------------------------------
              Mean        $22.84          13.22           $302
           =========================================================


     From the process above, we see that the indicated net income multipliers range from 9.71 to 15.16 with a mean of 13.22. The adjusted unit rates range from $221 to $346 per square foot of owned GLA with a mean of $302 per square foot.

     We recognize that the sale price per square foot of gross leasable area, including land, implicitly contains both the physical and economic factors of the value of a shopping center Such statistics by themselves, however, do not explicitly convey many of the details surrounding a specific income producing property like the subject. Nonetheless, the process we have undertaken here is an attempt to quantify the unit price based upon the subject's income producing potential.

     Considering the characteristics of the subject relative to the above, we believe that a unit rate range of $260 to $270 per square foot is appropriate. Applying this unit rate range to 309,675+/- square feet of owned GLA results in a value of approximately $80.5 million to $83.6 million for the subject as shown:

                309,675 SF                       309,675 SF
             x        $270                    x        $280
             -------------                    -------------
               $83,600,000                      $86,700,000

           Rounded Value Estimate - Market Sales Unit Rate Comparison
                           $83,600,000 to $86,700,000

================================================================================

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                                                                    WAKEFIELD(R)
                                                     ---------------------------
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                                                     ---------------------------

                                                   Sales Comparison Approach
================================================================================

Sales Multiple Method

     Arguably, it is the mall shop GLA sold and its intrinsic economic profile that is of principal concern in the investment decision process. A myriad of factors influence this rate, perhaps none of which is more important than the sales performance of the mall shop tenants. Accordingly, the abstraction of a sales multiple from each transaction lends additional perspective to this analysis.

     The sales multiple measure is often used as a relative indicator of the reasonableness of the acquisition price. As a rule of thumb, investors will look at a sales multiple of 1.0 as a benchmark, and will look to keep it within a range of .75 to 1.25 times mall shop sales performance unless there are compelling reasons why a particular property should deviate.

     The sales multiple is defined as the sales price per square foot of mall GLA divided by average mall shop sales per square foot. As this reasonableness test is predicated upon the economics of the mall shops, technically, any income (and hence value) attributed to anchors that are acquired with the mall as tenants should be segregated from the transaction. As an income (or sales) multiple has an inverse relationship with a capitalization rate, it is consistent that, if a relatively low capitalization rate is selected for a property, it follows that a correspondingly above-average sales (or income) multiple be applied. In most instances, we are not privy to the anchor's contributions to net income. As such, the sales multiples reported may be slightly distorted to the extent that the imputed value of the anchor's contribution to the purchase price has not been segregated.

                            Sales Multiple Summary
                   ======================================
                    Sale           Going-in       Sales
                     No.             OAR         Multiple
                   ======================================
                    93- 1           7.47%          0.92
                   --------------------------------------
                    93- 4           7.00%          1.16
                   --------------------------------------
                    93- 5           7.29%          1.16
                   --------------------------------------
                    93- 8           7.75%          0.88
                   --------------------------------------
                    93-16           7.16%          1.09
                   --------------------------------------
                    94- 1           8.60%          0.68
                   --------------------------------------
                    94- 3           6.98%          1.08
                   --------------------------------------
                    94-12          10.29%          0.72
                   --------------------------------------
                    94-14           7.53%          0.93
                   --------------------------------------
                    Mean            7.79%          0.96
                   ======================================



================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

     The sales that are being compared to the subject show sales multiples that range from 0.68 to 1.16 with a mean of about 0.96. As is evidenced, the more productive malls with higher sales volumes on a per square foot basis tend to have higher sales multiples. Furthermore, the higher multiples tend to be in evidence where an anchor(s) is included in the sale.

     Based upon its 1995 performance, the subject is projected to produce comparable sales of approximately $333 per square foot for all reporting mall shop tenants based upon our forecasted growth rates.

     By applying a ratio of say, 0.80 to 0.85 percent to the forecasted sales of $333 per square foot, the following range in value is indicated.


     Unit Sales Volume (Mall Shops)                $333                $333
     Sales Multiple                       x        0.80       x        0.85
                                          -------------       -------------
     Adjusted Unit Rate                            $266                $283


     Mall Shop GLA                        x     309,675       x     309,675
                                          -------------       -------------
     Value Indication                       $82,400,000         $87,600,000


     The analysis shows an adjusted value range of approximately $82.4 to $87.6 million. Inherent in this exercise are mall shop sales which are projections based on our investigation into the market which might not fully measure investors expectations. It is clearly difficult to project with any certainty what the mall shops might achieve in the future. While we may minimize the weight we place on this analysis, it does, nonetheless, offer a reasonableness check against the other methodologies.

     Giving consideration to all of the above, the following value range is warranted for the subject property based upon the sales multiple analysis.

                     Estimated Value - Sales Multiple Method
                      Rounded to $82,400,000 to $87,600,000


Conclusion

     We have considered all of the above relative to the physical and economic characteristics of the subject. It is difficult to relate the subject to comparables that are in such widely divergent markets with different cash flow characteristics. The subject has good comparable sales levels compared to its peers, with a typical anchor alignment and fair representation of national tenants. Further, the subject is clearly the dominant super-regional mall in the Jackson MSA.

     After considering all of the available market data in conjunction with the characteristics of the subject property, the indices of investment that generated our value ranges are as follows:

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

Unit Price Per Square Foot

     Salable SF:                        309,675+/-

     Price Per SF of Salable Area:      $270 to $280

     Indicated Value Range:             $83,600,000 to $86,700,000

Sales Multiple Analysis

     Indicated Value Range              $82,400,000 to $87,600,000


     The parameters above show a value range of approximately $82.4 to $86.7 million for the subject.

     Based on our total analysis, relative to the strengths and weaknesses of each methodology, it would appear that the Sales Comparison Approach indicates a market value within the more defined range of $83.0 to $86.0 million for the subject as of June 1, 1996.












================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            INCOME APPROACH
================================================================================

Introduction

     The Income Approach is based upon the economic principle that the value of a property capable of producing income is the present worth of anticipated future net benefits. The net income projected is translated into a present value indication using the capitalization process. There are various methods of capitalization that are based on inherent assumptions concerning the quality, durability and pattern of the income projection. Where the pattern of income is irregular due to existing leases that will terminate at staggered, future dates, or to an absorption or stabilization requirement on a newer development, discounted cash flow analysis is the most accurate.

     Discounted Cash Flow Analysis (DCF) is a method of estimating the present worth of future cash flow expectancies by individually discounting each anticipated collection at an appropriate discount rate. The indicated market value by this approach is the accumulation of the present worth of future projected years' net income (before income taxes and depreciation) and the present worth of the reversion (the estimated property value at the end of the projection period). The estimated value of the reversion at the end of the projection period is based upon capitalization of the next years projected net operating income. This is the more appropriate method to use in this assignment, given the step up in lease rates and the long term tenure of retail tenants.

     A second method of valuation, using the Income Approach, is to directly capitalize a stabilized net income based on rates extracted from the market or built up through mortgage equity analysis. This is a valid method of estimating the market value of the property as of the achievement of stabilized operations. In the case of the subject, the capitalization process will be used for valuation "at stabilization".

Discounted Cash Flow Analysis

     The Discounted Cash Flow (DCF) produces an estimate of value through an economic analysis of the subject property in which the net income generated by the asset is converted into a capital sum at an appropriate rate. First, the revenues which a fully informed investor can expect the subject to produce over a specified time horizon are established through an analysis of the current rent roll, as well as the rental market for similar properties. Second, the projected expenses incurred in generating these gross revenues are deducted. Finally, the residual net income is discounted into a capital sum at an appropriate rate which is then indicative of the subject property's current value in the marketplace.

     In this Income Approach to the valuation of the subject, we have utilized a 10-year holding period for the investment with the cash flow analysis commencing on June 1, 1996. Although an asset such as the subject has a much longer useful life, investment analysis becomes more meaningful if limited to a time period considerably less than the real estate's economic life, but of sufficient length for an investor. A 10-year holding period for this investment is long enough to model the asset's performance and benefit from its lease-up and performance, but short enough to reasonably estimate the expected income and expenses of the real estate. It is noted that discounting will be done fiscally as of June 1, 1996.

     The revenues and expenses which an informed investor may expect to incur from the subject property will vary, without a doubt, over the holding period. Major investors active in

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

the market for this type of real estate establish certain parameters in the computation of these cash flows and criteria for decision making which this valuation analysis must include if it is to be truly market-oriented. These current computational parameters are dependent upon market conditions in the area of the subject property as well as the market parameters for this type of real estate which we view as being national in scale.

     By forecasting the anticipated income stream and discounting future value at reversion into a current value, the capitalization process may be applied to derive a value that an investor would pay to receive that particular income stream. Typical investors price real estate on their expectations of the magnitude of these benefits and their judgment of the risks involved. Our valuation endeavors to reflect the most likely actions of typical buyers and sellers of property interest similar to the subject. In this regard, we see the subject as a long term investment opportunity for a competent owner/developer.

     An analytical real estate computer model that simulates the behavioral aspects of property and examines the results mathematically is employed for the discounted cash flow analysis. In this instance, it is the PRO-JECT Plus+ computer model. Since investors are the basis of the marketplace in which the subject property will be bought and sold, this type of analysis is particularly germane to the appraisal problem at hand. On the Facing Page is a summary of the expected annual cash flows from the operation of the subject over the stated investment holding period. It is noted that the exhibited cash flow is presented on a calendar year basis for ease of comparison to the historical operating statements and budget for the subject property. A fiscal year cash flow commencing June 1, 1996 is presented on the following facing page.

     A general outline summary of the major steps involved may be listed as follows:

     1. Analysis of the income stream: establishment of an economic (market) rent for tenant space; projection of future revenues annually based upon existing and pending leases; probable renewals at market rentals; and expected vacancy experience;

     2. Estimation of a reasonable period of time to achieve stabilized occupancy of the existing property and make all necessary improvements for marketability;

     3. Analysis of projected escalation recovery income based upon an analysis of the property's history as well as the experiences of reasonably similar properties;

     4. Derivation of the most probable net operating income and pre-tax cash flow (net income less reserves, tenant improvements, leasing commissions and any extraordinary expenses to be generated by the property) by subtracting all property expenses from the effective gross income; and

     5. Estimation of a reversionary sale price based upon capitalization of the net operating income (before reserves, tenant improvements and leasing commissions or other capital items) at the end of the projection period.

     Following is a detailed discussion of the components which form the basis of this analysis.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Potential Gross Revenues

     The total potential gross revenues generated by the subject property are composed of a number of distinct elements: minimum rent determined by lease agreement; additional overage rent based upon a percentage of retail sales; reimbursement of certain expenses incurred in the ownership and operation of the real estate; and other miscellaneous revenues.

     The minimum base rent represents a legal contract establishing a return to investors in the real estate, while the passing of certain expenses onto tenants serves to maintain this return in an era of continually rising costs of operation. Additional rent based upon a percentage of retail sales experienced at the subject property serves to preserve the purchasing power of the residual income to an equity investor over time. Finally, miscellaneous income adds an additional source of revenue in the complete operation of the subject property. In the initial year of the investment, fiscal year 1997, it is projected that the subject property will generate approximately $11,694,359 in potential gross revenues, equivalent to $37.76 per square foot of total appraised (owned) GLA of 309,675 +/- square feet. These forecasted revenues may be allocated to the following components:

     =====================================================================
                       Revenue Summary - Retail Component
                       Initial Year of Investment FY 1997
     =====================================================================
      Revenue Component           Amount          Unit Rate   Income Ratio
     =====================================================================
        Minimum Rent            $6,632,518         $21.41         56.7%
     ---------------------------------------------------------------------
        Overage Rent              $329,729          $1.06          2.7%
     ---------------------------------------------------------------------
     Expense Recoveries         $4,539,442         $14.66         38.8%
     ---------------------------------------------------------------------
     Misc./Temp. Income           $202,500           $.65          1.6%
     ---------------------------------------------------------------------
            Total              $11,704,189         $37.78        100.0%
     =====================================================================
     * Reflects total owned GLA of 309,675+/- square feet
     =====================================================================

Minimum Rental Income

     Minimum rent produced by the subject property is derived from that paid by the various tenant types. The projection utilized in this analysis is based upon the actual rent roll and our projected leasing schedule in place as of the date of appraisal, together with our assumptions as to the absorption of the vacant space, market rent growth, and renewal/turnover probability. We have also made specific assumptions regarding deals that are in progress and have a strong likelihood of coming to fruition. In this regard, we have worked with management and leasing personnel to analyze each pending deal on a case by case basis. We have incorporated all executed leases in our analysis as well as those leases which are out-for-signature. These transactions represent a reasonable and prudent assumption from an investors standpoint.

     The rental income which an asset such as the subject property will generate for an investor is analyzed as to its quality, quantity and durability. The quality and probable duration of income will affect the amount of risk which an informed investor may expect over the property's useful life. Segregation of the income stream along these lines allows us to control the variables related to the center's forecasted performance with greater accuracy. Each tenant type lends itself to a specific weighting of these variables as the risk associated with each varies.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     The minimum rents forecasted at the subject property are essentially derived from mall tenant revenues consisting of all in-line mall shops. In our investigation and analysis of the marketplace, we have surveyed, and ascertained where possible, rent levels being commanded by competing centers. However, it should be recognized that large retail shopping centers are generally considered to be separate entities by virtue of age and design, accessibility, visibility, tenant mix, and the size and purchasing power of its trade area. Consequently, the best measure of minimum rental income is its actual rent roll leasing schedule.

     As such, our a analysis of recently negotiated leases for new and relocation tenants at the subject provides important insight into perceived market rent levels for the mall. In so much as a tenant's ability to pay rent is based upon expected sales achievement, the level of negotiated rents is directly related to the individual tenant's perception of their expected performance at the mall.

In-Line Shops

     Our analysis of market rent levels for in-line shops has resolved itself to a variety of influencing factors. Although it is typical that larger tenant spaces are leased at lower per square foot rates and lower percentages, the type of tenant as well as the variable of location within the mall can often distort this size/rate relationship.

     The following chart presents an analysis of in-line shop rents based upon existing leases and leases out-for-signature on an annualized basis for 1996:

      ===================================================================
                              1996 Leases In-Place*
      ===================================================================
          Size Category      Annualized Rent   Applicable GLA     Rent/SF
      ===================================================================
      <          750 SF         $  358,559          6,993          $51.27
      -------------------------------------------------------------------
        750 -  1,200 SF         $  566,222         17,643          $32.09
      -------------------------------------------------------------------
      1,201 -  2,000 SF         $  740,628         29,898          $24.77
      -------------------------------------------------------------------
      2,001 -  3,500 SF         $  834,506         40,444          $20.63
      -------------------------------------------------------------------
      3,501 -  5,000 SF         $1,151,580         54,102          $21.29
      -------------------------------------------------------------------
      5,001 - 10,000 SF         $2,419,308        109,667          $22.06
      -------------------------------------------------------------------
      >       10,000 SF         $  243,800         10,600          $23.00
      -------------------------------------------------------------------
      Total                     $6,314,603        269,347          $23.44
      ===================================================================
      * Includes existing leases for calendar year 1996. Partial year tenants have been annualized to reflect the full 12 months
      ===================================================================

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     As can be seen, lease rates generally have an inverse relationship with suite size and show an overall average rent of $23.44 per square foot. The chart of the Facing Page presents an overview of leases by size category, including all signed leases and leases out-for-signature.

     Category 1 (Tenants < 750 SF) - This category shows six total leases ranging from $52.20 to $73.68 per square foot in rent. The overall weighted average is $63.83 per square foot. The highest rent in this grouping has been agreed to by Sunglass Hut International which is an existing, successful tenant in the mall. The lower end of the range in this category is formed by Claires Boutique and Sweet Factory. Each of these leases have stipulated increases through their 10-year term.

     Category 2 (Tenants 750 - 1,200 SF) - Tenants in this grouping show rents from $29.22 to $55.92 per square foot in base rent. The highest rents in this grouping have been jewelry tenants which generally have higher expected sales. The remaining two leases form a range in rental rates of from approximately $29 to $42 per square foot.

     Category 3 (Tenants 1,201 - 2,000 SF) - There were four recent deals within this category. The indicated range in rental rates is $26.34 per square foot to $37.50 per square foot, with a weighted average of $31.57. Similar to the other categories, the lower end of this range is formed by leases which are scheduled to escalate through their term. Conversely, the upper end of the range is formal by a lease signed by Nine West which is scheduled to remain flat through its 10-year term.

     Category 4 (Tenants 2,001 - 3,500 SF) - This category shows a weighted average rent of $25.56 per square foot for the six leases presented. These leases form a relatively tight range in rental rates of from $24.02 to $27.00 per square foot. It should be noted that Underground will take occupancy in July, 1996 and Cache will move in September, 1996.

     Category 5 (Tenants 3,501 - 5,000 SF) - Three leases were represented within this category which indicate a weighted average rental rate of $22.35 per square foot. William Sonoma signed a 13-year lease in 1995 for $20 per square foot, while Rack Room Shoes most recently singed a 10-year deal for a base rental rate of $25 per square foot.

     Category 6 (Tenants > 5,000 - 10,000 SF) - This category contains six leases which were signed in 1995. These leases demonstrate a wide range in rental rates of $16.00 to $40.00 per square foot, and indicate a weighted average rent of $27.69 per square foot. This range is skewed upward by the GAP lease which has a base rental rate of $40 per square foot. The remaining leases form a tighter range in rental rates of approximately $16 to $29 per square foot.

     Category 7 (Tenants > 10,000 SF) - Given the current configuration of space within the mall, there is only one space in this category. One of the most significant

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     new leases in the mall is the recently signed Abercrombie & Fitch deal which will occupy 10,600 square feet on the lower level. This tenant is anticipated to open in August 1996 at a stated base rental rate of $23.00 per square foot. The rent is scheduled to remain flat through its 12-year term.

     Overall, the average attained rent for all lease commitments and leases out-for-signature is shown to be $28.57 per square foot. The highest attained rents are from tenants in Category 1 (Tenants < 750 SF).

Market Comparisons - Occupancy Cost Ratios

     In further support of developing a forecast for market rent levels, we have undertaken a comparison of minimum rent to projected sales and total occupancy costs to sales ratios. Generally, our research and experience with other regional malls shows that the ratio of minimum rent to sales falls within the
7.0 to 10.0 percent range in the initial year of the lease, with 7.5 percent to
8.5 percent being most typical. By adding additional costs to the tenant, such as real estate tax and common area maintenance recoveries, a total occupancy cost may be derived. Expense recoveries and other tenant charges can add up to 100 percent of minimum rent and comprise the balance of total tenant costs.

     The typical range for total occupancy cost-to-sales ratios falls between
11.0 and 15.0 percent. As a general rule, where sales exceed $250 to $275 per square foot, 14.0 to 15.0 percent would be a reasonable cost of occupancy. Experience and research show that most tenants will resist total occupancy costs that exceed 15.0 to 18.0 percent of sales. However, ratios of upwards to 20.0 percent are not uncommon. Obviously, this comparison will vary from tenant to tenant and property to property.

     In higher end markets where tenants are able to generate sales above industry averages, tenants can generally pay rents which fall toward the upper end of the ratio range. Moreover, if tenants perceive that their sales will be increasing at real rates that are in excess of inflation, they will typically be more inclined to pay higher initial base rents. Obviously, the opposite would be true for poorer performing centers in that tenants would be squeezed by the thin margins related to below average sales. With fixed expenses accounting for a significant portion of the tenants contractual obligation, there would be little room left for base rent.

     In this context, we have provided an occupancy cost analysis for several regional malls with which we have had direct insight over the past year. This information is provided on the Following Page. On average, these ratio comparisons provide a realistic check against projected market rental rate assumptions.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================
OCCUPANCY COST ANALYSIS/COMPARISON
Cushman & Wakefield, Inc.
------------------------------------------------------------------------------------------------------------------------------------
                                 Budget   Year     No.     Total      Shop     Avg.    Rec-      Avg.    Rent-    Total
No.   Area Location       State   Year    Built  Stories    GLA        GLA     Rent   overies    Sales   Sales    Cost    Location
====================================================================================================================================
--   ULI-Super-Regional
     Malls                  US    1995      -        -     999,544   342,260  $16.30   $ 8.72   $203.09   8.0%     12.3%      --
------------------------------------------------------------------------------------------------------------------------------------
--   ULI-Regional Malls     US    1995      -        -     582,893   261,553  $12.05   $ 5.82   $176.16   6.8%     10.1%      --
------------------------------------------------------------------------------------------------------------------------------------
--   ISCS-All Enclosed
     Malls                  US    1995      -        -     582,893   261,553  $12.05   $ 5.82   $176.16   6.8%     10.1%      --
------------------------------------------------------------------------------------------------------------------------------------
--   ISCS-Malls >
     1,000,000sf            US    1995      -        -   1,206,874   407,060  $20.01   $12.57   $271.64   7.4%     12.0%      --
====================================================================================================================================
 1   Saratoga County MSA    NY    1995   1990/91/93  1     656,501   256,668  $15.79   $15.54   $194.00   8.1%     16.1%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
 2   Syracuse MSA           NY    1995   1954/96     2   1,035,525   410,818  $17.00   $12.90   $208.00   8.2%     14.4%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
 3   Syracuse MSA           NY    1995   1988/94     1     776,571   311,557  $17.00   $12.12   $198.00   8.6%     14.7%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
 4   Rochester MSA          NY    1995   1967/93     2   1,553,574   495,040  $18.00   $13.03   $247.00   7.3%     12.6%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
 5   Jefferson County MSA   NY    1995   1986/93     1     635,765   209,873  $21.96   $15.89   $231.00   9.5%     16.4%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
 6   Buffalo MSA            NY    1996   1985/89     1     753,105   285,771  $19.67   $14.83   $250.00   7.9%     13.8%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
 7   White Plains MSA       NY    1995   1980/93     4     882,689   326,774  $34.00   $25.31   $380.00   8.9%     15.6%   Urban
------------------------------------------------------------------------------------------------------------------------------------
 8   Fairfield County MSA   CT    1995   1986/91     2   1,270,146   499,868  $32.00   $17.20   $425.00   7.5%     11.6%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
 9   Meriden MSA            CT    1994   1971/94     2     711,626   292,877  $27.00   $14.20   $333.00   8.1%     12.4%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
10   Worcester County MSA   MA    1996   1971/87     1     445,875   182,372  $22.36   $14.93   $288.00   7.8%     12.9%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
11   Boston MSA             MA    1995   1980/93     1     322,120   155,080  $18.50   $17.40   $208.00   8.9%     17.3%   Urban
------------------------------------------------------------------------------------------------------------------------------------
12   Bristol County MSA     MA    1995   1992        2   1,005,595   349,107  $21.50   $22.09   $280.00   7.7%     15.6%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
13   Bristol County MSA     MA    1995   1987/89     2     967,363   374,630  $31.00   $21.71   $404.00   7.7%     13.0%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
14   Essex County MSA       MA    1995   1993/94     2     853,344   329,065  $36.95   $11.27   $350.00  10.6%     13.8%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
15   Kingston MSA           MA    1994   1989/92     1     771,007   295,562  $18.44   $14.32   $211.00   8.7%     15.5%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
16   Burlington MSA         VT    1995   1979/89/92  1     490,424   185,398  $23.00   $ 9.51   $294.00   7.8%     11.1%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
17   Bucks County MSA       PA    1995   1968/75     1     348,309   305,212  $19.35   $10.00   $239.00   8.1%     12.3%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
18   Monmouth County MSA    NJ    1994   1990/91/94  2   1,153,396   525,741  $31.00   $15.70   $338.00   9.2%     13.8%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
19   Westminster MSA        MD    1995   1987/94     1     524,964   193,557  $16.74   $17.93   $228.00   7.3%     15.2%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
20   Washington-Baltimore   MD    1995   1979/93     2     661,639   245,217  $22.10   $19.86   $285.00   7.8%     14.7%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
21   Baltimore MSA          MD    1995   1956/91     1     863,376   242,376  $19.87   $14.93   $214.00   9.3%     16.3%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
22   Prince William Cty.
     MSA                    VA    1995   1972/96     1     716,796   278,494  $21.50   $15.11   $236.00   9.1%     15.5%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
23   Arlington MSA          VA    1994   1986        4     491,057   222,800  $28.00   $12.98   $300.00   9.3%     13.7%   Urban
------------------------------------------------------------------------------------------------------------------------------------
24   Bloomingdale MSA       IL    1995   1981/88/91  2   1,292,186   427,609  $21.84   $10.37   $250.00   8.7%     12.9%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
25   Minneapolis MSA        MN    1995   1962/94     1     982,228   201,561  $21.00   $22.51   $262.00   8.0%     16.6%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
26   Genesee County MSA     MI    1995   1980/93     1     451,036   230,625  $16.00   $ 9.01   $219.00   7.3%     11.4%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
27   Indianapolis MSA       IN    1995   1968/87     1   1,239,059   260,359  $22.43   $ 9.00   $235.00   9.5%     13.4%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
28   Tampa MSA              FL    1995   1995        1     977,047   359,579  $27.00   $12.77   $300.00   9.3%     13.3%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
29   Plantation MSA         FL    1995   1979/93     1   1,004,061   282,952  $28.22   $12.40   $314.00   9.0%     12.9%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
30   Miami MSA              FL    1995   1982        1   1,120,827   290,385  $29.36   $16.55   $355.00   8.3%     12.9%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
31   Coral Springs MSA      FL    1995   1984/96     1   1,171,127   293,183  $25.90   $11.55   $284.00   9.1%     13.2%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
32   North/Central Kansas   KS    1995   1987/90     1     400,307   185,324  $14.97   $10.31   $212.00   7.1%     11.9%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
33   Amarillo MSA           TX    1995   1982/86     1     889,508   316,190  $18.00   $ 7.53   $200.00   9.0%     12.8%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
34   Las Vegas MSA          NV    1995   1992        1     241,580   241,580  $91.50   $22.04 $1,183.00   7.7%      9.6%   Urban
------------------------------------------------------------------------------------------------------------------------------------
35   Las Vegas MSA          NV    1994   1981/93     2     819,374   286,936  $35.00   $13.21   $405.00   8.6%     11.9%   Urban
------------------------------------------------------------------------------------------------------------------------------------
36   Knoxville MSA          TN    1995   1972/94     1   1,333,018   382,150  $23.80   $14.00   $333.00   7.1%     11.4%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
37   Nashville MSA          TN    1995   1990        2     716,462   373,662  $15.25   $13.30   $180.00   8.5%     15.9%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
38   Riverside County MSA   CA    1995   1970/91     1   1,044,536   411,640  $22.59   $17.00   $250.00   9.0%     15.8%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
39   Orange County MSA      CA    1994   1975/94     1     810,470   273,970  $21.00   $10.28   $270.00   7.8%     11.6%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
40   Bellingham MSA         WA    1994   1988        1     769,187   337,557  $20.85   $12.54   $283.00   7.4%     11.8%   Surburban
------------------------------------------------------------------------------------------------------------------------------------
41   Seattle MSA            WA    1995   1979/95     1   1,012,754   311,019  $27.35   $ 7.86   $325.00   8.4%     10.8%   Surburban
====================================================================================================================================
     Survey Mean:                                          833,950   304,724  $23.89   $13.86   $289.51   8.3%     13.4%
====================================================================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     From this analysis we see that the ratio of base rent to sales ranges from
7.1 to 10.6 percent, while the total occupancy cost ratios vary from 9.6 to
17.3 percent when all recoverable expenses are included. The surveyed mean for the malls and industry standards analyzed is 8.3 percent and 13.4 percent, respectively. Some of the higher ratios are found in older malls situated in urban areas that have higher operating structures due to less efficient layout and designs, older physical plants, and higher security costs, which in some malls can add upwards of $2.00 per square foot to common area maintenance.

     These relative measures can be compared with two well known publications, The Score (1996) by the International Council of Shopping Centers and Dollars & Cents of Shopping Centers (1995) by the Urban Land Institute. The most recent publications indicate base rent-to-sales ratios of approximately 7.0 to 8.0 percent and total occupancy cost ratios of 10.1 and 12.3 percent, respectively.

     In general, while the rental ranges and ratio of base rent to sales vary substantially from mall to mall and tenant to tenant, they do provide general support for the rental ranges and ratio which is projected for the subject property.

Conclusion - Market Rent Estimate for In-Line Shops

     Previously in the Retail Market Analysis section of this report, we discussed the subject's sales potential. As discussed, Urban Shopping Centers has projected average sales of over $264.00 per square foot for the subject based upon their analysis of the trade area. In light of our total analysis, we have forecasted average sales of $333 per square foot in 1996. Based upon a ratio of 8.0 to 8.5 percent, an average rent for the subject between $26.64 and $28.30 is indicated.

     The following chart presents a comparison of existing lease commitments and our projected market rental rates for each size category at the property.

================================================================================
                        Rent Comparisons and Conclusions
================================================================================
   Size Category        Leases In-Place  Recent Leases   C&W Conclusion
================================================================================
<          750 SF          $   51.27      $   63.83      $   65.00
--------------------------------------------------------------------------------
  751 -  1,200 SF          $   32.09      $   45.16      $   45.00
--------------------------------------------------------------------------------
1,201 -  2,000 SF          $   24.77      $   31.57      $   30.00
--------------------------------------------------------------------------------
2,001 -  3,500 SF          $   20.63      $   25.20      $   27.50
--------------------------------------------------------------------------------
3,501 -  5,000 SF          $   21.29      $   22.35      $   25.00
--------------------------------------------------------------------------------
5,001 - 10,000 SF          $   22.06      $   27.69      $   22.50
--------------------------------------------------------------------------------
>       10,000 SF          $   23.00      $   23.00      $   20.00
--------------------------------------------------------------------------------
Average                    $   23.44      $   28.57      $   27.28
================================================================================

     After considering all of the above, we have developed a weighted average rental rate of approximately $27.00 per square foot based upon a relative weighting of tenant space by size. The average rent is a weighted average rent for all in-line mall tenants only. This average market rent has been allocated to space as shown on the Facing Page.

================================================================================
                                      -75-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     Occupancy Cost - Test of Reasonableness

     Our weighted average rent can next be tested against total occupany based upon the standard recoveries for new mall tenants. Our total occupancy cost analyses can be found on the following chart.

================================================================================
                      Total Occupancy Cost Analysis - 1996
================================================================================
                Tenant Cost                       Estimated Expenses/SF
================================================================================
Economic Base Rent                                 $     27.00
                                                   (Weighted Average)
--------------------------------------------------------------------------------
Occupancy Costs (A)
       Common Area Maintenance(1)                  $     6.38
--------------------------------------------------------------------------------
       Real Estate Taxes(2)                        $     2.41
--------------------------------------------------------------------------------
       HVAC/Utility(3)                             $     5.50
--------------------------------------------------------------------------------
       Marketing(4)                                $     1.50
--------------------------------------------------------------------------------
       Total Tenant Costs                          $    42.79
--------------------------------------------------------------------------------
       Projected Average Sales(1996)               $   333.00
--------------------------------------------------------------------------------
       Rent to Sales Ratio                               8.11%
--------------------------------------------------------------------------------
       Cost of Occupancy Ratio                          12.85%
================================================================================

(A) Costs that are occupancy sensitive will decrease for new tenants on a unit rate basis as lease-up occurs.

(1) CAM expense is based on gross occupied area (GLOA). Generally, the standard lease clause provides for CAM to be passed through with a 15.0 percent administrative fee less certain exclusions including anchor and restaurant contributions. The standard denominator is based on occupied area. A complete discussion of the standard recovery formula is presented later in this report.

(2) Tax estimate is based upon gross occupied area (GLOA) which is the recovery basis for taxes. the tax contribution made by restaurant tenants are deducted prior to pass-through to in-line tenants.

(3) The HVAC charge for each tenant is determined by their projected utility consumption. However, the most recurring HVAC/Utility charge equates to $5.50 per square foot.

(4)  This provides for advertising and marketing for the entire center.
================================================================================

================================================================================

     Total costs, on average, are shown to be 12.85 percent of projected average 1996 retail sales which we feel is reasonable. It is noted that CAM and tax recoveries are tied to occupancy and that these costs will be reduced with increased occupancy.

Food Court

     The subjects traditional food court area was closed in October 1994. However, the subject has 19,083 square feet of restaurant space. This space is occupied by five establishments which are located in mall shop space. As such, a separate "Food Court" discussion is not required.


================================================================================

                                      -76-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Concessions

     Free rent is an inducement offered by developers to entice a tenant to locate in their project over a competitors. This marketing tool has become popular in the leasing of office space, particularly in view of the over-building which has occurred in many markets. As a rule, most major retail developers have been successful in negotiating leases without including free rent. Our experience with regional malls shows that free rent is generally limited to new projects in marginal locations without strong anchor tenants that are having trouble leasing, as well as older centers that are losing tenants to new malls in their trade area. Management reports that free rent has only been given to very desirable national tenants as an added incentive to locate at the mall. A review of the most recent leasing reveals that this effort has been successful. Many national tenants have recently located their only store in the State of Mississippi at the subject property. Despite this, management has been successful in negotiating most of the new leases at the subject to exclude free rent.

     Accordingly, we do not believe that it will be necessary to offer free rent to retail tenants at the subject. It is noted that, while we have not ascribed any free rent to the retail tenants, we have, however, made rather liberal allowances for tenant workletters which acts as a form of inducement to convince a tenant to locate at the subject. These allowances are liberal to the extent that ownership has been relatively successful in leasing space "as is" to tenants in their other malls. We have made allowances of $10.00 per square foot to new tenants/future turnover space. We have also ascribed a rate of $2.00 per square foot to renewal space. This assumption offers further support for the attainment of the rent levels previously cited.

Absorption

     As of the date of analysis, the subject property had approximately 22,255+/- square feet vacant within eleven in-line spaces. It should be strongly noted that suite no. 1801 contains 1,627 square fee and is currently being utilized as a community room. The mall manager indicated that it is unlikely that this space will ever be leased as mall shop space due to its somewhat weak location in the mall. We feel this is a reasonable conclusion and, therefore, have not considered this space as part of the gross leasable area of the mall.

     In forecasting the scheduled absorption of the vacant space, we have considered conversations with the property's general manager, as well as recent leasing activity that has taken place over the past two years. We have projected the lease-up of the property's vacant space over an approximate two year period commencing in June 1996. The following chart details our lease-up projections.

================================================================================

                                      -77-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================


                     ================================================
                                  Absorption Schedule
                                    Northpark Mall
                     ================================================
                                                         Projected
                      Suite           Size (SF)        Lease-up Date
                     ------------------------------------------------
                        112             2,395             4/98
                     ------------------------------------------------
                        214             3,369             6/96
                     ------------------------------------------------
                        506             2,611             6/98
                     ------------------------------------------------
                        612               600            10/96
                     ------------------------------------------------
                        614             2,320             2/98
                     ------------------------------------------------
                        826             3,289            11/97
                     ------------------------------------------------
                      1,004             1,350             4/97
                     ------------------------------------------------
                      1,010               820            11/96
                     ------------------------------------------------
                      1,214               154             6/97
                     ------------------------------------------------
                      1,328             2,088             8/97
                     ------------------------------------------------
                      1,412             1,745             2/97
                     ------------------------------------------------
                      Total            22,255
                     ================================================

Anchor Tenants

     Anchor tenants at the subject property will be separately owned and not obligated to pay rent or report sales. Each has agreed to pay contributions for common area maintenance expenses as will be discussed in a subsequent section.

Rent Growth Rates

     Market rent will, over the life of a prescribed holding period, quite obviously follow an erratic pattern. A review of investor's expectations regarding income growth shows that projections generally range between 3.0 and
4.0 percent for retail centers. Cushman & Wakefield's Winter 1995 survey of pension funds, REITs, bank and insurance companies, and institutional advisors reveals that current income forecasts are utilizing average annual growth rates between zero and 5.0 percent. The low and high mean is shown to be 2.8 and 3.9 percent, respectively. (see Addenda for survey results). The Peter F. Korpacz Investor Survey (Fourth Quarter 1995) shows slightly more conservative results with average annual rent growth of 3.16 percent.

     It is not unusual in the current environment to see investors structuring no growth or even negative growth in the short term. The Jackson metropolitan area in general has faired well through the last recession. Sales at the subject have consistently grown at the subject over the past five years. Demographics in the subject's trade area are positive, with good potential for future growth. The tenants' ability to pay rent is closely tied to its increases in sales. However, rent growth can be more impacted by competition and management's desire to attract and keep certain tenants that increase the mall's synergy and appeal. As such, we have forecasted the following rent growth.

              ===========================================================
                      Market Rent Growth Rate Forecast
              ===========================================================
                        Period Annual        Growth Rate*
              ===========================================================
                     1996 - Thereafter          3.5%
              ===========================================================
                     *Indicated growth rate over the previous year's rent
              ===========================================================

================================================================================
                                      -78-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================


Releasing Assumption

     The typical lease term for new in-line retail leases in centers such as the subject generally ranges from five to twelve years. Market practice dictates that it is not uncommon to get rent bumps throughout the lease terms either in the form of fixed dollar amounts or a percentage increase based upon changes in some index, usually the Consumer Price Index (CPI). Often the CPl clause will carry a minimum annual increase and be capped at a higher maximum amount.

     For new leases in the regional malls, ten year terms are most typical. Essentially, the developer will deliver a "vanilla" suite with mechanical services roughed in and minimal interior finish. This allows the retailer to finish the suite in accordance with their individual specifications. Because of the up-front costs incurred by the tenants, they require a ten year lease term to adequately amortize these costs. In certain instances, the developer will offer some contribution to the cost of finishing out a space over and above a standard allowance. As is evidenced by the recent lease chart, most of the newest leases have 10 year terms.

     Upon lease expiration, it is our best estimate that there is a 70.0 percent probability that an existing tenant will renew their lease while the remaining
30.0 percent will vacate their space at this time. An exception to this assumption exists with respect to existing tenants who, at the expiration of their lease, have sales that are substantially below the mall average and have no chance to ever achieve percentage rent. In these instances, it is our assumption that there is a 100 percent probability that the tenant will vacate the property. This is consistent with ownership's philosophy of carefully and selectively weeding out under-performers.

     As stated above, it is not uncommon to get increases in base rent over the life of a lease. Our global market assumptions for mall shop tenants may be summarized as shown below.

================================================================================
                               Renewal Assumptions
================================================================================
                   Lease                       Free      Tenant        Lease
   Tenant Type     Term       Rent Steps       Rent    Alterations   Commissions
================================================================================
   Mall Shops     10 yrs   10% in 5th year      No        Yes           Yes
================================================================================

     Upon lease rollover/turnover, space is forecasted to be released at the higher of the last effective rent (defined as minimum rent plus overage rent if any) and the ascribed market rent as detailed previously increasing by our market rent growth rate assumption.

Conclusion - Minimum Rent

     In the initial full year of the investment (FY 1997), it is projected that the subject property will produce approximately $6,632,518 in minimum rental income. This estimate of base rental income is equivalent to $21.41 per square foot of total owned GLA. Alternatively, minimum rental income accounts for 56.7 percent of all potential gross revenues. Further analysis shows that over the holding period (1997-2007), minimum rent advances at an average compound annual rate of 4.84 percent. This increase is a synthesis of the mall's continued lease-up, fixed rental increases, as well as market rents from rollover or turnover of space.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Overage Rent

     In addition to minimum base rent, many tenants at the subject property have contracted to pay a percentage of their gross annual sales over a pre-established base amount as overage rent. Many leases have a natural breakpoint although a number have stipulated breakpoints. The average overage percentage for small space retail tenants is in a range of 5.0 to 6.0 percent.

     Traditionally, it takes a number of years for a retail center to mature and gain acceptance before generating any sizeable percentage income. As a center matures, the level of overage rents typically becomes a larger percentage of total revenue. It is a major ingredient protecting the equity investor against inflation.

     In the Retail Market Analysis section of this report, we discussed the forecasted sales levels for the mall tenants. It is difficult to predict with accuracy what sales will be on an individual tenant level. Ownership has projected a level of overage rent for the project based upon their analysis. However, we have not assumed any percentage rent over the bulk of the holding period. This assumption provides some conservatism to our analysis and leaves some upside potential to an investor.

Sales Growth Rates - Retail Component

     In the Retail Market Analysis section of this report, we discussed that comparable retail store sales at the subject property have increased dramatically between 1991 and 1993, while showing more stabilized growth in the ensuing two years. There was a significant amount of remerchandising and leasing in 1995 to national tenants. As such, we anticipate steady sales growth in 1996 and thereafter.

     Retail sales in the Jackson MSA have been increasing at a compound annual rate of 5.07 percent per annum since 1990, according to Sales and Marketing Management. According to both the Cushman & Wakefield and Korpacz surveys, major investors are looking at a range of growth rates of 0 percent initially to a high of 5 percent in their computational parameters. Most typically, growth rates of 3 percent to 4 percent are seen in these surveys.

     Nationally, total retail sales have been increasing at a compound annual rate of 6.2 percent since 1980 and 4.9 percent per annum since 1990. Between 1990 and 1994, GAFO sales have grown at a compound annual rate of 5.83 percent per year. Through 2000, total retail sales are forecasted to increase by 4.12 percent per year nationally, while GAFO sales are projected to grow by 5.04 percent annually.

     After considering all of the above, combined with our assessment of competition in the subject market, we have forecasted sales growth based upon the following schedule.

                      ====================================
                           Sales Growth Rate Forecast
                      ====================================
                          Period       Annual Growth Rate
                      ====================================
                      1996-Thereafter        3.50%
                      ====================================

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Expense Reimbursement/Miscellaneous Income

     By lease agreement, tenants are required to reimburse the lessor for certain operating expenses. Included among these operating items are real estate taxes, common area maintenance (CAM), and HVAC/Utility recovery which accounts for the tenants utility consumption. Miscellaneous income is essentially derived from specialty leasing for temporary tenants, kiosks (Retail Merchandising Units
- RMU's), and other charges. In the first full year of the investment, it is projected that the subject property will generate approximately $4,539,442 in reimbursements for these operating expenses and $202,500 in other miscellaneous income.

Common Area Maintenance

     Under the standard lease, mall tenants pay their pro-rata share of the balance of the CAM expense after anchor and restaurant tenant contributions are deducted and an administrative fee is added. Provided below is a summary of the standard clause that exists for a new tenant at the mall.

================================================================================
                  Common Area Maintenance Recovery Calculation
================================================================================
CAM Expense     Actual hard cost for year exclusive of interest and depreciation
--------------------------------------------------------------------------------
    Add                         Administrative Fee
--------------------------------------------------------------------------------
    Less        Contributions from department stores and restaurants
--------------------------------------------------------------------------------
   Equals:      Net pro-ratable CAM billable to mall tenants on the basis of gross occupied area (GLOA).
--------------------------------------------------------------------------------

     As discussed, department stores will be obligated to pay contributions toward common area maintenance costs. It should be noted that total major contributions consist of a pro rata share of exterior CAM or a fixed CAM amount, plus a charge for HVAC usage. The following chart presents a summary of their payments.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================


================================================================================
                              Anchor Contributions
================================================================================
 Tenant             Area                  Contribution            Projected 1996
                                                                        Amount
================================================================================
 Dillard's       150,000 SF        Pro rata share of exterior          $146,918
                                   CAM expense;
                                   HVAC-$.25/SF increasing by
                                   CPI after 5th anniversary
--------------------------------------------------------------------------------
 McRae's         205,000 SF        Pro rata share of exterior          $121,497
                                   CAM expense:
                                   HVAC - $.25/SF increasing
                                   $.05/SF    every      5th
                                   anniversary
--------------------------------------------------------------------------------
 Gayfers         155,276 SF        Pro rata share of exterior          $193,788
                                   CAM expense;
                                   HVAC - $.45/SF increasing
                                   by CPI after 3rd anniversary
--------------------------------------------------------------------------------
JC Penney        136,449 SF        Yrs 1 - 5          $0.15/SF          $88,692
                                   Yrs 6 - 10         $0.251SF
                                   Yrs 11 - 20        $0.35/SF
                                   Yrs 21 - 30        $0.45/SF
                                   Thereafter         $0.50/SF
                                   HVAC - yrs 1-5     $0.25/SF
                                   Thereafter         $0.30/SF
================================================================================

Real Estate Taxes

     Mall tenants pay real estate tax recoveries based upon a pro-rata share of the expense, less restaurant tenant contributions. The pass-through is based upon pro-rata share of gross occupied area (GLOA).

HVAC/Utilities

     When a mall shop tenant initially signs their lease, an estimate is made regarding their anticipated utility usage. This includes electricity, water and HVAC. This amount can vary from tenant to tenant, but most typically amounts to $5.50 per square foot. This amount is projected to increase at 2 percent per annum which is consistent with the historically nominal increases in utility rates.

Temporary Tenant/Miscellaneous Income

     The final revenue categories consist of temporary leasing of in-line space, revenue from push carts (RMU's), and miscellaneous income. Temporary leasing is related to temporary tenants that occupy vacant in-line space. Other sources of miscellaneous revenues include temporary seasonal kiosk rentals, forfeited security deposits, phone revenues, and interest income. Our forecast for these additional revenues is net of a provision for vacancy and credit loss. Overall, it is our assumption that these other revenues will increase by 3.0 percent per annum over the holding period.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Allowance for Vacancy and Credit Loss - Retail Component

     The investor of an income producing property is primarily interested in the cash revenues that an income-producing property is likely to produce annually over a specified period of time rather than what it could produce if it were always 100 percent occupied with all tenants paying rent in full and on time.
It is normally a prudent practice to expect some income loss, either in the form of actual vacancy or in the form of turnover, non-payment or slow payment by tenants. We have reflected a 5.0 percent stabilized contingency for both stabilized and unforeseen vacancy and credit loss. Please note that this vacancy and credit loss provision is applied to all mall tenants equally. We have phased in the 5.0 percent factor as the mall leases up.

     In this analysis we have also forecasted that there is a 70.0 percent probability that an existing tenant will renew their lease. Upon turnover, we have forecasted that rent loss equivalent to six months would be incurred to account for the time and/or costs associated with bringing space back on line. Thus, minimum rent as well as overage rent and certain other income has been reduced by this forecasted probability.

     We have calculated the effect of the total provision of vacancy and credit loss on the in-line shops. Through the 10 years of this cash flow analysis, the total allowance for vacancy and credit loss, including provisions for downtime, ranges from a low of 5.32 percent of total potential gross revenues to a high of
14.58 percent (1996). On average, the total allowance for vacancy and credit loss over the 11 year projection period averages 7.44 percent of these revenues.

================================================================================
                            Total Rent Loss Forecast
================================================================================
               Year      Physical Vacancy  Global Vacancy  Total Vacancy*
================================================================================
               1996          11.58%           3.00%           14.58%
--------------------------------------------------------------------------------
               1997           4.60%           4.00%            8.60%
--------------------------------------------------------------------------------
               1998           1.60%           5.00%            6.60%
--------------------------------------------------------------------------------
               1999           0.32%           5.00%            5.32%
--------------------------------------------------------------------------------
               2000           1.29%           5.00%            6.29%
--------------------------------------------------------------------------------
               2001           0.61%           5.00%            5.61%
--------------------------------------------------------------------------------
               2002           0.74%           5.00%            5.74%
--------------------------------------------------------------------------------
               2003           0.89%           5.00%            5.89%
--------------------------------------------------------------------------------
               2004           2.26%           5.00%            7.26%
--------------------------------------------------------------------------------
               2005           2.31%           5.00%            7.31%
--------------------------------------------------------------------------------
               2006           3.87%           5.00%            8.87%
--------------------------------------------------------------------------------
               2007           2.22%           5.00%            7.22%
--------------------------------------------------------------------------------
               Avg.           2.69%           4.75%            7.44%
================================================================================
* Includes phased global vacancy provision for unseen vacancy and credit loss as well as weighted downtime provision of lease turnover.
================================================================================

     As discussed, if an existing mall tenant is a consistent under-performer with sales substantially below the mall average, then the turnover probability applied is 100 percent. This assumption, while adding a degree of conservatism to our analysis, reflects the reality that management will continually strive to replace under performers. On balance, the aggregate deductions of all gross revenues reflected in this analysis are based upon overall long-term market occupancy levels and are considered what a prudent investor would allow for credit

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

loss. The remaining sum is effective gross income which an informed investor may anticipate the subject property to produce. We believe this is reasonable in light of overall vacancy in this subject's market area as well as the current leasing structure at the subject.

Effective Gross Income - Retail Component

     In the initial full year of the investment, FY 1997, effective gross revenues ("Total Income" line on cash flow) are forecasted to amount to approximately $11,329,573, equivalent to $36.59 per square foot of total owned GLA.


================================================================================
               Effective Gross Revenue Summary - Retail Component
                  Initial Year of Investment -Fiscal Year 1997
================================================================================
                                Aggregate Sum       Unit Rate      Income Ratio
================================================================================
Potential Gross Income         $11,704,189           $37.80           100.0%
--------------------------------------------------------------------------------
Less: Vacancy and Credit Loss    ($374,616)          ($1.21)            3.2%
--------------------------------------------------------------------------------
Effective Gross Income         $11,329,573           $36.59            96.85
================================================================================

Expenses

     Total expenses incurred in the production of income from the subject property are divided into two categories: reimbursable and non-reimbursable items. The major expenses which are reimbursable include real estate taxes, common area maintenance, and HVAC/utilities. Non-reimbursable expenses associated with the subject property include certain general and administrative expenses, ownership's contribution to the merchants association/ marketing fund, management charges, and miscellaneous expenses. Other expenses include a reserve for the replacement of short-lived capital components, alteration costs associated with bringing space up to occupancy standards, leasing commissions, and a provision for capital expenditures.

     The various expenses incurred in the operation of the subject property have been estimated from information provided by a number of sources. We have reviewed the subject's component operating budget prepared by management. This information is provided in the Addenda. We have compared this information to published data which are available, as well as comparable expense information. Finally, this information has been tempered by our experience with other regional shopping centers.

Reimbursable Operating Expenses

     We have analyzed each item of expense individually and attempted to project what the typical investor in a property like the subject would consider reasonable, based upon informed opinion, judgment and experience. The following is a detailed summary and discussion of the reimbursable operating expenses incurred in the operation of the subject property during the initial year of the investment holding period.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Common Area Maintenance - This expense category includes the annual cost of miscellaneous building maintenance contracts, recoverable labor and benefits, security, insurance, landscaping, cleaning and janitorial, exterminating, supplies, trash removal, exterior lighting, common area energy, gas and fuel, equipment rental, interest and depreciation, and other miscellaneous charges. As discussed, the standard lease agreement allows management to pass along the CAM expense to tenants on the basis of occupied area with the addition of a 15.0 percent administrative fee.

Management has budgeted a stabilized common area maintenance expense of $1,9928,323 in 1996, or $6.23 per square foot of mall GLA (309,675+/- square feet). This cost is summarized as follows:

================================================================================
                                                        Per Sq. Ft. of
        Budget Year                 CAM Expense         Mall Shop GLA
================================================================================
               1996                   $1,928,323            $6.23
================================================================================

Provided on the Facing Page chart is a comparison of CAM expense rates at other regional malls. As can be seen, common area maintenance costs range from $3.73 to $13.20 per square foot. The survey mean is $6.76. Other properties in the south reflect CAM expenses between $4.74 and $6.46 per square foot.

Overall, we believe that CAM expense projections for the subject are reasonable. For our analysis, we have utilized a CAM expense of $1,930,000 in 1996 and grown this amount by 3.5 percent per annum in the ensuing years of the cash flow.

As will be further outlined, ownership is finalizing plans for a two-year mall enhancement program. Earlier within the Income Approach it was determined that average occupancy costs for a mall shop tenant equates to 12.85 percent of sales. For a mall which is posting $300+/- per square foot in sales, this level of occupancy cost is deemed to be quite reasonable. Therefore, after extensive conversations with the mall manager, we have concluded that $400,000 of the planned capital improvements would be passed through to the mall shop tenants as part of CAM. However, we have not included a 15 percent administrative surcharge as we feel it would be met with resistance by tenants. These monies are equally passed through as $200,000 in 1997 and $200,000 in 1998.

Real Estate Taxes - The projected taxes to be incurred in 1996 are projected to be $545,000. As discussed, the standard recovery for this expense is charged on the basis of gross occupied area of non-anchor mall tenant GLA, less restaurant tenant contributions. For a complete discussion of the subjects real estate taxes, please refer to the Real Property Taxes and Assessment section of the report.

Utilities - The cost for electricity and water are recovered as a per square foot charge which is separately determined for each tenant. This method of recovery results in a profit to ownership. Utility expense will fluctuate somewhat with occupancy. Therefore, we have modeled our cash flow to increase utility expense

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Income Approach
================================================================================

appropriately as occupancy increases. Based on utility costs, we have projected electricity to equate to $3.57 per square foot of occupied area, and water and sewer expense to equal $0.14 per square foot of occupied area in 1996. These amounts are projected to increase 2 percent per annum.

Non-Reimbursable Expenses

     Total non-reimbursable expenses at the subject property are projected from accepted practices and industry standards. Again, we have analyzed each item of expenditure in an attempt to project what the typical investor in a property similar to the subject would consider reasonable, based upon actual operations, informed opinion, and experience. The following is a detailed summary and discussion of non-reimbursable expenses incurred in the operation of the subject property for the initial year. Expenses are forecasted to increase 3.5 percent per annum through the remainder of the holding period.

     General and Administrative - Expenses related to the administrative aspects of the mall include costs particular to operation of the mall, including salaries, travel and entertainment, and dues and subscriptions. A provision is also made for professional services (legal and accounting fees and other professional consulting services). In 1996, we reflect general and administrative expenses of $260,000, or $0.84 per square foot of mall shop GLA.

     Marketing - These costs relate to ownership's contribution to the merchant association which is net of tenant contributions. Ownership is obligated to contribute 25 percent of the amount collected from tenants for marketing. In 1996, marketing costs are forecasted to amount to $100,000, or $0.32 per square foot.

     Miscellaneous - This catch-all category is provided for various miscellaneous and sundry expenses that ownership will typically incur. Such items as unrecovered repair costs, preparation of suites for temporary tenants, certain non-recurring expenses, expenses associated with maintaining vacant space, and bad debts in excess of our credit loss provision would be included here. In 1996, these miscellaneous items are forecasted to amount to $30,000.

     Management - The annual cost of managing the subject property is projected to be 3.0 percent of minimum and percentage rent. In the initial year of our analysis, this amount is shown to be $208,572. Alternatively, this amount is equivalent to approximately 1.8 percent of effective gross income. Our estimate is reflective of a typical management agreement with a firm in the business of providing professional management services. This amount is considered typical for a retail complex of this size. Our investigation into the market for this property type indicates an overall range of fees of 3 to 5 percent. Since we have reflected a structure where ownership separately charges leasing commissions, we have used the lower end of the range as providing for compensation for these services.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Income Approach
================================================================================


     Alterations - The principal component of this expense is ownership's estimated cost to prepare a vacant suite for tenant use. At the expiration of a lease, we have made a provision for the likely expenditure of some monies on ownership's part for tenant improvement allowances. In this regard, we have forecasted a cost of $10.00 per square foot for turnover space (initial cost growing at expense growth rate) weighted by our turnover probability of 30.0 percent. We have forecasted a rate of $2.00 per square foot for renewal (rollover) tenants, based on a renewal probability of 70.0 percent. The blended rate based on our 70/30 turnover probability is therefore $4.40 per square foot. These costs are forecasted to increase at our implied expense growth rate.

     Leasing Commissions - Leasing services have been included as part of an all inclusive management fees. However, within our analysis we have provided for each of these services separately. A typical leasing structure is $3.50 per square foot for new tenants and $1.50 per square foot for renewal tenants. These rates are increased by $0.50 and $0.25 per square foot, respectively, every five years. This structure implies a payout up front at the start of a lease. The cost is weighted by our 70/30 percent renewal/turnover probability. Thus, upon lease expiration, a leasing commission charge of $2.10 per square foot would be incurred.

     Replacement Reserves - It is customary and prudent to set aside an amount annually for the replacement of short-lived capital items such as the roof, parking lot and certain mechanical items. The repairs and maintenance expense category has historically included some capital items which have been passed through to the tenants. This appears to be a fairly common practice among most malls. However, we feel that over a holding period some repairs or replacements will be needed that will not be passed on to the tenants. For purposes of this report, we have estimated an expense of approximately $0.15 per square foot of owned GLA during the first year ($46,451), thereafter increasing by our expense growth rate. This estimate takes into account the mall enhancement program which will be instituted in 1997 and 1998.

     Capital Repairs - Ownership will be undertaking a mall enhancement program in 1997 and 1998. This program will address such issue as: the upgrade and redesigning of the mall entrances; replacement of the existing mall floor cover with ceramic tile; the upgrade and redesigning of the center court area to improve traffic flow; as well as other interior upgrades or refurbishment's. As outlined in the property description, this plan is expected to cost approximately $4,000,000. These monies will be expended over a two year period in two equal installment during 1997 and 1998. As previously stated, we believe $400,000 of these cost will be passed through to the tenants as part of CAM. Therefore, we have provided for capital expenditures of $1,800,00 in each of 1997 and 1998.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Income Approach
================================================================================

Expense Growth Rates

     Expense growth rates are generally forecasted to be more consistent with inflationary trends than with competitive market forces. The Winter 1995 Cushman & Wakefield survey of regional malls found the low and high mean from each respondent to be 3.75 percent. The Fourth Quarter 1995 Korpacz survey reports that the range in expense growth rates runs from 3.0 percent to 5.0 percent with an average of 3.98 percent, down 13 basis points from one year ago. Expenses are forecasted to grow by 3.5 percent per annum over the remainder of the holding period.

Net Income/Net Cash Flow

     The total expenses of the subject property, including alterations, commissions, capital expenditures, and reserves, are annually deducted from total income, thereby leaving a residual net operating income or net cash flow to the investors in each year of the holding period before debt service. In the initial year of investment, the net operating income is forecasted to be equal to approximately $7.07 million which is equivalent to 62.4 percent of effective gross income. Deducting other expenses including capital items results in a net cash flow before debt service of approximately $6.76 million.

==============================================================================
                               Operating Summary
                          Initial Year of Investment
==============================================================================
                          Aggregate Sum      Unit Rate*      Operating Ratio
==============================================================================
Effective Gross Income     $11,329,573         $36.59           100.0%
------------------------------------------------------------------------------
Operating Expenses          $4,257,362         $13.75            37.6%
------------------------------------------------------------------------------
Net Operating Income        $7,072,211         $22.84            62.4%
------------------------------------------------------------------------------
Other Expenses                $311,458          $1.01             2.8%
------------------------------------------------------------------------------
Cash Flow                   $6,760,753         $21.83            59.6%
==============================================================================
* Based on total owned GLA of 309,675 square feet.
==============================================================================

Investment Parameters

     After projecting the income and expense components of the subject property, investment parameters must be set in order to forecast property performance over the holding period. These parameters include the selection of capitalization rates (both initial and terminal) and application of the appropriate discount or yield rate, also referred to as the internal rate of return (IRR).

Selection of Capitalization Rates

     Overall Capitalization Rate

     The overall capitalization rate bears a direct relationship between net operating income generated by the real estate in the initial year of investment (or initial stabilized year) and the value of the asset in the marketplace. Overall rates are also affected by the existing leasing schedule of the property, the strength or weakness of the local rental market, the property's position relative to competing properties, and the risk/return characteristics associated with competitive investments.

==============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Income Approach
==============================================================================

     For retail properties, the trend has been for rising capitalization rates. We feel that much of this has to do with the quality of the product that has been selling. Sellers of the better performing dominant Class A malls have been unwilling to waver on their pricing. Many of the malls which have sold over the past 18 to 24 months are found in less desirable second or third tier locations or represent turnaround situations with properties that are posed for expansion or remerchandising. With fewer buyers for the top performing assets, sales have been somewhat limited.


==============================================================================
                         Overall Capitalization Rates
                             Regional Mail Sales
==============================================================================
Year           Range               Mean            Basis Point Change
==============================================================================
1988           5.00% - 8.00%       6.16%                    -
------------------------------------------------------------------------------
1989           4.58% - 7.26%       6.05%                  -11
------------------------------------------------------------------------------
1990           5.06% - 9.11%       6.33%                  +28
------------------------------------------------------------------------------
1991           5.60% - 7.82%       6.44%                  +11
------------------------------------------------------------------------------
1992           6.00% - 7.97%       7.31%                  +87
------------------------------------------------------------------------------
1993           7.00% - 10.10%      7.92%                  +61
------------------------------------------------------------------------------
1994           6.98% - 10.29%      8.37%                  +45
------------------------------------------------------------------------------
1995           7.47% - 11.10%      9.14%                  +79
==============================================================================

     The data above shows that, with the exception of 1989, the average cap rate has shown a rising trend each year. Between 1988 and 1989, the average rate declined by 11 basis points. This was partly a result of dramatically fewer transactions in 1989 as well as the sale of Woodfield Mall at a reported cap rate of 4.58 percent. In 1990, the average cap rate jumped 28 basis points to
6.33 percent. Among the 16 transactions we surveyed that year, there was a marked shift of investment criteria upward, with additional basis point risk added due to the deteriorating economic climate for commercial real estate. Furthermore, the problems with department store anchors added to the perceived investment risk.

     Much of the buying over the past 18 to 24 months has been opportunistic acquisitions involving properties selling near or below replacement cost. Many of these properties have languished due to lack of management focus or expertise, as well as a limited ability to make the necessary capital commitments for growth. As these opportunities become harder to find, we believe that investors will again begin to focus on the stable returns of the dominant Class A product.

     The Cushman & Wakefield's Winter 1995 survey reveals that going-in cap rates for regional shopping centers range between 7.0 and 9.0 percent with a low average of 7.47 and high average of 8.25 percent, respectively; a spread of 78 basis points. Generally, the change in average capitalization rates over the Spring 1995 survey shows that the low average decreased by 3 basis points, while the upper average increased by 15 points. Terminal, or going-out rates are now averaging 8.17 and 8.83 percent, representing a decrease of 22 basis points and 23 basis points, from Spring 1995 averages.


==============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Income Approach
==============================================================================

                Cushman & Wakefield Valuation Advisory Services
                 National Investor Survey - Regional Malls(%)
==========================================================================================================================


Investment               Winter 1994                         Spring 1995                            Winter 1995
Parameters         Low               High               Low               High                 Low              High
==========================================================================================================================

OAR/Going-In   6.50 - 9.50       7.50 - 9.50        7.00 - 8.50        7.50 - 8.50        7.00 - 8.00        7.50 - 9.00
                   7.6               8.4                7.50               8.1                7.47               8.25
--------------------------------------------------------------------------------------------------------------------------
OAR/Terminal   7.00 - 9.50       7.50 - 10.50       7.50 - 8.75        8.00 - 9.25        7.00 - 9.00        8.00 - 10.00
                   8.0               8.8                7.95               8.6                8.1                 8.83
--------------------------------------------------------------------------------------------------------------------------
IRR           10.00 - 11.50     10.00 - 13.00      10.00 - 11.50      11.00 - 12.00      10.00 - 11.50      10.50 - 12-00
                  10.5              11.5               10.70               11.4              10.72               11.33
==========================================================================================================================

     The Fourth Quarter 1995 Peter F. Korpacz survey finds that cap rates have remained relatively stable. They recognize that there is extreme competition for the few premier malls that are offered for sale which should exert downward pressure on rates. However, most of the available product is B or C quality which are not attractive to most institutional investors. The survey did, however, note a dramatic change for the top tier investment category of 20 to 30 true "trophy" assets in that investors think it is unrealistic to assume that cap rates could fall below 7.0 percent.

==============================================================================
                         NATIONAL REGIONAL MALL MARKET
                              FOURTH QUARTER 1995
==============================================================================
KEY INDICATORS              CURRENT           LAST
Free & Clear Equity IRR     QUARTER          QUARTER           YEAR AGO
======================== ===============  =============    ==============
RANGE                    10.00%-14.00%    10.00%-14.00%     10.00%-14.00%
AVERAGE                     11.55%            11.55%            11.60%
------------------------------------------------------------------------------
CHANGE (Basis Points)          -                0                 -5
------------------------------------------------------------------------------
Free & Clear Going-In Cap Rate
------------------------------------------------------------------------------
RANGE                     6.25%-11.00%     6.25%-11.00%      6.25%-11.00%
AVERAGE                      7.86%             7.84%             7.73%
------------------------------------------------------------------------------
CHANGE (Basis Points)          -                +2                +13
------------------------------------------------------------------------------
Residual Cap Rate
------------------------------------------------------------------------------
RANGE                    7.00%-11.00%     7.00%-11.00%       7.00%-11.00%
------------------------------------------------------------------------------
AVERAGE                      8.45%             8.45%             8.30%
------------------------------------------------------------------------------
CHANGE (Basis Points)          -                0                 +15
==============================================================================
Source: Peter Korpacz Associates, Inc. - Real Estate Investor Survey Fourth Quarter - 1995
==============================================================================

     As can be seen from the above, the average IRR has decreased by 5 basis points to 11.55 percent from one year ago. However, it is noted that this measure has been relatively stable over the past three months. The quarter's average initial free and clear equity cap rate rose 13 basis points to 7.86 percent from a year earlier, while the residual cap rate increased 15 basis points to 8.45 percent.'

     Most retail properties that are considered institutional grade are existing, seasoned centers with good inflation protection that offer stability in income and are strongly positioned to the extent that they are formidable barriers to new competition. Equally important are centers which offer good upside potential after face-lifting, renovations, or expansion. With new construction down substantially, owners have accelerated renovation and re-merchandising programs. Little competition from over-building is likely in most mature markets


==============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Income Approach
==============================================================================

within which these centers are located. Environmental concerns and "no-growth" mentalities in communities are now serious impediments to new retail development.

     Finally, investors have recognized that the retail landscape has been fundamentally altered by consumer lifestyles changes, industry consolidations and bankruptcies. This trend was strongly in evidence as the economy enters 1996 in view of the wave of retail chains whose troublesome earnings are forcing major restructures or even liquidations. (The reader is referred to the National Retail Overview in the Addenda of this report). Trends toward more casual dress at work and consumers growing pre-occupation with their leisure and home lives have created the need for refocused leasing efforts to bring those tenants to the mall that help differentiate them from the competition. As such, entertainment, a loosely defined concept, is one of the most common directions malls have taken. A trend toward bringing in larger specialty and category tenants to the mall is also in evidence. The risk from an owners standpoint is finding that mix which works the best.

     Nonetheless, the cumulative effect of these changes has been a rise in rates as investors find it necessary to adjust their risk premiums in their underwriting.

     Based upon this discussion, we are inclined to group and characterize regional malls into the general categories following:

      Cap Rate Range          Category

      7.0% to 7.5%            Top 20 to 25+/- malls in the country.

      7.5% to 8.5%            Dominant Class A investment grade property, high
                              sales levels, relatively good health ratios, excellent demographics (top 50 markets), and considered to present a significant barrier to entry within its trade area.

      8.5% to 10.5%           Somewhat broad characterization of investment
                              quality properties ranging from primary MSAs to second tier cities. Properties at the higher end of the scale are probably somewhat vulnerable to new competition in their market.

      10.5% to 12.0%          Remaining product which has limited appeal or
                              significant risk which will attract only a smaller, select group of investors.

Conclusion - Initial Capitalization Rate

     Based upon our analysis of the subject property, we have developed a going-in capitalization rate for the property. The following points summarize some of our thinking:

     o Northpark Mall is an existing good quality, investment grade mall which is the dominant retail property in the Jackson Mississippi region.


==============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Income Approach
==============================================================================

     o Trade area demographics are stable, with good potential for growth in population, households, and income.

     o Continued remerchandising and a strong anchor mix will continue to produce a strong customer draw to the property. The anchor alignment is property positioned for the trade area.

     On balance, we believe that a property with characteristics of the subject would potentially trade at an overall rate between 8.00 and 8.50 percent based upon stabilized net operating income.

Terminal Capitalization Rate

     The residual cash flows generated annually by the subject property comprise only the first part of the return which an investor will receive. The second component of this investment return is the pre-tax cash proceeds from the resale of the property at the end of a projected investment holding period. Typically, investors will structure a provision in their analyses in the form of a rate differential over a going-in capitalization rate in projecting a future disposition price. The view is that the improvement is then older and the future is harder to visualize; hence a slightly higher rate is warranted for added risks in forecasting. On average, our rate survey shows a 38 basis point differential.

     Therefore, to the range of stabilized overall capitalization rates, we have added 50 basis points to arrive at a projected terminal capitalization rate ranging from 8.50 to 9.00 percent. This provision is made for the risk of maintaining a certain level of occupancy in the center, its level of revenue collection, the prospects of future competition, as well as the uncertainty of maintaining the forecasted growth rates over such a holding period. In our opinion, this range of terminal rates would be appropriate for the subject. Thus, this range of rates is applied to the following year's net operating income before reserves, capital expenditures, leasing commissions and alterations as it would be the first received by a new purchaser of the subject property. Applying a rate of say 8.75 percent for disposition, a current investor would dispose of the subject property at the end of the investment holding period for an amount of approximately $120.9 million based on fiscal year 2007 net income of approximately $10.2 million.

     From the projected reversionary value to an investor in the subject property, we have made a deduction to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 3.0 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses including an allowance for alteration costs that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax the net proceeds of sale to be received by an investor in the subject property at the end of the holding period.


================================================================================================
                          Net Proceeds at Reversion
================================================================================================

                                                  Less Costs of Sale and
Net Income FY 2007     Gross Sale Price        Miscellaneous Expenses @ 3.0%        Net Proceeds
===================   ==================      ===============================      =============

$10,584,488           $120,955,577            ($3,628,967)                         $117,336,610
================================================================================================

==============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Income Approach
==============================================================================

     Selection of Discount Rate

     The discounted cash flow analysis makes several assumptions which reflect typical investor requirements for yield on real property. These assumptions are difficult to directly extract from any given market sale or by comparison to other investment vehicles. Instead, investor surveys of major real estate investment funds and trends in bond yield rates are often cited to support such analysis.

     A yield or discount rate differs from an income rate, such as cash-on-cash (equity dividend rate), in that it takes into consideration all equity benefits, including the equity reversion at the time of resale and annual cash flow from the property. The internal rate of return is the single-yield rate that is used to discount all future equity benefits (cash flow and reversion) into the initial equity investment. Thus, a current estimate of the subject's present value may be derived by discounting the projected income stream and reversion year sale at the property's yield rate.

     Yield rates on long term real estate investments range widely between property types. As cited in Cushman & Wakefield's Winter 1995 survey, investors in regional malls are currently looking at broad rates of return between 10.0 and 12.00 percent, down slightly from our last two surveys. The indicated low and high means are 10.72 and 11.33 percent, respectively. Peter
F. Korpacz reports an average internal rate of return of 11.55 percent for the Fourth Quarter 1995, down 5 basis points from the year ago level.

     The yield rate on a long term real estate investment can also be compared with yield rates offered by alternative financial investments since real estate must compete in the open market for capital. In developing an appropriate risk rate for the subject, consideration has been given to a number of different investment opportunities. The following is a list of rates offered by other types of securities.

==============================================================================
Market Rates and Bond Yields (%)             May, 1996
==============================================================================
 Reserve Bank Discount Rate                    5.00
------------------------------------------------------------------------------
Prime Rate (Monthly Average)                   8.25
------------------------------------------------------------------------------
  3-Month Treasury Bills                       4.98
------------------------------------------------------------------------------
    U.S. 1O-Year Notes                         6.90
------------------------------------------------------------------------------
    U.S. 30-Year Bonds                         6.95
------------------------------------------------------------------------------
      Telephone Bonds                          8.09
------------------------------------------------------------------------------
      Municipal Bonds                          6.21
==============================================================================
Source: New York Times
==============================================================================

     This compilation of yield rates from alternative investments reflects varying degrees of risk as perceived by the market. Therefore, a riskless level of investment might be seen in a three month treasury bill at 4.98 percent. A more risky investment, such as telephone bonds, would currently yield a much higher rate of 8.09 percent. The prime rate is currently 8.25 percent, while the discount rate is 5.00 percent. Ten year treasury notes are currently yielding around 6.90 percent, while 30-year bonds are at 6.95 percent.

==============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Income Approach
==============================================================================

     Real estate investment typically requires a higher rate of return (yield) and is much influenced by the relative health of financial markets. A retail center investment tends to incorporate a blend of risk and credit based on the tenant mix, the anchors that are included (or excluded) in the transaction, and the assumptions of growth incorporated within the cash flow analysis. An appropriate discount rate selected for a retail center thus attempts to consider the underlying credit and security of the income stream, and includes an appropriate premium for liquidity issues relating to the asset.

     There has historically been a consistent relationship between the spread in rates of return for real estate and the "safe" rate available through long-term treasuries or high-grade corporate bonds. A wider gap between return requirements for real estate and alternative investments has been created in recent years due to illiquidity issues, the absence of third party financing, and the decline in property values.

     Investors have suggested that the regional mail market has become increasingly "tiered" over the past two years. The country's premier malls are considered to have the strongest trade areas, excellent anchor alignments, and significant barriers of entry to future competitive supply. These and other "dominant" malls will have average mall shop sales above $300 per square foot and be attractive investment vehicles in the current market. It is our opinion that the subject would attract high interest from institutional investors if offered for sale in the current marketplace. There is not an abundance of regional mall assets of comparable quality currently available, and many regional malls have been included within REITs, rather than offered on an individual property basis. However, we must further temper our analysis due to the fact that there remains some risk that the inherent assumptions employed in our model come to full fruition.

     Finally, application of these rate parameters to the subject should entail some sensitivity to the rate at which leases will be expiring over the projection period. A complete expiration report is included in the Addenda. We would also note that much of the risk factored into such an analysis is reflected in the assumptions employed within the cash flow model, including rent and sales growth, turnover, reserves, and vacancy provisions.

     We have briefly discussed the investment risks associated with the subject. On balance, it is our opinion that an investor in the subject property would require an internal rate of return between 11.25 and 11.75 percent.

Present Value Analysis

     Analysis by the discounted cash flow method is examined over a holding period that allows the investment to mature, the investor to recognize a return commensurate with the risk taken, and a recapture of the original investment. Typical holding periods usually range from 10 to 20 years and are sufficient for the majority of institutional grade real estate such as the subject to meet the criteria noted above. In the instance of the subject, we have analyzed the cash flows anticipated over a ten year period commencing on June 1, 1996.

     A sale or reversion is deemed to occur at the end of the 10th year based upon capitalization of the following year's net operating income. This is based upon the premise that a purchaser in the 10th year is buying the following year's net income. Therefore, our analysis reflects this situation by capitalizing the first year of the next holding period.

==============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Income Approach
==============================================================================

     The present value is formulated by discounting the property cash flows at various yield rates. The yield rate utilized to discount the projected cash flow and eventual property reversion has been based on an analysis of anticipated yield rates of investors dealing in similar investments. The rates reflect acceptable expectations of yield to be achieved by investors currently in the marketplace shown in their current investment criteria and as extracted from comparable property sales.

Cash Flow Assumptions

     Our cash flows forecasted for the property have been presented. To reiterate, the formulation of these cash flows incorporate the following general assumptions in our computer model:

     1. The pro forma is presented on a fiscal year basis commencing on June 1, 1996. The present value analysis is based on a 10 year holding period. This period reflects 9+/- years of stabilized operations.

     2. Existing lease terms and conditions remain unmodified until their expiration. At expiration, it has been assumed that there is a 70.0 percent probability that existing retail tenants will renew their lease. Executed and high probability pending leases have been assumed to be signed in accordance with negotiated terms as of the date of valuation.

     3. 1996 base date market rental rates have been established according to tenant size with consideration given to location, the specific merchandise category, as well as projected sales. Upon renewal, it is assumed that new leases are written for an average of 10 years with a rent step of 10.0 percent in year 6.

     4. Market rents have been established for 1996. Subsequently, it is our assumption that market rental rates for mall tenants will increase
          3.5 percent perannum.

     5. Most retail tenants have percentage rent clauses providing for the payment of overage rent. In our analysis, we have forecasted that sales will grow by 3.5 percent through the holding period. Our analysis does not forecast any significant amount of percentage rent.

     6. Expense recoveries are based upon terms specified in the various lease contracts. The standard lease contract for real estate taxes and common area maintenance billings for interior mall tenants is generally based upon a tenants pro rata share of occupied area.

     7. Income lost due to vacancy and non-payment of obligations has been based upon our turnover probability assumption as well as a global provision for credit loss of 5.0 percent.

     8. Specialty leasing and miscellaneous income consists of several categories. Specialty leasing is generated by the mall's temporary in-line tenant program which fill in during periods of downtime between permanent in-line tenants. Miscellaneous income is generated by chargebacks for tenant work, forfeited


==============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Income Approach
==============================================================================


          security deposits, telephones, etc. We have grown all miscellaneous revenues by 3.0 percent per annum.

     9. Operating expenses have been developed with management's budget from which we have recast certain expense items. Expenses have also been compared to industry standards as well as our general experience. Operating expenses are forecasted to increase by 3.5 percent per year except for management which is based upon a percentage of income. Taxes are forecasted to grow at 3.5 percent per year. Alteration costs are assumed to escalate at our forecasted expense inflation rate.

     10. A provision for initial capital reserves has been reflected. An alteration charge of $10.00 per square foot has been utilized for new mall tenants upon future rollover of space. Renewal tenants have been given an allowance of $2.00 per square foot. Leasing commissions reflect a rate structure of $3.50 per square foot for new leases and $1.50 per square foot for renewal leases.

     For a property such as the subject, it is our opinion that an investor would require an all cash discount rate in the range of 11.25 to 11.75 percent. Accordingly, we have discounted the projected future pre-tax cash flows to be received by an equity investor in the subject property to a present value so as to yield 11.25 to 11.75 percent at 25 basis point intervals on equity capital over the holding period. This range of rates reflects the risks associated with the investment. Discounting these cash flows over the range of yield and terminal rates now being required by participants in the market for this type of real estate places additional perspective upon our analysis. The holding period is deemed to run from June 1, 1996 through May 31, 2006. A valuation matrix for the subject appears on the following table:

==============================================================================
                            Valuation Matrix (000)
==============================================================================
Terminal Cap Rate                    Discount Rate
----------------------------------------------------------------------
                       11.25%            11.60%             11.75%
======================================================================
   8.50%               $86,816           $85,382           $83,978
----------------------------------------------------------------------
  8.75%               $85,628           $84,220           $82,843
----------------------------------------------------------------------
   9.00%               $84,505           $83,123           $81,770
==============================================================================

     Through such a sensitivity analysis, it can be seen that the value of the subject property varies from approximately $81.8 to $86.8 million. Giving consideration to all of the characteristics of the subject previously discussed, we feel that a prudent investor would require a yield which falls near the middle of the range outlined above for this property. Accordingly, we believe that based upon all of the assumptions inherent in our cash flow analysis, an investor would look toward as IRR around 11.50 percent and a terminal rate around 8.75 percent as being most representative of the subject's value in the market.

     In view of the analysis presented here, it becomes our opinion that the discounted cash flow analysis indicates a market value of $84.3 million for the subject property as of June 1, 1996. The indices of investment generated through this indicated value conclusion are shown on the following chart:

==============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Income Approach
==============================================================================



==============================================================================
                              Investment Indices
==============================================================================
          Equity Yield(IRR)                          11.49%
------------------------------------------------------------------------------
     Overall Capitalization Rate*                     8.39%
------------------------------------------------------------------------------
      Price/SF of Owned GLA **                       $272.22
==============================================================================
*Calculated fiscally by PROJECT +Plus ($7,072,21 1)

**Based upon 309,675+/- SF
==============================================================================

     We note that the computed equity yield is not necessarily the true rate of return on equity capital. This analysis has been performed on a pre-tax basis. The tax benefits created by real estate investment will serve to attract investors to a pre-tax yield which is not the full measure of the return on capital.

Direct Capitalization

     To further support our value conclusion derived via the discounted cash flow analysis, we have also utilized the direct capitalization method. In direct capitalization an overall rate is applied to the net operating income of the subject property. In this case, we will again consider the indicated overall rates from the comparable sales in the Sales Comparison Approach as well as those rates established in our Investor Survey. The sales displayed in our summary charts developed overall rates ranging from 7.47 to 11.10 percent in 1995. The mean was 7.92 percent for 1993 transactions, 8.37 percent for 1994 sales, and 9.14 percent for 1995.

     In view of all of the above, we would anticipate that the subject would trade at an overall rate of between 8.00 and 8.50 percent. The selection of this range in overall capitalization rates takes into account the current dominance of Northpark Mail in the marketplace, the existing condition of the property, as well as its potential growth in income in the foreseeable future. Applying this rate to net operating income before reserves and alterations and other expenses for the subject of $7,072,211 results in a value range of $83,200,000 to $88,400,000 for the subject. Thus, we are inclined to conclude at a stabilized value for the subject property via direct capitalization of $85,800,000 as of June 1, 1996.


==============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                  RECONCILIATION AND FINAL VALUE ESTIMATE
==============================================================================



     Application of the Sales Comparison, and Income Approaches used in the valuation of the subject property has produced results which fall within a reasonably acceptable range. Restated, these are:

==============================================================================
             Methodology              Market Value Conclusion
==============================================================================
        Cost Approach                                       N/A
        -------------------------------------------------------
        Sales Comparison Approach     $83,000,000 - $86,000,000
        -------------------------------------------------------
        Income Approach
             Discounted Cash Flow                   $84,300,000
             Direct Capitalization                  $85,800,000
==============================================================================

     Each approach is well supported by data extracted from the market. There are, however, strengths and weaknesses in each of these approaches which require reconciliation before a final conclusion of value can be rendered.

Cost Approach

     The Cost Approach is based on the principle of substitution which maintains that a prudent purchaser will not pay more for a property than the cost to construct an equally desirable substitute property. It is best applied to a property where improvements to the site are new or of a special design and use. The estimation of replacement cost new and developers profit requires judgment, based upon cost services and interviews. The land value estimate was based on a subjective exercise that essentially equated the acquisition costs of the site together with the expended physical costs with value. Some limitations do exist with this approach when estimating a future value. The cost approach was not employed in this analysis due to the difficulty in estimating accrued depreciation, as well as the fact that properties such as the subject are not traded on a cost/value basis.

Sales Comparison Approach

     The Sales Comparison Approach arrived at a value indicted for the property by analyzing historical arms-length transaction, reducing the gathered information to common units of comparison, adjusting the sale data for differences with the subject and interpreting the results to yield a meaningful value conclusion. The basis of these conclusions was the cash-on-cash return based on net income and the adjusted price per square foot of gross leasable and net rentable area sold. An analysis of the subject on the basis of its implicit sales multiple was also utilized.

     The process of comparing historical sales data to assess what purchasers have been paying for similar type properties is weak in estimating future expectations. Although the unit sale price yields comparable conclusions, it is not the primary tool by which the investor market for a property like the subject operates. In addition, no two properties are alike with respect to quality of construction, location, market segmentation and income profile. As such, subjective judgment necessarily becomes a part of the comparative process. The usefulness of this approach is that it interprets specific investor parameters established in their analysis and ultimate purchase of a property. In light of the above, the writers are of the opinion that this methodology is best suited as support for the conclusions of the Income Approach. It does provide useful market extracted rates of return such as overall rates to simulate investor behavior in the Income Approach.

==============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                  RECONCILIATION AND FINAL VALUE ESTIMATE
==============================================================================



Income Approach

     Discounted Cash Flow Analysis

     The subject property is highly suited to analysis by the discounted cash flow method as it will be bought and sold in investment circles. The focus on property value in relation to anticipated income is well founded since the basis for investment is profit in the form of return or yield on invested capital. The subject property, as an investment vehicle, is sensitive to all changes in the economic climate and the economic expectations of investors. The discounted cash flow analysis may easily reflect changes in the economic climate of investor expectations by adjusting the variables used to qualify the model. In the case of the subject property, the Income Approach can analyze existing leases, the probabilities of future rollovers and turnovers and reflect the expectations of overage rents. Essentially, the Income Approach can model many of the dynamics of a complex property. The writers have considered the results of the discounted cash flow analysis because of the applicability of this method in accounting for the particular characteristics of the property, as well as being the tool used by many purchasers.

Capitalization

     Direct capitalization has its basis in capitalization theory and uses the premise that the relationship between income and sales price may be expressed as a rate or its reciprocal, a multiplier. This process selects rates derived from the marketplace, in much the same fashion as the Sales Comparison Approach, and applies this to a projected net operating income to derive a sale price. The weakness here is the idea of using one year of cash flow as the basis for calculating a sale price. This is simplistic in its view of expectations and may sometimes be misleading. If the year chosen for the analysis of the sale price contains an income stream that is over or understated, this error is compounded by the capitalization process. However, Direct Capitalization is utilized by investors and, as such has been considered in our selection of the market value for the subject.

Conclusions

     We have briefly discussed the applicability of each of the methods presented. Because of certain vulnerable characteristics in the Sales Comparison Approach, it has been used as supporting evidence and as a final check on the value conclusion indicated by the Income Approach methodology. The value exhibited by the Income Approach is consistent with the leasing profile of the property. Overall, it indicates complimentary results with the Sales Comparison Approach, the conclusions being supportive of each method employed, and neither range being extremely high or low in terms of the other.

     As a result of our analysis, we have formed an opinion that the market value of the fee simple estate in the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, as of June 1, 1996, was:

                         EIGHTY FIVE MILLION DOLLARS

                                 $85,000,000



==============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                  ASSUMPTIONS AND LIMITING CONDITIONS
==============================================================================


"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W' means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

1. This is a Summary Appraisal Report which is intended to comply with the reporting requirements set forth under Standards Rule 2-2)b) of the Uniform Standards of Professional Appraisal Practice for a Summary Appraisal Report. As such, it presents only summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraisers opinion of value. Supporting documentation concerning the data, reasoning, and analyses is retained in the appraiser's file. The depth of discussion contained in this report is specific to the needs of the client and for the intended use stated below. The appraiser is not responsible for unauthorized use of this report. We are providing this report as an update to our last analysis which was prepared as of January 1, 1995. As such, we have primarily reported only changes to the property and its environs over the past year.

2. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

3. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

4. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

5. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prhibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.



==============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      ASSUMPTIONS AND LIMITING CONDITIONS
    =========================================================================


6. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

7. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them);
     (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

==============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               CERTIFICATION OF APPRAISAL
==============================================================================


     We certify that, to the best of our knowledge and belief:

1 Robert S. Nardella inspected the property. Richard W. Latella has reviewed and approved the report, but did not inspect the property.

2.   The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, Richard W. Latella has completed the requirements of the continuing education program of the Appraisal Institute.



/S/ Robert S. Nardella                            /S/ Richard W. Latella
----------------------                            ----------------------
Robert S. Nardella                                Richard W. Latella, MAI
Director                                          Senior Director
Valuation Advisory Services                       Retail Valuation Group
State of Mississippi                              Reviewed and Approved
Temporary Privilege/Certification No. TG-297      without physical inspection

==============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                  ADDENDA
==============================================================================


                        NATIONAL RETAIL MARKET ANALYSIS

             STATE OF MISSISSIPPI TEMPORARY PRIVILEGE CERTIFICATE

               1994 & 1995 OPERATING STATEMENTS AND 1996 BUDGET

                                   RENT ROLL

                        PRO-JECT+ LEASE ABSTRACT REPORT

                         PRO-JECT+ ASSUMPTIONS REPORT

                       PRO-JECT+ TENANT REGISTER REPORT

                       PRO-JECT+ LEASE EXPIRATION REPORT

                            ENDS FULL DATA REPORTS

                            MALL SALES (1991-1994)

                      CUSHMAN & WAKEFIELD INVESTOR SURVEY

                          APPRAISERS' QUALIFICATIONS






==============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                           =========================
                           CUSHMAN & WAKEFIELD, INC.
                           NATIONAL RETAIL OVERVIEW
                           =========================







                            Retail Valuation Group
                            Richard W. Latella, MAI
                                Senior Director

                                          NATIONAL RETAIL MARKET OVERVIEW
==============================================================================



Introduction

     Shopping centers constitute the major form of retail activity in the United States today. Approximately 55 percent of all non-automotive retail sales occur in shopping centers. It is estimated that consumer spending accounts for about two-thirds of all economic activity in the United States. As such, retail sales patterns have become an important indicator of the country's economic health.

     During the period 1980 through 1995, total retail sales in the United States increased at a compound annual rate of 6.16 percent. Data for the period 1990 through 1995 shows that sales growth has slowed to an annual average of 4.93 percent. This information is summarized on the following chart. The Commerce Department reports that total retail sales fell three-tenths of a percent in January 1996.


==============================================================================
                           Total U.S. Retail Sales1
==============================================================================
        Year                     Amount (Billions)           Annual Change
===========================      ==================         ==================
        1980                          $ 957,400                   N/A
------------------------------------------------------------------------------
        1985                         $1,375,027                   N/A
------------------------------------------------------------------------------
        1990                         $1,844,611                   N/A
------------------------------------------------------------------------------
        1991                         $1,855,937                  .61%
------------------------------------------------------------------------------
        1992                         $1,951,589                 5.15%
------------------------------------------------------------------------------
        1993                         $2,074,499                 6.30%
------------------------------------------------------------------------------
        1994                         $2,236,966                 7.83%
------------------------------------------------------------------------------
        1995                         $2,346,577                 4.90%
------------------------------------------------------------------------------
Compound Annual Growth Rate
      1980-1995                                                +6.16%
------------------------------------------------------------------------------
  CAGR: 1990 - 1995                                            +4.93%
==============================================================================
1985 - 1995 data reflects recent revisions by the U.S. Department of Commerce:
       Combined Annual and Revised Monthly Retail Trade.
==============================================================================
Source: Monthly Retail Trade Reports Business Division, Current Business Reports, Bureau of the Census, U.S. Department of Commerce.
==============================================================================


     The early part of the 1990s was a time of economic stagnation and uncertainty in the country. The gradual recover ,y, which began as the nation crept out of the last recession, has shown some signs of weakness as corporate downsizing has accelerated. But as the recovery period reaches into its fifth year and the retail environment remains volatile, speculation regarding the nation's economic future remains. It is this uncertainty which has shaped recent consumer spending patterns.

     Personal Income and Consumer Spending Americans' personal income advanced by six-tenths of a percent in December, which helped raise income for all of 1995 by 6.1 percent, the highest gain since 6.7 percent in 1990. This growth far outpaced the 2.5 percent in 1994 and 4.7 percent in 1993. Reports for February 1996 however, reported that income grew at an annual rate of eight-tenths of a percent, the biggest gain in thirteen months, and substantially above January's anemic growth rate of one-tenth of a percent.


==============================================================================

                                          National Retail Market Overview
==============================================================================



     Consumer spending is another closely watched indicator of economic activity. The importance of consumer spending is that it represents two-thirds of the nation's economic activity. Total consumer spending rose by 4.8 percent in 1995, slightly off of the 5.5 percent rise in 1994 and 5.8 percent in 1993. These increases followed a significant lowering on unemployment and bolstered consumer confidence. The Commerce Department reported that spending rose at a
1.1 percent annual pace, the largest gain in two years, in February 1996, led by a sharp increase in automobile sales.

Unemployment Trends

     The Clinton Administration touts that its economic policy has dramatically increased the number of citizens who have jobs. Correspondingly, the nation's unemployment rate continues to decrease from its recent peak in 1992. Selected statistics released by the Bureau of Labor Statistics are summarized as follows:


==============================================================================
                        Selected Employment Statistics
============================================================================
      Civilian Labor Force                  Employed
=============================================================
         Total Workers        Total Workers               Unemployment
  Year1    (000)        % Change         (000)      % Change       Rate
======= =============== ===========  ============= ==========  ===============
  1990       124,787           .7         117,914          .5             5.5
------------------------------------------------------------------------------
  1991       125,303           .4         116,877         -.9             6.7
------------------------------------------------------------------------------
  1992       126,982          1.3         117,598          .6             7.4
------------------------------------------------------------------------------
  1993       128,040           .8         119,306         1.5            16.8
------------------------------------------------------------------------------
  1994       131,056          2.4         123,060         3.1             6.1
------------------------------------------------------------------------------
  1995       132,337          .98         124,926         1.5             5.6
======================== ==========  ============= ==========  ===============
  CAGR                       1.18                        1.16
1990 -1995
==============================================================================
(1) Year ending December 31
==============================================================================
Source:                    Bureau of Labor Statistics U.S. Department of Labor
==============================================================================


     During 1995, the labor force increased by 1,281,000 or approximately 1.0 percent. Correspondingly, the level of employment increased by 1,866,000 or
1.5 percent. As such, the year end unemployment rate dropped by five-tenths of a percent to 5.6 percent. For 1995, monthly job growth averaged 144,000. On balance, over 8.0 million jobs have been created since the recovery began. Evidence of continued strengthening continues into 1996 with first quarter job growth averaging 206,000. At the end of March 1996 the nation's unemployment rate stood at 5.6 percent.

Housing Trends

     Housing starts were down in 1995 by 7 percent from 1994 with 1.35 million units started. This compared with 1.46 million units in 1994 and 1.29 million in 1993. Single-family starts totaled 1.07 million units in 1995, down 10 percent from 1994. Multi-family starts, however, reversed this trend with their second consecutive yearly increase to 277,000 units.


==============================================================================

                                          National Retail Market Overview
==============================================================================

     For 1995, sales of new homes slipped nine-tenths of a percent to 664,000 from 670,000 in 1994. This was the lowest level since 610,000 new homes were sold in 1992. In a surprise to most analysts, new home sales rose by 4.2 percent in January 1996 to a seasonally adjusted annual rate of 693,000. The 381,000 homes for sale represented a supply of six to seven months, the highest since 1980. The median new home price of new homes sold in the first nine months of 1995 was $132,000. The median was $130,000 for all of 1994. The Commerce Department reported that construction spending rose 2.9 percent in October to an annual rate of $207.7 billion, compared to $217.9 billion in all of 1994.

     The home ownership rate seems to be rising, after remaining stagnant over the last decade. For 1995, the share of households that own their homes was
64.8 percent, compared to 64.0 percent for a year earlier. Lower mortgage rates are cited as a factor.

     Gross Domestic Product

     The report on the gross domestic product (GDP) showed that output for goods and services expanded at an annual rate of just .9 percent in the fourth quarter of 1995. Overall, the economy gained 2.0 percent in 1995, the weakest showing in four years since the 1991 recession. The .5 percent rise in the fourth quarter was much slower than the 1.7 percent expected by most analysts. The Fed sees the U.S. economy expanding at a 2.0 to 2.25 percent pace during 1996 which is in-line with White House forecasts.

     The following chart cites the annual change in real GDP since 1990.

==============================================================================
                                   Real GDP
==============================================================================
                 Year                               % Change
    =============================     =================================
                 1990                                  1.2
    -------------------------------------------------------------------
                 1991                                  -.6
    -------------------------------------------------------------------
                 1992                                  2.3
    -------------------------------------------------------------------
                 1993                                  3.1
    -------------------------------------------------------------------
                 1994                                  4.1
    -------------------------------------------------------------------
                 1995*                                 2.0
==============================================================================
*               Reflects new chain weighted system of
                measurement.  Comparable 1994 measure
                would be 3.5 %
==============================================================================
Source:         Bureau of Economic Analysis
==============================================================================


Consumer Prices

     The Bureau of Labor Statistics has reported that consumer prices rose by only 2.5 percent in 1995, the fifth consecutive year in which inflation was under 3.0 percent. This was the lowest rate in nearly a decade when the overall rate was 1.1 percent in 1986. All sectors were down substantially in 1995 including the volatile health care segment which recorded inflation of only 3.9 percent, the lowest rate in 23 years.


==============================================================================

                                          National Retail Market Overview
==============================================================================


     The following chart tracks the annual change in the CPI since 1990.


==============================================================================
                             Consumer Price Index(1)
==============================================================================
                 Year                  CPI               % Change
        ===================   ===================   ==================
                 1990                 133.8                 6.1
        --------------------------------------------------------------
                 1991                 137.9                 3.0
        --------------------------------------------------------------
                 1992                 141.9                 2.9
        --------------------------------------------------------------
                 1993                 145.8                 2.7
        --------------------------------------------------------------
                 1994                 149.7                 2.7
        --------------------------------------------------------------
                 1995                 153.5                 2.5
==============================================================================
(1) All Urban Workers
==============================================================================
Source:  Dept. of Labor, Bureau of Labor Statistics
==============================================================================


Other Indicators

     The government's main economic forecasting gauge, the Index of Leading Economic Indicators is intended to project economic growth over the next six months. The Conference Board, an independent business group, reported that the index soared 1.3 percent in February 1996, the biggest jump in 20 years. It has become apparent that the Federal Reserve's conservative monetary policy has had an effect on the economy and some economists are calling for a further reduction in short term interest rates. In recent months, evidence has been mounting that the economy is in the midst of a pick-up.

     The Conference Board also reported that consumer confidence rebounded in February 1996, following reports suggesting lower inflation. The board's index of consumer confidence rose 9 points to 97 over January when consumers worried about the government shutdown, the stalemate over the Federal budget and the recent flurry of layoff announcements by big corporations.

     In another sign of increasingly pinched household budgets, consumers sharply curtailed new installment debt in September 1995, when installment credit rose $5.4 billion, barely half as much as August. Credit card balances increased by $2.8 billion, the slimmest rise of the year. For the twelve months through September 1995, outstanding credit debt rose 13.9 percent, down from a peak of 15.3 percent in May. Still, installment debt edged to a record
18.8 percent of disposable income, indicating that consumers may be reaching a point of discomfort with new debt.

     The employment cost index is a measure of overall compensation including wages, salaries and benefits. In 1995 the index rose by only 2.9 percent, the smallest increase since 1980. This was barely ahead of inflation and is a sign of tighter consumer spending over the coming year. However, the productivity of American workers grew 1.1 percent in 1995, the largest gain since a 3.2 percent advance in 1992. Productivity is a key element in measuring the standard of living since increased efficiency allows businesses to increase workers compensation without having to raise prices.

==============================================================================

                                          National Retail Market Overview
==============================================================================

     Economic Outlook

     The WEFA Group, an economic consulting company, opines that the current state of the economy is a "central bankers" dream, with growth headed toward the Fed's 2.5 percent target, accompanied by stable if not falling inflation. They project that inflation will remain in the 2.5 to 3.0 percent range into the foreseeable future. This will have a direct influence on consumption (consumer expenditures) and overall inflation rates (CPI).

     Potential GDP provides an indication of the expansion of output, real incomes, real expenditures, and the general standard of living of the population. WEFA estimates that real U.S. GDP will grow at an average annual rate between 2.0 and 2.5 percent over the next year and at 2.3 percent through 2003 as the output gap is reduced between real GDP and potential GDP. After 2003, annual real GDP growth will moderate, tapering to 2.2 percent per annum.

     Consumption expenditures are primarily predicated on the growth of real permanent income, demographic influences, and changes in relative prices over the long term. Changes in these key variables explain much of the consumer spending patterns of the 1970s and mid- 1980s, a period during which baby boomers were reaching the asset acquisition stages of their lives; purchasing automobiles and other consumer and household durables. Increases in real disposable income supported this spending spurt with an average annual increase of 2.9 percent per year over the past twenty years. Real consumption expenditures increased at an average annual rate of 3.1 percent during the 1970s and by an average of 4.0 percent from 1983 to 1988. WEFA projects that consumption expenditure growth will slow to 2.0 percent per year by 2006 as a result of slower population growth and aging. It is also projected that the share of personal consumption expenditures relative to GDP will decline over the next decade. Consumer spending as a share of GDP peaked in 1986 at 67.4 percent after averaging about 63.0 percent over much of the post-war period. WEFA estimates that consumption's share of aggregate output will decline to
64.5 percent by 2003 and 62.7 percent by 2018.

Retail Sales

     In their publication, NRB/Shopping Centers Today 1994 Shopping Center Census, the National Research Bureau reports that overall retail conditions continued to improve for the third consecutive year in 1994. Total shopping center sales increased 5.5 percent to $851.3 billion in 1994, up from $806.6 billion in 1993. The comparable 1993 increase was 5.0 percent. Retail sales in shopping centers (excluding automotive and gasoline service station sales) now account for about 55.0 percent of total retail sales in the United States.

     Total retail sales per square foot have shown positive increases over the past three years, rising by 8.7 percent from approximately $161 per square foot in 1990, to $175 per square foot in 1994. It is noted that the increase in productivity has exceeded the increase in inventory which bodes well for the industry in general. This data is summarized on the following table.

==============================================================================

                                          National Retail Market Overview
==============================================================================



====================================================================================================================
                      Selected Shopping Center Statistics
                                   1990-1994
====================================================================================================================
                                                                                                    %      Compound
                                                                                                  Change    Annual
                                            1990        1991       1992       1993      1994     1990-93    Growth
====================================    ===========  =========  ========== ========== ========= =========  =========
Retail Sales in Shopping Centers*          $706.40    $716.90    $768.20    $806.60   $851.30     20.5%    4.8%
--------------------------------------------------------------------------------------------------------------------
Total Leasable Area**                          4.4        4.6        4.7        4.8       4.9     11.4%    2.7%
--------------------------------------------------------------------------------------------------------------------
Unit Rate                                  $160.89    $157.09    $164.20    $169.08   $175.13      8.7%    2.1%
====================================================================================================================
*     Billions of Dollars
**    Billions of Square Feet
====================================================================================================================
Source:  National Research Bureau
====================================================================================================================


     To put retail sales patterns into perspective, the following discussion highlights key trends over the past few years.

          As a whole, 1993 was a good year for most of the nation's major retailers. Sales for the month of December were up for most, however, the increase ranged dramatically from 1.1 percent at Kmart to 13.3 percent at Sears for stores open at least a year. It is noted that the Sears turnaround after years of slippage was unpredicted by most forecasters.

          With the reporting of December 1994 results, most retailers posted same store gains between 2.0 and 6.0 percent. The Goldman Sachs Retail Composite Comparable Store Sales Index, a weighted average of monthly same store sales of 52 national retail companies rose 4.5 percent in December. The weakest sales were seen in women's apparel, with the strongest sales reported for items such as jewelry and hard goods. Most department store companies reported moderate increases in same store sales, though largely as a result of aggressive markdowns. Thus, profits were negatively impacted for many companies.

          For 1995, specialty apparel sales were lackluster at best, with only .4 percent comparable sales growth. This is of concern to investors since approximately 30.0 percent of a mall's small shop space is typically devoted to apparel tenants. Traditional department stores experienced 3.4 percent same store growth in 1995, led by Dillard's
          5.0 percent increase. Mass merchants' year-to-year sales increased by 6.7 percent in 1994, driven by Sears' 7.9 percent increase. Mass merchants account for 35.0 to 55.0 percent of the anchors of regional malls and their resurgence bodes well for increased traffic at these centers.



==============================================================================

                                          National Retail Market Overview
==============================================================================


     o Sales at the nation's largest retailer chains saw reasonably good increases in March 1996, following the worst December sales figures since the 1990-91 recession in 1995. Same store sales were generally up due to the effects of Easter in almost all sectors, although some specialty apparel retailers continue to experience problems. Some chains were able to report increases in sales but this generally came about through substantial discounting. As such, profits are going to suffer and with many retailers being squeezed for cash, 1996 is expected to be a period of continued consolidations and bankruptcy. In March, discounters and off-price merchants like Target, Ross and TJX Company did particularly well. The Goldman Sachs composite index of same store sales grew by 4.2 percent in March 1996, compared to a .3 percent drop for March 1995.

     Provided on the following chart is a summary of overall and same store sales growth for selected national merchants for the most recent period.

==============================================================================
                 Same Store Sales for the Month of March 1996
==============================================================================
                                         % Change From Previous Year
                                    -----------------------------------------
            Name                              Overall        Same Store Basis
==============================            ==============    =================
          Wal-Mart                            +16.0%              +6.4%
-----------------------------------------------------------------------------
            Kmart                             - 1.0%                  -
-----------------------------------------------------------------------------
  Sears, Roebuck & Company                    +10.0%              +6.8%
-----------------------------------------------------------------------------
         J.C. Penney                          + 1.0%              -1.0%
-----------------------------------------------------------------------------
  Dayton Hudson Corporation                   +16.0%              +8.7%
-----------------------------------------------------------------------------
    May Department Stores                     +17.0%              +9.0%
-----------------------------------------------------------------------------
 Federated Department Stores                  +12.0%              +6.1%
-----------------------------------------------------------------------------
      The Limited Inc.                        +16.0%              +8.0%
-----------------------------------------------------------------------------
          Gap Inc.                            +32.0%             +13.0%
-----------------------------------------------------------------------------
         Ann Taylor                           + 9.0%             - 7.0%
==============================================================================
Source:                       New York Times
==============================================================================


     The outlook for retail sales growth is one of cautious optimism. Some analysts point to the fact that consumer confidence has resulted in increases in personal debt which may be troublesome in the long run. Consumer loans by banks rose 13.9 percent in the twelve months that ended on September 30, 1995. But data gathered by the Federal Reserve on monthly payments suggest that debt payments are not taking as big a bite out of income as in the late 1980s, largely because of the record refinancings at lower interest rates in recent years and the efforts by many Americans to repay debts.

GAFO and Shopping Center Inclined Sales

     In a true understanding of shopping center dynamics, it is important to focus on both GAFO sales or the broader category of Shopping Center Inclined Sales. These types of goods comprise the overwhelming bulk of goods and products carried in shopping centers and department stores and consist of the following categories:


==============================================================================

                                          National Retail Market Overview
==============================================================================



     o    General merchandise stores including department and other stores;

     o    Apparel and accessory stores;

     o    Furniture and home furnishing stores; and

     o    Other miscellaneous shoppers goods stores.

     Shopping Center Inclined Sales are somewhat broader and include such classifications as home improvement and grocery stores.

     Total retail sales grew by 7.8 percent in the United States in 1994 to $2.237 trillion, an increase of $162 billion over 1993. This followed an increase of $125 billion over 1992. Automobile dealers captured $69* billion of total retail sales growth last year, while Shopping Center Inclined Sales accounted for nearly 40.0 percent of the increase ($64 billion). GAFO sales increased by $38.6 billion. This group was led by department stores which posted an $18.0 billion increase in sales. The following chart summarizes the performance for this most recent comparison period.


==============================================================================
                       Retail Sales by Major Store Type
                               1993-1994 ($MIL.)
==============================================================================
                                                                 1993-1994
Store Type                       1994                1993        % Change
=======================     =============       =============  ===============
GAFO:
General Merchandise         $   282,541          $  264,617         6.8%
Apparel & Accessories           109,603             107,184         2.3%
Furniture & Furnishings         119,626             105,728        13.1%
Other GAFO                       80,533              76,118         5.8%
-----------------------------------------------------------------------------
GAFO Subtotal               $   592,303          $  553,647         7.0%
-----------------------------------------------------------------------------
Convenience Stores:
Grocery                     $   376,330          $  365,725         2.9%
Other Food                       21,470              19,661         9.2%
-----------------------------------------------------------------------------
Subtotal                    $   397,800          $  385,386         3.2%
Drug                             81,538              79,645         2.4%
-----------------------------------------------------------------------------
Convenience Subtotal        $   479,338          $  465,031         3.1%
-----------------------------------------------------------------------------
Other:
Home Improvement &
 Building Supplies Stores   $   122,533          $  109,604              11.8%
Shopping Center-Inclined    $ 1,194,174          $1,128,282               5.8%
Subtotal                        526,319             456,890              15.2%
Automobile Dealers              142,193             138,299               2.8%
Gas Stations                    228,351             213,663               6.9%
Eating and Drinking Places      145,929*           137,365*               6.2%
All Other
-----------------------------------------------------------------------------
Total Retail Sales          $ 2,236,966          $2,074,499               7.8%
==============================================================================
* Estimated sales
==============================================================================
Source: U.S. Department of
        Commerce and Dougal M. Casey: Retail Sales Center Development Through The Year 2000 (ICSC White Paper)
==============================================================================




==============================================================================

                                          National Retail Market Overview
==============================================================================

     GAFO sales grew by 7.0 percent in 1994 to $592.3 billion, led by furniture and furnishings which grew by 13.1 percent. From the above it can be calculated that GAFO sales accounted for 26.5 percent of total retail sales and nearly 50.0 percent of all shopping center-inclined sales.

     The International Council of Shopping Centers (ICSC) publishes a Monthly Mall Merchandise Index which tracks sales by store type for more than 400 regional shopping centers. The index shows that sales per square foot rose by
1.8 percent to $256 per square foot in 1994. The following chart identified the most recent year-end results.


==============================================================================

                                          National Retail Market Overview
==============================================================================



==============================================================================
                          Index Sales per Square Foot
                           1993-1994 Percent Change
==============================================================================
Store Type                                1994            1993     ICSC Index
==============================================================================
GAFO:
Apparel & Accessories:
Women's Ready-To-Wear                     $189            $196          -3.8%
Women's Accessories and Specialties        295             283          +4.2%
Men's and Boy's Apparel                    231             239         - 3.3%
Children's Apparel                         348             310         +12.2%
Family Apparel                             294             292         + 0.4%
Women's Shoes                              284             275         + 3.3%
Men's Shoes                                330             318         + 3.8%
Family Shoes                               257             252         + 1.9%
Shoes (Misc.)                              340             348         - 2.2%
SUBTOTAL                                  $238            $238         - 0.2%
------------------------------------------------------------------------------
Furniture & Furnishings:
Furniture & Furnishings                   $267            $255         + 4.5%
Home Entertainment & Electronics           330             337          -2.0%
Miscellaneous                              291             282         + 3.3%
SUBTOTAL                                  $309            $310         - 0.3%
------------------------------------------------------------------------------
Other GAFO:
Jewelry                                   $581            $541           +74%
Other                                      258             246         + 4'9%
SUBTOTAL                                  $317            $301         + 5.3%
TOTAL GAFO                                $265            $261         + 1.6%
------------------------------------------------------------------------------
NON-GAFO
FOOD:
Fast Food                                 $365            $358         + 2.0%
Restaurants                                250             245         + 2.2%
Other                                      300             301         - 0.4%
SUBTOTAL                                  $304            $298         + 1.9%
------------------------------------------------------------------------------
OTHER NON-GAFO:
Supermarkets                              $236            $291         -18.9%
Drug/HBA                                   254             230         +10.3%
Personal Services                          264             253         + 4.1%
Automotive                                 149             133         +12.2%
Home Improvement                           133             127         + 4.8%
Mail Entertainment                          79              77         + 3.2%
Other Non-GAFO Miscellaneous               296             280          +5.7%
SUBTOTAL                                  $192            $188         + 2.4%
TOTAL NON-GAFO                            $233            $228          +2.5%
TOTAL                                     $256            $252         + 1.8%
==============================================================================
Note: Sales per square foot numbers are rounded to whole dollars. Three categories illustrated here have limited representation in the ICSC sample: Automotive, +12.2%; Home Improvement, +4.8%; and Supermarkets,
       - 18.9%. Source: U.S. Department of Commerce and Dougal M. Casey.
==============================================================================

     GAFO sales have risen relative to household income. In 1990 these sales represented 13.9 percent of average household income. By 1994 they rose to
14.4 percent. Projections through 2000 show a continuation of this trend to
14.7 percent. On average, total sales were equal to nearly 55.0 percent of household income in 1994.

==============================================================================

                                          National Retail Market Overview
==============================================================================



==============================================================================
 Determinants of Retail Sales Growth and U.S. Retail Sales by Key Store Type
==============================================================================
                                       1990            1994          2000P
==============================================================================
Determinants
Population                         248,700,000     260,000,000    276,200,000
Households                          91,900,000      95,700,000    103,700,000
verage Household Income                $37,400         $42,600        $51,600
Total Census Money income           $3.4 Tril.      $4.1 Tril.     $5.4 Tril.
------------------------------------------------------------------------------
% Allocations of Income to Sales
GAFO Stores                              13.9%           14.4%          14.7%
Convenience Stores                       12.9%           11.7%          10.7%
Home Improvement Stores                   2.8%            3.0%           3.3%
Total Shopping Center-inclined Stores    29.6%           29.1%          28.8%
Total Retail Sales                       54.3%           54.6%          52.8%
------------------------------------------------------------------------------
Sales ($Billion)
GAFO Stores                               $472            $592           $795
Convenience Stores                         439             479            580
Home Improvement Stores                     95             123            180
Total Shopping Center-inclined Stores   $1,005          $1,194         $1,555
TOTAL RETAIL SALES                      $1,845          $2,237         $2,850
==============================================================================
Note: Sales and income figures are for the full year; population and household figures are as of April 1 in each respective year. P = Projected.
==============================================================================
Source: U.S. Census of Population, 1990; U.S. Bureau of the Census Current Population Reports: Consumer Income P6-168, 174, 180, 184 and 188; Bema Miller with Linda Jacobsen, "Household Futures", American Demographics, March 1995; Retail Trade sources already cited; and Dougal M. Casey: ICSC White Paper
==============================================================================


     GAFO sales have risen at a compound annual rate of approximately 6.8 percent since 1991 based on the following annual change in sales.

                  =================================
                    1990/91                   2.9%
                  ---------------------------------
                    1991/92                   7.0%
                  ---------------------------------
                    1992/93                   6.6%
                  ---------------------------------
                    1993/94                   7.0%
                  =================================

     According to a recent study by the ICSC, GAFO sales are expected to grow by 5.0 percent per annum through the year 2000, which is well above the 4.1 percent growth for all retail sales. This information is presented in the following chart.

==============================================================================

                                          National Retail Market Overview
==============================================================================




==============================================================================
            Retail Sales in the United States, by Major Store Type
==============================================================================
                                  1994       2000P       Percent Change
------------------------------------------------------------------------------
                                                                     Compound
            Store Type       ($ Billions)   Billions)       Total     Annual
===========================  =============  ===========  =========== ==========
GAFO:
General Merchandise                  $ 283       $ 370         30.7%      4.6%
Apparel & Accessories                  110         135         22.7%      3.5%
Furniture/Home Furnishings             120         180         50.0%      7.0%
Other Shoppers Goods                    81         110         35.8%      5.2%
-------------------------------------------------------------------------------
GAFO Subtotal                        $ 592       $ 795         34.3%      5.0%
-------------------------------------------------------------------------------
CONVENIENCE GOODS:
Food Stores                          $ 398       $ 480         20.6%     3.2%%
Drugstores                              82         100         22.0%      3.4%
-------------------------------------------------------------------------------
Convenience Subtotal                 $ 479       $ 580         21.1%      3.2%
-------------------------------------------------------------------------------
Home Improvement                       123         180         46.3%      6.6%
-------------------------------------------------------------------------------
Shopping Center-inclined Subtotal   $1,194      $1,555         30.2%      4.5%
-------------------------------------------------------------------------------
All Other                            1,043       1,295         24.2%      3.7%
-------------------------------------------------------------------------------
Total                               $2,237      $2,850         27.4%      4.1%
==============================================================================
Note:     P = Projected. Some figures rounded.
===============================================================================
Source:   U.S. Department of Commerce, Bureau of the Census and Dougal M. Casey.
===============================================================================

     In considering the six-year period January 1995 through December 2000, it may help to look at the six-year period extending from January 1989 through December 1994 and then compare the two time spans.

     Between January 1989 and December 1994, shopping center-inclined sales in the United States increased by $297 billion, a compound growth rate of 4.9 percent. These shopping center-inclined sales are projected to increase by $361 billion between January 1995 and December 2000, a compound annual growth rate of
4.5 percent. GAFO sales, however, are forecasted to increase by 34.3 percent or
5.0 percent per annum.

Industry Trends

     According to the National Research Bureau, there were a total of 41,235 shopping centers in the United States at the end of 1995. During this year, 867 new centers opened, an 18.0 percent increase over the 735 that opened in 1994. This followed a 10 percent increase in 1994. The greatest growth came in the small center category (less than 100,000 square feet) where 551 centers were constructed. In terms of GLA added, new construction in 1995 was up 2.2 percent resulting in an addition of 106.2 million square feet of GLA from approximately
4.86 billion to 4.97 billion square feet. In other important trends, the development of regional and super-regional malls hit a three year high in 1995 with the opening of eight centers, twice as many as in 1994. This boosted the nation's total of regionals to 301 and super-regionals to 380. Power and community center development in 1995 was up 17.9 percent in terms of the number of centers opening. The following chart highlights trends over the period 1987 through 1995.


==============================================================================

                                          National Retail Market Overview
==============================================================================


=========================================================================================================================
                           Census Data: 9-Year Trends
=========================================================================================================================


                                            Total          Average       Average    % Change             % Increase
                No. of      Total           Sales          GLA per      Sales per   in Sales       New    In Total
      Year      enters       GLA          (Billions)        Center        Sq.Ft     per Sq. Ft   Centers   Centers
     =======   ========= =============   ==============    =========   ==========  ===========  ======== ===========

      1987      30,641   3,722,957,095    $602,294,426      121,502     $161.78        2.41%      2,145      7.53%
     ---------------------------------------------------------------------------------------------------------------
      1988      32,563   3,947,025,194    $641,096,793      121,212     $162.43        0.40%      1,922      6.27%
     ---------------------------------------------------------------------------------------------------------------
      1989      34,683   4,213,931,734    $682,752,628      121,498     $162.02       -0.25%      2,120      6.51%
     ---------------------------------------------------------------------------------------------------------------
      1990      36,515   4,390,371,537    $706,380,618      120,235     $160.89       -0.70%      1,832      5,28%
     ---------------------------------------------------------------------------------------------------------------
      1991      37,975   4,563,791,215    $716,913,157      120,179     $157.09       -2.37%      1,460      4.00%
     ---------------------------------------------------------------------------------------------------------------
      1992      38,966   4,678,527,428    $768,220,248      120,067     $164.20        4.53%        991      2.61%
     ---------------------------------------------------------------------------------------------------------------
      1993      39,633   4,770,760,559    $806,645,004      120,373     $169.08        2.97%        667      1.71%
     ---------------------------------------------------------------------------------------------------------------
      1994      40,368   4,860,920,056    $851,282,088      120,415     $175.13        3.58%        735      1.85%
     ---------------------------------------------------------------------------------------------------------------
      1995      41,235   4,967,160,331    $893,814,776      120,460     $179.94       -2.75%        867      2.15%
     ---------------------------------------------------------------------------------------------------------------
Compound
Annual
Growth          +3.78%          +3.67%          +5.06%         .11%      +1.34%         N/A         N/A       N/A
=========================================================================================================================
Source:   National Research Bureau Shopping Center Database and Statistical Model
=========================================================================================================================

     From the chart we see that both total GLA and total number of centers have increased at a compound annual rate of approximately 3.7 percent since 1987. New construction was up 2.2 percent in 1995, a slight increase over 1994 but still well below the peak year 1987 when new construction increased by 7.5 percent. California was by far the most active state with 139 new centers opening, followed by North Carolina (64) and Florida (53).

     Among the 41,235 centers in 1995, the following breakdown by size can be shown.

=============================================================================
                U.S. Shopping Center Inventory, YE December 1995
=============================================================================
                         Number of Centers          Square Feet (Millions)
                       -----------------------------------------------------
Size Range (SF)             Amount         Percent       Amount      Percent
============================================================================
Under     100,000           26,001            63.1%     1,266.9        25.5%
----------------------------------------------------------------------------
100,001-  200,000            9,974            24.2%     1,367.9        27.5%
----------------------------------------------------------------------------
200,001-  400,000            3,345             8.1%       886.2        17.8%
----------------------------------------------------------------------------
400,001-  800,000            1,234             3.0%       668.7        13.5%
----------------------------------------------------------------------------
800,001-1,000,000              301              .7%       271.0         5.5%
----------------------------------------------------------------------------
Over    1,000,000              380              .9%       486.4         9.8%
----------------------------------------------------------------------------
      Total                 41,235           100.0%     4,967.2       100.0%
============================================================================
Source:  National Research Bureau (some numbers slightly rounded).
=============================================================================

     According to the National Research Bureau, total sales in shopping centers have grown at a compound rate of 5.06 percent since 1987. With sales growth outpacing new construction, average sales per square foot have been showing positive increases since the last recession. Aggregate sales were up
5.5 percent nationwide from $851.3 billion (1994) to $893.8 billion (1995). In 1995, average sales were $179.94 per square foot, up nearly 2.7 percent over 1994 and 1.34 percent (compound growth) over the past several years. The biggest gain came in the super-regional category (more than 1.0 million square feet) where sales were up 4.10 percent to $201.05 per square foot.
==============================================================================

                                          National Retail Market Overview
==============================================================================


     The following chart tracks the change in average sales per square foot by size category between 1993 and 1995.

==============================================================================================
                          Sales Trends by Size Category
                                    1993-1995
==============================================================================================
                                    Average Sales Per Square Foot           0% Change
                                ==============================================================
Category                           1993         1994         1995       1994-95     1993-95
=============================   ===========   ===========   =========  ==========  =========

Less than    100,000 SF           $193.10      $199.70      $204.94       +2.6%       +3.0%
----------------------------------------------------------------------------------------------
100,001 to   200,000 SF           $156.18      $161.52      $166.00       +2.8%       +3.1%
----------------------------------------------------------------------------------------------
200,001 to   400,000 SF           $147.57      $151.27       153.96       +1.8%       +2.1%
----------------------------------------------------------------------------------------------
400,001 to   800,000 SF           $157.04      $163.43      $168.21       +2.9%       +3.5%
----------------------------------------------------------------------------------------------
800,001 to 1,000,000 SF           $194.06      $203.20      $210.40       +3.5%       +4.1%
----------------------------------------------------------------------------------------------
More than  1,000,000 SF           $183.90      $193.13      $201.05       +4.1%       +4.6%
----------------------------------------------------------------------------------------------
Total                             $169.08      $175.13      $179.94      +2.75%       +3.2%
==============================================================================================
*    Compound Annual Change
==============================================================================================
Source: National Research Bureau
==============================================================================================

     Empirical data shows that the average GLA per capita is increasing. In 1995, the average for the nation was 18.9. This was up 17 percent from 16.1 in 1988 and more recently, 18.7 square feet per capita in 1994. Among states, Arizona surpassed Florida and now has the highest GLA per capita with 28.1 square feet. South Dakota has the lowest at 9.08 square feet. Per capita GLA for regional malls (defined as all centers in excess of 400,000 square feet) has also been rising from 5.0 in 1988 to 5.5 in 1995. This information is presented on the following chart.

            ========================================================
                                    GLA per Capita
            ========================================================
                Year           All Centers          Regional Malls
            --------------------------------------------------------
                1988               16.1                   5.0
            --------------------------------------------------------
                1989               17.0                   5.2
            --------------------------------------------------------
                1990               17.7                   5.3
            --------------------------------------------------------
                1991               18.1                   5.3
            --------------------------------------------------------
                1992               18.3                   5.5
            --------------------------------------------------------
                1993               18.5                   5.5
            --------------------------------------------------------
                1994               18.7                   5.4
            --------------------------------------------------------
                1995               18.9                   5.5
            ========================================================

            Source: International Council of Shopping Center: The Scope of The Shopping Center Industry and
                     National Research Bureau
            ========================================================

     The Urban Land Institute, in the 1995 edition of Dollars and Cents of Shopping Centers, reports that vacancy rates range from a low of 2.0 percent in neighborhood centers to 14.0 percent for regional malls. Super-regional malls reported a vacancy rate of 7.0 percent and community centers were 4.0 percent based upon their latest survey.

==============================================================================

                                          National Retail Market Overview
==============================================================================

     The retail industry's importance to the national economy can also be seen in the level of direct employment. According to F.W. Dodge, the construction information division of McGraw- Hill, new projects in 1994 generated $2.6 billion in construction contract awards and supported 41,600 jobs in construction trade and related industries. This is nearly half of the construction employment level of 95,360 for new shopping center development in 1990. It is estimated that 10.18 million people are now employed in shopping centers, equal to about one of every nine non-farm workers in the country. This is up 2.9 percent over 1991.

     Market Shifts - Contemporary Trends in the Retail Industry

     During the 1980s, the department store and specialty apparel store industries competed in a tug of war for consumer dollars. Specialty stores emerged largely victorious as department store sales steadily declined as a percentage of total GAFO sales during the decade, slipping from 47.0 percent in 1979 to 44.0 percent in 1989. During this period, many anchor tenants teetered from high debt levels incurred during speculative takeovers and leveraged buyouts of the 1980s. Bankruptcies and restructuring, however, have forced major chains to refocus on their customer and shed unproductive stores and product lines. At year end 1994, department store sales, as a percentage of GAFO sales, were approximately 37.5 percent.

     The continued strengthening of some of the major department store chains, including Sears, Federated/Macy's, May and Dayton Hudson, is in direct contrast to the dire predictions made by analysts about the demise of the traditional department store industry. This has undoubtedly been brought about by the heightened level of merger and acquisition activity in the 1980s which produced a burdensome debt structure among many of these entities. When coupled with reduced sales and cash flow brought on by the recession, department stores were unable to meet their debt service requirements.

     Following a round of bankruptcies and restructurings, the industry has responded with aggressive cost-cutting measures and a focused merchandising program that is decidedly more responsive to consumer buying patterns. The importance of department stores to mall properties is tantamount to a successful project since the department store is still the principal attraction that brings patrons to the center.

     On balance, 1994/95 was a continued period of transition for the retail industry. Major retailers achieved varying degrees of success in meeting the demands of increasingly value conscious shoppers. Since the onset of the national economic recession in mid-1990, the retail market has been characterized by intense price competition and continued pressure on profit margins. Many national and regional retail chains have consolidated operations, closed underperforming stores, and/or scaled back on expansion plans due to the uncertain spending patterns of consumers. Consolidations and mergers have produced a more limited number of retail operators, which have responded to changing spending patterns by aggressively repositioning themselves within this evolving market. Much of the recent retail construction activity has involved the conversion of existing older retail centers into power center formats, either by retenanting or through expansion. An additional area of growth in the retail sector is in the "supercenter" category, which consists of the combined grocery and department stores being developed by such companies as Wal-Mart and Kmart. These formats require approximately 150,000 to 180,000 square feet in order to carry the depth of merchandise necessary for such economies of scale and market penetration.


==============================================================================

                                          National Retail Market Overview
==============================================================================


     Some of the important developments in the industry over the past year can be summarized as follows:

     o The discount department store industry emerged as arguably the most volatile retail sector, lead by regional chains in the northeast. Jamesway, Caldor and Bradlees each filed for Chapter 11 within six months and Hills Stores is on the block. Jamesway is now in the process of liquidating all of its stores. Filene's Basement was granted relief from some covenant restrictions and its stock price plummeted. Ames, based in Rocky Hill, Connecticut, will close 17 of its 307 stores. Kmart continues to be of serious concern. Its debt has been downgraded to junk bond status. Even Wal-Mart, accustomed to double digit sales growth, has seen some meager comparable sales increases. These trends are particularly troubling for strips since these tenants are typical anchors.

     o The attraction of regional malls as an investment has diminished in view of the wave of consolidations and bankruptcies affecting in-line tenants. Some of the larger restructurings include Melville with plans to close up to 330 stores, sell Marshalls to TJX Companies, split into three publicly traded companies, and sell Wilsons and This End Up; Petrie Retail, which operates such chains as M.J. Carroll, G&G, Jean Nicole, Marianne and Stuarts, has filed for bankruptcy protection; Edison Brothers (Jeans West, J. Riggins, Oak Tree, 5-7-9 Shops, etc.) announced plans to close up to 500 stores while in Chapter 11; J. Baker intends to liquidate Fayva Shoe division (357 low-price family footwear stores); The Limited announced a major restructuring, including the sale of partial interests in certain divisions; Charming Shoppes will close 290 Fashion Bug and Fashion Bug Plus stores; Trans World Entertainment (Record Town) has closed 115 of its 600 mall shop locations. Other chains having trouble include Rickel Home Centers which filed Chapter 11; Today's Man, a 35 store Philadelphia based discount menswear chain has filed; nine subsidiaries of Fretta, including Dixon's, U.S. Holdings and Silo, filed Chapter 11; and Clothestime, also in bankruptcy will close up to 140 of its 540 stores. Merry-Go-Round, a chain that operates 560 stores under the names Merry-Go-Round, Dejaiz and Cignal is giving up since having filed in January 1994 and will liquidate its assets. Toys "R" Us has announced a global reorganization that will close 25 stores and cut the number of items it carries to 11,000 from 15,000. Handy Andy, a 50 year old chain of 74 home improvement centers which had been in Chapter 11, has decided to liquidate, laying off 2,500 people.

     o Overall, analysts estimate that 4,000 stores closed in 1995 and as many as 7,000 more will close in 1996. Mom-and-Pop stores, where 75 percent of U.S. retailers employ fewer than 10 people have been declining for the past decade. Dun and Bradstreet reports that retail failures are up 1.4 percent over Last year - most of them small stores who don't have the financial flexibility to renegotiate payment schedule.

==============================================================================

                                          National Retail Market Overview
==============================================================================

     o With sales down, occupancy costs continue to be a major issue facing many tenants. As such, expansion oriented retailers like The Limited, Ann Taylor and The Gap, are increasingly shunning mall locations for strip centers. This has put further pressure on mall operators to be aggressive with their rent forecasts or in finding replacement tenants.

     o While the full service department store industry led by Sears has seen a profound turnaround, further consolidation and restructuring continues. Woodward & Lothrop was acquired by The May Department Stores Company and JC Penney; Broadway Stores was acquired by Federated Department Stores; Elder Beerman has filed Chapter 11 and will close 102 stores; Steinbach Stores will be acquired by Crowley, Milner & Co.; Younkers will merge with Proffitts; and Strawbridge and Clothier has hired a financial advisor to explore strategic alternatives for this Philadelphia based chain.

     o Aside from the changes in the department store arena, the most notable transaction in 1995 involved General Growth Properties' acquisition of the Homart Development Company in a $1.85 billion year-end deal. Included were 25 regional malls, two current projects and several development sites. In November, General Growth arranged for the sale of the community center division to Developers Diversified for approximately $505 million. Another notable deal involved Rite Aid Corporation's announcement that it will acquire Revco Drug Stores in a $1.8 billion merger to form the nation's largest drug store company with sales of $11 billion and 4,500+/- stores.

     o As of January 1, 1995 there were 311 outlet centers with 44.4 million square feet of space. Outlet GLA has grown at a compound annual rate of 18.1 percent since 1989. Concerns of over-building, tenant bankruptcies, and consolidations have now negatively impacted this industry as evidenced by the hit the outlet REIT stocks have taken. Outlet tenants have not been immune to the global troubles impacting retail sales as comparable store sales were down 3.1 percent through November 1995.

     o Category Killers and discount retailers have continued to drive the demand for additional space. In 1995, new contracts were awarded for the construction or renovation of 260 million square feet of stores and shopping centers, up from 173 million square feet in 1991 according to F.W. Dodge, matching the highest levels over the past two decades. It is estimated that between 1992 and 1994, approximately
          55.0 percent of new retail square footage was built by big box retailers. In 1994, it is estimated that they accounted for 80.0 percent of all new stores. Most experts agree that the country is over-stored. Ultimately, it will lead to higher vacancy rates and place severe pressure on aging, capital intensive centers. Many analysts predict that consolidation will occur soon in the office products superstores category where three companies are battling for market share - OfficeMax, Office Depot and Staples.

==============================================================================

                                          National Retail Market Overview
==============================================================================

     o Entertainment is clearly the new operational requisite for property owners and developers who are incorporating some form of entertainment into their designs. With a myriad of concepts available, ranging from mini-amusement parks to multiplex theater and restaurant themes, to interactive high-tech applications, choosing the right formula is a difficult task.

Investment Criteria and Institutional Investment Performance

     Investment criteria for mall properties range widely. Many firms and organizations survey individuals active in this industry segment in order to gauge their current investment criteria. These criteria can be measured against traditional units of comparison such as price (or value) per square foot of GLA and overall capitalization rates.

     The price that an investor is willing to pay represents the current or present value of all the benefits of ownership. Of fundamental importance is their expectation of increases in cash flow and the appreciation of the investment. Investors have shown a shift in preference to initial return, placing probably less emphasis on the discounted cash flow analysis (DCF). A DCF is defined as a set of procedures in which the quantity, variability, timing, and duration of periodic income, as well as the quantity and timing of reversions, are specified and discounted to a present value at a specified yield rate. Understandably, market thinking has evolved after a few hard years of reality where optimistic cash flow projections did not materialize. The DCF is still, in our opinion, a valid valuation technique that when properly supported, can present a realistic forecast of a property's performance and its current value in the marketplace.

     Equitable Real Estate Investment Management, Inc. reports in their Emerging Trends in Real Estate - 1996 that their respondents give retail investments generally poor performance forecasts in their latest survey due to the protracted merchant shakeout which will continue into 1996. While dominant, Class A malls are still considered to be one of the best real estate investments anywhere, only 13.0 percent of the respondents recommended buying malls. Rents and values are expected to remain flat (in real terms) and no one disputes their contention that 15 to 20 percent of the existing malls nationwide will be out of business by the end of the decade. For those centers that will continue to reposition themselves, entertainment will be an increasingly important part of their mix.

     Investors do cite that, after having been written off, department stores have emerged from the shake-out period as powerful as ever. The larger chains such as Federated, May and Dillard's, continue to acquire the troubled regional chains who find it increasingly difficult to compete against the category killers. Many of the nations largest chains are reporting impressive profit levels, part of which has come about from their ability to halt the double digit sales growth of the national discount chains. Mall department stores are aggressively reacting to power and outlet centers to protect their market share. Department stores are frequently meeting discounters on price.

     While power centers are considered one retail property type currently in a growth mode, most respondents feel that the country is over-stored and value gains with these types of centers will lag other property types, including malls, over five and ten year time frames.

==============================================================================

                                          National Retail Market Overview
==============================================================================

     The following chart summarizes the results of their current survey.


============================================================================================
                     Retail Property Rankings and Forecasts
============================================================================================


                        Investment Potential                        Predicted Value Gains
                    -------------------------                 -------------------------------
Property Type                                     1996
                       Rating(1)   Ranking(2)  Rent Increase     1 Yr.      5 Yrs.      10 Yrs.
===============     ============  ===========  =============   ========    ========     ======

Regional Malls           4.9          8th          2.0%           2%         20%         40%
--------------------------------------------------------------------------------------------
Power Centers            5.3          6th          2.3%          1 %         17%         32%
--------------------------------------------------------------------------------------------
Community Centers        5.4          5th          2.4%           2%         17%         33%
============================================================================================
(1)                 Scale of 1 to 10
(2)                 Based on 9 property types
============================================================================================

     The NCREIF Property Index represents data collected from the Voting Members of the National Council of Real Estate Investment Fiduciaries. As shown in the following table, data through the third quarter of 1995 shows that the retail index posted a positive 1.23 percent increase in total return. Increased competition in the retail sector from new and expanding formats and changing locational references has caused the retail index to trail all other property types. As such, the -2.01 percent decline in value reported by the retail subindex for the year .were in line with investors' expectations.

================================================================================
                             Retail Property Returns
                                  NCREIF Index
                             Third Quarter 1995 (%)
=============================================================================
Period                 Income    Appreciation    Total     Change in CPI
===============      =========  ==============  ========  =================
3rd Qtr. 1995           1.95         -.72         1.23          .46
-----------------------------------------------------------------------------
One Year                8.05        -2.01         5.92         2.55
-----------------------------------------------------------------------------
Three Years             7.54        -3.02         4.35         2.73
-----------------------------------------------------------------------------
Five Years              7.09        -4.61         2.23         2.92
-----------------------------------------------------------------------------
Ten Years               6.95        .54 1         7.52         3.53
=============================================================================
Source:  Real Estate Performance Report
         National Council of Real Estate Investment Fiduciaries
=============================================================================

     It is noted that the positive total return continues to be affected by the capital return component which has been negative for the last five years. However, as compared to the CPI, the total index has performed relatively well.

Real Estate Investment Trust Market (REITs)

     To date, the impact of REITs on the retail investment market has been significant, although the majority of Initial Property Offerings (IPOs) involving regional malls, shopping centers, and outlet centers did not enter the market until the latter part of 1993 and early 1994. it is noted that REITs have dominated the investment market for apartment properties and have evolved into a major role for retail properties as well.


==============================================================================

                                          National Retail Market Overview
==============================================================================

     As of November 30, 1995, there were 297 REITs in the United States, about
79.0 percent (236) which are publicly traded. The advantages provided by REITs, in comparison to more traditional real estate investment opportunities, include the diversification of property types and location, increased liquidity due to shares being traded on major exchanges, and the exemption from corporate taxes when 95.0 percent of taxable income is distributed.

     There are essentially three kinds of REITs which can either be "open-ended", or Finite-life (REITs) which have specified liquidation dates, typically ranging from eight to fifteen years.

     o Equity REITs, center around the ownership of properties where ownership interests (shareholders) receive the benefit of returns from the operating income as well as the anticipated appreciation of property value. Equity REITs typically provide lower yields than other types of REITs, although this lower yield is theoretically offset by property appreciation.

     o Mortgage REITs invest in real estate through loans. The return to shareholders is related to the interest rate for mortgages placed by the REIT.

     o Hybrid REITs combine the investment strategies of both the equity and mortgage REITs in order to diversify risk.

     The influx of capital into REITs has provided property owners with an significant alternative marketplace of investment capital and resulted in a considerably more liquid market for real estate. A number of "non-traditional" REIT buyers, such as utility funds and equity/income funds, established a major presence in the market during 1993/94.

     1995 was not viewed as a great year for REITs relative to the advances seen in the broader market. Through the end of November, equity REITs posted a 9.3 percent total return according to the National Association of Real Estate Investment Trusts (NAREIT). The best performer among equity REITs was the office sector with a 29.4 percent total return. This was followed by self-storage (27.3%), hotels (26.7%), triple-net lease (20.6%), and health care (18.8%). Two equity REIT sectors were in the red - outlet centers and regional malls.

Retail REITs

     As of November 30, 1995, there were a total of 47 REITs specializing in retail, making up approximately 16 percent of the securities in the REIT market. Depending upon the property type in which they specialize, retail REITs are divided into three categories: shopping centers, regional malls, and outlet centers. The REFIT performance indices chart shown as Table A on the following page, shows a two-year summary of the total retail REIT market as well as the performance of the three composite categories.


==============================================================================

                                          National Retail Market Overview
==============================================================================


==============================================================================
                          As of November 30,1995
==============================================================================
TOTAL RETAIL            0.49%        8.36%          47    $14,389.1

Strip Centers           2.87%        8.14%          29     $8,083.3
Regional Malls         -2.47%        9.06%          11     $4,886.1
Outlet Centers         -2.53%        9.24%           6     $1,108.7
==============================================================================
                          As of November 30,1995
==============================================================================
TOTAL RETAIL          -3.29%         8.35%          46    $12,913.1

Strip Centers         -4.36%         7.98%          28     $7,402.7
Regional Malls         2.84%         8.86%          11     $4,459.1
Outlet Centers       -16.58%         8.74%           7     $1,051.4
==============================================================================
*   Number reported in thousands.
    Source: Realty Stock Review
==============================================================================


     As can be seen, the 47 REIT securities have a market capitalization of approximately $14.4 billion, up 11.5 percent from the previous year. Total returns were positive through November 1995, reversing the negative return for the comparable period 12 months earlier. It is noted that the positive return was the result of the strength of the shopping center REITS which constitute nearly 60 percent of the market capitalization. Total retail REITS dividend yields have remained constant over the last year at approximately 8.36 percent. Regional mall and shopping center REITS dominate the total market, making up approximately 85 percent of the 47 retail REITS.

     While many of the country's best quality malls and shopping centers have recently been offered in the public market, this heavily capitalized marketplace has provided sellers with an attractive alternative to the more traditional market for large retail properties.

Regional Mall REITS

     The accompanying exhibit Table B summarizes the basic characteristics of eight REITS and one publicly traded real estate operating company (Rouse Company) comprised exclusively or predominantly of regional mall properties. Excluding the Rouse Company (ROUS), the IPOs have all been completed since November 1992. The nine public offerings with available information have a total of 281 regional or super regional malls with a combined leasable area of approximately 229 million square feet. This figure represents more than 14.0 percent of the total national supply of this product type.


==============================================================================

                                          National Retail Market Overview
==============================================================================

     The nine companies are among the largest and best capitalized domestic real estate equity securities, and are considerably more liquid than more traditional real estate related investments. Excluding the Rouse Company, however, these companies have been publicly traded for only a short period, and there is not an established track record. General Growth was the star performer in 1995 with a 15 percent increase in its stock price following the acquisition of the Homart retail portfolio from Sears for $1.85 billion - the biggest real estate acquisition of the decade.


===================================================================================================================================
Total Retail Centers                 95          23           51           40          16         67         56         19       12
   - Super Regional Centers*          5           1           28           14           4         27         21         16        7
   - Regional Centers                11          22           23           25          10         27         35          3        2
   - Community Centers               79           -           11            1           2         13         55          -        3
   - Other                            -           -            -            -           -          -          3          -        -
Total Mall GLA**                 17,129      12,686       44,460       28,881      10,620     44,922     39,329     22,031    8,895
Total Mall Shop GLA**             6,500       4.895       15,300       12,111           -     19,829     15,731      9,088    2,356
Avg.  Total GLAD/Center**           180         552          872          722         664        670        702      1,160      741
Avg. Mall Shop GLA/Cente**           68         213          300          303           -        296        281        478      196

===================================================================================================================================

Reporting Year                     1994        1994         1994         1994        1994       1994       1994       1994     1994
Avg.- Sales PSF of Mall GLA        $226        $204         $260         $245        $262       $285       $259       $335     $348
Minimum Rent/Sales Ratio           8.6%        7.1%         8.3%            -           -          -       6.8%      10.2%     8.1%
Total Occupancy Cost/Sales Ratio   2.2%       10.0%        12.4%            -       11.2%          -      10.2%      14.8%    11.7%
Mall Shop Occupancy Level         88.7%       84.0%        85.0%        87.0%       92.9%          -      86.2%      86.6%    93.3%

===================================================================================================================================

IPO Date                       10/27/93      8/9/93      6/30/94       4/8/93      3/9/94       1966   12/26/93   11/18/92  10/6/93
IPO Price                        $19.50      $17.25       $14.75       $22.00      $19.00          -     $22.25     $11.00   $23.50
Current Price (12/15/95)         $21.63       $7.38       $13.00       $19.13      $19.75     $19.63     $25.13      $9.75   $21.75
52 - Week High                   $22.00      $14.13       $15.13       $22.63      $21.88     $22.63     $26.00     $10.38   $22.50
52 - Week Low                    $17.38       $6.50       $12.00       $18.13      $19.25     $17.50     $22.50      $8.88   $18.75

===================================================================================================================================

Outstanding Shares***             30.20       36.85        89.60        43.37       31.45      47.87      95.64     125.85    21.19
Market Capitalization***           $653        $272       $1,165         $830        $621       $940     $2,403     $1,227     $461
Annual Dividend                   $1.59       $0.80        $1.26        $1.72       $1.68      $0.80      $1.97      $0.88    $1.94
Dividend Yield (12/15/95)         7.35%      10.84%        9.69%        8.99%       8.51%      4.08%      7.84%      9.03%      8.9
FFO 1995****                      $1.85       $1.50        $1.53        $1.96       $1.92      $1-92      $2.28      $0.91    $2.17
FFO Yield (12/15/95)              8.55%      20.33%       11.77%       10.25%       9.72%      9.78%      9.07%      9.33%    9.98%

===================================================================================================================================

Source  Salomon Brothers and Realty Stock Review; Annual Reports

*     Super Regional Center (>= 800,ODO Sq.  Ft.).
**    Numbers in thousands (000) includes malls only.
***   Numbers in millions.
****  Funds From Operations is defined as net income (loss) before depredation, amortization, other non-cash items, extraordinary items, gains or losses on sales of assets and before minority interests in the Operating Partnership.

===================================================================================================================================



==============================================================================

                                          National Retail Market Overview
==============================================================================

Shopping Center REITs

     Shopping center REITs comprise the largest sector of the retail REIT market accounting for 29 out of the total 47 securities. General characteristics of eight of the largest shopping center REITs are summarized on Table C. The public equity market capitalization of the eight companies totaled $6.1 billion as of December 15, 1995. The two largest, Kimco Realty Corp. and New Plan Realty Trust have a market capitalization equal to approximately 34.5 percent of the group total.

     While the regional mall and outlet center REIT markets struggled through 1995, shopping center REITs showed a positive November 30, 1995 year-to-date return of 2.87%. Through 1995, transaction activity in the national shopping center market has been moderate. Most of the action in this market is in the power center segment. As an investment, power centers appeal to investors and REITs because of the high current cash returns and long-term leases. However, with their popularity, the potential for overbuilding is high. Also creating skepticism within this market is the stability of several large discount retailers such as Kmart, and other discount department stores which typically anchor power centers. Shopping center REITs which hold numerous properties where struggling retailers are located are currently keeping close watch over these centers in the event of these anchor tenants vacating their space.

     Similar to the regional mall REITs, shopping center REITs have been publicly traded for only a short period and do not have a defined track record. While the REITs have been in existence for a relatively short period, the growth requirements of the companies should place upward pressure on values due to continued demand for new product.


==============================================================================

                                          National Retail Market Overview
==============================================================================






===========================================================================================================================

Total Properties                    111          53           84           46         193        123         65        161
Total Retail: Centers               104          53           84           40         193        102         56        141
Total Retail GLA*                23.600      11,200       12,300        6,895      26,001     14,500      9,501     13,293
Avg. Total GLA/Center*              227         211          146          172         135        142        170         94

===========================================================================================================================

Reporting Year                        -           -         1994            -        1994          -          -       1994
Total Rental Income                   -           -      $71,101            -    $125,272          -          -   $112,233
Average Rent/Square Foot          $6.04           -        $5.78            -       $4.82          -          -      $8.44
Total Operating Expenses              -           -      $45.746            -     $80,563          -          -    $76,771
Operating Expenses/Square Foot        -           -        $3.72            -       $3.10          -          -      $5.78
Operating Expense Ratio               -           -        64.3%            -       64.3%          -          -      68.4%
Total Occupancy Level             96.6%       95.1%        96.3%        94.0%       94.7%      95.4%      54.0%      92.0%

===========================================================================================================================

IPO Date                           1992        1993         1994         1994        1991       1973       1993       1985
IPO Price                        $19.50      $17.25       $14.75       $22.00      $19.00          -     $22.25          -
Current Price (12/15/95)         $29.88      $23.38       $17.75       $20.63      $42.25     $21.63     $36.13     $36.13
52 - Week High                   $32.00      $23.75       $22.38       $21.38      $42.25     $23.00     $38.13     $38.13
52 - Week Low                    $26.13      $19.75       $16.63       $17.38      $35.00     $18.75     $32.75     $32.75

===========================================================================================================================

Outstanding ShareS**              18.96       32.22        24.48        19.72       22.43      53.26      24.20      26.53
Market Capitalization**            $567        $753         $435         $407        $948     $1,152       $874       $959
Annual Dividend                   $2.40       $1.64        $1.92        $1.68       $2.16      $1.39      $2.24      $2.40
Dividend Yield (12/15195)         8.03%       7.01%       10.82%        8,14%       5.11%      6.43%      6.20%      6.64%
FFO 1995***                       $2.65       $1.78        $2.25        $1.83       $3.15      $1.44      $2.67      $2.80
FFO Yield (12/5/5)                8.87%       7.61%       12.68%        8.87%       7.46%      6.66%       7.39      7.75%

===========================================================================================================================

Source: Salomon Bothers and Realty Stock Review, Annual Reports

*    Numbers in thousands(000) includes retail properties only.
**   Numbers in millions.
***  Funds From Operations is defined as net income (loss) before depreciation, amortization, other non-cash items, extraordinary items, gains or losses on sales of assets and before minority interests in the Operating Partnership.

===========================================================================================================================


==============================================================================

                                          National Retail Market Overview
==============================================================================

Outlook

     A review of various data sources reveals the intensity of the development community's efforts to serve a U.S. retail market that is still growing, shifting and evolving. It is estimated 25-30 power centers appear to be capable of opening annually, generating more than 12 million square feet of new space per year. That activity is fueled by the locational needs of key power center tenants, 27 of which indicated in recent year-end reports to shareholders an appetite for 900 new stores annually, an average of 30 new stores per firm.

     With a per capita GLA figure of 19 square feet, most analysts are in agreement that the country is already over-stored. As such, new centers will become feasible through the following demand generators:

     o The gradual obsolescence of some existing retail locations and retail facilities;

     o The evolution of the locational needs and format preferences of various anchor tenants; and

     o Rising retail sales generated by increasing population and household levels.

     By the year 2000, total retail sales are projected to rise from $2.237 trillion in 1994 to almost $2.9 trillion; shopping center-inclined sales are projected to rise by $361 billion, from $1.194 trillion in 1994 to nearly $1.6 trillion in the year 2000. Those increases reflect annual compound growth rates of 4.1 percent and 4.5 percent, respectively, for the six-year period.

     On balance, we conclude that the outlook for the retail industry is one of cautious optimism. Because of the importance of consumer spending to the economy, the retail industry is one of the most studied and analyzed segments of the economy. One obvious benefactor of the aggressive expansion and promotional pricing which has characterized the industry is the consumer. There will continue to be an increasing focus on choosing the right format and merchandising mix to differentiate the product from the competition and meet the needs of the consumer. Quite obviously, many of the nation's existing retail developments will find it difficult if not impossible to compete. Tantamount to the success of these older centers must be a proper merchandising or repositioning strategy that adequately considers the feasibility of the capital intensive needs of such an undertaking. Coincident with all of the change which will continue to influence the industry is a general softening of investor bullishness. This will lead to a realization that the collective interaction of the fundamentals of risk and reward now require higher capitalization rates and long term yield expectations in order to attract investment capital.


==============================================================================

          ====================================================
          State of Mississippi Temporary Privilege Certificate
          ====================================================

MISSISSIPPI REAL ESTATE APPRAISER
LICENSING AND CERTIFICATION BOARD
1920 Dunbarton Drive
Jackson, Ms. 39216-5087
(601) 987-3969

Temporary licensing/certification privilege is granted to Real Estate Appraiser:
ROBERT SCOTT NARDELLA
Who is licensed as
CERTIFIED GENERAL APPRAISER
Temporary privilege number:
TG-297
Valid period:  4/26/96-7/24/96

/s/John W. Neelley
------------------
John W. Neelley
Administrator & ExOfficio
Board Member





APPRAISER
Name:                ROBERT SCOTT NARDELLA

Address:             C/O CUSHMAN & WAKEFIELD, INC.
                     51 WEST 52ND ST.
                     NEW YORK, NY  10019

Licensing state:     NEW YORK

License Number:      46000004620


/s/ROBERT SCOTT NARDELLA
------------------------
Signature of Appraiser

                1994 & 1995 Operating Statements and 1996 Budget

FEB 9, 1995 15:33
(DATA AS OF FEB 9, 1995 15:44)                                            PAGE 2

                     PROPERTY MANAGEMENT INFORMATION SYSTEM
                 CASH OPERATING STATEMENT - DEC, 94 (SCHEDULE 2)
                              9120: NORTHPARK MALL

                   DEC,94
==============================================
    ACTUAL         BUDGET         VARIANCE                      DESCRIPTION
=============== ============== =============== =================================
                                               INCOME:

       483,031        452,364         30,667   RENTAL
    49,544,137        112,852         63,308-  PERCENTAGE RENT
       137,252        147,148          9,896-  COMMON AREA
             0          3,819          3,819-  FOOD COURT
        27,581         30,617          3,036-  REAL ESTATE TAX
       129,381        143,408         14,027-  UTILITY
        13,012              0         13,012   OTHER TENANT
         1,999              0          1,999   MISCELLANEOUS

--------------- -------------- ---------------
       841,801        890,208         48,407   TOTAL INCOME
--------------- -------------- ---------------

                                               EXPENSES:
           141            170             29-  ADVERTISING/PROMOTION
        1,456-          6,335          7,791-  ADMINISTRATIVE
        23,975         25,303          1,328-  JANITORIAL CLEANING
         2,725             60          2,665   TENANT DECORATING
         3,840            200          3,640   BUILDING RENOVATION
        14,222         10,520          3,702   LAWN MAINTENANCE
         8,793         20,000         11,207-  SECURITY
         3,590          4,000            410-  RUBBISH REMOVAL
             0              0              0   SNOW REMOVAL
         4,904          2,975          1,929   PARKING LOT
        22,907         21,135          1,772   BUILDING MAINTENANCE/REPAIR
        60,765         38,747         22,018   PAYROLL SALARY/BONUS
        16,546          7,750          8,796   PAYROLL TAX/INSURANCE
         9,765          8,320          1,445   OTHER OPERATING
        20,192         22,671          2,479-  MANAGEMENT FEES
             0              0              0   GENERAL INSURANCE
        24,247         14,404          9,843   PROFESSIONAL SERVICES
        96,402        122,112         25,710-  UTILITY - ELECTRICE
             0              0              0                   -GAS/FUEL
         2,502          4,750          2,248-                   -WATER/SEWER
             0              0              0   REAL ESTATE TAXES
             0              0              0   MISCELLANEOUS
--------------- -------------- ---------------
       314,060        309,452          4,608   TOTAL EXPENSES
--------------- -------------- ---------------
       527,740        580,756         53,016-  NET OPERATING INCOME
       325,802        325,802              0   MORTGAGE INTEREST
        16,031         16,031              0-  MORTGAGE PRINCIPAL
       514,995              0        514,995   ADDITIONAL MORTGAGE INTEREST
             0              0              0   LAND RENT
--------------- -------------- ---------------
       329,088-       238,923        568,011-  SUB TOTAL - OPERATING CASH FLOW

             0              0              0   NET MKT'G FUND
--------------- -------------- ---------------
       329,088-       238,923        568,011-  OPERATING CASH FLOW
         3,000              0          3,000   TENANT IMPROVEMENTS
             0              0              0   CAPITAL ADDITIONS
             0              0              0   LEASE COMMISSIONS
       164,683              0        164,683   REDEVELOPMENT COSTS
--------------- -------------- ---------------
       496,771-       238,923        735,694-  CASH FLOW
=============== ============== ===============


                                              JAN,94 - DEC,94
                                 ====================================================
                 DESCRIPTION        ACTUAL       BUDGET        VARIANCE      /SQ FT       ANNUAL
                                                                                          BUDGET
================================ ============ ============ =============== ========== =============
INCOME:
RENTAL                             5,063,090    5,159,524         96,434-      16.71     5,159,524
PERCENTAGE RENT                      669,588      642,954         26,634        2.21       642,954
COMMON AREA                        1,577,615    1,783,606        205,991-       5.20     1,783,606
FOOD COURT                            41,547       58,047         16,500-       0.13        58,047
REAL ESTATE TAX                      319,093      363,920         44,827-       1.05       363,920
UTILITY                            1,506,734    1,564,665         57,931-       4.97     1,564,665
OTHER TENANT                          50,008       31,978         18,030        0.16        31,978
MISCELLANEOUS                         17,941            0         17,941        0.05             0
                                 ------------ ------------ --------------- ---------- -------------
TOTAL INCOME                       9,245,616    9,604,694        359,078-      30.53     9,604,694
                                 ------------ ------------ --------------- ---------- -------------
EXPENSES:
ADVERTISING/PROMOTION                  5,174        5,130             44        0.01         5,130
ADMINISTRATIVE                        45,532       55,796         10,264-       0.15        55,796
JANITORIAL CLEANING                  287,265      291,236          3,971-       0.94       291,236
TENANT DECORATING                      6,781        2,140          4,641        0.02         2,140
BUILDING RENOVATION                    7,136       11,200          4,064-       0.02        11,200
LAWN MAINTENANCE                     100,929       98,040          2,889        0.33        98,040
SECURITY                             214,837      240,000         25,163-       0.70       240,000
RUBBISH REMOVAL                       43,351       44,800          1,449-       0.14        44,800
SNOW REMOVAL                               0            0              0        0.00             0
PARKING LOT                          111,566      110,525          1,041        0.36       110,525
BUILDING MAINTENANCE/REPAIR          227,680      191,020         36,660        0.75       191,020
PAYROLL SALARY/BONUS                 266,476      278,284         11,808-       0.87       278,284
PAYROLL TAX/INSURANCE                 57,715       55,660          2,055        0.19        55,660
OTHER OPERATING                      102,099       96,714          5,385        0.33        96,714
MANAGEMENT FEES                      230,720      231,555            835-       0.76       231,555
GENERAL INSURANCE                     71,323      108,471         37,148-       0.23       108,471
PROFESSIONAL SERVICES                180,496      174,850          5,646        0.59       174,850
UTILITY - ELECTRICE                1,233,161    1,371,970        138,809-       4.07     1,371,970
                 -GAS/FUEL                 0            0              0        0.00             0
                 -WATER/SEWER         45,640       55,975         10,335-       0.15        55,975
REAL ESTATE TAXES                    363,443      347,956         15,487        1.20       347,956
MISCELLANEOUS                              0            0              0        0.00             0
                                 ------------ ------------ --------------- ---------- -------------
TOTAL EXPENSES                     3,601,325    3,771,322        189,080-      11.89     3,771,322
                                 ------------ ------------ --------------- ---------- -------------
NET OPERATING INCOME               5,644,292    5,833,372        189,080-      18.63     5,833,372
MORTGAGE INTEREST                  3,919,361    3,919,362              1-      12.94     3,919,362
MORTGAGE PRINCIPAL                   182,639      182,639              0-       0.60       182,639
ADDITIONAL MORTGAGE INTEREST       2,026,610      125,000      1,901,610        6.69       125,000
LAND RENT                                  0            0              0        0.00             0
                                 ------------ ------------ --------------- ---------- -------------
SUB TOTAL - OPERATING CASH FLOW      484,318    1,606,371     2,090,6890        1.59-    1,606,371

NET MKT'G FUND                             0            0              0        0.00             0
                                 ------------ ------------ --------------- ---------- -------------
OPERATING CASH FLOW                  484,318-   1,606,371      2,090,689-       1.59-    1,606,371
TENANT IMPROVEMENTS                  821,853      343,934        477,919        2.71       343,934
CAPITAL ADDITIONS                          0            0              0        0.00             0
LEASE COMMISSIONS                          0            0              0        0.00             0
REDEVELOPMENT COSTS                  553,965            0        553,965        1.82             0
                                 ------------ ------------ --------------- ---------- -------------
CASH FLOW                          1,860,137    1,262,437      3,122,574-       6.14-    1,262,437
                                 ============ ============ =============== ========== =============

?????, 1996 12:17
(DATA AS OF JAN 9, 1996 12:03)                                            PAGE 2

                     PROPERTY MANAGEMENT INFORMATION SYSTEM
                CASH OPERATING STATEMENT -- DEC, 95 (SCHEDULE 2)
                              9120: NORTHPARK MALL

                    DEC,95
==============================================
    ACTUAL         BUDGET         VARIANCE     DESCRIPTION


=============== ============== =============== =================================
                                               INCOME:
       454,001        569,932        115,931-  RENTAL
        67,112         51,948         15,164   PERCENTAGE RENT
       149,016        161,470         12,454-  COMMON AREA
             0              0              0   FOOD COURT
        33,032         32,977             55   REAL ESTATE TAX
       138,284        158,960         20,676-  UTILITY
             0              0              0   OTHER TENANT
         8,750              0          8,750   MISCELLANEOUS
--------------- -------------- ---------------
       850,195        975,287        125,092-  TOTAL INCOME
--------------- -------------- ---------------
                                               EXPENSES:

             0            670            670-  ADVERTISING/PROMOTION
         4,346          5,468          1,122-  ADMINISTRATIVE
        19,532         19,572             40-  JANITORIAL CLEANING
           108              0            108   TENANT DECORATING
            57            275            218-  BUILDING RENOVATION
        15,015         10,775          4,240   LAWN MAINTENANCE
         2,628          2,261            367   SECURITY
         3,952          4,000             48-  RUBBISH REMOVAL
             0              0              0   SNOW REMOVAL
         3,007          3,002              5   PARKING LOT
        37,196         13,715         23,481   BUILDING MAINTENANCE/REPAIR
        48,041         75,648         27,607-  PAYROLL SALARY/BONUS
        27,558         15,130         12,428   PAYROLL TAX/INSURANCE
        14,898          9,341           5,57   OTHER OPERATING
        24,702         24,794             92-  MANAGEMENT FEES
         3,525              0          3,325   GENERAL INSURANCE
        21,607         19,020          2,587   PROFESSIONAL SERVICES
        89,169        121,200         32,031   UTILITY - ELECTRIC
             0              0              0           -GAS/FUEL
         3,617          5,000          1,383           -WATER/SEWER
         2,947              0          2,947   REAL ESTATE TAXES
             0              0              0   MISCELLANEOUS
--------------- -------------- ---------------
       321,906        329,871          7,965-  TOTAL EXPENSES
--------------- -------------- ---------------
       528,289        645,416        117,127-  NET OPERATING INCOME
       323,859        323,859              0-  MORTGAGE INTEREST
        17,975         17,975              0-  MORTGAGE PRINCIPAL
             0              0              0  ADDITIONAL MORTGAGE INTEREST
             0              0              0  LAND RENT
--------------- -------------- ---------------
       186,456        303,582        117,126-  SUB TOTAL - OPERATING CASH FLOW
             0              0              0   NET MKT'G FUND
--------------- -------------- ---------------
       186,456        303,582        117,126-  OPERATING CASH FLOW
       100,000        140,000         40,000-  TENANT IMPROVEMENTS
       33,635-              0         33,635-  CAPITAL ADDITIONS
             0              0              0   LEASE COMMISSIONS
             0              0              0   REDEVELOPMENT COSTS
--------------- -------------- ---------------
       120,091        163,582         43,491-  CASH FLOW
=============== ============== ===============

                                                   JAN,95 - DEC,95
                                 ====================================================
DESCRIPTION                        ACTUAL       BUDGET        VARIANCE      /SQ FT       ANNUAL
                                                                                         BUDGET
================================ ============ ============ =============== ========== =============
INCOME:
RENTAL                             5,929,598    5,798,367        131,231       19.58     5,798,367
PERCENTAGE RENT                      489,009      310,694        178,315        1.61       310,694
COMMON AREA                        1,639,257    1,774,351        135,094        5.41     1,774,351
FOOD COURT                              419-            0            419-       0.00             0
REAL ESTATE TAX                      387,835      384,315          3,520        1.28       384,315
UTILITY                            1,553,073    1,616,342         63,269-       5.12     1,616,342
OTHER TENANT                          46,648       34,216         12,432        0.15        34,216
MISCELLANEOUS                         46,744            0         46,744        0.15             0
                                 ------------ ------------ --------------- ---------- -------------
TOTAL INCOME                      10,091,744    9,918,285        173,459       33.32     9,918,285
                                 ------------ ------------ --------------- ---------- -------------
EXPENSES:

ADVERTISING/PROMOTION                  6,370        5,230          1,140        0.02         5,230
ADMINISTRATIVE                        44,386        5,704         11,318-       0.14        55,704
JANITORIAL CLEANING                  218,913      222,464          3,551-       0.72       222,464
TENANT DECORATING                      2,984        1,460          1,526        0.00         1,460
BUILDING RENOVATION                    8,836        9,700            864-       0.02         9,700
LAWN MAINTENANCE                     100,357      100,370             13-       0.33       100,370
SECURITY                              37,701       30,017          7,684        0.12        30,017
RUBBISH REMOVAL                       49,049       45,952          3,097        0.16        45,952
SNOW REMOVAL                               0            0              0        0.00             0
PARKING LOT                          131,379      124,687          6,692        0.43       124,687
BUILDING MAINTENANCE/REPAIR          273,863      225,740         48,123        0.90       225,740
PAYROLL SALARY/BONUS                 435,819      451,306         15,487-       1.43       451,306
PAYROLL TAX/INSURANCE                139,853       90,252         49,601        0.46        90,252
OTHER OPERATING                      102,319      106,074          3,755-       0.33       106,064
MANAGEMENT FEES                      258,854      243,508         15,346        0.85       243,508
GENERAL INSURANCE                     76,549      116,064         39,515-       0.25       116,064
PROFESSIONAL SERVICES                184,848      174,497         10,351        0.61       174,697
UTILITY - ELECTRICE                1,175,065    1,333,780        158,715-       3.88     1,333,780
        - GAS/FUEL                         0            0              0        0.00             0
        - WATER/SEWER                 50,059       49,702            357        0.16        49,702
REAL ESTATE TAXES                    403,852      400,490          3,362        1.33       400,490
MISCELLANEOUS                          1,000-           0          1,000-       0.00             0
                                 ------------ ------------ --------------- ---------- -------------
TOTAL EXPENSES                     3,700,057    3,786,997         86,941-      12.21     3,786,997
                                 ------------ ------------ --------------- ---------- -------------
NET OPERATING INCOME               6,391,687    6,131,288        260,399       21.10     6,131,288
MORTGAGE INTEREST                  3,897,215    3,897,215              0-      12.86     3,897,215
MORTGAGE PRINCIPAL                   204,785      204,785              0        0.67       204,785
ADDITIONAL MORTGAGE INTEREST               0      299,515        299,515        0.00       299,515
LAND RENT                                  0            0              0        0.00             0
                                 ------------ ------------ --------------- ---------- -------------
SUB TOTAL - OPERATING CASH FLOW    2,289,687    1,729,773        559,916        7.56     1,729,773
NET MKT'G FUND                         1,683            0          1,683-       0.00             0
                                 ------------ ------------ --------------- ---------- -------------
OPERATING CASH FLOW                2,288,004    1,729,773        558,231        7.55     1,729,773
TENANT IMPROVEMENTS                1,302,047      974,000        328,047        4.29       974,773
CAPITAL ADDITIONS                     42,727       74,500         31,773-       0.14        74,500
LEASE COMMISSIONS                          0            0              0        0.00             0
REDEVELOPMENT COSTS                  158,292            0        158,292        0.52             0
                                 ------------ ------------ --------------- ---------- -------------
CASH FLOW                            784,939      681,273        103,666        2.59       681,273
                                 ============ ============ =============== ========== =============

Property    :  NORTH PARK MALL                                 DATE:   05-Sep-95
Company #   : 9120                                             TIME:    10:17 AM
Square Feet : 311,458

                           URBAN RETAIL PROPERTIES CO.
                        1996 COMMERCIAL OPERATING BUDGET
                             "SUMMARY" BY MINOR CODE


========================== ========= ========= ========== ========= ========== =========
                            Jan-96    Feb-96    Mar-96     Apr-96    May-96     Jun-96
========================== ========= ========= ========== ========= ========== =========
INCOME :
RENTAL INCOME               469,937   500,529    517,442   517,273    521,273   522,727
PERCENTAGE RENT               1,364     6,639      9,357     9,357      5,590     8,970
COMMON AREA                 165,360   153,993    163,690   163,690    165,310   165,310
FOOD COURT                        0         0          0         0          0         0
REAL ESTATE TAXES            47,043    47,239     48,719    48,719    109,463   109,463
UTILITY                     139,336   139,336    142,435   142,435    154,005   154,005
OTHER TENANT                      0         0          0         0          0         0
MISCELLANEOUS                     0         0          0         0          0         0
-------------------------- --------- --------- ---------- --------- ---------- ---------
  TOTAL INCOME              850,040   839,767    881,643   881,643    945,615   960,483
========================== ========= ========= ========== ========= ========== =========

EXPENSES (BY MINOR CODE):

0  -   ADMINISTRATVE         51,765    57,570     67,670    67,670     59,164    51,468
18 -   CAM (OUTSIDE)        133,278    68,997     53,541    53,541     77,098    53,198
19 -   MAM (INSIDE)          91,932    55,243     70,156    78,156     62,114    66,154
31 -   CENTRAL PLANT              0         0          0         0          0         0
32 -   CAM SPECIAL                0         0          0         0          0         0
33 -   OPERATING (TENANT)    73,066    70,023     71,737    73,121     82,619    89,311
34 -   OPERATING (MALL)           0         0          0         0          0         0
35 -   FOOD COURT                 0         0          0         0          0         0
REAL ESTATE TAXES           546,653         0      2,000         0          0         0
-------------------------- --------- --------- ---------- --------- ---------- ---------
  TOTAL EXPENSES            896,693   251,033    454,772   272,400    280,995   260,132
-------------------------- --------- --------- ---------- --------- ---------- ---------
    NET OPERATING INCOME    (46,653)  587,934    392,701   609,155    664,620   700,351
-------------------------- --------- --------- ---------- --------- ---------- ---------
MORTGAGE INTEREST           323,686   323,512    323,337   323,160    322,981   322,000
MORTGAGE PRINCIPAL           10,147    18,321     10,497    18,674     10,053    19,033
ADDT'L MORTGAGE INTEREST          0         0          0   333,010          0         0
LAND RENT                         0         0          0         0          0         0
ADDT'L LAND RENT                  0         0          0         0          0         0
OTHER INT EXPENSE                 0         0          0         0          0         0
-------------------------- --------- --------- ---------- --------- ---------- ---------
    SUB-TOTAL
      OPERATING C.F.       (388,486)  246,101     50,867  (65,689)    322,786   358,518
-------------------------- --------- --------- ---------- --------- ---------- ---------
55 - NET MKT'G FUND               0         0          0         0          0         0
NET MEDIA FUND                    0         0          0         0          0         0
-------------------------- --------- --------- ---------- --------- ---------- ---------
    OPERATING CASH FLOW    (388,486)  246,101     50,867  (65,689)    322,786   358,518
-------------------------- --------- --------- ---------- --------- ---------- ---------
TENANT IMPROVEMENTS           2,300         0          0    33,400          0         0
CAPITAL IMPROVEMENTS         96,725         0    195,550         0          0         0
LEASE COMMISSIONS                 0         0          0         0          0         0
-------------------------- --------- --------- ---------- --------- ---------- ---------
         CASH FLOW         (487,511)  246,101  (144,683)  (99,089)    322,786   358,518
========================== ========= ========= ========== ========= ========== =========


========================== ========= ========== ========= ========== ========= ========= ==========
                             Jul-96    Aug-96     Sep-96    Oct-96     Nov-96    Dec-96     TOTAL
========================== ========= ========== ========= ========== ========= ========= ==========
INCOME :
RENTAL INCOME               529,067    534,482   534,482    547,419   583,714   591,200  6,375,407
PERCENTAGE RENT              30,157     39,594    24,436     39,072    66,605    89,971    325,023
COMMON AREA                 160,345    162,472   162,472    162,498   167,849   167,849  1,951,106
FOOD COURT                        0          0         0          0         0         0          0
REAL ESTATE TAXES            49,382     50,169    50,169     50,212    52,194    52,194    713,290
UTILITY                     143,979    145,813   145,813    145,918   150,533   160,703  1,750,958
OTHER TENANT                 33,720          0         0          0         0         0     33,720
MISCELLANEOUS                     0          0         0          0         0         0          0
-------------------------- --------- ---------- --------- ---------- --------- --------- ----------
  TOTAL INCOME              946,650    932,530   917,372    945,119 1,020,895 1,061,917 11,149,504
-------------------------- --------- ---------- --------- ---------- --------- --------- ----------

EXPENSES (BY MINOR CODE):

0  -   ADMINISTRATVE         54,150     55,955    53,576     69,739    61,217    50,936    701,206
18 -   CAM (OUTSIDE)         63,755     58,027    53,044     54,248    78,591    52,095    885,501
19 -   MAM (INSIDE)         117,540     64,112    63,565     60,748    60,841    62,007    973,354
31 -   CENTRAL PLANT              0          0         0          0         0         0          0
32 -   CAM SPECIAL                0          0         0          0         0         0          0
33 -   OPERATING (TENANT)   123,322     91,664    91,553     84,428    89,885    77,045  1,017,774
34 -   OPERATING (MALL)           0          0         0          0         0         0          0
35 -   FOOD COURT                 0          0         0          0         0         0          0
REAL ESTATE TAXES                 0          0         0          0         0         0    548,653
-------------------------- --------- ---------- --------- ---------- --------- --------- ----------
  TOTAL EXPENSES            358,776    269,759   262,539    269,164   298,534   250,883  4,126,568
-------------------------- --------- ---------- --------- ---------- --------- --------- ----------
    NET OPERATING INCOME    587,874    662,771   654,033    675,955   722,361   811,034  7,022,936
-------------------------- --------- ---------- --------- ---------- --------- --------- ----------
MORTGAGE INTEREST           322,618    322,433   322,247    322,060   321,070   321,679  3,072,383
MORTGAGE PRINCIPAL           19,216     19,400    19,586     19,774    19,963    20,154    229,618
ADDT'L MORTGAGE INTEREST          0          0         0          0         0         0    333,010
LAND RENT                         0          0         0          0         0         0          0
ADDT'L LAND RENT                  0          0         0          0         0         0          0
OTHER INT EXPENSE                 0          0         0          0         0         0          0
-------------------------- --------- ---------- --------- ---------- --------- --------- ----------
    SUB-TOTAL
      OPERATING C.F.        246,040    320,938   313,000    334,121   380,528   469,201  2,587,925
-------------------------- --------- ---------- --------- ---------- --------- --------- ----------
55 - NET MKT'G FUND               0          0         0          0         0         0          0
NET MEDIA FUND                    0          0         0          0         0         0          0
-------------------------- --------- ---------- --------- ---------- --------- --------- ----------
    OPERATING CASH FLOW     246,040    320,938   313,000    334,121   380,528   469,201  2,587,925
-------------------------- --------- ---------- --------- ---------- --------- --------- ----------
TENANT IMPROVEMENTS               0          0         0     50,000         0         0     85,700
CAPITAL IMPROVEMENTS              0          0         0          0         0         0    292,275
LEASE COMMISSIONS                 0          0         0          0         0         0          0
-------------------------- --------- ---------- --------- ---------- --------- --------- ----------
    CASH FLOW               246,040    320,938   313,000    284,121   380,528   469,201  2,209,950
========================== ========= ========== ========= ========== ========= ========= ==========

PAGE B-2                          Co. #  :  9120       DATE:    06-Sep-95
1996 COMMERCIAL OPERATING BUDGET                       Property : NORTHPARK MALL
Sg. Ft.  :  311, 458                                   06:37 AM

============================== ========= ========= ========= ========= ========= ========= ========= ==========
                                Jan-96    Feb-96    Mar-96    Apr-96    May-96    Jun-96    Jul-96    Aug-96
============================== ========= ========= ========= ========= ========= ========= ========= ==========
INCOME :
RENTAL INCOME                   496,937   496,135   500,529   517,442   521,273   522,727   529,067    534,482
PERCENTAGE RENT                   1,364     3,260     6,639     9,357     5,590     8,978    30,157     39,594
COMMON AREA INCOME              165,360   153,993   153,950   163,690   165,310   165,310   160,345    162,472
FOOD COURT INCOME                     0         0         0         0         0         0         0          0
REAL ESTATE TAX INCOME           47,041    47,043    47,239    48,719   109,463   109,463    49,202     50,169
UTILITY INCOME                  139,336   139,336   139,106   142,435   143,979   184,005   143,979    145,813
OTHER TENANT CHARGES                  0         0         0         0         0         0    33,720          0
MISCELLANEOUS INCOME                  0         0         0         0         0         0         0          0
------------------------------ --------- --------- --------- --------- --------- --------- --------- ----------
TOTAL INCOME                    850,040   839,767   847,473   881,643   945,615   960,483   946,650    932,530
------------------------------ --------- --------- --------- --------- --------- --------- --------- ----------

EXPENSES:

Advertisting / Promotion            175     1,375       225     1,675       175       225       209        959
Administrative                    4,512     3,190     3,991     3,619     7,065     4,241     1,619      3,565
Janitorial/Cleaning              10,087    10,087    19,232    10,087    18,087    18,087    18,087     10,087
Building Decorating               4,870       320    84,445       720       720       320       320        320
Lawn Maintenance                  7,323     7,923    24,523    17,323     7,453     7,861     7,453      7,881
Security                          6,680     2,705     2,540     2,455     3,395     2,455     2,545      2,705
Rubbish Removal                   4,110     4,110     4,110     4,110     4,110     4,110     4,110      4,110
Snow Removal                          0         0         0         0         0         0         0          0
Parking Lot reairs & Maint       83,781     7,661     3,161     3,161     9,161     3,161    13,311      3,161
building repairs & Maint         40,873    15,723   131,473    33,538    14,698    14,698    18,629     12,269
Payroll - Salary / Bonus         33,357    46,679    34,677    34,677    51,765    34,428    34,428     34,428
Payroll - Taxes / Insurance       6,671     9,336     6,935     6,935    10,353     6,006     6,886      6,886
Other Operating Expenses          9,340     8,765     8,741     9,707     8,961     8,836    11,039     10,405
Management Fees                  19,932    19,976    20,287    21,072    21,075    21,260    22,369     22,963
General Insurance                     0         0         0         0         0         0    81,010      5,121
Professional Services            11,360    11,360    11,360    26,360    11,360    11,360    11,360     11,360
Utiltiy - Electricity            94,305    91,291    92,771    94,987   108,240   116,425   116,570    119,939
        - Gas/Fuel                    0         0         0         0         0         0         0          0
        - Water/Sewer             4,664     3,332     4,301     4,062     4,377     5,751     6,023      5,600
Real Estate Taxes (Include.     546,653         0     2,000         0         0         0         0          0
Consultant Fees)
------------------------------ --------- --------- --------- --------- --------- --------- --------- ----------
TOTAL EXPENSES                  896,693   251,033   454,772   272,488   280,995   260,132   358,776    269,759
------------------------------ --------- --------- --------- --------- --------- --------- --------- ----------
     NET OPERATING INCOME       (46,653)  587,934   392,701   609,155   664,620   700,351   587,874    662,771
------------------------------ --------- --------- --------- --------- --------- --------- --------- ----------
Mortgage Interest               323,686   323,512   323,337   323,160   322,981   322,800   322,618    322,433
Mortgage Principal               10,147    10,321    10,497    18,674    10,053    19,033    19,216     19,400
Additional Mortgage Interest          0         0         0   333,010         0         0         0          0
Land Rent                             0         0         0         0         0         0         0          0
Additional Rent                       0         0         0         0         0         0         0          0
Other Intrest Expense                 0         0         0         0         0         0         0          0
------------------------------ --------- --------- --------- --------- --------- --------- --------- ----------
     SUB-TOTAL OPERATING       (388,486)  246,101    50,067   (65,689)  322,786   358,518   246,040    320,938
CASH FLOW
------------------------------ --------- --------- --------- --------- --------- --------- --------- ----------
NET MARKETIG FUND (Rec/Disb)          0         0         0         0         0         0         0          0
NET MEDIA FUND (Rec/Disb)
------------------------------ --------- --------- --------- --------- --------- --------- --------- ----------
OPERATING CASH FLOW            (388,486)  246,101    50,867   (65,689)  322,786   358,518   246,040    320,938
------------------------------ --------- --------- --------- --------- --------- --------- --------- ----------
Tenant Improvements               2,300         0         0    33,400         0         0         0          0
Capital Improvements             96,725         0   195,550         0         0         0         0          0
Lease Commissions                     0         0         0         0         0         0         0          0
------------------------------ --------- --------- --------- --------- --------- --------- --------- ----------
CASH FLOW                      (487,511)  246,101  (144,683)  (99,089)  322,786   358,518   246,040    320,938
============================== ========= ========= ========= ========= ========= ========= ========= ==========


============================== ========= ========= =========== =========== ============ =========== ==========
                                Sep-96    Oct-96      Nov-96      Dec-96       TOTAL        1995       1996
                                                                                            PROJ       RECOV
============================== ========= ========= =========== =========== ============ =========== ==========
INCOME :
RENTAL INCOME                   534,402   547,419     583,714     591,200    6,375,407   5,859,559
PERCENTAGE RENT                  24,436    39,072      66,605      89,971      325,023     383,481
COMMON AREA INCOME              162,472   162,498     167,849     167,849    1,951,106   1,603,516
FOOD COURT INCOME                     0         0           0           0            0           0
REAL ESTATE TAX INCOME           50,169    50,212      52,194      52,194      713,290     373,950
UTILITY INCOME                  145,813   149,918     150,533     160,703    1,750,958   1,543,540
OTHER TENANT CHARGES                  0         0           0           0       33,720      32,115
MISCELLANEOUS INCOME                  0         0           0           0            0           0
------------------------------ --------- --------- ----------- ----------- ------------ ----------- ----------
TOTAL INCOME                    917,372   945,119   1,020,895   1,061,917   11,149,504   9,796,177
------------------------------ --------- --------- ----------- ----------- ------------ ----------- ----------

EXPENSES:

Advertisting / Promotion            259       209         209         259        5,954       6,846      3,804
Administrative                    4,241     3,369       3,190       4,366       40,968      50,806     13,752
Janitorial/Cleaning              19,232    18,087      19,587      19,587      222,234     221,852    222,334
Building Decorating                 320       320         320         320       93,315      10,067     91,875
Lawn Maintenance                  7,623     7,881      10,423       9,023      113,510      98,793    113,510
Security                          2,500     3,325       3,350       2,455       37,110      30,085     37,110
Rubbish Removal                   4,110     4,110       4,110       4,110       49,320      48,846     49,320
Snow Removal                          0         0           0           0            0           0          0
Parking Lot reairs & Maint        3,161     3,161      10,661       3,161      146,702     124,594    146,702
building repairs & Maint         11,079    12,729      14,229      11,979      331,917     262,482    322,317
Payroll - Salary / Bonus         34,428    34,420      51,779      34,677      459,751     440,200    430,557
Payroll - Taxes / Insurance       6,006     6,886      10,356       6,935       91,951      88,040     86,111
Other Operating Expenses          9,606     9,630       9,951       9,951      114,940     100,627        899
Management Fees                  22,356    23,460      26,013      27,246      268,017     249,722          0
General Insurance                     0         0           0           0       86,939      82,798     86,939
Professional Services            11,360    26,360      11,360      11,360      166,320     177,139          0
Utiltiy - Electricity           119,059   110,586     110,360      99,591    1,282,124   1,226,100  1,282,124
           - Gas/Fuel                 0         0           0           0            0           0          0
           -Water/Sewer           6,319     4,615       4,636       5,063       50,743      52,227    58,743
------------------------------ --------- --------- ----------- ----------- ------------ ----------- ----------
Real Estate Taxes (Include.           0         0           0           0      548,653     400,905    548,653
Consultant Fees)
------------------------------ --------- --------- ----------- ----------- ------------ ----------- ----------
TOTAL EXPENSES                  262,539   269,164     298,534     250,883    4,126,568   3,672,129  3,494,750
------------------------------ --------- --------- ----------- ----------- ------------ ----------- ----------
     NET OPERATING INCOME       654,033   675,955     722,361     811,034    7,022,936   6,124,048
------------------------------ --------- --------- --------- --------- --------- --------- --------- ----------
Mortgage Interest               322,247   322,060     321,070     321,679    3,072,383   3,897,215          0
Mortgage Principal               19,586    19,774      19,963      20,154      229,610     204,785          0
Additional Mortgage Interest          0         0           0           0      333,010     205,508          0
Land Rent                             0         0           0           0            0           0          0
Additional Rent                       0         0           0           0            0           0          0
Other Intrest Expense                 0         0           0           0            0           0          0
------------------------------ --------- --------- ----------- ----------- ------------ ----------- ----------
     SUB-TOTAL OPERATING        313,000   334,121     380,520     469,201    2,507,925   1,816,540
CASH FLOW
------------------------------ --------- --------- ----------- ----------- ------------ ----------- ----------
NET MARKETIG FUND (Rec/Disb)          0         0           0           0            0
NET MEDIA FUND (Rec/Disb)                                                            0
------------------------------ --------- --------- ----------- ----------- ------------ ----------- ----------
OPERATING CASH FLOW             313,000   334,121     380,520     469,201    2,507,925   1,816,540
------------------------------ --------- --------- ----------- ----------- ------------ ----------- ----------
Tenant Improvements                   0    50,000           0           0       85,700   1,292,306          0
Capital Improvements                  0         0           0           0      292,275      74,500          0
Lease Commissions                     0         0           0           0            0           0          0
------------------------------ --------- --------- ----------- ----------- ------------ ----------- ----------
CASH FLOW                       313,000   284,121     380,520     469,201    2,209,950     449,734
============================== ========= ========= =========== =========== ============ =========== ==========

           =========================================================
                                   Rent Roll
           =========================================================

MAR 11, 1996 10:34                             PROPERTY MANAGEMENT INFORMATION SYSTEM                                        PAGE 1
                                               RENT ROLL FOR 9120 NORTHPARK MALL - 00
                                                          AS OF MAR 11, 96

                                                                                               CPI
                                                                                      % RENT   Base    Operating     Pro-    Base
Unit -                              Square      Lease     Annual Base Rent          Brkpnt-$   Year    Expense       Rata   Amount
Ten #     Tenant                     Feet       Term      Amount   Start     PSF    % (&Cat)    & %     Type         Share  Options
------------------------------------------------------------------------------------------------------------------------------------
K1-06     TELECOMM SOUTH            0         NOV 01,95
                                              OCT 31,95

K2        VACANT UNIT               0

K3-02     BIANCA BARE               0         JAN 01,95                                            CAM FIXED           .0000
                                              DEC 31,95                                            RET FIXED           .0000

K4-05     CREATIONS UNLIMIT         0         APR 01,95                                 130,000    CAM FIXED           .0000
                                              MAR 31,96                                   10.00    RET FIXED           .0000

K5        VACANT UNIT               0

K6        VACANT UNIT               0

K7        VACANT UNIT

K8        VACANT UNIT

K9        VACANT UNIT

K10       VACANT UNIT

K12       VACANT UNIT

K13-01    DEPOSIT GUARANTY                    AUG 01,94

                                              JUL 31,95                                            CAM FIXED           .0000

K14       VACANT UNIT                                                                              RET FIXED           .0000
K15       VACANT UNIT
K16       VACANT UNIT
K17       VACANT UNIT
K18       VACANT UNIT

K19-01    FISHER GUARANTY                     JUN 01,95                                            CAM FIXED           .0000
                                              MAY 31,96                                            RET FIXED           .0000
K20       VACANT UNIT
K21       VACANT UNIT

0102-01   FISHER DEVELOPMENT

0102-01   EDDIE BAUER #318      5,792         MAY 01,93    136,459  MAY 01,93  23.56  2,729,190    CAM PR+15%NTM     .022975
                                              JAN 31,04                                    5.00    RET PR-80%CAP     .022975
                                                                                      (STEP UP)

110       VACANT UNIT               0

MAR 11, 1996 10:34                             PROPERTY MANAGEMENT INFORMATION SYSTEM                                        PAGE 2
                                               RENT ROLL FOR 9120 NORTHPARK MALL - 00
                                                          AS OF MAR 11, 96

                                                                                               CPI
                                                                                      % RENT   Base    Operating     Pro-    Base
Unit -                              Square      Lease     Annual Base Rent          Brkpnt-$   Year    Expense       Rata   Amount
Ten #     Tenant                     Feet       Term      Amount   Start     PSF    % (&Cat)    & %     Type         Share  Options
------------------------------------------------------------------------------------------------------------------------------------
0112      VACANT UNIT                2,395
0114-03   U S MALE                   1,761    NOV 15,89   40,000  JAN 01,93  22.71    727,274        CAM FIXED       .0000
                                              DEC 31,99   42,000  JAN 01,97  23.85       5.50        RET PR-GLA      .005815
                                                                                    (STEP-UP)

0202-02   CASUAL CORNER #45          3,670    SEP 26,94   84,410  SEP 01,94  23.00  1,688,200        CAM PR+15%NOM   .014558
                                              SEP 30,04   91,749  OCT 01,97  25.00     5.00          RET PR-NOR      .014558
                                                          99,090  OCT 01,01  27.00  (STEP-UP)

0204-02   GAP, THE #5602             8,785    MAY 22,95  351,399  MAY 01,95  40.00  7,028,000        CAM PR+15%NOM       P/R
                                              MAY 31,03                                6.00          RET PR-90%CAP       P/R
                                                                                    (STEP-UP)

0210-02   ULMER'S STRIDE RI          1,100    OCT 01,94   45,000  OCT 01,94  40.91    750,000        CAM PR15%NOM    .004721
                                              SEP 30,04   49,999  OCT 01,99  45.45       6.00        RET PR          .004721
                                                                                    (STEP-UP)


0212-02   AMERICAN EAGLE OU          3,830    APR 07,90   76,599  JUN 01,90  20.00  1,276,667        CAM PR+15%NTM   .014969
                                              JAN 31,01                                  6.00        RET PR-80%CAP   .014969
                                                                                    (STEP-UP)
0214      VACANT UNIT                3,369

0216-02   DISNEY STORE, THE          3,716    OCT 12,93   81,752  OCT 01,93  22.00  2,043,800        CAM PR15%NOM    .013634
                                              OCT 31,03   89,184  NOV 01,98  24.00       4.00        RET PR-90%CAP   .013634
                                                                                    (STEP-UP)


0226-02   LANE BRYANT                6,364    JUL 01,94  140,007  JUL 01,94  22.00  2,800,160        CAM PR15%NOM    .023350
                                              JUL 31,06                                  5.00        RET PR          .210115
                                                                                    1,626,394
                                                                                         5.00

0228-02   EXPRESS                    8,730    NOV 17,94  192,060  NOV 01,94  22.00  3,841,200        CAM PR15%NOM    .032031
                                              JAN 31,07                                  5.00        RET PR-GLA      .028828
                                                                                    (STEP-UP)

0230-02   THINGS REMEMBERED          1,250    JUN 06,90   35,000  JUL 01,95  28.00    437,500        CAM PR15%NTM    .004886
                                              JUN 30,00                                  8.00        RET PR-75%CAP   .004886

0232-05   FRIEDMAN'S                   904    NOV 17,95   50,000  NOV 01,95  55.31    833,333
                                              DEC 31,05   54,999  NOV 01,98  60.84       6.00
                                                          60,000  NOV 01,02  66.37  (STEP-UP)

0234-01   MOTHERHOOD                 1,191    MAR 15,89   26,204  APR 01,89  22.00    436,700        CAM PR+15NTMJ   .004655
                                              MAR 31,99                                  6.00        RET PR-80%CAP   .004655

0236-01   FOOTLOCKER #7644           3,451    NOV 01,91   90,000  NOV 01,91  26.08  1,500,000        CAM PR+15%NTM   .013689
                                              OCT 31,01                                  6.00        RET PR-80%CAP   .013689
                                                                                    (STEP-UP)

MAR 11,1996 10:34                              PROPERTY MANAGEMENT INFORMATION SYSTEM                                        PAGE 3
                                               RENT ROLL FOR 9120 NORTHPARK MALL - 00
                                                          AS OF MAR 11, 96

                                                                                               CPI
                                                                                      % RENT   Base    Operating     Pro-    Base
Unit -                              Square      Lease     Annual Base Rent          Brkpnt-$   Year    Expense       Rata   Amount
Ten #     Tenant                     Feet       Term      Amount   Start     PSF    % (&Cat)    & %     Type         Share  Options
------------------------------------------------------------------------------------------------------------------------------------
0238-01   RADIO SHACK                2,737    SEP 12,84   42,423  OCT 01,92  15.50    750,587        CAM PR+15%NTM   .010633
                                              SEP 30,96                                  3.00        RET PR          .010633
                                                                                         G02
                                                                                      620,000
                                                                                         1.00
                                                                                         G07

0242-01   LENS CRAFTERS              6,500    FEB 15,88   78,000  MAR 01,95  12.00  1,950,000        CAM PR+15%NTM   .025405
                                              FEB 28,98                                  4.00        RET PR-75%CAP   .025405

0302      VACANT UNIT                2,810

0304-02   MASTER CUTS FAMILY         1,095    MAR 01,95   32,000  MAR 01,95  29.22    533,333        CAM PR+15%NOM       P/R
                                              FEB 28,05   36,000  MAR 01,99  32.88       6.00        RET PR-70%CAP       P/R
                                                          39,999  MAR 01,02  36.53  (STEP UP)

0306-01   PET CONNECTION             1,962    NOV 15,89   23,544  DEC 01,89  12.00    392,400        CAM PR+15%NTM   .007668
                                              DEC 31,99                                  6.00        RET PR          .007668
                                                                                    (STEP UP)

0308-02   GENERAL NUTRITION          1,951    OCT 01,94   48,774  OCT 01,94  25.00    696,785        CAM PR+15%NOM   .008373
                                              SEP 30,04   52,677  OCT 01,97  27.00       7.00        RET PR-80%CAP   .008373
                                                          56,579  OCT 01,01  29.00  (STEP UP)

0310-02   BLOCKBUSTER MUSIC          1,860    FEB 01,92   52,080  OCT 01,94  28.00    868,000        CAM PR+15%NOM   .006825
                                              MAR 16,00                                  6.00        RET PR-90%CAP   .006825
                                                                                     (STEP-UP)

0314-01   CHICK-FIL-A                2,370    SEP 12,84   42,660  OCT 01,86  18.00    711,000        CAM PR+15%NTM   .008238
                                              SEP 30,99   47,400  OCT 01,97  20.00       6.00        RET PR-95%CAP   .008238
                                                                                     (STEP-UP)

0316-02   GYMBOREE #198              1,200    OCT 16,94   47,000  OCT 01,94  39.17    940,000        CAM PR+15%NOM   .004975
                                              JAN 31,05   48,999  FEB 01,98  40.83       5.00        RET PR-85%CAP   .004975
                                                          51,000  FEB 01,02  42.50   (STEP-UP)

0318-02   BODY SHOP, THE               675    JUN 01,94   36,006  JUN 01,94  53.34    720,000        CAM PR+15%NOM   .002897
                                              MAY 31,04   38,000  JUN 01,97  56.30       5.00        RET PR-80%CAP   .002897
                                                          39,999  JUN 01,01  59.26   (STEP-UP)

0320-02   KIDS FOOTLOCKER #          1,701    FEB 01,92   50,000  FEB 01,92  29.39    833,334        CAM PR+15%NOM   .006747
                                              JAN 31,02                                  6.00        RET PR-80%CAP   .006747
                                                                                     (STEP-UP)

0402-02   KIRKLAND'S                 4,096    OCT 01,93   90,111  OCT 01,94  22.00  1,501,866        CAM PR+15%NOM   .017578
                                              JAN 31,03                                  6.00        RET PR-80%CAP   .017578
                                                                                     (STEP-UP)


MAR 11,1996 10:34                              PROPERTY MANAGEMENT INFORMATION SYSTEM                                        PAGE 4
                                               RENT ROLL FOR 9120 NORTHPARK MALL - 00
                                                          AS OF MAR 11, 96

                                                                                               CPI
                                                                                      % RENT   Base    Operating     Pro-    Base
Unit -                              Square      Lease     Annual Base Rent          Brkpnt-$   Year    Expense       Rata   Amount
Ten #     Tenant                     Feet       Term      Amount   Start     PSF    % (&Cat)    & %     Type         Share  Options
------------------------------------------------------------------------------------------------------------------------------------
0406-07   SPORTS AVE.                1,396    NOV 11,95   41,880  NOV 01,95  30.00    795,528
                                              AUG 31,05   48,860  SEP 01,00  35.00       8.00
                                                                                     (STEP-UP)


0408-01   MERLE NORMAN                 668    NOV 01,86   16,700  NOV 01,91  25.00    238,571        CAM PR+15%NTM   .002611
                                              OCT 31,96                                  7.00        RET PR          .002611

0410-01   CALIFORNIA NAILS             562    SEP 22,94   15,022  SEP 01,94  26.73    150,222        CAM PR+15%NOM&  .002412
                                              OCT 31,97                                 10.00        RET PR          .002412

0412-01   BENTLEY'S LUGGAGE         34,471    MAR 27,94   55,536  APR 01,94  16.00  1,110,720        CAM PR+15%NOM&  .014896
                                              DEC 31,03   62,478  APR 01,99  18.00       5.00        RET PR-70%CAP   .014896
                                                                                     (STEP-UP)

0502-01   SHOE DEPT, THE             3,668    NOV 23,93   69,692  JUN 01,94  19.00  1,412,532        CAM PR+15%NTM&  .015742
                                              JAN 31,04   80,696  DEC 01,96  22.00       5.00        RET PR-70%CAP   .015742
                                                          91,700  DEC 01,00  25.00   (STEP-UP)

0506-01   EVERYTHING'S A DO          2,611    JUL 31,88   46,998  AUG 01,88  18.00    939,960        CAM PR+15%NTM&  .009580
                                              JAN 31,99                                  5.00        RET PR-90%CAP   .009580
                                                                                     (STEP-UP)

0508-01   PAYLESS SHOE SOURCE        2,924    NOV 19,87   49,707  DEC 01,87  17.00    828,466        CAM PR+15%NTM&  .011360
                                              NOV 30,97                                  6.00        RET PR-85%CAP   .011360
                                                                                     (STEP-UP)

0510-01   AFTERTHOUGHTS              1,065    OCT 01,94   36,000  OCT 01,94  33.80    450,000        CAM PR+15%NOM&  .004571
                                                                                         8.00        RET PR-80%CAP   .004571
                                                                                     (STEP-UP)

0512-02   FAMILY BOOKSTORES          2,296    NOV 01,94   41,400  JAN 01,95  18.03    690,000        CAM PR+15%NOM   .008974
                                              DEC 31,06   46,000  JAN 01,97  20.03       6.00        RET PR-80%CAP   .008974
                                                          50,600  JAN 01,99  22.04   (STEP-UP)

0602-04   STRUCTURE                  5,337    OCT 01,93  106,740  OCT 01,95  20.00  2,134,800        CAM PR+15%NOM   .019582
                                              JAN 31,06  117,414  OCT 01,99  22.00       5.00        RET PR-GLA      .017624
                                                                                     (STEP-UP)

0606-03   ELECTRONICS BOUTI            987    MAY 01,92   23,525  MAY 01,92  23.83    336,072        CAM PR+15%NOM   .003915
                                              APR 30,02   35,000  MAY 01,97  35.46       7.00        RET PR-75%CAP   .003915
                                                                                     (STEP-UP)

0608-02   SUNGLASS HUT INT'L.          620    MAR 01,96   45,000  MAR 01,96  72.58
                                              JAN 31,06


0610-02   BARNIES COFFEE &             551    DEC 01,88   25,000  JAN 01,93  45.37    357,144        CAM PR+15%NTM   .002154
                                              DEC 31,96                                  7.00        RET PR-80%CAP   .002154

0612      VACANT UNIT                  600


MAR 11,1996 10:34                              PROPERTY MANAGEMENT INFORMATION SYSTEM                                        PAGE 5
                                               RENT ROLL FOR 9120 NORTHPARK MALL - 00
                                                          AS OF MAR 11, 96

                                                                                               CPI
                                                                                      % RENT   Base    Operating     Pro-    Base
Unit -                              Square      Lease     Annual Base Rent          Brkpnt-$   Year    Expense       Rata   Amount
Ten #     Tenant                     Feet       Term      Amount   Start     PSF    % (&Cat)    & %     Type         Share  Options
------------------------------------------------------------------------------------------------------------------------------------
0614-02   SPACE PORT II #13          2,320    NOV 16,84                                              CAM PR+15%NTM   .009067
                                              NOV 30,95                                              RET PR-80%CAP   .009067

0708-02   WARNER BROS.               7,414    APR 07,95  185,349  APR 01,95  25.00  3,707,000        CAM PR+15%NOM       P/R
                                              MAR 31,07                                  4.00        RET PR-80%CAP       P/R
                                                                                     (STEP-UP)

0718-02   GAP KIDS/BABY GAP          5,093    MAR 30,95  149,123  MAR 01,95  29.28  2,982,460        CAM PR+15%NOM       P/R
                                              MAR 31,00  157,933  APR 01,99  31.01       6.00        RET PR-90%CAP       P/R
                                                                                     (STEP-UP)

0724-02   BANANA REPUBLIC            5,112    MAR 30,95  132,912  MAR 01,95  26.00  2,658,240        CAM PR+15%NOM       P/R
                                              MAR 31,00  143,136  APR 01,99  28.00       6.00        RET PR-90%CAP       P/R
                                                                                     (STEP-UP)

0732-02   BATH & BODY                2,527    MAR 25,95   68,229  APR 01,95  27.00  1,364,580        CAM PR+15%NOM       P/R
                                              MAR 31,05                                  5.00        RET PR-GLA          P/R
                                                                                     (STEP-UP)

0736-01   J RIGGINS #1525            2,302    MAR 06,85   40,284  APR 01,93  17.50    805,700        CAM PR+15%NTM   .008131
                                              JAN 31,04   59,852  APR 01,97  26.00       5.00        RET PR-80%CAP   .009131
                                                          64,455  APR 01,00  28.00   (STEP-UP)
                                                          69,060  APR 01,02  30.00

0738-02   VICTORIA'S SECRET          5,764    OCT 29,92  126,807  OCT 01,92  22.00  2,536,160        CAM PR90%NOM    .021149
                                              JAN 31,05  138,336  NOV 01,98  24.00       5.00        RET PR-GLA      .019034
                                                                                     (STEP-UP)

0802-01   COOK AND LOVE              1,836    JUL 15,87   36,720  AUG 01,94  20.00    734,400        CAM PR+15%NTM   .007176
                                              JUL 31,97                                  6.00        RET PR-75%CAP   .007176


0804-02   WICKS N STICKS               772    SEP 26,94   32,000  OCT 01,94  41.45    400,000        CAM PR15%NOM    .003313
                                              SEP 30,04   33,999  OCT 01,97  44.04       8.00        RET PR          .003313
                                                          36,000  OCT 01,01  46.63   (STEP-UP)

0806      VACANT UNIT                1,514

0808-04   SOFTWARE, ETC.             1,106    APR 01,94   42,999  APR 01,94  38.88    860,000        CAM PR15%NOM    .004747
                                              MAR 31,04   45,000  APR 01,97  40.69       5.00        RET PR-80%CAP   .004747
                                                          47,000  APR 01,01  42.50   (STEP-UP)

0810-02   TRADITIONAL JEWEL          1,037    JUL 01,92   38,000  JUN 01,94  36.64    633,333        CAM PR15%NOM    .004114
                                              MAY 31,97                                  6.00        RET PR-75%CAP   .004114
                                                                                     (STEP-UP)

0812-03   WILLIAMS SONOMA            3,838    OCT 14,95   76,760  NOV 01,95  20.00  1,535,200
                                              JAN 31,08                                  5.00


MAR 11,1996 10:34                              PROPERTY MANAGEMENT INFORMATION SYSTEM                                        PAGE 6
                                               RENT ROLL FOR 9120 NORTHPARK MALL - 00
                                                          AS OF MAR 11, 96

                                                                                               CPI
                                                                                      % RENT   Base    Operating     Pro-    Base
Unit -                              Square      Lease     Annual Base Rent          Brkpnt-$   Year    Expense       Rata   Amount
Ten #     Tenant                     Feet       Term      Amount   Start     PSF    % (&Cat)    & %     Type         Share  Options
------------------------------------------------------------------------------------------------------------------------------------
0814-02   LIMITED TOO #315           4,055    MAR 01,95  101,375  MAR 01,95  25.00  2,534,375        CAM NO LEASE
                                              FEB 28,07                                  4.00        RET NO LEASE        P/R
                                                                                    (STEP-UP)                            P/R

0816-02   LIMITED, THE               7,280    JUN 16,94  160,160  JUN 01,95  22.00  4,004,000        CAM PR15%NOM    .026711
                                              JUN 30,06                                  4.00        RET PR-GLA      .024040
                                                                                     (STEP-UP)

0819-01   LAURA ASHLEY               1,882    APR 10,87   33,392  MAY 01,92  17.74    667,846        CAM PR15%NOM    .007311
                                              JAN 31,98                                  5.00        RET PR-85%CAP   .007311
                                                                                     (STEP-UP)

0820-02   COUNTY SEAT #476           4,340    NOV 21,94  125,860  NOV 01,94  29.00  2,097,666        CAM PR15%NOM&   .018626
                                              OCT 31,06  134,540  DEC 01,97  31.00       6.00        RET PR-80%CAP   .018626
                                                         143,220  DEC 01,01  33.00   (STEP-UP)

0822-02   BOMBAY COMPANY, T          4,655    NOV 11,94  111,720  NOV 01,94  24.00  1,862,000        CAM PR15%NOM&   .019977
                                              OCT 31,06  123,360  NOV 01,97  26.50       6.00        RET RP80%CAP    .019977
                                                         134,994  NOV 01,01  29.00   (STEP-UP)

0824-01   PAUL HARRIS                4,082    MAR 14,85   61,230  APR 01,95  15.00  1,224,600        CAM PR+15%NTM   .015954
                                              MAR 31,97                                  5.00        RET PR          .015954

0826-02   VACANT                     3,289                                            225,600        CAM FIXED       .000000
                                                                                        10.00        RET FIXED       .000000

0828      VACANT UNIT                4,898

1002-01   MOLE HOLE, THE             2,442    SEP 01,87   39,072  SEP 01,95  16.00    651,200        CAM PR+15%NTM   .009544
                                              AUG 31,97                                  6.00        RET PR          .009544


1004      VACANT UNIT                1,350

1008      SBARRO'S #164              1,569    OCT 17,94   39,999  NOV 01,94  25.49    500,000        CAM PR+15%NTM   .006224
                                              SEP 30,04                                  8.00        RET PR-80%CAP   .006224
                                                                                     (STEP-UP)

1010-02   SOUTHPORT                    820    OCT 01,95                                39,375        CAM FIXED         .0000
                                              MAR 31,96                                 12.00        RET FIXED         .0000

1012-01   RUBY TUESDAY               4,455    JUL 23,85   69,052  AUG 01,87  15.50  1,381,050        CAM PR+15%NTM   .015486
                                              JUL 31,00   73,507  AUG 01,98  16.50       5.00        RET PR-95%CAP   .015486
                                                                                     (STEP-UP)

0102-03   ARBY'S                     1,995    OCT 15,94                                     0        CAM PR+15%NTM   .007914
                                              DEC 31,04                                  6.00        RET PR-80%CAP   .007914


0104-01   MORRISON CAFETERIA         8,694    SEP 12,84   73,899  SEP 01,84   8.50  1,477,980        CAM PR+15%NTM   .030220
                                              SEP 30,04                                  5.00        RET PR-95%CAP   .030220


MAR 11,1996 10:34                              PROPERTY MANAGEMENT INFORMATION SYSTEM                                        PAGE 7
                                               RENT ROLL FOR 9120 NORTHPARK MALL - 00
                                                          AS OF MAR 11, 96

                                                                                               CPI
                                                                                      % RENT   Base    Operating     Pro-    Base
Unit -                              Square      Lease         Annual Base Rent      Brkpnt-$   Year    Expense       Rata   Amount
Ten #     Tenant                     Feet       Term      Amount   Start     PSF    % (&Cat)    & %     Type         Share  Options
------------------------------------------------------------------------------------------------------------------------------------
1106-02   TROPIC SUN FRUIT             397    DEC 01,91   20,000  JAN 01,95  50.38    200,000        CAM PR+15%NTM   .001552
                                              DEC 31,00                                 10.00        RET PR          .001552



1108-02   REEDS JEWELERS             1,073    FEB 01,95   60,000  FEB 01,95  55.92  1,000,000        CAM PR15%NOM&   .003937
                                              JAN 31,95                                  6.00        RET  PR-80%CAP  .003937
                                                                                     (STEP-UP)

1110-02   PETITE SOPHISTICA          2,064    MAY 01,93   48,000  MAY 01,93  23.26    986,849        CAM PR+15%NTM   .008187
                                              APR 30,04   50,000  MAY 01,96  24.22       5.00        RET  PR-80%CAP  .008187
                                                          52,000  MAY 01,00  25.19   (STEP-UP)

1114-03   NINE WEST #7355            1,206    APR 12,95   45,225  MAY 01,95  37.50    753,750        CAM PR+15%NOM       P/R
                                              MAR 31,05                                  6.00        RET  PR-80%CAP      P/R
                                                                                     (STEP-UP)


1118-01   ANN TAYLOR                 5,427    SEP 06,95  135,675  OCT 01,95  25.00  2,713,500        CAM PR+15%NOM       P/R
                                              JAN 31,06                                  5.00        RET  PR-85%CAP      P/R
                                                                                     (STEP-UP)

1120      VACANT UNIT                2,087

1122-03   LYNN'S HALLMARK  S         2,724    JUL 01,93   51,756  JUL 01,93  19.00    822,516        CAM PR15%NOM&   .01169
                                              DEC 21,04   57,204  OCT 01,96  21.00       7.00        RET  PR-80%CAP  .01169
                                                          62,652  OCT 01,99  23.00   (STEP-UP)
                                                          67,500  OCT 01,02  24.78

1202-04   NATURE COMPANY             1,694    OCT 17,92   45,000  NOV 01,94  26.56  1,135,616        CAM PR15%NOM&   .00727
                                              JAN 31,05   50,000  DEC 01,96  29.52       4.00        RET  PR80%CAP   .00727
                                                          58,239  DEC 01,01  34.38   (STEP-UP)


1204-02   CRABTREE & EVELYN          1,015    NOV 19,94   39,999  NOV 01,94  39.41    666,667        CAM PR15%NOM&   .004356
                                              DEC 31,04   45,000  DEC 01,97  44.33       6.00        RET  PR-80%CAP  .004356
                                                          50,000  DEC 01,01  49.26   (STEP-UP)


1206-01   FREDERICK'S OF HOLLYWOOD   1,015    MAY 15,90   30,450  JUN 01,90  30.00    435,000        CAM PR+15%NTM   .003967
                                              JAN 31,99                                  7.00        RET PR-70%CAP   .003967

1208-02   EASY SPIRIT #6211          1,040    JUL 28,95   43,680  AUG 01,95  42.00    728,000        CAM PR+15%NOM       P/R
                                              JAN 31,05                                  6.00        RET PR-80%CAP       P/R
                                                                                     (STEP-UP)

1210-01   5 - 7 - 9    SHOP #232     1,363    SEP 12,84   23,171  SEP 01,84  17.00    386,183        CAM PR+15%NTM   .004738
                                              SEP 30,96                                  6.00        RET PR-95%CAP   .004738

1212-01   JEANS WEST #60104          1,310    SEP 12,84   22,269  SEP 01,84  17.00    371,167        CAM PR+15%NTM   .004554
                                              SEP 30,96                                  6.00        RET PR-95%CAP   .004554

1213-01   SUNGLASS HUT SPORT           570    JAN 26,96   42,000  JAN 01,96  73.68
                                              JAN 31,06


MAR 11,1996 10:34                              PROPERTY MANAGEMENT INFORMATION SYSTEM                                        PAGE 8
                                               RENT ROLL FOR 9120 NORTHPARK MALL - 00
                                                          AS OF MAR 11, 96

                                                                                               CPI
                                                                                      % RENT   Base    Operating     Pro-    Base
Unit -                              Square      Lease        Annual Base Rent       Brkpnt-$   Year    Expense       Rata   Amount
Ten #     Tenant                     Feet       Term      Amount   Start     PSF    % (&Cat)    & %     Type         Share  Options
------------------------------------------------------------------------------------------------------------------------------------
1214      VACANT UNIT                  154


1216-01   LERNER'S                   5,354    FEB 27,86   91,017  MAR 01,96  17.00  1,820,360        CAM PR+15%NTM   .019644
                                              FEB 28,98                                  5.00        RET PR-90%CAP   .019644

1220-01   FINISH LINE                6,255    NOV 15,95  100,080  NOV 01,95  16.00  1,668,000
                                              OCT 31,05  112,590  NOV 01,98  18.00       6.00
                                                         125,100  NOV 02,02  20.00   (STEP-UP)


1304-01   CAMELOT MUSIC              4,799    JAN 01,85   95,242  JAN 01,95  19.85  1,587,366        CAM PR+15%NTM   .017608
                                              DEC 31,01                                  6.00        RET PR-90%CAP   .017608

1306-03   TRADE SECRET               1,367    OCT 28,95   36,000  OCT 01,95  26.34    600,000
                                              SEP 30,05   38,000  OCT 01,00  27.80       6.00
                                                                                     (STEP-UP)


1308      VACANT UNIT                1,929
1310      VACANT UNIT                  958

1312-06   UNDERGROUND                2,211    SEP 01,95                                              CAM FIXED         .0000
                                              APR 30,96                                              RET FIXED         .0000

1313-01   UPS N DOWNS                1,633    FEB 22,85   26,127  MAR 01,95  16.00    522,560        CAM PR+15%NTM   .005676
                                              FEB 28,97                                  5.00        RET PR-95%CAP   .005676

1314-04   BATTER'S BOX               1,001    OCT 01,95                               231,240        CAM FIXED         .0000
                                              SEP 30,96                                 10.00        RET FIXED         .0000

1316      VACANT UNIT                1,680

1318-03   CAMOUFLAGE SHOPPE          2,255    FEB 01,96                                37,600
                                              MAR 31,96                                 10.00

1320-03   LADY FOOTLOCKER #          2,658    NOV 17,95   65,000  NOV 01,95  24.45  1,216,894
                                              JUN 30,05   69,999  JUL 01,98  26.34       6.00
                                                          75,000  JUL 01,02  28.22   (STEP-UP)



1322-02   CLAIRE'S BOUTIQUE            728    JUL 21,95   38,000  AUG 01,95  52.20    475,000        CAM PR+15%NOM       P/R
                                              JUL 31,05   42,000  AUG 01,00  27.00       8.00        RET PR-70%CAP       P/R
                                                                                     (STEP-UP)

1324-01   SUNCOAST MOTION P          2,421    OCT 09,89   60,525  NOV 01,91  25.00  1,210,500        CAM PR+15%NTM   .009462
                                              JAN 31,00   65,367  NOV 01,96  27.00       5.00        RET PR-80%CAP   .009462

1326-01   KAY BEE TOYS & HO          3,104    SEP 12,84   62,079  SEP 01,84  20.00  1,000,000        CAM PR+15%NTM   .011389
                                              SEP 30,96                                  6.00        RET PR-90%CAP   .011389

1328      VACANT UNIT                2,088


MAR 11,1996 10:34                              PROPERTY MANAGEMENT INFORMATION SYSTEM                                        PAGE 9
                                               RENT ROLL FOR 9120 NORTHPARK MALL - 00
                                                          AS OF MAR 11, 96

                                                                                               CPI
                                                                                      % RENT   Base    Operating     Pro-    Base
Unit -                              Square      Lease        Annual Base Rent       Brkpnt-$   Year    Expense       Rata   Amount
Ten #     Tenant                     Feet       Term      Amount   Start     PSF    % (&Cat)    & %     Type         Share  Options
------------------------------------------------------------------------------------------------------------------------------------
1404-02   GINGISS FORMALWEA          1,120    OCT 01,94   38,000  OCT 01,94  33.93    475,000        CAM PR15%NOM        P/R
                                              SEP 30,02   42,000  OCT 01,98  37.50       8.00        RET PR-75%CAP       P/R
                                                                                     (STEP-UP)

1406-01   WOLF CAMERA                1,302    AUG 01,91   35,000  AUG 01,91  26.88          0        CAM PR+15%NTM   .005089
                                              JUL 31,01   45,000  AUG 01,96  34.56       0.00        RET PR          .005089
                                                                                          M04
                                                                                            0
                                                                                         0.00
                                                                                          T13

1408      VACANT UNIT                  974
1410      VACANT UNIT                1,055

1412-02   B DALTON BOOKSELLERS       6,660    APR 08,94  159,621  FEB 01,95  23.97  2,660,350        CAM PR15%NOM&   .028582
                                              JAN 31,06  190,025  FEB 01,98  28.53       6.00        RET PR75%CAP    .028582
                                                         220,428  FEB 01,02  33.10   (STEP-UP)

1413&1414 VACANT UNIT                1,745

1416-01   NORTHPARK BARBER             810    JAN 01,88   17,010  JAN 01,91  21.00    170,100        CAM PR+15%NTM   .003166
                                              DEC 31,97                                  7.00        RET PR          .003166

1418-02   TRUSTMARK NATIONAL           156    APR 01,95                                              CAM FIXED         .0000
                                              MAR 31,96                                              RET FIXED         .0000


1602-02   PACIFIC SUN #0194          2,240    SEP 15,95   57,999  SEP 01,95  25.89                   CAM PR15%NOM        P/R
                                              DEC 31,05   62,000  JAN 01,99  27.68                   RET PR80%CAP        P/R
                                                          66,000  JAN 01,03  29.46

1604-04   MR. BULKY TREATS           1,512    JUL 21,95                               666,668        CAM FIXED         .0000
                                              APR 15,96                                  6.00        RET FIXED         .0000

1606-02   DOLCIS                     1,640    DEC 01,94   49,200  DEC 01,94  30.00    820,000        CAM PR15%NOM        P/R
                                              DEC 31,04   57,399  JAN 01,98  35.00       6.00        RET PR80%CAP        P/R
                                                          65,600  JAN 01,02  40.00   (STEP-UP)

1608-04   LEE MICHAELS FINE          1,525    OCT 28,95   50,325  OCT 01,95  33.00          0
                                              DEC 31,05   56,424  OCT 01,00  37.00       5.00
                                                                                     (STEP-UP)

1610-02   GREAT AMERICAN CO            604    OCT 01,94   42,000  OCT 01,94  69.54    420,000        CAM PR15%NOM&   .025920
                                              SEP 30,04   45,000  OCT 01,97  74.50      10.00        PR80%CAP        .025920
                                                          48,000  OCT 01,01  79.47  (STEP-UP)


MAR 11,1996 10:34                              PROPERTY MANAGEMENT INFORMATION SYSTEM                                        PAGE 10
                                               RENT ROLL FOR 9120 NORTHPARK MALL - 00
                                                          AS OF MAR 11, 96

                                                                                               CPI
                                                                                      % RENT   Base    Operating     Pro-    Base
Unit -                              Square      Lease          Annual Base Rent      Brkpnt-$   Year    Expense       Rata   Amount
Ten #     Tenant                     Feet       Term      Amount   Start     PSF    % (&Cat)    & %     Type         Share  Options
------------------------------------------------------------------------------------------------------------------------------------
1612-02   WE LOVE YOGURT               690    JAN 01,96   42,500  JAN 01,96  61.59    425,000
                                              DEC 31,05   45,000  JAN 01,99  65.22      10.00
                                                          47,499  JAN 01,03  68.84  (STEP-UP)


1614-01   CHAMPS SPORTS #14          5,106    APR 01,92  100,000  APR 01,95  19.58  2,000,000        CAM PR+15%NTM&  .020254
                                              MAR 31,02  110,000  APR 01,99  21.54       5.00        RET PR-80%CAP   .020254
                                                                                     (STEP-UP)

1801      VACANT UNIT                1,627

1807      VACANT UNIT                2,032

2001-01   AT&T PHONE CENTER          1,698    OCT 15,87   33,960  NOV 01,92  20.00                   CAM PR+15%NTM   .006736
                                              OCT 31,98                                              RET PR-85%CAP   .006736

2003-01   CPI PHOTO FINISH           1,323    OCT 01,94   33,075  OCT 01,94  25.00    472,500        CAM PR15%NOM    .005678
                                              SEP 30,99                                  7.00        RET PR          .005678
                                                                                     (STEP-UP)


2005-01   EYEMASTERS                 3,450    APR 09,94   62,100  MAY 01,94  18.00  1,242,000        CAM PR15%NOM&   .014806
                                              MAR 31,04                                  5.00        RET PR          .014806
                                                                                     (STEP-UP)

9001-01   DILLARD'S                      0    SEP 12,84                                              CAM FIXED AMT
                                              SEP 30,99                                              RET PAY OWN  T

9002-01   MCRAE'S                        0    SEP 12,84                                              CAM FIXED AMT
                                              SEP 30,14                                              RET PAY OWN  T

9003-01   JC PENNEY                      0    NOV 02,85                                              CAM FIXED AMT
                                              DEC 31,10                                              RET PAY OWN  T


9004-01   GAYFERS                        0    FEB 08,87                                              CAM FIXED AMT
                                              JAN 31,22                                              RET PAY OWN  T

K002-01   SILVER SPOONS                  0    JAN 01,96                               150,400        CAM FIXED         .0000
                                              DEC 31,96                                 10.00        RET FIXED         .0000

K003-01   BIANCA BARE                    0    JAN 01,96                                94,000        CAM FIXED         .0000
                                              DEC 31,96                                 12.00        RET FIXED         .0000

K009      VACANT UNIT                    0

K011-01   CANDY BOUQUET OF               0    FEB 01,96
                                              FEB 29,96


K011-01   YOUR SIGNATURE IN              0    FEB 01,96                                15,700
                                              MAR 31,96                                 12.00

K014      VACANT UNIT                    0


MAR 11,1996 10:34                              PROPERTY MANAGEMENT INFORMATION SYSTEM                                        PAGE 11
                                               RENT ROLL FOR 9120 NORTHPARK MALL - 00
                                                          AS OF MAR 11, 96

                                                                                               CPI
                                                                                      % RENT   Base    Operating     Pro-    Base
Unit -                              Square      Lease          Annual Base Rent     Brkpnt-$   Year    Expense       Rata   Amount
Ten #     Tenant                     Feet       Term      Amount   Start     PSF    % (&Cat)    & %     Type         Share  Options
------------------------------------------------------------------------------------------------------------------------------------
K018      VACANT UNIT                    0

OP01-01   MAZZIO'S PIZZA                 0    MAR 18,85                                              CAM FIXED         .0000
                                              APR 01,20                                              RET N/A           .0000

OP04-01   DEPOSIT GUARANTY               0    JAN 02,85                                              CAM FIXED         .0000
                                              JAN 31,20                                              RET N/A           .0000


OP05-01   MAGNOLIA FEDERAL               0    JAN 02,85                                              CAM FIXED         .0000
                                              JAN 31,20                                              RET N/A           .0000


OP06-01   MCDONALD'S                     0    OCT 01,84                                              CAM FIXED         .0000
                                              SEP 30,20                                              RET N/A           .0000

OP11-01   UNITED ARTISTS #3              0    DEC 18,87                                              CAM FIXED         .0000
                                              NOV 30,20                                              RET N/A           .0000

OP3A-01   BURGER KING                    0    FEB 28,86                                              CAM FIXED         .0000
                                              MAR 01,20                                              RET N/A           .0000

PN01-01   AGACI                          0    MAY 01,94                                              CAM N/A             N/A
                                              JAN 01,98                                              RET N/A             N/A

ROF1-01   TRIDOM, INC.                   0    JAN 04,95    2,000  JAN 01,96   0.00                   CAM N/A             N/A
                                   ---------  OCT 31,99    3,000  JAN 01,98   0.00                   RET N/A             N/A
     TOTAL SQUARE FEET              311,458                2,498  JAN 01,99   0.00
                                   =========

================================================================================

                        PRO-Ject+ Lease Abstract Report

================================================================================

                                                           NORTHPARK MALL
                                                      PROJECT DESIGNATOR: PARK
                                                        LEASE ABSTRACT REPORT
                                                           FOR ALL TENANTS
                                                           6/1/96 @ 10:21

                  PRIMARY/                                              ANNUAL
                 SECONDARY SQUARE  LEASE  LEASE  OPTION    MINIMUM     MINIMUM   COVERAGE   CEILING   BREAKPOINT
     TENANT        CODES    FEET   BEGIN   END   #/MOS     RENT/SF       RENT       %       (000'S)    (000'S)       RECOVERIES
---------------- --------- ------  -----  -----  ------    -------     -------   --------   -------   ---------- -------------------
# 1- SUITE 102       1      5,792   5/93   1/04    -           23.56   136,460     5.00    UNLIMITED    NATURAL  HVAC
EDDIE BAUER          6                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP

# 2-SUITE 112        1      2,395   4/98   3/08    -           27.50    65,863     6.00    UNLIMITED    NATURAL  CAM RECOVERY
VACANT LEASE-UP      4                                   5/03  30.25    72,449                                   MALL SHOP TAX RCEV
                                                                                                                 HVAC/UTIL. RECOV.
                                                                                                                 ADD'L CAM-CAP.EXP.

# 3-SUITE 114        1      1,761  11/89  12/99    -           22.71    39,992     5.50    UNLIMITED    NATURAL  HVAC
U.S. MALE            3                                   1/97  23.85    42,000                                   CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP

# 4-SUITE 202        1      3,670   9/94   9/04    -           23.00    84,410     5.00    UNLIMITED    NATURAL  HVAC
CASUAL CORNER        5                                  10/97  25.00    91,750                                   CAM
                                                        10/01  27.00    99,090                                   BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP

# 5-SUITE 204        1      8,785   5/95   5/03    -           40.00   351,400     6.00    UNLIMITED      7,028  HVAC
THE GAP              6                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP

# 6-SUITE 210        1     -1,100  10/94   9/04    -           40.91    45,001     6.00    UNLIMITED    NATURAL  HVAC
STRIDE RITE          2                                  10/99  45.45    49,995                                   CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP

# 7-SUITE 212        1      3,830   4/90   1/01    -           20.00    76,600     6.00    UNLIMITED    NATURAL  HVAC
AMERICAN EAGLE       5                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP

# 8-SUITE 214        1      3,369   6/96   5/06    -           27.50    92,648     6.00    UNLIMITED    NATURAL  CAM RECOVERY
VACANT LEASE-UP      4                                   7/01  30.25   101,912                                   MALL SHOP TAX RCEV
                                                                                                                 HVAC/UTIL. RECOV.
                                                                                                                 ADD'L CAM-CAP. EXP.

# 8-SUITE 214        1      3,716  10/93  10/03   -            22.00    81,752     4.00    UNLIMITED    NATURAL  HVAC
THE DISNEY STORE     5                                  11/98  24.00    89,184                                   CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP

                  PRIMARY/                                              ANNUAL
                 SECONDARY SQUARE  LEASE  LEASE  OPTION    MINIMUM     MINIMUM   COVERAGE   CEILING   BREAKPOINT
     TENANT        CODES    FEET   BEGIN   END   #/MOS     RENT/SF       RENT       %       (000'S)    (000'S)       RECOVERIES
---------------- --------- ------  -----  -----  ------    -------     -------   --------   -------   ---------- -------------------
# 10- SUITE 226      1      6,364   7/94   7/06    -           22.00   140,008     5.00    UNLIMITED      1,626  HVAC
LANE BRYANT          6                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP

# 11-SUITE 228       1      8,730  11/94   1/07    -           22.00   192,060     5.00    UNLIMITED    NATURAL  CAM RECOVERY
EXPRESS              6                                                                                           MALL SHOP TAX RCEV
                                                                                                                 HVAC/UTIL. RECOV.
                                                                                                                 ADD'L CAM-CAP.EXP.

# 12-SUITE 230       1      1,250   6/90   6/00    -           28.00    35,000     8.00    UNLIMITED    NATURAL  HVAC
THINGS REMEMBERED    3                                            7                                              CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP

# 13-SUITE 232       1        904  11/95  12/05    -           55.31    50,000     6.00    UNLIMITED    NATURAL  HVAC
FRIEDMANS            2                                  11/98  60.84    54,999                                   CAM
                                                        11/02  66.37    59,998                                   BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP

# 14-SUITE 234       1      1,191   3/89   3/99    -           22.00    26,202     6.00    UNLIMITED      7,028  HVAC
MOTHERHOOD           2                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP

# 15-SUITE 236       1      3,451  11/91  10/01    -           26.08    90,002     6.00    UNLIMITED    NATURAL  HVAC
FOOTLOCKER           4                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP

# 16-SUITE 238       1      2,737   9/84   9/96    -           15.50    42,424     3.00    UNLIMITED    NATURAL  HVAC
RADIO SHACK          4                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP

# 17-SUITE  242      1      6,500   2/88   2/98    -           12.00    78,000     4.00    UNLIMITED    NATURAL  HVAC
LENS CRAFTERS        6                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 18-SUITE 302       1      2,810   6/96   5/06    -           24.02    67,496     6.00    UNLIMITED    NATURAL  CAM RECOVERY
CYBERSTATION         4                                                                                           MALL SHOP TAX RCEV
                                                                                                                 HVAC/UTIL. RECOV.
                                                                                                                 ADD'L CAM-CAP.EXP.

# 19-SUITE 304       1      1,095   3/95   2/05    -           29.22    31,996     6.00    UNLIMITED    NATURAL  HVAC
MASTER CUTS          2                                   3/99  32.88    36,004                                   CAM
                                                         3/02  36.53    40,000                                   BILL. TAX-95'SADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

                  PRIMARY/                                              ANNUAL
                 SECONDARY SQUARE  LEASE  LEASE  OPTION    MINIMUM     MINIMUM   COVERAGE   CEILING   BREAKPOINT
     TENANT        CODES    FEET   BEGIN   END   #/MOS     RENT/SF       RENT       %       (000'S)    (000'S)       RECOVERIES
---------------- --------- ------  -----  -----  ------    -------     -------   --------   -------   ---------- -------------------
# 20-SUITE 306       1      1,962  11/89  12/99    -           12.00    23,544     6.00    UNLIMITED    NATURAL  HVAC
PET CONNECTION       3                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 21-SUITE 308       1      1,951  10/94   9/04    -           25.00    48,775     7.00    UNLIMITED    NATURAL  HVA
GENERAL              3                                  10/97  27.00    52,677                                   CAM
NUTRITION                                               10/01  29.00    56,579                                   BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 22-SUIT 310        1      1,860   2/92   3/00    -           28.00    52,080     6.00    UNLIMITED    NATURAL  HVAC
BLOCKBUSTER          3                                                                                           CAM
MUSIC                                                                                                            BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EX.

# 23-SUITE 314       1      2,370   9/84   9/99    -           18.00    42,660     6.00    UNLIMITED    NATURAL  HVAC
CHICK-FIL-A          4                                  10/97  20.00                                             CAM
                                                                                                                 TAXES
                                                                                                                 ADD'L CAM-CAP.EX.

# 24-SUITE 316       1      1,200  10/94   1/05    -           39.17    47,004     5.00    UNLIMITED    NATURAL  HVAC
GYMBOREE             2                                   2/98  40.83    48,996                                   CAM
                                                         2/02  42.50    51,000                                   BILL. TAX-95' ADJMT
                                                                                                                 ADD'L CAM-CAP.EX.

# 25-SUITE  318      1        675   6/94   5/04    -           53.34    36,005     5.00    UNLIMITED    NATURAL  HVAC
THE BODY SHOP        1                                   6/97  56.30    38,003                                   CAM
                                                         6/01  59.26    40,001                                   BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 26-SUITE 320       1      1,701   2/92   1/02    -           29.39    49,992     5.00    UNLIMITED    NATURAL  HVAC
KIDS FOOTLOCKER      3                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 27-SUIT 402        1      4,096  10/93   1/03    -           22.00    90,112     6.00    UNLIMITED    NATURAL  HVAC
KIRKLANDS            5                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 28-SUITE 406       1      1,396  11/95   8/05    -           30.00    41,880     8.00    UNLIMITED      796    HVAC
SPORTS AVE           3                                   9/00  35.00    48,860                                   CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 29-SUITE 408       1        668  11/86  10/96    -           25.00    16,700     7.00    UNLIMITED    NATURAL  HVAC
MERLE NORMAN         1                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

                  PRIMARY/                                             ANNUAL
                 SECONDARY SQUARE  LEASE  LEASE  OPTION    MINIMUM     MINIMUM   COVERAGE   CEILING   BREAKPOINT
     TENANT        CODES    FEET   BEGIN   END   #/MOS     RENT/SF       RENT       %       (000'S)    (000'S)       RECOVERIES
---------------- --------- ------  -----  -----  ------    -------     -------   --------   -------   ---------- -------------------
# 30-SUITE 410       1        562   9/94  10/97    -           26.73    15,002    10.00    UNLIMITED    NATURAL  HVAC
CALIFORNIA NAILS     1                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EX.

# 31-SUITE 412       1      3,471   3/94  12/03    -           16.00    55,536     5.00    UNLIMITED    NATURAL  HVAC
BENTLEY'S            4                                   4/99  18.00    62,478                                   CAM
LUGGAGE                                                                                                          BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 32-SUITE 502       1      3,668  11/93   1/04    -           19.00    69,692     5.00    UNLIMITED    NATURAL  HVAC
THE SHOE DEPT.       5                                  12/96  22.00    80,696                                   CAM
                                                        12/00  25.00    91,700                                   BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP

# 33-SUITE 506       1      2,611   6/98   5/08    -           27.50    71,803     6.00    UNLIMITED    NATURAL  CAN RECOVERY
VACANT LEASE-UP      4                                   7/03  30.25    78,983                                   MALL SHOP TAX RECV
                                                                                                                 HVAC/UTIL. RECOV.
                                                                                                                 ADD'L CAM-CAP.EXP

# 34-SUITE 508       1      2,924  11/87  11/97    -           17.00    49,708     6.00    UNLIMITED    NATURAL  HVAC
PAYLESS SHOES        4                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP

# 35-SUITE 510       1      1,065  10/94   9/04    -           33.80    35,997     8.00    UNLIMITED    NATURAL  HVAC
AFTERTHOUGHTS        2                                                                                           CAM
                                                                                                                 BILL. TAX-95' ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP

# 36-SUITE 512       1      2,296  11/94  11/00    -           18.03    41,397     6.00    UNLIMITED    NATURAL  HVAC
FAMILY               4                                   1/97  20.03    45,989                                   CAM
BOOKSTORES                                               1/99  22.04    50,604                                   BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP

# 37-SUITE 602       1      5,337  10/93   1/06    -           20.00   106,740     5.00    UNLIMITED    NATURAL  HVAC
STRUCTURE            6                                  10/99  22.00   117,414                                   CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP

# 38-SUITE 606       1        987   5/92   4/02    -           23.83    23,520     7.00    UNLIMITED    NATURAL  HVAC
ELECTRONICS          2                                   5/97  35.46    34,999                                   CAM
BOUTIQUE                                                                                                         BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP

# 39-SUITE 608       1        620   3/96   1/06    -           72.58    45,000                          NATURAL  CAM RECOVERY
SUNGLASS HUT         1                                                                                           MALL SHOP TAX RECV
                                                                                                                 HVAC/UTIL. RECOV.
                                                                                                                 ADD'L CAM-CAP.EXP.

                  PRIMARY/                                              ANNUAL
                 SECONDARY SQUARE  LEASE  LEASE  OPTION    MINIMUM     MINIMUM   COVERAGE   CEILING   BREAKPOINT
     TENANT        CODES    FEET   BEGIN   END   #/MOS     RENT/SF       RENT       %       (000'S)    (000'S)       RECOVERIES
---------------- --------- ------  -----  -----  ------    -------     -------   --------   -------   ---------- -------------------
# 40-SUITE  610      1        551   1/88  12/96    -           45.37    24,999     7.00    UNLIMITED    NATURAL  HVAC
BARNIE'S COFFEE      1                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 41-SUITE  612      1        600  10/96   9/06    -           60.00    36,000     6.00    UNLIMITED    NATURAL  HVAC
VACANT LEASE-UP      1                                  11/01  66.00    39,600                                   CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 42-SUITE 614       1      2,320   2/98   1/08    -           27.50    63,800     6.00    UNLIMITED    NATURAL  CAM RECOVERY
VACANT LEASE-UP      4                                   3/03  30.25    70,180                                   MALL SHOP TAX RECOV
                                                                                                                 HVAC/UTIL RECOV
                                                                                                                 ADD'L CAM-CAP.EXP.

# 43-SUITE 708       1      7,414   4/95   3/07    -           25.00   185,350     4.00    UNLIMITED    NATURAL  HVAC
WARNER BROS.         6                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 44-SUITE 718       1      5,093   3/95   3/00    -           29.28   149,123     6.00    UNLIMITED    2,982    HVAC
GAP KIDS/BABY        6                                   4/99  31.01   157,934                                   CAM
GAP                                                                                                              BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 45-SUITE 724       1      5,112   3/95   3/00    -           26.00   132,912     6.00    UNLIMITED    2,658    HVAC
BANANA REPUBLIC      6                                   4/99  28.00   143,136                                   CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 46-SUITE 732       1      2,527   3/95   3/05    -           27.00    68,229     5.00    UNLIMITED    NATURAL  HVAC
BATH & BODY          4                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 47-SUITE 736       1      2,302   3/85   1/04    -           17.50    40,285     5.00    UNLIMITED    NATURAL  HVAC
J RIGGINS            4                                   4/97  26.00    59,852                                   CAM
                                                         2/00  28.00    64,456                                   BILL. TAX-95'ADJMT
                                                         2/02  30.00    69,060                                   ADD'L CAM-CAP.EXP.

# 48-SUITE 738       1      5,764  10/92   1/05    -           22.00   126,808     5.00    UNLIMITED    NATURAL  HVAC
VICTORIA SECRETS     6                                  11/98  24.00   138,336                                   CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 49-SUITE 802       1      1,836   7/87   7/97    -           20.00    36,720     6.00    UNLIMITED        734  HVAC
COOK AND LOVE        3                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

                  PRIMARY/                                              ANNUAL
                 SECONDARY SQUARE  LEASE  LEASE  OPTION    MINIMUM     MINIMUM   COVERAGE   CEILING   BREAKPOINT
     TENANT        CODES    FEET   BEGIN   END   #/MOS     RENT/SF       RENT       %       (000'S)    (000'S)       RECOVERIES
---------------- --------- ------  -----  -----  ------    -------     -------   --------   -------   ---------- -------------------
# 50-SUITE 804      1         772   9/94   9/04    -           41.45    31,999     8.00    UNLIMITED    NATURAL  HVAC
WICKS N STICKS      1                                   10/97  44.04    33,999                                   CAM
                                                        10/01  46.63    35,998                                   BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 51-SUITE 806       1      1,514   6/96   5/06    -           32.00    48,448     6.00    UNLIMITED    NATURAL  CAM
GARDEN BOTANIKA      3                                   7/99  35.00    52,990                                   TAXES
                                                         6/03  38.00    57,532                                   HVAC

# 52-SUITE 808       1      1,106   4/94   3/04    -           38.88    43,001     5.00    UNLIMITED    NATURAL  HVAC
SOFTWARE, ETC        2                                   4/97  40.69    45,003                                   CAM
                                                         4/01  42.50    47,005                                   BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 53-SUITE 810       1      1,037   7/92   5/97    -           36.64    37,996     6.00    UNLIMITED    NATURAL  HVAC
TRADITIONAL JEWEL    2                                   7/03                                                    CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 54-SUITE 812       1      3,838  10/95   1/08    -           20.00    76,760     5.00    UNLIMITED    NATURAL  HVAC
WILLIAMS SONOMA      5                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 55-SUITE 814       1      4,055   3/95   2/07    -           25.00   101,375     4.00    UNLIMITED    NATURAL  HVAC
LIMITED TOO          5                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 56-SUITE 816       1      7,280   6/94   6/06    -           22.00   160,160     4.00    UNLIMITED    NATURAL  HVAC
THE LIMITED          6                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 57-SUITE 819       1      1,882   4/87   1/98    -           17.74    33,387     5.00    UNLIMITED    NATURAL  HVAC
LAURA ASHLEY         3                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 58-SUITE 820       1      4,340  11/94   1/05    -           29.00   125,860     6.00    UNLIMITED    NATURAL  HVAC
COUNTY SEAT          5                                  12/97  31.00   134,540                                   CAM
                                                        12/01  33.00   143,220                                   BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 59-SUITE 822       1      4,655  11/94  10/06    -           24.00   111,720     6.00    UNLIMITED    NATURAL  HVAC
THE BOMBAY COMPANY   5                                  11/97  26.50   123,358                                   CAM
                                                        11/01  29.00   134,995                                   BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

                  PRIMARY/                                              ANNUAL
                 SECONDARY SQUARE  LEASE  LEASE  OPTION    MINIMUM     MINIMUM   COVERAGE   CEILING   BREAKPOINT
     TENANT        CODES    FEET   BEGIN   END   #/MOS     RENT/SF       RENT       %       (000'S)    (000'S)       RECOVERIES
---------------- --------- ------  -----  -----  ------    -------     -------   --------   -------   ---------- -------------------
# 60-SUITE 824       1      4,082   3/85   3/97    -           15.00    61,230     5.00    UNLIMITED    NATURAL  HVAC
PAUL HARRIS          5                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 61-SUITE 826       1      3,289  11/97  10/07    -           27.50    90,448     6.00    UNLIMITED    NATURAL  CAM RECOVERY
VACANT LEASE-UP      4                                  12/02  30.25    99,492                                   MALL SHOP TAX RECV
                                                                                                                 HVAC/UTIL. RECOV.
                                                                                                                 ADD'L CAM-CAP.EXP.

# 62-SUITE 828       1      4,898   4/96   3/06    -           22.00   107,756     5.00    UNLIMITED    NATURAL  CAM RECOVERY
RACK ROOM SHOES      5                                                                                           MALL SHOP TAX RECV
                                                                                                                 HVAC/UTIL. RECOV.
                                                                                                                 ADD'L CAM-CAP.EXP.

# 63-SUITE 1002      1      2,442   9/87   8/97    -           16.00    39,072     6.00    UNLIMITED    NATURAL  HVAC
THE MAN HOLE         4                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 64-SUITE 1004      1      1,350   4/97   3/07    -           30.00    40,500     6.00    UNLIMITED    NATURAL  CAM RECOVERY
VACANT LEASE-UP      3                                   5/02  33.00    44,550                                   MALL SHOP TAX RECV
                                                                                                                 HVAC/UTIL. RECOV.
                                                                                                                 ADD'L CAM-CAP.EXP.

# 65-SUITE 1008      1      1,569  10/94   9/04    -           25.49    39,994     8.00    UNLIMITED    NATURAL  HVAC
SBARRO'S             3                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 66-SUITE 1010      1        820  11/96  10/06    -           45.00    36,900     6.00    UNLIMITED    NATURAL  CAM RECOVERY
VACANT LEASE-UP      2                                  12/01  49.50    40,590                                   MALL SHOP TAX RECV
                                                                                                                 HVAC/UTIL. RECOV.
                                                                                                                 ADD'L CAM-CAP.EXP.

# 67-SUITE 1012      1      4,455   7/85   7/00    -           15.50    69,053     5.00    UNLIMITED    NATURAL  HVAC
RUBY TUESDAY         5                                   8/98  16.50    73,508                                   CAM
                                                                                                                 TAXES

# 68-SUITE 1102      1      1,995  10/94  12/04    -            0.00         0     6.00    UNLIMITED    NATURAL  HVAC
ARBY'S               3                                                                                           CAM
                                                                                                                 TAXES

# 69-SUITE 1104      1      8,694   9/84   9/04    -            8.50    73,899     5.00    UNLIMITED    NATURAL  HVAC
MORRISONS CAFE       6                                                                                           CAM
                                                                                                                 TAXES

                  PRIMARY/                                              ANNUAL
                 SECONDARY SQUARE  LEASE  LEASE  OPTION    MINIMUM     MINIMUM   COVERAGE   CEILING   BREAKPOINT
     TENANT        CODES    FEET   BEGIN   END   #/MOS     RENT/SF       RENT       %       (000'S)    (000'S)       RECOVERIES
---------------- --------- ------  -----  -----  ------    -------     -------   --------   -------   ---------- -------------------
# 70-SUITE 1106      1        397  12/91  12/00    -           50.38    20,001    10.00    UNLIMITED    NATURAL  HVAC
TROPIK SUN FRUIT     1                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 71-SUITE 1108      1      1,073   2/95   1/05    -           55.92    60,002     6.00    UNLIMITED    NATURAL  HVAC
REEDS JEWELRY        2                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 72-SUITE 1110      1      2,064   5/93   4/04    -           23.26    48,009     5.00    UNLIMITED    NATURAL  HVAC
PETITE SOPHISTICAT   4                                   5/96  24.22    49,990                                   CAM
                                                         5/00  25.19    51,992                                   BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 73 - SUITE 1114    1      1,206   4/95   3/05    -           37.50    45,225     6.00    UNLIMITED    NATURAL  HVAC
NINE WEST            3                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 74-SUITE 1118      1      5,427   9/95   1/06    -           25.00   135,675     5.00    UNLIMITED    NATURAL  HVAC
ANN TAYLOR           6                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 75-SUITE 1120      1      2,087   9/96   8/06    -           25.00    52,175     6.00    UNLIMITED    NATURAL  CAM RECOVERY
CACHE                4                                                                                           MALL SHOP TAX RECV
                                                                                                                 HVAC/UTIL. RECOV.
                                                                                                                 ADD'L CAM-CAP.EXP.

# 76-SUITE 1122      1      2,724   7/93  12/04    -           19.00    51,756     7.00    UNLIMITED       823   HVAC
LYNNS HALLMARK       4                                  10/96  21.00    57,204                                   CAM
                                                        10/99  23.00    62,652                                   BILL. TAX-95'ADJMT
                                                        10/92  24.78    67,501                                   ADD'L CAM-CAP.EXP.

# 77-SUITE 1202      1      1,694  10/92   1/05    -           26.56    44,993     4.00    UNLIMITED    NATURAL  HVAC
NATURE COMPANY       3                                  12/96   9.52    50,007                                   CAM
                                                        12/00  34.38    58,240                                   BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 78-SUITE 1204      1      1,015  11/94  12/04    -           39.41    40,001     6.00    UNLIMITED    NATURAL  HVAC
CRABTREE & EVELYN    2                                  12/97  44.33    44,995                                   CAM
                                                        12/01  49.26    49,999                                   BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 79-SUITE 1206      1      1,015   5/90   1/99    -           30.00    30,450     7.00    UNLIMITED    NATURAL  HVAC
FREDERICKS           2                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

                  PRIMARY/                                              ANNUAL
                 SECONDARY SQUARE  LEASE  LEASE  OPTION    MINIMUM     MINIMUM   COVERAGE   CEILING   BREAKPOINT
     TENANT        CODES    FEET   BEGIN   END   #/MOS     RENT/SF       RENT       %       (000'S)    (000'S)       RECOVERIES
---------------- --------- ------  -----  -----  ------    -------     -------   --------   -------   ---------- -------------------
# 80-SUITE 1208      1      1,040   7/95   3/05    -           42.00    43,680     6.00    UNLIMITED    NATURAL  HVAC
EASY SPIRIT          2                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 81-SUITE 1210      1      1,363   9/84   9/96    -           17.00    23,171     6.00    UNLIMITED    NATURAL  HVAC
5-7-9 SHOP           3                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 82-SUITE 1212      1      1,310   9/84   9/96    -           17.00    22,270     6.00    UNLIMITED    NATURAL  HVAC
JEANS WEST           3                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 83-SUITE 1213      1        570   1/96   1/06    -           73.68    41,998                          NATURAL  HVAC
SUNGLASS HUT INT'L   1                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 84-SUITE 1214      1        154   6/97   5/07    -           60.00     9,240                           NATURAL CAM RECOVERY
VACANT LEASE-UP      1                                   7/02  66.00    10,164                                   MALL SHOP TAX RECV
                                                                                                                 HVAC/UTIL. RECOV.
                                                                                                                 ADD'L CAM-CAP.EXP.

# 85-SUITE 1216      1      5,354   2/86   2/98    -           17.00    91,018     5.00    UNLIMITED    NATURAL  HVAC
LERNERS              6                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 86-SUITE 1220      1      6,255  11/95  10/05    -           16.00   100,080     6.00    UNLIMITED    NATURAL  HVAC
THE FINISH LINE      6                                  11/98  18.00   112,590                                   CAM
                                                        11/02  20.00   125,100                                   BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 87-SUITE 1304      1      4,799   1/85  12/01    -           19.85    95,260     6.00    UNLIMITED    NATURAL  HVAC
CAMELOT MUSIC        5                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 88-SUITE 1306      1      1,367  10/95   9/05    -           26.34    36,007     6.00    UNLIMITED    NATURAL  HVAC
TRADE SECRETS        3                                  10/00  27.80    38,003                                   CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 89-SUITE 1308      1     10,600   8/96   7/08    -           23.00   243,800     5.00    UNLIMITED    NATURAL  REAL ESTATE TAXES
ABERCROMBE & FITCH   7                                                                                           CAM
                                                                                                                 HVAC
                                                                                                                 ADD'L CAM-CAP.EXP.

                  PRIMARY/                                              ANNUAL
                 SECONDARY SQUARE  LEASE  LEASE  OPTION    MINIMUM     MINIMUM   COVERAGE   CEILING   BREAKPOINT
     TENANT        CODES    FEET   BEGIN   END   #/MOS     RENT/SF       RENT       %       (000'S)    (000'S)       RECOVERIES
---------------- --------- ------  -----  -----  ------    -------     -------   --------   -------   ---------- -------------------
# 90-SUITE 1312      1        688   6/96   5/06    -           55.23    37,998     8.00    UNLIMITED    NATURAL  CAM
SWEET FACTORY        1                                   7/99  61.05    42,002                                   TAXES
                                                         7/03  66.86    46,000                                   HVAC
                                                                                                                 ADD'L CAM-CAP.EXP.

# 90-SUITE 1316      1        550   8/96   7/06    -           72.73    40,002     6.00    UNLIMITED    NATURAL  CAM RECOVERY
ANTIE ANNE PRETZEL   1                                                                                           MALL SHOP TAX RECV
                                                                                                                 HVAC/UTIL. RECOV.
                                                                                                                 ADD'L CAM-CAP.EXP.

# 92-SUITE 1320      1      2,658  11/95   6/05    -           24.45    64,988     6.00    UNLIMITED    NATURAL  HVAC
LADY FOOTLOCKER      4                                   7/98  26.34    70,012                                   CAM
                                                         7/02  28.22    75,009                                   BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 93-SUITE 1322      1        728   7/95   7/05    -           52.20    38,002     8.00    UNLIMITED    NATURAL  HVAC
CLAIRES BOUTIQUE     1                                   8/00  57.69    41,998                                   CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 94-SUITE 1324      1      2,421  10/89   1/00    -           25.00    60,525     5.00    UNLIMITED    NATURAL  HVAC
SUNCOAST MOTION      4                                  11/96  27.00    65,367                                   CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 95-SUITE 1326      1      3,104   9/84   9/96    -           20.00    62,080     6.00    UNLIMITED    NATURAL  HVAC
KAY BEE TOYS         4                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 96-SUITE 1328      1      2,088   8/97   7/07    -           27.50    57,420     6.00    UNLIMITED    NATURAL  CAM RECOVERY
VACANT LEASE-UP      4                                         30.25    63,162                                   MALL SHOP TAX RECV
                                                         9/02                                                    HVAC/UTIL. RECOV.
                                                                                                                 ADD'L CAM-CAP.EXP.

# 97-SUITE 1404      1      1,200  10/94   9/02    -           33.93    38,002     8.00    UNLIMITED    NATURAL  HVAC
GINGISS FORMALWEAR   2                                  10/98  37.50    42,000                                   CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 98-SUITE 1406      1      1,302   8/91   7/01    -           26.88    34,998                          NATURAL  HVAC
WOLF CAMERA          3                                   8/96  34.56    44,997                                   CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 99-SUITE 1410      1      2,029  10/96   9/06    -           22.50    45,653     6.00    UNLIMITED    NATURAL  CAM RECOVERY
STEAK ESCAPE         4                                  11/99  25.00    50,725                                   MALL SHOP TAX RECV
                                                        11/03  27.50    55,798                                   HVAC/UTIL. RECOV.
                                                                                                                 ADD'L CAM-CAP.EXP.

                  PRIMARY/                                              ANNUAL
                 SECONDARY SQUARE  LEASE  LEASE  OPTION    MINIMUM     MINIMUM   COVERAGE   CEILING   BREAKPOINT
     TENANT        CODES    FEET   BEGIN   END   #/MOS     RENT/SF       RENT       %       (000'S)    (000'S)       RECOVERIES
---------------- --------- ------  -----  -----  ------    -------     -------   --------   -------   ---------- -------------------
# 100-SUITE 1412     1      6,660   4/94   1/06    -           23.97   159,640     6.00    UNLIMITED    NATURAL  HVAC
B. DALTON BOOKS      6                                   2/98  28.53   190,010                                   CAM
                                                         2/02  33.10   220,446                                   BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP. EXP.

# 101-SUITE 1412     1      1,745  2./97   1/07    -           30.00    52,350     6.00    UNLIMITED    NATURAL  CAM RECOVERY
VACANT LEASE-UP      3                                   3/02  33.00    57,585                                   MALL SHOP TAX RECV
                                                                                                                 HVAC/UTIL. RECOV.
                                                                                                                 ADD'L CAM-CAP.EXP.

# 102-SUITE 1416     1        810   1/88  12/97    -           21.00    17,010     7.00    UNLIMITED        170  HVAC
NORTHPARK BARBER     2                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 103-SUITE 1418     1        156  10/95   9/00    -           76.92    12,000                          NATURAL  HVAC
TRUSTMARK NATIONAL   1

# 104-SUITE 1602     1      2,240   9/95  12/05    -           25.89    57,994                          NATURAL  HVAC
PACIFIC SUNWEAR      4                                   1/99  27.68    62,003                                   CAM
                                                         1/03  29.46    65,990                                   BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 105-SUITE 1604     1      2,267  10/96   9/06    -           27.50    62,343     6.00    UNLIMITED    NATURAL  CAM RECOVERY
UPS & DOWNS          4                                                                                           MALL SHOP TAX RECV
                                                                                                                 HVAC/UTIL. RECOV.
                                                                                                                 ADD'L CAM-CAP.EXP.

# 106-SUITE 1606     1      1,640  12/94  12/04    -           30.00    49,200     6.00    UNLIMITED    NATURAL  HVAC
DOLCIS               3                                   1/98  35.00    57,400                                   CAM
                                                         1/02  40.00    65,600                                   BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 107-SUITE 1608     1      1,525  10.95  12/05    -           33.00    50,325     5.00    UNLIMITED    NATURAL  HVAC
LEE MICHEALS JEWL.   3                                  10/00  37.00    56,425                                   CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 108-SUITE 1610     1        604  10/94   9/04    -           69.54    42,002    10.00    UNLIMITED    NATURAL  HVAC
GREAT AMERICAN CO.   1                                  10/97  74.50    44,998                                   CAM
                                                        10/01  79.47    48,000                                   BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 109-SUITE 1612     1        690   1/96  12/05    -           61.59    42,497    10.00    UNLIMITED    NATURAL  HVAC
WE LOVE YOGURT       1                                   1/99  65.22    45,002                                   CAM
                                                         1/03  68.84    47,500                                   BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.


                  PRIMARY/                                              ANNUAL
                 SECONDARY SQUARE  LEASE  LEASE  OPTION    MINIMUM     MINIMUM   COVERAGE   CEILING   BREAKPOINT
     TENANT        CODES    FEET   BEGIN   END   #/MOS     RENT/SF       RENT       %       (000'S)    (000'S)       RECOVERIES
---------------- --------- ------  -----  -----  ------    -------     -------   --------   -------   ---------- -------------------
# 110-SUITE 1614     1      5,106   4/92   3/02    -           19.58    99,975     5.00    UNLIMITED    NATURAL  HVAC
CHAMPS SPORTS        6                                   3/02  21.54   109,983                                   CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 111-SUITE 1801     1          1   1/96  12/15    -            0.00         0     6.00    UNLIMITED    NATURAL  NONE
COMMUNITY ROOM

# 112-SUITE 1807     1      2,032   7/96   6/06    -           25.00    50,800     6.00    UNLIMITED    NATURAL  CAM RECOVERY
UNDERGROUND          4                                                                                           MALL SHOP TAX RECV
                                                                                                                 HVAC/UTIL. RECOV.
                                                                                                                 ADD'L CAM-CAP.EXP.

# 113-SUITE 2001     1      1,698  10/87   4/96    -           20.00    33,960                          NATURAL  NONE
AT&T PHONE CENTER    3

# 114-SUITE 2003     1      1,323  10/94   9/99    -           25.00    33,075     7.00    UNLIMITED    NATURAL  HVAC
CPI PHOTO FINISH     3                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 115-SUITE 2005     1      3,450   4/94   3/04    -           18.00    62,100     5.00    UNLIMITED    NATURAL  HVAC
EYEMASTERS           4                                                                                           CAM
                                                                                                                 BILL. TAX-95'ADJMT
                                                                                                                 ADD'L CAM-CAP.EXP.

# 116-SUITE          1      1,065  10/95   9/10    -            0.00         0
W.S. STORE STORAGE   2                                                                       NATURAL             CAM RECOVERY
                                                                                                                 MALL SHOP TAX RECV
                                                                                                                 HVAC/UTIL. RECOV.
                                                                                                                 ADD'L CAM-CAP.EXP.

# 117                -          1   1/95  12/14    -            0.00         0        -            -             TOTAL MAJOR CONTR.
ANCHOR REFERENCE     -
                          -------
                          309,677
                          =======

                          ============================
                          Pro-Ject+ Assumptions Report
                          ============================

                                 NORTHPARK MALL
                            PROJECT DESIGNATOR: NPRK
                           PROJECT ASSUMPTIONS REPORT
                                EXCLUDING TENANTS




BUILDING PROLOGUE
-----------------

LEASEHOLD ANALYSIS OF NORTHPARK MALL BEGINNING 1/1995
FOR 15 YEARS ON A CALENDAR YEAR BASIS


AREA MEASURES
-------------

SGLA
DESCRIBED AS GROSS LEASABLE AREA; MALL SHOP TENANTS
1995 VALUE -      309,675
THEREAFTER - CONSTANT

OGLA
DESCRIBED AS  GROSS LEASABLE AREA; TOTAL OWNED GLA
1995 VALUE -      309,675
THEREAFTER -  CONSTANT

OCCL1
DESCRIBED AS  OCCUPIED MALL SHOP AREA
1995 VALUE        228,124
1996 VALUE        273,825
1997 VALUE        295,443
1998 VALUE        304,722
1999 VALUE        308,694
2000 VALUE        305,665
2001 VALUE        307,798
2002 VALUE        307,392
2003 VALUE        306,911
2004 VALUE        302,685
2005 VALUE        302,511
2006 VALUE        297,695
2007 VALUE        302,801
2008 VALUE        302,637
2009 VALUE        309,002
THEREAFTER    CONSTANT

OCC2
DESCRIBED AS OCCUPIED MALL SHOP AREA, EXCLUSIVE OF RESTAURANT GLA;UTILIZED FOR CAM AND TAX RECOVERIES
+100.0% OF OCCl-100.0% OF RGLA

RGLA
DESCRIBED AS TOTAL RESTAURANT GLA
1995 VALUE -        19,083
THEREAFTER -  CONSTANT

GROWTH RATES
------------

SALG
DESCRIBED AS  GROWTH RATE FACTOR; SALES GROWTH
1995 VALUE -        3.50
THEREAFTER -  CONSTANT

RENG
DESCRIBED AS  GROWTH RATE FACTOR; MARKET RENT GROWTH
1995 VALUE -        3.50
1996 VALUE -        3.50
THEREAFTER -  CONSTANT

EXPG
DESCRIBED AS  GROWTH RATE FACTOR; GENERAL EXPENSE GROWTH
1995 VALUE -        3.50
1996 VALUE -        3.50
THEREAFTER -  CONSTANT

TAXG
DESCRIBED AS  GROWTH RATE FACTOR; TAX EXPENSE GROWTH
1995 VALUE -        3.50
1996 VALUE -        3.50
THEREAFTER -CONSTANT

UTLG
DESCRIBED AS  GROWTH RATE FACTOR; MISCELLANEOUS INCOME GROWTH
1995 VALUE          2.00
1996 VALUE          2.00
THEREAFTER    CONSTANT

MISG
1995 VALUE          3.00
1996 VALUE          3.00
THEREAFTER    CONSTANT

HVCG
1995 VALUE          2.00
THEREAFTER    CONSTANT


MARKET RATES
------------

MKTI
DESCRIBED AS  MARKET RENTAL RATE; TENANTS < 750 SQ/FT
1995 VALUE -        65.00
1996 VALUE -        65.00
THEREAFTER -  GROWING AT GROWTH RATE RENG

MKT2
DESCRIBED AS  MARKET RENTAL RATE; TENANTS 751-1200 SQ/FT
1995 VALUE -        45.00

1996 VALUE -       45.00
THEREAFTER - GROWING AT GROWTH RATE RENG

MKT3
DESCRIBED AS MARKET RENTAL RATE; TENANTS 1201-2000 SQ/FT
1995 VALUE -       30.00
1996 VALUE -       30.00
THEREAFTER - GROWING AT GROWTH RATE RENG

MKT4
DESCRIBED AS MARKET RENTAL RATE; TENANTS 2001-3500 SQ/FT
1995 VALUE -       27.50
1996 VALUE -       27.50
THEREAFTER - GROWING AT GROWTH RATE RENG

MKT5
DESCRIBED AS MARKET RENTAL RATE; TENANTS 3501-5000 SQ/FT
1995 VALUE -       25.00
1996 VALUE -       25.00
THEREAFTER - GROWING AT GROWTH RATE RENG

MKT6
DESCRIBED AS MARKET RENTAL RATE; TENANTS 5001-10000 SQ/FT
1995 VALUE -       22.50
1996 VALUE -       22.50
THEREAFTER - GROWING AT GROWTH RATE RENG

MKT7
DESCRIBED AS MARKET RENTAL RATE; TENANTS > 10000 SQ/FT
1995 VALUE -       20.00
1996 VALUE -       20.00
THEREAFTER - GROWING AT  GROWTH RATE RENG

SALR
DESCRIBED AS COMPARABLE  MALL SHOP SALES RATE
1995 VALUE -          323
THEREAFTER - GROWING AT  GROWTH RATE SALG

ALTN
DESCRIBED AS ALTERATION  RATE; NEW TENANTS
1995 VALUE -       10.00
1996 VALUE -       10.00
THEREAFTER - GROWING AT  GROWTH RATE EXPG

ALTR
DESCRIBED AS ALTERATION  RATE; RENEWAL TENANTS
1995 VALUE -         2.00
1996 VALUE -         2.00
THEREAFTER - GROWING AT  GROWTH RATE EXPG

ALTB
DESCRIBED AS ALTERATION  RATE; BLENDED RATE BASED ON RENEWAL PROBABILITY
 +30.0% OF ALTN +70.0% OF ALTR

COMN
DESCRIBED AS  COMMISSION  RATE; NEW TENANTS
1995 VALUE  -        3.50
1996 VALUE  -        3.50
1997 VALUE  -        3.50
1998 VALUE  -        3.50
1999 VALUE  -        3.50
2000 VALUE  -        3.50
2001 VALUE  -        4.00
2002 VALUE  -        4.00
2003 VALUE  -        4.00
2004 VALUE  -        4.00
2005 VALUE  -        4.00
2006 VALUE  -        4.50
THEREAFTER  - CONSTANT

COMR
DESCRIBED AS  COMMISSION  RATE; RENEWAL TENANTS
1995 VALUE  -        1.50
1996 VALUE  -        1.50
1997 VALUE  -        1.50
1998 VALUE  -        1.50
1999 VALUE  -        1.50
2000 VALUE  -        1.50
2001 VALUE  -        1.75
2002 VALUE  -        1.75
2003 VALUE  -        1.75
2004 VALUE  -        1.75
2005 VALUE  -        1.75
2006 VALUE  -        2.00
THEREAFTER  - CONSTANT

COMB
DESCRIBED AS  COMMISSION RATE; BLENDED RATE BASED ON RENEWAL PROBABILITY
 +30.0% OF COMN +70.0% OF COMR

RESX
DESCRIBED AS EXPENSE RATE; RESERVES FOR REPLACEMENT
1995 VALUE -         0.15
1996 VALUE -         0.15
THEREAFTER -  GROWING AT GROWTH RATE EXPG

UTLR
DESCRIBED AS  EXPENSE RATE; MALL SHOP UTILITIES
1995 VALUE -         5.50
1996 VALUE -         5.50
THEREAFTER -  GROWING AT GROWTH RATE UTLG

W/SR
DESCRIBED AS  EXPENSE RATE; MALL SHOP WATER/SEWER
1995 VALUE -         0.13
1996 VALUE -         0.14
THEREAFTER -  GROWING AT GROWTH RATE UTLG

UTXR
DESCRIBED AS UTILITY EXPENSE RATE
1995 VALUE -        3.45
1996 VALUE -        3.57
THEREAFTER - GROWING AT GROWTH RATE UTLG


MISCELLANEOUS INCOMES
---------------------

TEMP.  TENANT/RMU'S
1995 VALUE -    256,695
1996 VALUE -    160,000
THEREAFTER - GROWING AT GROWTH RATE MISG

MISCELLANEOUS
1995 VALUE -      40,000
1996 VALUE -      40,000
THEREAFTER - GROWING AT GROWTH RATE MISG


EXPENSES
--------

COMMON AREA MAINT., REFERRED TO AS CAMX
DESCRIBED AS COMMON AREA MAINTENANCE; GENERAL EXPENSE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE - 1,802,830
1996 VALUE - 1,930,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

CAM W/15% MARK-UP , REFERRED TO AS CA15
DESCRIBED AS COMMON AREA MAINTENANCE WITH 15% ADMIN.  FEE
AN INFORMATIONAL EXPENSE
+115.0% OF CAMX

CAM RECOVERY      , REFERRED TO AS CAM*
DESCRIBED AS CAM PASS-THROUGH FOR MALL SHOP SPACE (INCLUDES 15% ADMIN. FEE, LESS MAJOR TENANT AND RESTAURANT CONTRIBUTIONS)
AN INFORMATIONAL EXPENSE
+100.0% OF CA15-100.0% OF TMAJ
-100.0% OF RSTC

INSIDE CAM EXPENSE, REFERRED TO AS ICAM
AN INFORMATIONAL EXPENSE
1995 VALUE - 1,370,000
1996 VALUE - 1,370,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

OUTSIDE CAM      ,  REFERRED TO AS OCAM
AN INFORMATIONAL EXPENSE
1995 VALUE -    560,000
1996 VALUE -    560,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

REAL ESTATE TAXES, REFERRED TO AS TAXX
DESCRIBED AS REAL ESTATE TAXES; GENERAL EXPENSE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE -     480,870
1996 VALUE -     545,000
THEREAFTER -  GROWING AT GROWTH RATE TAXG

MALL SHOP TAX RECV, REFERRED TO AS TAX*
DESCRIBED AS TAX PASS-THROUGH FOR MALL SHOP TENANTS(EXCLUDES RESTAURANT TENANT TAX CONTRIBUTIONS)
AN INFORMATIONAL EXPENSE
+100.0% OF TAXX-100.0% OF RSTX

NON-CAM UTILITIES , REFERRED TO AS UTLX
DESCRIBED AS UTILITIES; GENERAL EXPENSE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE - 1,175,065
THEREAFTER - MARKET RATE UTXR MULTIPLIED BY AREA MEASURE OCC1

WATER & SEWER EXP., REFERRED TO AS W/SX
DESCRIBED AS WATER & SEWER; GENERAL EXPENSE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE -       50,059
THEREAFTER - MARKET RATE W/SR MULTIPLIED BY AREA MEASURE OCC1

BILL.  TAX-95'ADJMT, REFERRED TO AS TX95
DESCRIBED AS BILLABLE TAX EXPENSE FOR TENANTS IN OCCUPANCY IN 1995 OR BEFORE. AN INFORMATIONAL EXPENSE
+100.0% OF TAX*+100.0% OF T120

1995 TAX ADJUSTMNT, REFERRED TO AS T120
DESCRIBED AS 1995 TAX ADJUSTMENT
AN INFORMATIONAL EXPENSE
1995 VALUE -        0.00
1996 VALUE -     120,162
1997 VALUE -        0.00
THEREAFTER -  CONSTANT

ADD'L CAM-CAP.EXP., REFERRED TO AS CAPC
DESCRIBED AS CAPITAL IMPROVEMENTS INCLUDED IN CAM
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE -        0.00
1996 VALUE -        0.00
1997 VALUE -     200,000
1998 VALUE -     200,000
THEREAFTER -  ZERO

GENERAL & ADMIN. , REFERRED TO AS G&AX
DESCRIBED AS NON-RECOVERABLE EXPENSE; GENERAL      ADMINISTRATIVE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE -     260,000
1996 VALUE -     260,000
THEREAFTER -  GROWING AT GROWTH RATE EXPG

MARKETING EXPENSE , REFERRED TO AS MKTX
DESCRIBED AS NON-RECOVERABLE EXPENSE; MARKETING
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE         85,500
1996 VALUE        100,000
THEREAFTER     GROWING AT GROWTH RATE EXPG

MISCELLANEOUS       , REFERRED TO AS MISX
DESCRIBED AS NON-RECOVERABLE EXPENSE; MISCELLANEOUS
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE -       30,000
1996 VALUE -       30,000
THEREAFTER -   GROWING AT GROWTH RATE MISG

DILLARDS CAM       , REFERRED TO AS DCAM
DESCRIBED AS   DILLARDS CAM CONTRIBUTION
AN INFORMATIONAL EXPENSE
1995 VALUE -       87,950
THEREAFTER - GROWING AT GROWTH RATE EXPG

MCRAE'S CAM         , REFERRED TO AS MCAM
DESCRIBED AS MCRAES CAM CONTRIBUTION
AN INFORMATIONAL EXPENSE
1995 VALUE -       48,065
THEREAFTER - GROWING AT GROWTH RATE EXPG

GAYFER'S CAM        , REFERRED TO AS GCAM
DESCRIBED AS   GAYFERS CAM CONTRIBUTION
AN INFORMATIONAL EXPENSE
1995 VALUE -       86,305
THEREAFTER - GROWING AT GROWTH RATE EXPG

JC PENNEY CAM       , REFERRED TO AS JCAM
DESCRIBED AS JC PENNEY CAM CONTRIBUTION
AN INFORMATIONAL   EXPENSE
1995  VALUE        34,112
1996  VALUE        47,757
1997  VALUE        47,757
1998  VALUE        47,757
1999  VALUE        47,757
2000  VALUE        47,757
2001  VALUE        61,402
2002  VALUE        61,402
2003  VALUE        61,402
2004  VALUE        61,402
2005  VALUE        61,402
2006  VALUE        68,225
THEREAFTER     CONSTANT

TOTAL MAJORS   CAM , REFERRED TO AS MAJC
DESCRIBED AS  TOTAL MAJOR CAM CONTRIBUTI0N
AN INFORMATIONAL EXPENSE
+100.0% OF DCAM+100.0% OF MCAM
+100.0% OF GCAM+100-0% OF JCAM

RESTAURANT CAM       ,  REFERRED TO AS RSTC
DESCRIBED AS TOTAL RESTAURANT CAM CONTRIBUTION
AN INFORMATIONAL EXPENSE
1995 VALUE -         96,460
1996 VALUE -         96,460
THEREAFTER -  GROWING AT GROWTH RATE EXPG

RESTAURANT TAXES , REFERRED TO AS RSTX
DESCRIBED AS TOTAL RESTAURANT TAX CONTRIBUTION
AN INFORMATIONAL EXPENSE
1995 VALUE -         50,400
1996 VALUE -         50,400
THEREAFTER -    GROWING AT GROWTH RATE TAXG

DILLARDS HVAC      , REFERRED TO AS DHVC
DESCRIBED AS DILLARDS HVAC CONTRIBUTION
AN INFORMATIONAL EXPENSE
1995 VALUE -         54,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

MCRAE'S HVAC          I REFERRED TO AS MHVC
DESCRIBED AS    MCRAE'S HVAC CONTRIBUTION
AN INFORMATIONAL     EXPENSE
1995  VALUE   -      71,750
1996  VALUE   -      71,750
1997  VALUE   -      71,750
1998  VALUE   -      71,750
1999  VALUE   -      71,75O
2000  VALUE   -      82,000
2001  VALUE   -      82,000
20O2  VALUE   -      82,000
2003  VALUE   -      82,000
2004  VALUE   -      82,000
2005  VALUE   -      92,250
THEREAFTER    - CONSTANT

GAYFERS HVAC          , REFERRED TO AS GHVC
DESCRIBED AS    GAYFER'S HVAC CONTRIBUTION
AN INFORMATIONAL EXPENSE
1995 VALUE -         100,929
THEREAFTER - GROWING AT GROWTH RATE EXPG

JC PENNEY'S HVAC , REFERRED TO AS JHVC
DESCRIBED AS JC PENNEY HVAC CONTRIBUTION
AN INFORMATIONAL EXPENSE
1995 VALUE -         40,935
THEREAFTER - CONSTANT

MAJORS HVAC CONTR., REFERRED TO AS MJHV
DESCRIBED AS TOTAL MAJORS HVAC CONTRIBUTION
AN INFORMATIONAL EXPENSE
+100.0% OF DHVC+100.0% OF MHVC
+100.0% OF GHVC+100.0% OF JHVC

TOTAL MAJOR CONTR., REFERRED TO AS TMAJ
DESCRIBED AS TOTAL MAJOR CONTRIBUTIONS;INCLUDES CAM,HVAC AND "OTHER" AN INFORMATIONAL EXPENSE
+100.0% OF MJHV+100.0% OF MAJC
+100.0% OF OMJC

OTHER MAJOR CONTR., REFERRED TO AS OMJC
DESCRIBED AS OTHER MAJORS CONTRIBUTION;INCLUDING RING ROAD CONTRIBUTION. AN INFORMATIONAL EXPENSE
1995 VALUE -      29,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

VACANCY ALLOWANCE
-----------------

PERCENTAGE OF POTENTIAL  GROSS INCOME
FOR ALL TENANTS SUBJECT  TO VACANCY
1995 VALUE -        3.00
1996 VALUE  -       3.00
1997 VALUE  -       4.00
1998 VALUE  -       5.00
THEREAFTER  -CONSTANT


MANAGEMENT  FEE
--------------

PERCENTAGE OF MINIMUM AND PERCENTAGE RENTS ONLY
FOR ALL TENANTS
NOT PASSED THROUGH TO TENANTS
1995 VALUE -        3.00
1996 VALUE -        3.00
THEREAFTER - CONSTANT


COMMISSION CALCULATIONS
-----------------------

STANDARD METHOD #1 - 5.000% OF TOTAL RENT

STANDARD METHOD #2 - 2.500% OF TOTAL RENT

STANDARD METHOD #3 - 3.250% OF TOTAL RENT

STANDARD METHOD #4 - 0.000% OF TOTAL RENT

STANDARD METHOD #5 - 0.000% OF TOTAL RENT


COMMISSION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT


ALTERATION CALCULATION
----------------------

NONE


ALTERATION PAYOUTS
------------------

STANDARD METHOD #1   - CASHED OUT

STANDARD METHOD #2   - CASHED OUT

STANDARD METHOD #3  - CASHED OUT

STANDARD METHOD #4   - CASHED OUT

STANDARD METHOD #5   - CASHED OUT


COMMON AREA MAINTENANCE POOL
----------------------------

CONTRIBUTIONS CONTAINED IN EXPENSE /2
BASED ON RECOVERIES ASSIGNED TO COST CENTER           2 =  ANCHOR CONTRIB.
FOR THOSE TENANTS WITH THE FOLLOWING PRIMARY CLASSIFICATION CODE(S):
    4 - ANCHOR TENANTS


CAPITAL EXPENDITURES
--------------------

REPL'MENT RESERVE
MARKET RATE RESX, MULTIPLIED BY AREA MEASURE OGLA

CAPITAL REPAIRS
1995 VALUE -         0.00
1996 VALUE -         0.00
1997 VALUE -    1,800,000
1998 VALUE -    1,800,000
THEREAFTER -  ZERO

PRIMARY CLASSIFICATION CODES
----------------------------

     1 - MALL SHOP TENANTS
     2 - FOOD COURT TENANTS
     3 - KIOSK TENANTS
     4 - ANCHOR TENANTS


SECONDARY CLASSIFICATION CODES
------------------------------

     1    TENANTS   < 750
     2    TENANTS   751-1200
     3    TENANTS   1201-2000
     4    TENANTS   2001-3600
     5    TENANTS   3501-5000
     6    TENANTS   5001-10000
     7    TENANTS   > 10000
     8    FOOD COURT TENANTS
     9    KIOSK TENANTS
     10   ANCHOR TENANTS


COST CENTERS
------------

     1 - CAM-MALL SHOPS
     2 - ANCHOR CONTRIB.
     3 - TAX-MALL SHOPS
     4 - ADD'L CAM-CAP.EXP.
     5 - UTL - UTILITY INCOME
     6 - W&S-WATER & SEWER
     7 - HVC-HVAC INCOME
     8 - OTHER CHARGES


SALES   VOLUME PROFILE
--------------------

            PERCENT OF         RELATIVE
 MONTH     ANNUAL SALES         VOLUME
-----      ------------        --------
  JAN         8.33%              1.00
  FEB         8.33%              1.00
  MAR         8.33%              1.00
  APR         8.33%              1.00
  MAY         8.33%              1.00
  JUN         8.33%              1.00
  JUL         8.33%              1.00
  AUG         8.33%              1.00
  SEP         8.33%              1.00
  OCT         8.33%              1.00
  NOV         8.33%              1.00

DEC           8.33%        1.00
            -------      -------
TOTALS      100.00%       12.00


GLOBAL RECOVERIES
-----------------

CAM RECOVERY REFERRED TO AS CAM*
DESCRIBED AS CAM RECOVERY FOR NEW AND RENEWING TENANTS
ASSIGNED TO COST CENTER 1 - CAM-MALL SHOPS
PRO RATA SHARERECOVERY OF EXPENSE CAM*
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREAMEASURE OCC2
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

BILL.  TAX-95, ADJMT, REFERRED TO AS TX95
DESCRIBED AS TAX RECOVERY FOR TENANTS IN OCCUPANCY IN 1995 OR BEFORE.
ASSIGNED TO COST CENTER     3 - TAX-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE TX95
PRO RATED ON TENANT SQUARE FOOTAGE
OVER AREA MEASURE OCC2
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR
EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

MALL SHOP TAX RECV, REFERRED TO AS TAX*
DESCRIBED AS TAX RECOVERY FOR NEW AND RENEWING TENANTS
ASSIGNED TO COST CENTER    3 - TAX-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE TAX'
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE OCC2
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

HVAC/UTIL.  RECOV. , REFERRED TO AS UTL*
DESCRIBED AS UTILITY RECOVERY FOR NEW AND RENEWING TENANTS
ASSIGNED TO COST CENTER      7 - HVC-HVAC INCOME
RECOVERY OF AMOUNTS OR RATES GROWING AT A RATE
YEAR I VALUE - MARKET RATE UTLR
THEREAFTER   - GROWING AT GROWTH RATE UTLG
CAP          - NONE

ADD'L CAM-CAP.EXP., REFERRED TO AS CAPC
ASSIGNED TO COST CENTER 4 - ADD'L CAM-CAP.EXP.
PRO RATA SHARE RECOVERY OF EXPENSE CAPC
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE OCC1
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

GLB1
DESCRIBED AS GLOBAL RECOVERY FOR NEW AND RENEWING TENANTS;INCLUDES CAM,TAXES, AND UTILITY/HVAC.

GLOBAL GROUPING
GLOBAL RECOVERY  CAM*
GLOBAL RECOVERY  TAX*
GLOBAL RECOVERY  UTL*
GLOBAL RECOVERY  CAPC


TENANT PROLOGUE
---------------

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET


REFERENCE TENANTS
-----------------

THERE ARE A TOTAL OF 9 REFERENCE TENANT(S):

-------------------------------------------------------------------------------

# 1 - MKT1
BASE LEASE DATES:       1/1996 TO 12/2005
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               1 - TENANTS < 750
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -     O/YEAR
THEREAFTER     - GROWING AT    0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

          LENGTH       VACANT     SQ FT     MONTHS OF
TERM   YEARS.MONTHS    MONTHS    INCREASE   FREE RENT  COMMISSIONS ALTERATIONS
----   ------------    ------    --------   ---------  ----------- -----------
  1      10.00           2        NONE        NONE          YES        YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT1
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT         0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLBI

RENEWAL COMMISSIONS:    MARKET RATE COMB
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE ALTB
RENEWAL PAYOUT:         CASHED OUT

-------------------------------------------------------------------------------

# 2 - MKT2
BASE LEASE DATES:        1/1996 TO 12/2005
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE!               1
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               2 - TENANTS 751-1200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -             0/YEAR
   THEREAFTER    - GROWING AT    0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

          LENGTH     VACANT    SQ FT    MONTHS OF
TERM YEARS.MONTHS    MONTHS  INCREASE   FREE RENT    COMMISSIONS ALTERATIONS
---- ------------    ------   --------  ---------   -----------   -----------
  1      10.00          2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT2
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT       0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 3 - MKT3
BASE LEASE DATES:       1/1996 TO 12/2005
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               3 - TENANTS 1201-2000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT :
INITIAL RENT -     0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -            0/YEAR
THEREAFTER      - GROWING AT   0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

        LENGTH      VACANT    SQ FT     MONTHS OF
TERM YEARS.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS  ALTERATIONS
---- ------------   ------   --------   ---------   -----------  -----------
  1      10.00         2       NONE       NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT`3
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT        0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:    MARKET RATE COMB
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE ALTB
RENEWAL PAYOUT:         CASHED OUT

-------------------------------------------------------------------------------

# 4 - MKT4
BASE LEASE DATES:       1/1996 TO 12/2005
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -            0/YEAR
THEREAFTER      - GROWING AT    0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH        VACANT     SQ FT    MONTHS OF
TERM YEARS.MONTHS    MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
---- ------------    ------   --------   ---------   -----------   -----------
  1      10.00          2       NONE        NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT4
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT        0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:    MARKET RATE COMB
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE ALTB
RENEWAL PAYOUT:         CASHED OUT

-------------------------------------------------------------------------------

# 5 - MKT5
BASE LEASE DATES:        1/1996 TO 12/2005
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:              1
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE:              5 - TENANTS 3501-5000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -            0/YEAR
THEREAFTER     - GROWING AT    0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

          LENGTH     VACANT     SQ FT   MONTHS OF
TERM YEARS.MONTHS    MONTHS   INCREASE  FREE RENT   COMMISSIONS ALTERATIONS
---- ------------    ------   --------  ---------   -----------   -----------
  1       10.00         2       NONE       NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT5
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT       0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

 # 6 - MKT6
BASE LEASE DATES:       1/1996 TO 12/2005
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               6 - TENANTS 5001-10000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -            0/YEAR
THEREAFTER      - GROWING AT   0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

          LENGTH     VACANT     SQ FT   MONTHS OF
TERM YEARS.MONTHS    MONTHS   INCREASE  FREE RENT   COMMISSIONS   ALTERATIONS
---- ------------    ------   --------  ---------   -----------   -----------
  1      10.00          2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT6
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT       0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 7 - MXT7
BASE LEASE DATES:       1/1996 TO 12/2005
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               7 - TENANTS > 10000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -           0/YEAR
THEREAFTER     - GROWING AT    0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH        VACANT     SO FT    MONTHS OF
TERM YEARS.MONTHS    MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
---- ------------    ------   --------   ---------   -----------   -----------
  1      10.00          2       NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT7
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT       0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT-
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 8 - MKT8-FOOD COURT
BASE LEASE DATES:       1/1996 TO 12/2005
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 2 - FOOD COURT TENANTS
SECONDARY CODE:               8 - FOOD COURT TENANTS
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -           0/YEAR
THEREAFTER    - GROWING AT    0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH        VACANT    SQ FT    MONTHS OF
TERM YEARS.MONTHS    MONTHS   INCREASE  FREE RENT   COMMISSIONS    ALTERATIONS
---- ------------    ------  --------   ---------   -----------    -----------
  1     10.00          2       NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE SALR
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT       0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES: NONE

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

------------------- ----------------------------------------------------------

# 9 - MKT9-KIOSKS
BASE LEASE DATES:       1/1996 TO 12/2000
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:              1
PRIMARY CODE:                3 - KIOSK TENANTS
SECONDARY CODE:              9 - KIOSK TENANTS
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -           0/YEAR
THEREAFTER    - GROWING AT    0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH        VACANT    SQ FT    MONTHS OF
TERM YEARS.MONTHS    MONTHS  INCREASE   FREE RENT   COMMISSIONS    ALTERATIONS
---- ------------    ------  --------   ---------   -----------    -----------

1       5.00           2     NONE        NONE         YES            NO
2       5.00           2     NONE        NONE         YES            NO

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE /7
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT       0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 36
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES: NONE

RENEWAL COMMISSIONS:  MARKET RATE COMB
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:   NONE

                        PRO-Ject+ Tenant Register Report

                                NORTHPARK MALL
                           PROJECT DESIGNATOR: NPRK
                                TENANT REGISTER
                                6/1/96 @ 10:27



                 TENANT                  SQUARE FEET    BEGIN DATE    END DATE
-------------------------------------    -----------    ----------    --------
# 1  - SUITE 102     EDDIE BAUER              5,792      5/1993       1/2004
# 2  - SUITE 112     VACANT LEASE-UP          2,395      4/1998       3/2008
# 3  - SUITE 114     U.S. MALE                1,761     11/1989      12/1999
# 4  - SUITE 202     CASUAL CORNER            3,670      9/1994       9/2004
# 5  - SUITE 204     THE GAP                  8,785      5/1995       5/2003
# 6  - SUITE 210     STRIDE RITE              1,100     10/1994      9/2004
# 7  - SUITE 212     AMERICAN EAGLE           3,830      4/1990       1/2001
# 8  - SUITE 214     VACANT LEASE-UP          3,369      6/1996       5/2006
# 9  - SUITE 216     THE DISNEY STORE         3,716     10/1993      10/2003
# 10 - SUITE 226     LANE BRYANT              6,364      7/1994       7/2006
# 11 - SUITE 228     EXPRESS                  8,730     11/1994       1/2007
# 12 - SUITE 230     THINGS REMEMBERED        1,250      6/1990       6/2000
# 13 - SUITE 232     FRIEDMANS                  904     11/1995      12/2005
# 14 - SUITE 234     MOTHERHOOD               1,191      3/1989       3/1999
# 15 - SUITE 236     FOOTLOCKER               3,451     11/1991      10/2001
# 16 - SUITE 238     RADIO SHACK              2,737      9/1984       9/1996
# 17 - SUITE 242     LENS CRAFTERS            6,500      2/1988       2/1998
# 18 - SUITE 302     CYBERSTATION             2,810      6/1996       5/2006
# 19 - SUITE 304     MASTER CUTS              1,095      3/1995       2/2005
# 20 - SUITE 306     PET CONNECTION           1,962     11/1989      12/1999
# 21 - SUITE 308     GENERAL NUTRITION        1,951     10/1994       9/2004
# 22 - SUITE 310     BLOCKBUSTER MUSIC        1,860      2/1992       3/2000
# 23 - SUITE 314     CHICK-FIL-A              2,370      9/1984       9/1999
# 24 - SUITE 316     GYMBOREE                 1,200     10/1994       1/2005
# 25 - SUITE 318     THE BODY SHOP              675      6/1994       5/2004
# 26 - SUITE 320     KIDS FOOTLOCKER          1,701      2/1992       1/2002
# 27 - SUITE 402     KIRKLANDS                4,096     10/1993       1/2003
# 28 - SUITE 406     SPORTS AVE               1,396     11/1995       8/2005
# 29 - SUITE 408     MERLE NORMAN               668     11/1986      10/1996
# 30 - SUITE 410     CALIFORNIA NAILS           562      9/1994      10/1997
# 31 - SUITE 412     BENTLEY'S LUGGAGE        3,471      3/1994      12/2003
# 32 - SUITE 502     THE SHOE DEPT.           3,668     11/1993       1/2004
# 33 - SUITE 506     VACANT LEASE-UP          2,611      6/1998       5/2008
# 34 - SUITE 508     PAYLESS SHOES            2,924     11/1987      11/1997
# 35 - SUITE 510     AFTERTHOUGHTS            1,065     10/1994       9/2004
# 36 - SUITE 512     FAMILY BOOKSTORES        2,296     11/1994      12/2000
# 37 - SUITE 602     STRUCTURE                5,337     10/1993       1/2006
# 38 - SUITE 606     ELECTRONICS BOUTIQ         987      5/1992       4/2002
# 39 - SUITE 608     SUNGLASS HUT               620      3/1996       1/2006
# 40 - SUITE 610     BARNIE'S COFFEE            551      1/1988      12/1996
# 41 - SUITE 612     VACANT LEASE-UP            600     10/1996       9/2006
# 42 - SUITE 614     VACANT LEASE-UP          2,320      2/1998       1/2008
# 43 - SUITE 708     WARNER BROS.             7,414      4/1995       3/2007
# 44 - SUITE 718     GAP KIDS/BABY GAP        5,093      3/1995       3/2000
# 45 - SUITE 724     BANANA REPUBLIC          5,112      3/1995       3/2000
# 46 - SUITE 732     BATH & BODY              2,527      3/1995       3/2005
# 47 - SUITE 736     J RIGGINS                2,302      3/1985       1/2004
# 48 - SUITE 738     VICTORIA SECRETS         5,764     10/1992       1/2005
# 49 - SUITE 802     COOK AND LOVE            1,836      7/1987       7/1997

NORTHPARK MALL                                                         PAGE 2



                  TENANT               SQUARE FEET    BEGIN DATE      END DATE
-------------------------------------  -----------    ----------      --------
# 50 - SUITE  804   WICKS N STICKS             772        9/1994        9/2004
# 51 - SUITE  806   GARDEN BOTANIKA          1,514        6/1996        5/2006
# 52 - SUITE  808   SOFTWARE, ETC            1,106        4/1994        3/2004
# 53 - SUITE  810   TRADITIONAL JEWEL        1,037        7/1992        5/1997
# 54 - SUITE  812   WILLIAMS SONOMA          3,838       10/1995        1/2008
# 55 - SUITE  814   LIMITED TOO              4,055        3/1995        2/2007
# 56 - SUITE  816   THE LIMITED              7,280        6/1994        6/2006
# 57 - SUITE  819   LAURA ASHLEY             1,882        4/1987        1/1998
# 58 - SUITE  820   COUNTY SEAT              4,340       11/1994        1/2005
# 59 - SUITE  822   THE BOMBAY COMPANY       4,655       11/1994       10/2006
# 60 - SUITE  824   PAUL HARRIS              4,082        3/1985        3/1997
# 61 - SUITE  826   VACANT LEASE-UP          3,289       11/1997       10/2007
# 62 - SUITE  828   RACK ROOM SHOES          4,898        4/1996        3/2006
# 63 - SUITE  1002  THE MAN HOLE             2,442        9/1987        8/1997
# 64 - SUITE  1004  VACANT LEASE-UP          1,350        4/1997        3/2007
# 65 - SUITE  1008  SBARRO'S                 1,569       10/1994        9/2004
# 66 - SUITE  1010  VACANT LEASE-UP            820       11/1996       10/2006
# 67 - SUITE  1012  RUBY TUESDAY             4,455        7/1985        7/2000
# 68 - SUITE  1102  ARBY'S                   1,995       10/1994       12/2004
# 69 - SUITE  1104  MORRISONS CAFE           8,694        9/1984        9/2004
# 70 - SUITE  1106  TROPIK SUN FRUIT           397       12/1991       12/2000
# 71 - SUITE  1108  REEDS JEWELRY            1,073        2/1995        1/2005
# 72 - SUITE  1110  PETITE SOPHISTICAT       2,064        5/1993        4/2004
# 73 - SUITE  1114  NINE WEST                1,206        4/1995        3/2005
# 74 - SUITE  1118  ANN TAYLOR               5,427        9/1995        1/2006
# 75 - SUITE  1120  CACHE                    2,087        9/1996        8/2006
# 76 - SUITE  1122  LYNNS HALLMARK           2,724        7/1993       12/2004
# 77 - SUITE  1202  NATURE COMPANY           1,694       10/1992        1/2005
# 78 - SUITE  1204  CRABTREE & EVELYN        1,015       11/1994       12/2004
# 79 - SUITE  1206  FREDERICKS               1,015        5/1990        1/1999
# 80 - SUITE  1208  EASY SPIRIT              1,040        7/1995        3/2005
# 81 - SUITE  1210  5-7-9 SHOP               1,363        9/1984        9/1996
# 82 - SUITE  1212  JEANS WEST               1,310        9/1984        9/1996
# 83 - SUITE  1213  SUNGLASS HUT INT'L         570        1/1996        1/2006
# 84 - SUITE  1214  VACANT LEASE-UP            154        6/1997        5/2007
# 85 - SUITE  1216  LERNERS                  5,354        2/1986        2/1998
# 86 - SUITE  1220  THE FINISH LINE          6,255       11/1995       10/2005
# 87 - SUITE  1304  CAMELOT MUSIC            4,799        1/1985       12/2001
# 88 - SUITE  1306  TRADE SECRETS            1,367       10/1995        9/2005
# 89 - SUITE  1308  ABERCROMBE & FITCH      10,600        8/1996        7/2008
# 90 - SUITE  1312  SWEET FACTORY              688        6/1996        5/2006
# 91 - SUITE  1316  ANTIE ANNE PRETZEL         550        8/1996        7/2006
# 92 - SUITE  1320  LADY FOOTLOCKER          2,658       11/1995        6/2005
# 93 - SUITE  1322  CLAIRES BOUTIQUE          728         7/1995        7/2005
# 94 - SUITE  1324  SUNCOAST MOTION          2,421       10/1989        1/2000
# 95 - SUITE  1326  KAY BEE TOYS             3,104        9/1984        9/1996
# 96 - SUITE  1328  VACANT LEASE-UP          2,088        8/1997        7/2007
# 97 - SUITE  1404  GINGISS FORMALWEAR       1,120       10/1994        9/2002
# 98 - SUITE  1406  WOLF CAMERA              1,302        8/1991        7/2001
# 99 - SUITE  1410  STEAK ESCAPE             2,029       10/1996        9/2006
#100 - SUITE  1412  B. DALTON BOOKS          6,660        4/1994        1/2006
#101 - SUITE  1412  VACANT LEASE-UP          1,745        2/1997        1/2007

NORTHPARK MALL                                                         PAGE 3



                  TENANT              SQUARE FEET    BEGIN DATE     END DATE
------------------------------------- -----------    ----------     --------
#102 - SUITE 1416  NORTHPARK BARBER           810       1/1988      12/1997
#103 - SUITE 1418  TRUSTMARK NATIONAL         156      10/1995       9/2000
#104 - SUITE 1602  PACIFIC SUNWEAR          2,240       9/1995      12/2005
#105 - SUITE 1604  UPS & DOWNS              2,267      10/1996       9/2006
#106 - SUITE 1606  DOLCIS                   1,640      12/1994      12/2004
#107 - SUITE 1608  LEE MICHEALS JEWL.       1,525      10/1995      12/2005
#108 - SUITE 1610  GREAT AMERICAN CO.         604      10/1994       9/2004
#109 - SUITE 1612  WE LOVE YOGURT             690       1/1996      12/2005
#110 - SUITE 1614  CHAMPS SPORTS            5,106       4/1992       3/2002
#111 - SUITE 1801  COMMUNITY ROOM               1       1/1996      12/2015
#112 - SUITE 1807  UNDERGROUND              2,032       7/1996       6/2006
#113 - SUITE 2001  AT&T PHONE CENTER        1,698      10/1987       4/1996
#114 - SUITE 2003  CPI PHOTO FINISH         1,323      10/1994       9/1999
#115 - SUITE 2005  EYEMASTERS               3,450       4/1994       3/2004
#116 - SUITE W.S.STORSTORAGE                1,065      10/1995       9/2010
#117 - ANCHOR REFERENCE                         1       1/1995      12/2014
                                       -----------
        117 TENANTS                       309,677
                                       ===========

                       PRO-Ject+ Lease Expiration Report

                                NORTHPARK MALL
                           PROJECT DESIGNATOR: NPRK
                               EXPIRATION REPORT
                       YEARS 1996 TO 2008, ALL TENANTS,
                    INCLUDING OPTIONS, INCLUDING RENEWALS,
                   EXCLUDING BASE LEASES AND PRIOR OPTIONS,
                     BASE RENTS INCLUDING CPI ADJUSTMENTS,
                          INCLUDING PERCENTAGE RENTS
                                6/ 1/96 @ 10:29



                                     TERM/      BASE                TOTAL    MARKET
      TENANT           SQUARE FT   END DATE    RENT/SF    RECV/SF  RENT/SF   RENT/SF
-------------------    ---------   ---------   -------    -------   -------  -------
#113-SUITE 2001                      INITIAL
AT&T PHONE CENTER          1,698     4/1996      20.00     0.00      20.00    30.00
                       ---------               -------   -------   -------   -------
 1 FY 96 EXPIRATIONS       1,698                 20.00     0.00      20.00    30.00


# 81-SUITE 1210                      INITIAL
5-7-9 SHOP                 1,363     9/1996      17.00     13.05     30.05    30.00

# 82-SUITE  1212                     INITIAL
JEANS WEST                 1,310     9/1996      17.00     13.15     30.15    30.00

# 95-SUITE  1326                     INITIAL
KAY BEE TOYS               3,104     9/1996      20.00     11.25     31.24    27.50

# 16-SUITE 238                       INITIAL
RADIO SHACK                2,737     9/1996      15.50     11.86     27.36    27.50

# 29-SUITE 408                       INITIAL
MERLE NORMAN                  668    10/1996     26.43     14.32     40.74    65.00

# 40-SUITE 610                       INITIAL
BARNIE'S COFFEE               551    12/1996     45.36     13.39     58.76    66.95

# 60-SUITE 824                       INITIAL
PAUL HARRIS                4,082     3/1997      15.00     12.78     27.78    25.75

# 53-SUITE 810                       INITIAL
TRADITIONAL JEWEL          1,037     5/1997      48.35     13.13     61.48    46.35
                        ---------               -------  -------   -------   -------
 8 FY 97 EXPIRATIONS       14,852                20.47     12.46     32.93    31.94
                        ---------               -------  -------   -------   -------
 9 CUMULATIVE EXPS         16,550                20.42     11.19     31.60    31.74


# 49-SUITE 802                       INITIAL
COOK AND LOVE              1,836     7/1997      20.00     11.20     31.20    30.90

# 63-SUITE 1002                      INITIAL
THE MAN HOLE               2,442     8/1997      16.00     11.11     27.11    28.32



                                     TERM/      BASE                TOTAL    MARKET
      TENANT           SQUARE FT   END DATE    RENT/SF    RECV/SF  RENT/SF   RENT/SF
-------------------    ---------   ---------   -------    -------   -------  -------

# 30-SUITE 410                     INITIAL
CALIFORNIA NAILS          562      10/1997     46.83      14.75     61.58      66.95

# 34-SUITE 508                     INITIAL
PAYLESS SHOES           2,924      11/1997     17.00      11.58     28.58      28.32

#102-SUITE 1416                    INITIAL
NORTHPARK BARBER          810      12/1997     37.48      13.81     51.29      47.74

# 57-SUITE 819                     INITIAL
LAURA ASHLEY            1,882      1/1998      17.74      13.68     31.42      31.83

# 85-SUITE 1216                    INITIAL
LERNERS                 5,354      2/1998      17.00      12.43     29.43      23.87

# 17-SUITE 242                     INITIAL
LENS CRAFTERS           6,500      2/1998      12.00      12.37     24.37      23.87
                       ------                 -------   -------     -------  -------
 8 FY 98 EXPIRATIONS   22,310                  17.24      12.27     29.51      28.14
                       ------                 -------   -------     -------  -------
17 CUMULATIVE EXPS     38,860                  18.59      11.81     30.40      29.67


# 79-SUITE 1206                    INITIAL
FREDERICKS              1,015      1/1999      30.01      15.56     45.56      49.17

# 14-SUITE   234                   INITIAL
MOTHERHOOD              1,191      3/1999      22.01      13.79     35.80      49.17
                       ------                 ------    -------    -------   -------
 2 FY 99 EXPIRATIONS    2,206                  25.69      14.61     40.29      49.17
                       ------                 ------    -------    -------   -------
19 CUMULATIVE EXPS     41,066                  18.97      11.96     30.93      30.72


# 23-SUITE 314                     INITIAL
CHICK-FIL-A             2,370      9/1999      42.09      13.75     55.84      30.05

#114-SUITE 2003                    INITIAL
CPI PHOTO FINISH        1,323      9/1999      25.41      14.80     40.22      32.78

# 3-SUITE 114                      INITIAL
U.S. MALE               1,761      12/1999     23.85      12.62     36.47      33.77

# 20-SUITE 306                     INITIAL
PET CONNECTION          1,962      12/1999     15.30      13.54     28.84      33.77

# 94-SUITE 1324                    INITIAL
SUNCOAST MOTION         2,421      1/2000      27.00      14.49     41.49      30.95



                                      TERM/      BASE                  TOTAL     MARKET
      TENANT             SQUARE FT   END DATE    RENT/SF    RECV/SF   RENT/SF    RENT/SF
-------------------      ---------   ---------   -------    -------   -------    -------

# 45-SUITE 724                         INITIAL
BANANA REPUBLIC              5,112      3/2000     28.00      13.78     41.78      25.32

# 22-SUITE 310                         INITIAL
BLOCKBUSTER MUSIC            1,860      3/2000     28.00      14.13     42.13      33.77

# 44-SUITE 718                         INITIAL
GAP KIDS/BABY GAP            5,093      3/2000     31.01      15.02     46.03      25.32
                         ---------               -------    -------    -------   -------
 8 FY100 EXPIRATIONS        21,902                 28.49      14.12     42.61      29.06
                         ---------               -------    -------    -------   -------
27 CUMULATIVE EXPS          62,968                 22.28      12.71     34.99      30.14



# 12-SUITE 230                         INITIAL
THINGS REMEMBERED            1,250      6/2000     28.00      12.90     40.91      33.77

# 67-SUITE 1012                        INITIAL
RUBY TUESDAY                 4,455      7/2000     22.79      13.82     36.61      28.14

#103-SUITE 1418                        INITIAL
TRUSTMARK NATIONAL             156     9/2000      76.92       3.38     80.31      73.16

# 36-SUITE 512                         INITIAL
FAMILY BOOKSTORES            2,296     12/2000     22.44      14.62     37.06      31.88

# 70-SUITE 1106                        INITIAL
TROPIK SUN FRUIT               397     12/2000     74.84      17.86     92.71      75.35

# 7-SUITE 212                          INITIAL
AMERICAN EAGLE               3,830     1/2001     26.84      12.95     39.79      28.98
                         ---------               -------    -------    -------   -------
 6 FY101 EXPIRATIONS        12,384                 26.85      13.61     40.46      31.74
                         ---------               -------    -------    -------   -------
33 CUMULATIVE EXPS          75,352                 23.03      12.86     35.89      30.41



# 98-SUITE 1406                        INITIAL
WOLF CAMERA                  1,302      7/2001     34.56      14.28     48.84      34.78

# 15-SUITE 236                         INITIAL
FOOTLOCKER                   3,451     10/2001     42.05      15.68     57.74      31.88

# 87-SUITE    1304                     INITIAL
CAMELOT MUSIC                4,799     12/2001     29.91      13.90     43.80      29.85

# 26-SUITE 320                         INITIAL
KIDS FOOTLOCKER              1,701      1/2002     29.64      16.15     45.79      35.82



                                     TERM/      BASE               TOTAL    MARKET
      TENANT          SQUARE FT   END DATE    RENT/SF    RECV/SF  RENT/SF   RENT/SF
-------------------   ---------   ---------   -------    -------   -------  -------

#110-SUITE 1614                     INITIAL
CHAMPS SPORTS             5,106     3/2002      23.15     13.61    36.76     26.87

# 38-SUITE 606                      INITIAL
ELECTRONICS BOUTIQ          987     4/2002      77.71     13.43    91.15     53.73
                      ---------               -------   -------   -------  -------
6 FY102 EXPIRATION       17,346                 33.38     14.39    47.77     31.69
                      ---------               -------   -------   -------  -------
39 CUMULATIVE EXPS       92,698                 24.97     13.14    38.11     30.65


# 97-SUITE 1404                      INITIAL
GINGISS FORMALWEAR        1,120     9/2002      38.85     16.69    55.54     53.73

# 27-SUITE 402                       INITIAL
KIRKLANDS                 4,096     1/2003      26.71     16.62    43.33     30.75

# 5-SUITE 204                       INITIAL
THE GAP                   8,785     5/2003      42.75     16.13    58.88     27.67
                       ---------              -------   -------   -------  -------
3 FY103 EXPIRATIONS       14,001                37.75     16.32    54.06     30.66
                       ---------              -------   -------   -------  -------
42 CUMULATIVE EXPS       106,699                26.65     13.56    40.21     30.65


# 9-SUITE 216                       INITIAL
THE DISNEY STORE          3,716     10/2003     24.00     16.50    40.50     30.75

# 31-SUITE 412                      INITIAL
BENTLEY'S LUGGAGE         3,471     12/2003     18.00     16.62    34.62     34.84

# 1-SUITE 102                       INITIAL
EDDIE BAUER               5,792     1/2004      30.70     17.05    47.75     28.50

# 32-SUITE 502                      INITIAL
THE SHOE DEPT.            3,668     1/2004      25.00     17.14    42.14     31.67

# 47-SUITE 736                      INITIAL
J RIGGINS                 2,302     1/2004      30.00     17.15    47.15     34.84

# 52-SUITE 808                      INITIAL
SOFTWARE, ETC             1,106     3/2004      51.46     17.14    68.60     57.00

#115-SUITE 2005                     INITIAL
EYEMASTERS                3,450     3/2004      18.00     17.14    35.14     34.84

# 72-SUITE 1110                     INITIAL
PETITE SOPHISTICAT        2,064     4/2004      25.19     16.59    41.78     34.84



                                   TERM/       BASE                TOTAL    MARKET
      TENANT          SQUARE FT   END DATE    RENT/SF    RECV/SF  RENT/SF   RENT/SF
-------------------   ---------   ---------   -------    -------   -------  -------

# 25-SUITE 318                     INITIAL
THE BODY SHOP                675    5/2004      59.25     18.90    78.15     82.34
                       ---------               -------  -------   -------  -------
 9 FY104 EXPIRATIONS      26,244                26.72     16.96    43.68     34.57
                       ---------               -------  -------   -------  -------
51 CUMULATIVE EXPS       132,943                26.66     14.23    40.89     31.42


# 50-SUITE 804                     INITIAL
WICKS N STICKS               772    9/2004      46.63     17.15    63.78     82.34

# 65-SUITE 1008                    INITIAL
SBARRO'S                   1,569    9/2004      35.79     17.51    53.31     38.00

# 35-SUITE 510                     INITIAL
AFTERTHOUGHTS              1,065    9/2004      33.80     17.15    50.95     57.00

#108-SUITE 1610                    INITIAL
GREAT AMERICAN CO.           604    9/2004      79.47     27.10   106.57     82.34

# 69-SUITE 1104                    INITIAL
MORRISONS CAFE             8,694    9/2004      14.09     17.27    31.37     28.50

# 6-SUITE-210                      INITIAL
STRIDE RITE                1,100    9/2004      50.24     17.15    67.39     57.00

# 21-SUITE 308                     INITIAL
GENERAL NUTRITION          1,951    9/2004      29.00     15.09    44.09     38.00

# 4-SUITE 202                      INITIAL
CASUAL CORNER              3,670    9/2004      27.00     17.75    44.75     31.67

# 68-SUITE 1102                    INITIAL
ARBY'S                     1,995   12/2004      20.88     20.74    41.62     39.14

# 76-SUITE 1122                    INITIAL
LYNNS HALLMARK            2,724    12/2004      26.73     14.67    41.40     35.88

#106-SUITE 1606                    INITIAL
DOLCIS                    1,640    12/2004      40.00     15.89    55.90     39.14

#  78-SUITE 1204                   INITIAL
CRABTREE & EVELYN         1,015    12/2004      49.27     17.14    66.41     58.71

# 58-SUITE 820                     INITIAL
COUNTY SEAT               4,340     1/2005      33.00     16.23    49.23     32.62

# 77-SUITE 1202                    INITIAL
NATURE COMPANY            1,694     1/2005      34.38     17.55    51.93     39.14



                                     TERM/      BASE               TOTAL    MARKET
      TENANT          SQUARE FT   END DATE    RENT/SF    RECV/SF  RENT/SF   RENT/SF
-------------------   ---------   ---------   -------    -------   -------  -------

# 48-SUITE 738                      INITIAL
VICTORIA SECRETS           5,764    1/2005      28.83     15.27     44.10    29.36

# 71-SUITE 1108                     INITIAL
REEDS JEWELRY              1,073    1/2005      60.21     23.58     83.79    58.71

# 24-SUITE 316                      INITIAL
GYMBOREE                   1,200    1/2005      44.13     17.64     61.77    58.71

# 19-SUITE 304                      INITIAL
MASTER CUTS                1,095    2/2005      36.53     17.72     54.25    58.71

# 73-SUITE 1114                     INITIAL
NINE WEST                  1,206    3/2005      37.50     18.92     56.42    39.14

# 80-SUITE 1208                     INITIAL
EASY SPIRIT                1,040    3/2005      42.00     11.10     53.10    58.71

# 46-SUITE 732                      INITIAL
BATH & BODY                2,527    3/2005      27.00     16.86     43.86    35.88
                       ---------               -------  -------   -------  -------
21 FY105 EXPIRATIONS      46,738                30.43     17.01     47.43    38.68
                       ---------               -------  -------   -------  -------
72 CUMULATIVE EXPS       179,681                27.64     14.95     42.59    33.31


# 92-SUITE 1320                     INITIAL
LADY FOOTLOCKER            2,658    6/2005      28.22     15.93     44.15    35.88

# 93-SUITE 1322                     INITIAL
CLAIRES BOUTIQUE             728    7/2005      57.69     19.50     77.19    84.81

# 28-SUITE 406                      INITIAL
SPORTS AVE                 1,396    8/2005      35.00     16.72     51.72    39.14

# 88-SUITE  1306                    INITIAL
TRADE SECRETS              1,367    9/2005      27.80     17.05     44.85    39.14

# 86-SUITE 1220                     INITIAL
THE FINISH LINE            6,255    10/2005     20.00     20.12     40.12    29.36

# 13-SUITE 232                      INITIAL
FRIEDMANS                    904    12/2005     66.37     21.07     87.44    60.48

#107-SUITE 1608                     INITIAL
LEE MICHEALS JEWL.         1,525    12/2005     37.00     19.68     56.68    40.32

#104-SUITE 1602                     INITIAL
PACIFIC SUNWEAR            2,240    12/2005     29.46     16.84     46.30    36.96



                                      TERM/      BASE               TOTAL    MARKET
      TENANT            SQUARE FT   END DATE    RENT/SF   RECV/SF  RENT/SF   RENT/SF
-------------------     ---------   ---------   -------   -------  -------   -------

#109-SUITE 1612                      INITIAL
WE LOVE YOGURT              690      12/2005     68.83     27.72    96.56     87.35

# 83-SUITE 1213                      INITIAL
SUNGLASS HUT INT'L          570      1/2006      73.68     17.87    91.56     87.35

# 39-SUITE 608                       INITIAL
SUNGLASS HUT                 620     1/2006      72.58     17.09    89.67     87.35

# 74-SUITE 1118                      INITIAL
ANN TAYLOR                 5,427     1/2006      25.00     16.80    41.80     30.24

#100-SUITE  1412                     INITIAL
B. DALTON BOOKS            6,660     1/2006      33.10     18.21    51.31     30.24

# 37-SUITE 602                       INITIAL
STRUCTURE                  5,337     1/2006      22.00     16.89    38.90     30.24

# 62-SUITE 828                       INITIAL
RACK ROOM SHOES            4,898     3/2006      22.00     17.11    39.11     33.60

# 8-SUITE 214                        INITIAL
VACANT LEASE-UP            3,369     5/2006      30.25     17.10    47.36     36.96

# 90-SUITE 1312                      INITIAL
SWEET FACTORY                688     5/2006      66.85     23.70    90.56     87.35

# 18-SUITE 302                       INITIAL
CYBERSTATION               2,810     5/2006      24.02     17.10    41.12     36.96

# 51-SUITE 806                       INITIAL
GARDEN BOTANIKA            1,514     5/2006      38.00     16.86    54.86     40.32
                        ---------              -------   -------   -------   -------
19 FY106 EXPIRATIONS      49,656                 30.21     17.92    48.13     37.32
                        ---------              -------   -------   -------   -------
91 CUMULATIVE EXPS       229,337                 28.20     15.59    43.79     34.18



#113-SUITE 2001                   RENEWAL 1
AT&T PHONE CENTER          1,698     6/2006      33.00     17.10    50.11     40.32

#112-SUITE 1807                      INITIAL
UNDERGROUND                2,032     6/2006      25.00     17.10    42.10     36.96

# 56-SUITE 816                       INITIAL
THE LIMITED                7,280     6/2006      22.00     16.15    38.15     30.24

# 10-SUITE 226                       INITIAL
LANE BRYANT                6,364     7/2006      24.00     17.25    41.26     30.24



                                     TERM/      BASE               TOTAL    MARKET
      TENANT          SQUARE FT   END DATE    RENT/SF    RECV/SF  RENT/SF   RENT/SF
-------------------   ---------   ---------   -------    -------   -------  -------

# 91-SUITE 1316                    INITIAL
ANTIE ANNE PRETZEL           550    7/2006      72.72     17.11    89.83     87.35

# 75-SUITE 1120                    INITIAL
CACHE                      2,087    8/2006      25.00     17.11    42.11     36.96

# 99-SUITE 1410                    INITIAL
STEAK ESCAPE               2,029    9/2006      27.50     17.10    44.61     36.96

#105-SUITE 1604                    INITIAL
UPS & DOWNS                2,267    9/2006      27.50     17.11    44.61     36.96

# 41-SUITE 612                     INITIAL
VACANT LEASE-UP              600    9/2006      66.00     17.10    83.10     87.35

# 66-SUITE 1010                    INITIAL
VACANT LEASE-UP              820   10/2006      49.51     17.11    66.61     60.48

# 59-SUITE 822                     INITIAL
THE BOMBAY COMPANY         4,655   10/2006      29.00     18.21    47.21     33.60

# 16-SUITE 238                    RENEWAL 1
RADIO SHACK                2,737   11/2006      30.25     17.10    47.36     36.96

# 95-SUITE-1326                   RENEWAL 1
KAY BEE TOYS               3,104   11/2006      30.25     17.11    47.36     36.96

# 82-SUITE 1212                   RENEWAL 1
JEANS WEST                 1,310   11/2006      33.00     17.10    50.11     40.32

# 81-SUITE  1210                  RENEWAL 1
5-7-9 SHOP                 1,363   11/2006      33.00     17.11    50.10     40.32

# 29-SUITE  408                   RENEWAL 1
MERLE NORMAN                 668   12/2006      73.65     17.10    90.75     89.98

# 11-SUITE 228                     INITIAL
EXPRESS                    8,730    1/2007      22.00     17.92    39.92     31.15

#101-SUITE 1412                    INITIAL
VACANT LEASE-UP            1,745    1/2007      33.00     17.43    50.43     41.53

# 40-SUITE 610                    RENEWAL 1
BARNIE'S COFFEE              551    2/2007      73.66     17.44    91.10     89.98

# 55-SUITE 814                     INITIAL
LIMITED TOO                4,055    2/2007      25.00     17.14    42.14     34.61

# 64-SUITE 1004                    INITIAL
VACANT LEASE-UP            1,350    3/2007      33.00     17.43    50.44     41.53



                                    TERM/       BASE                TOTAL   MARKET
      TENANT          SQUARE FT    END DATE    RENT/SF    RECV/SF  RENT/SF  RENT/SF
-------------------   ---------    ---------   -------    -------  -------  -------

# 43-SUITE 708                      INITIAL
WARNER BROS.               7,414     3/2007      25.00     18.90     43.91     31.15

# 60-SUITE 824                     RENEWAL 1
PAUL HARRIS                4,082     5/2007      28.32     17.44     45.76     34.61

# 84-SUITE 1214                     INITIAL
VACANT LEASE-UP              154     5/2007      66.00     17.45     83.45     89.98
                       ---------                -------   -------   -------  -------
24 FY107 EXPIRATIONS      67,645                 28.19     17.44     45.62     36.35
                       ---------                -------   -------   -------  -------
115 CUMULATIVE EXPS      296,982                 28.19     16.01     44.21     34.67


# 96-SUITE 1328                     INITIAL
VACANT LEASE-UP            2,088     7/2007      30.25     17.44     47.69     38.07

# 53-SUITE 810                     RENEWAL I
TRADITIONAL JEWEL          1,037     7/2007      64.98     17.44     82.41     62.29

# 49-SUITE 802                     RENEWAL 1
COOK AND LOVE              1,836     9/2007      33.99     17.43     51.42     41.53

# 61-SUITE 826                      INITIAL
VACANT LEASE-UP            3,289    10/2007      30.25     17.44     47.69     38.07

# 30-SUITE 410                     RENEWAL 1
CALIFORNIA NAILS             562    12/2007      75.86     17.42     93.29     92.67

# 34-SUITE 508                     RENEWAL 1
PAYLESS SHOES              2,924     1/2008      32.09     17.98     50.07     39.21

# 54-SUITE 812                      INITIAL
WILLIAMS SONOMA            3,838     1/2008      20.00     19.38     39.38     35.64

# 42-SUITE 614                      INITIAL
VACANT LEASE-UP            2,320     1/2008      30.25     17.98     48.23     39.21

#102-SUITE 1416                    RENEWAL 1
NORTHPARK BARBER             810     2/2008      52.52     17.97     70.49     64.16

# 63-SUITE 1002                    RENEWAL 1
THE MAN HOLE               2,442     2/2008      32.09     17.97     50.06     39.21

# 57-SUITE 819                     RENEWAL I
LAURA ASHLEY               1,882     3/2008      35.01     17.97     52.99     42.77

# 2-SUITE 112                       INITIAL
VACANT LEASE-UP            2,395     3/2008      30.25     17.97     48.22     39.21




                                     TERM/       BASE               TOTAL    MARKET
      TENANT             SQUARE FT  END DATE    RENT/SF   RECV/SF  RENT/SF   RENT/SF
-------------------      ---------  ---------   -------   -------   -------  -------

  # 85-SUITE 1216                   RENEWAL I
  LERNERS                    5,354     4/2008     26.26    15.94     42.20     32.08

  # 17-SUITE 242                     RENEWAL 1
  LENS CRAFTERS              6,500     4/2008     26.26    17.97     44.23     32.08

  # 33-SUITE 506                      INITIAL
  VACANT LEASE-UP            2,611     5/2008     30.25    17.97     48.23     39.21
                         ---------               -------  -------   -------  -------
  15 FY108 EXPIRATIONS      39,888                30.72    17.72     48.44     38.73
                         ---------               -------  -------   -------  -------
 130 CUMULATIVE EXPS       336,870                28.49    16.22     44.71     35.15

                            ENDS Full Data Reports

Wed Apr 17, 1996                                                        Page 1
                            CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                 PREPARED FOR
                              CUSHMAN & WAKEFIELD
NORTHPARK MALL
PRIMARY TRADE AREA                   COORD:     00:00.00       00:00.00
------------------------------------------------------------------------------

DESCRIPTION                                                     TOTALS
------------------------------------------------------------------------------

POPULATION
     2001 PROJECTION                                           150,718
     1996 ESTIMATE                                             135,895
     1990 CENSUS                                               118,910
     1980 CENSUS                                                92,200
     GROWTH 1980-1990                                            28.97%

HOUSEHOLDS
     2001 PROJECTION                                            62,315
     1996 ESTIMATE                                              54,758
     1990 CENSUS                                                45,311
     1980 CENSUS                                                32,056
     GROWTH 1980-1990                                            41.35%

1996 ESTIMATED POPULATION BY RACE                              135,895
     WHITE                                                       76.98%
     BLACK                                                       22.07%
     ASIAN & PACIFIC ISLANDER                                     0.73%
     OTHER RACES                                                  0.21%

1996 ESTIMATED POPULATION                                      135,895
     HISPANIC ORIGIN                                              0.64%

OCCUPIED UNITS                                                  45,311
     OWNER OCCUPIED                                              69.73%
     RENTER OCCUPIED                                             30.27%
     1990 AVERAGE PERSONS PER HH                                  2.59

1996 EST. HOUSEHOLDS BY INCOME                                  54,758
     $150,000  OR  MORE                                          6.90%
     $100,000  TO  $149,999                                      5.96%
      $75,000  TO  $ 99,999                                      8.52%
      $50,000  TO  $ 74,999                                     22.56%
      $35,000  TO  $ 49,999                                     17.85%
      $25,000  TO  $ 34,999                                     12.08%
      $15,000  TO  $ 24,999                                     12.54%
      $ 5,000  TO  $ 15,000                                     10.24%
        UNDER $   5,000                                          3.35%

1996 EST. AVERAGE HOUSEHOLD INCOME                             $59,358
1996  EST. MEDIAN HOUSEHOLD INCOME                             $44,904
1996  EST. PER CAPITA INCOME                                   $24,227

Wed Apr 17, 1996                                                      Page 2

                            CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                 PREPARED FOR
                              CUSHMAN & WAKEFIELD

NORTHPARK MALL
PRIMARY TRADE AREA                    COORD:        00:00.00         00:00.00
------------------------------------------------------------------------------

DESCRIPTION                                                            TOTALS
------------------------------------------------------------------------------

1996 ESTIMATED POPULATION BY SEX                                     135,895
      MALE                                                             47.80%
      FEMALE                                                           52.20%

MARITAL STATUS                                                        92,619
       SINGLE MALE                                                     12.61%
       SINGLE FEMALE                                                   12.41%
       MARRIED                                                         59.07%
       PREVIOUSLY MARRIED MALE                                          4.47%
       PREVIOUSLY MARRIED FEMALE                                       11.44%

HOUSEHOLDS WITH CHILDREN                                              17,591
      MARRIED COUPLE FAMILY                                            77.86%
      OTHER FAMILY-MALE HEAD                                            3.34%
      OTHER FAMILY-FEMALE HEAD                                         18.33%
      NON FAMILY                                                        0.47%

1996 ESTIMATED POPULATION BY AGE                                     135,895
      UNDER 5 YEARS                                                     6.90%
      5 TO 9 YEARS                                                      7.07%
      10  TO   14  YEARS                                                7.30%
      15  TO   17  YEARS                                                5.05%
      18  TO   20  YEARS                                                3.55%
      21  TO   24  YEARS                                                4.72%
      25  TO   29  YEARS                                                7.97%
      30  TO   34  YEARS                                                8.60%
      35  TO   39  YEARS                                                9.61%
      40  TO   49  YEARS                                               16.78%
      50  TO   59  YEARS                                                9.02%
      60  TO   64  YEARS                                                3.24%
      65  TO   69  YEARS                                                3.31%
      70  TO   74  YEARS                                                2.41%
      75  + YEARS                                                       4.48%

      MEDIAN AGE                                                        34.32
      AVERAGE AGE                                                       34.97

--------------------------------------------------------------------------------
                             Mall Sales (1991-1994)
--------------------------------------------------------------------------------

================================================================================
REGIONAL SHOPPING CENTER SALES SUMMARY                                      1991
1991 Transactions Chart
Cushman & Wakefield, Inc.

================================================================================================================================


Sale                             Sale     Year                      Total GLA/    Mall Shop     Shop     Mall Shop     NOI/
 No.        Property Name        Date     Built        Price         GLA Sold        GLA        Ratio    Sales PSF    NOI PSF
================================================================================================================================
91-1     Confidential            12/91   1988/90     $92,500,000       928,000     360,000      38.79%      $275    $5,735,000
         South Central MSA                                             360,000                                          $15.93
--------------------------------------------------------------------------------------------------------------------------------
91-2     Sarasota Square Mall    12/91   1977/89     $72,000,000       903,000     310,000      34.33%      $240    $5,472,000
         Sarasota, FL                                                  310,000                                          $17.65
--------------------------------------------------------------------------------------------------------------------------------
91-3     Confidential            12/91   1971/83    $108,923,717       990,941     314,239      31.71%      $300    $7,900,000
         New England MSA                                       *       698,977                                          $11.30
--------------------------------------------------------------------------------------------------------------------------------
91-4     Confidential            12/91   1965       $102,559,402     1,024,084     360,000      35.15%      $320    $7,425,000
         Top 20 Eastern MSA                                            450,000                                          $16.50
--------------------------------------------------------------------------------------------------------------------------------
91-5     Eastland Mall           12/91   1975        $75,115,000     1,024,425     369,575      38.08%      $275    $5,874,000
         Charlotte, NC                                                 369,575                                          $15.89
--------------------------------------------------------------------------------------------------------------------------------
91-6     Alderwood Mall          11/91   1979       $103,750,000       961,700     260,000      27.04%      $310    $6,300,000
         Lynnwood, WA                                                  260,000                                          $24.23
--------------------------------------------------------------------------------------------------------------------------------
91-7     Confidential            11/91   1967       $130,000,000       897,174     329,500      36.73%      $300    $8,000,000
         Western MSA              esc.                         *       329,500                              est.       $24.28
--------------------------------------------------------------------------------------------------------------------------------
91-8     The Oaks                10/91   1978/83    $115,000,000     1,084,575     359,000      33.10%      $295    $7,000,000
         Thousand Oaks, CA                                     *       359,000                                          $19.50
--------------------------------------------------------------------------------------------------------------------------------
91-9     Mayfair Mall            10/91   1958/86    $125,000,000       859,000     330,000      38.42%      $287    $8,000,000
         Wauwatosa, WI                                        **       649,000                                          $12.33
--------------------------------------------------------------------------------------------------------------------------------
91-10    Valley Fair S.C.         7/91   1986       $197,900,000     1,064,190     356,243      33.48%      $437   $11,478,000
         Santa Clara, CA                                       *       356,243                                          $32.22
--------------------------------------------------------------------------------------------------------------------------------
91-11    Montclair Plaza          3/91   1968/85    $210,500,000     1,501,500     369,000      25.91%      $363   $12,000,000
         Montclair, CA                                                 897,900                                          $13.36
--------------------------------------------------------------------------------------------------------------------------------
91-12    Paradise Valley Mall     2/91   1979/91    $160,000,000     1,223,567     417,495      34.12%      $250    $9,936,000
         Phoenix, AZ                                           *       557,347         ***                              $17.83
--------------------------------------------------------------------------------------------------------------------------------
91-13    Mall of Victor Valley    1/91   1986       $102,857,143       579,076     296,501      51.20%      $290    $5,760,000
         Victorville, CA                                       *       424,678                                          $13.56
--------------------------------------------------------------------------------------------------------------------------------
91-14    Edison Mall              1/91   1986       $115,000,000     1,013,030     327,833      32.36%      $310    $6,900,000
         Ft. Meyers, FL                                                463,883                                          $14.87
================================================================================================================================
    14   Survey Average                             $122,221,804     1,003,876     341,385      34.01%      $304    $7,698,571
                                                                       463,293                                          $15.62

         Survey Mean:                                                                                                   $17.82
================================================================================================================================

   *     Adjusted to reflect 100%
         interest.
   **    Allocated price.
  ***    As expended.
================================================================================


=========================================================================================================
                                   Capitalization Rates                Unit Rate Comparison
                                   --------------------                ---------------------
Sale                                Going-in  Terminal                 Price/GLA  Price/Mall     Sales
 No.        Property Name             OAR        OAR           IRR     Purchased   Shop GLA     Multiple
=========================================================================================================
91-1     Confidential                 6.20%      7.50%        11.50%      $257       $257          0.93
         South Central MSA
---------------------------------------------------------------------------------------------------------
91-2     Sarasota Square Mall         7.60%      8.00%        12.00%      $232       $232          0.97
         Sarasota, FL
---------------------------------------------------------------------------------------------------------
91-3     Confidential                 7.25%      8.00%        11.80%      $156       $347          1.16
         New England MSA
---------------------------------------------------------------------------------------------------------
91-4     Confidential                 7.24%      7.50%        11.10%      $228       $285          0.89
         Top 20 Eastern MSA
---------------------------------------------------------------------------------------------------------
91-5     Eastland Mall                7.82%      7.50%        11.73%      $203       $203          0.74
         Charlotte, NC
---------------------------------------------------------------------------------------------------------
91-6     Alderwood Mall               6.07%      7.00%        11.80%      $399       $399          1.29
         Lynnwood, WA
---------------------------------------------------------------------------------------------------------
91-7     Confidential                 6.15%       N/a           N/a       $395       $395          1.32
         Western MSA
---------------------------------------------------------------------------------------------------------
91-8     The Oaks                     6.09%      7.50%        11.25%      $320       $320          1.09
         Thousand Oaks, CA
---------------------------------------------------------------------------------------------------------
91-9     Mayfair Mall                 6.40%       N/a         13.00%      $193       $379          1.32
         Wauwatosa, WI
---------------------------------------------------------------------------------------------------------
91-10    Valley Fair S.C.             5.80%      6.50%        11.20%      $556       $556          1.27
         Santa Clara, CA
---------------------------------------------------------------------------------------------------------
91-11    Montclair Plaza              5.70%       N/a         11.00%      $234       $541          1.49
         Montclair, CA
---------------------------------------------------------------------------------------------------------
91-12    Paradise Valley Mall         6.21%      6.25%        10.75%      $287       $383          1.53
         Phoenix, AZ
---------------------------------------------------------------------------------------------------------
91-13    Mall of Victor Valley        5.60%       N/a           N/a       $242       $347          1.20
         Victorville, CA
---------------------------------------------------------------------------------------------------------
91-14    Edison Mall                  6.00%      7.50%        11.10%      $248       $351          1.13
         Ft. Meyers, FL
=========================================================================================================
    14   Survey Average                 --         --            --       $264       $358          1.18


         Survey Mean:                 8.44%      7.33%        11.52%      $282       $357          1.17
=========================================================================================================

================================================================================
REGIONAL SHOPPING CENTER SALES SUMMARY                                      1992
1992 Transactions Chart
Cushman & Wakefield, Inc.

================================================================================================================================


Sale                             Sale     Year                      Total GLA/    Mail Shop     Shop     Mail Shop     NOI/
 No.        Property Name        Date     Built        Price         GLA Sold        GLA        Ratio    Sales PSF    NOI PSF
================================================================================================================================
92-1     The Avenues             12/92   1990       $124,000,000       987,500     359,645      36.42%      $215    $9,734,000
         Jacksonville, FL                                      *       480,853                                          $20.24
--------------------------------------------------------------------------------------------------------------------------------
92-2     Confidential            12/92   1985       $115,000,000       898,000     330,000      36.76%      $310    $8,337,600
         Southern California                                           330,000                                          $25.27

--------------------------------------------------------------------------------------------------------------------------------
92-3     West Oaks Mall           9/92   1984/90     $77,500,000     1,018,900     318,900      31.30%      $270    $5,580,000
         Houston, TX                                           *       393,900                                          $14.17
--------------------------------------------------------------------------------------------------------------------------------
92-4     Confidential             7/92   1990/92    $140,000,000       951,985     328,423      34.50%      $352   $10,710,300
         New England, MSA                                              363,985                                          $29.43

--------------------------------------------------------------------------------------------------------------------------------
92-5     Oakview Mall             6/92   1991        $73,000,000       732,116     252,900      34.54%      $275    $5,700,000
         Omaha, NE                                                     400,900                              est.        $14.22
--------------------------------------------------------------------------------------------------------------------------------
92-6     Altamonte Mall           6/92   1973/74    $112,345,000     1,072,600     392,221      36.57%      $300    $8,950,000
         Altamonte Springs, FL                                 *       552,708                                          $16.19
--------------------------------------------------------------------------------------------------------------------------------
92-7     Monroeville Mall         5/92   1969       $150,000,000     1,302,237     476,928      36.62%      $300   $11,250,000
         Monroeville, PA                                               827,173                                          $13.60
--------------------------------------------------------------------------------------------------------------------------------
92-8     Northshore S.C.          5/92   1958       $102,875,000     1,240,000     455,000      36.69%      $270    $6,173,000
         Peabody, MA                                                   755,000                                           $8.18
--------------------------------------------------------------------------------------------------------------------------------
92-9     T.C. at Boca Raton       4/92   1980/86    $202,500,000     1,326,400     396,000      29.86%      $400   $13,450,000
         Boca Raton, FL                                                396,000                                          $33.96
--------------------------------------------------------------------------------------------------------------------------------
92-10    University Square        2/92   1974        $85,000,000     1,155,940     347,312      30.05%      $280    $6,375,000
         Mall                                                          528,312                                          $12.07
         Tampa, FL
--------------------------------------------------------------------------------------------------------------------------------
92-11    Clackamas Town Ctr.      1/92   1979/81    $122,400,000     1,206,824     433,000      35.88%      $302    $8,568,000
         Portland, OR                                          *       433,000                                          $19.79
================================================================================================================================
   11    Survey Average                             $118,001,818     1,081,137     371,848      34.39%      $288    $8,620,709
                                                                       496,530                                          $17.36

         Survey Mean:                                                                                                   $18.68
================================================================================================================================

   *     Adjusted to reflect 100%
         interest.
================================================================================


=========================================================================================================
                                   Capitalization Rates                Unit Rate Comparison
                                   --------------------                ---------------------
Sale                                Going-in  Terminal                 Price/GLA  Price/Mall     Sales
 No.        Property Name             OAR        OAR           IRR     Purchased   Shop GLA     Multiple
=========================================================================================================
92-1     The Avenues                  7.85%        n/a        11.50%      $258       $345          1.60
         Jacksonville, FL
---------------------------------------------------------------------------------------------------------
92-2     Confidential                 7.25%        n/a                    $348       $348          1.12
         Southern California                                  11.50-
                                                              12.00%
---------------------------------------------------------------------------------------------------------
92-3     West Oaks Mall               7.20%        n/a        12.00%      $197       $243          0.90
         Houston, TX
---------------------------------------------------------------------------------------------------------
92-4     Confidential                 7.65%      8.00%                    $385       $426          1.21
         New England, MSA                                     11.50-
                                                              12.00%
---------------------------------------------------------------------------------------------------------
92-5     Oakview Mall                 7.81%        n/a        11.25%      $182       $289          1.05
         Omaha, NE
---------------------------------------------------------------------------------------------------------
92-6     Altamonte Mall               7.97%      8.50%        12.00%      $203       $286          0.95
         Altamonte Springs, FL
---------------------------------------------------------------------------------------------------------
92-7     Monroeville Mall             7.50%        n/a        11.50%      $181       $315          1.05
         Monroeville, PA
---------------------------------------------------------------------------------------------------------
92-8     Northshore S.C.              6.00%        n/a           n/a      $136       $226          0.84
         Peabody, MA
---------------------------------------------------------------------------------------------------------
92-9     T.C. at Boca Raton           6.64%      7.00%        10.75%      $511       $511          1.28
         Boca Raton, FL
---------------------------------------------------------------------------------------------------------
92-10    University Square            7.50%      7.50%        11.50%      $161       $245          0.87
         Mall
         Tampa, FL
---------------------------------------------------------------------------------------------------------
92-11    Clackamas Town Ctr.          7.00%        n/a        11.60%      $283       $283          0.94
         Portland, OR
=========================================================================================================
   11    Survey Average                  --         --           --       $239       $319          1.07


         Survey Mean:                 7.31%      7.75%        11.56%      $269       $320          1.07
=========================================================================================================

================================================================================
REGIONAL SHOPPING CENTER SALES SUMMARY                                      1993
1993 Transactions Chart
Chushman & Wakefield, Inc.

================================================================================================================================


Sale                             Sale     Year                      Total GLA/    Mail Shop     Shop     Mail Shop     NOI/
 No.        Property Name        Date     Built        Price         GLA Sold        GLA        Ratio    Sales PSF    NOI PSF
================================================================================================================================
93-1     The Galleria @          12/93   1964/      $125,800,000     1,088,317     354,396      32.56%      $384    $9,400,000
         Ft. Lauderdale, FL              80/83                         401,362                  90.00%                  $23.42
--------------------------------------------------------------------------------------------------------------------------------
93-2     Kenwood Towne Ctr.      12/93   1958/88    $194,000,000     1,076,337     424,045      39.40%      $413   $14,800,000
         Cincinnati, Ohio                                              862,936                  97.00%                  $17.15
--------------------------------------------------------------------------------------------------------------------------------
93-3     Westgate Mall           12/93   1982        $71,000,000       895,000     321,000      35.87%      $230    $5,857,500
         Amarillo, TX                                                  528,000                  89.00%                  $11.14
--------------------------------------------------------------------------------------------------------------------------------
93-4     Arden Fair Mall         12/93   1957/81/   $192,400,000     1,065,000     408,700      38.38%      $405   $13,468,000
         Sacramento, CA                  90/93                 *       408,700                  90.00%                  $32.95
--------------------------------------------------------------------------------------------------------------------------------
93-5     Fiesta Mall             12/93   1979/      $124,000,000     1,036,743     313,187      30.21%      $341    $9,045,200
         Mesa, AZ                        89/90                         313,187                  98.40%                  $28.88
--------------------------------------------------------------------------------------------------------------------------------
93-6     Coronado Center          9/93   1964/84    $115,000,000     1,140,570     394,012      34.55%      $250    $8,395,000
         Albuquerque, NM                                               512,284                  99.70%                  $16.39
--------------------------------------------------------------------------------------------------------------------------------
93-7     Clackamas Town Ctr.      7/93   1979/      $114,827,000     1,206,824     433,000      35.88%      $302    $8,899,100
         Portland, OR                    81/93                 *       433,000                  95.00%                  $20.55
--------------------------------------------------------------------------------------------------------------------------------
93-8     Garden State Plaza       7/93   1957/82/   $380,000,000     1,361,000     587,400      43.16%      $434   $28,120,000
         Paramus, NJ                     84/92                       1,361,000                  98.00%                  $20.66
--------------------------------------------------------------------------------------------------------------------------------
93-9     Lakewood Center Mall     6/93   1975       $172,000,000     1,875,953     348,645      18.58%      $300   $14,687,800
         Lakewood, CA                                          *       596,021                  96.40%                  $24.64
--------------------------------------------------------------------------------------------------------------------------------
93-10    Carolina Place           6/93   1991       $116,000,000     1,097,826     318,528      29.01%      $200    $8,248,000
         Charlotte, NC                                         *       598,920                  75.00%                  $13.77
--------------------------------------------------------------------------------------------------------------------------------
93-11    Rivercenter              5/93   1988       $100,000,000     1,060,271     225,000      21.22%      $350    $9,000,000
         San Antonio, TX                                               922,656                  92.00%                   $9.75
--------------------------------------------------------------------------------------------------------------------------------
93-12    The Florida Mall         3/93   1986       $163,000,000     1,107,864     368,018      33.22%      $447   $12,200,000
         Orlando, FL                                                   506,232                  98.00%                  $24.10
--------------------------------------------------------------------------------------------------------------------------------
93-13    North Riverdale Park     1/93   1975/89    $100,000,000     1,097,974     397,085      36.17%      $240    $7,750,000
         Riverside, IL                                         *       467,813                  92.40%                  $16.57
--------------------------------------------------------------------------------------------------------------------------------
93-14    Sarasota Square Mall     1/93   1977/89     $84,000,000       894,061     313,511      35.07%      $245    $6,012,000
         Sarasota, FL                                                  313,511                  95.00%                  $19.18
================================================================================================================================
   14    Survey Average                             $146,573,357     1,143,124     371,895      32.53%      $331   $11,134,471
                                                                       587,402                  93.71%                  $18.96

         Survey Mean:                                                                                                   $19.04
================================================================================================================================

----------
  *  Adjusted to reflect 100% interest.
 **  Allocated price.
***  As expended.
================================================================================


=========================================================================================================
                                   Capitalization Rates                Unit Rate Comparison
                                   --------------------                ---------------------
Sale                                Going-in  Terminal                 Price/GLA  Price/Mall     Sales
 No.        Property Name             OAR        OAR           IRR     Purchased   Shop GLA     Multiple
=========================================================================================================
93-1     The Galleria @               7.47%        n/a        11.50%      $313       $355          0.92
         Ft. Lauderdale, FL                                                 **
---------------------------------------------------------------------------------------------------------
93-2     Kenwood Towne Ctr.            7.63%      7.50%        11.00%      $225       $457          1.11
         Cincinnati, Ohio
---------------------------------------------------------------------------------------------------------
93-3     Westgate Mall                8.25%      8.50%        12.00%      $135       $221          0.96
         Amarillo, TX
---------------------------------------------------------------------------------------------------------
93-4     Arden Fair Mall              7.00%        n/a           n/a      $471       $471          1.16
         Sacramento, CA
---------------------------------------------------------------------------------------------------------
93-5     Fiesta Mall                  7.29%      7.50%        11.50%      $396       $396          1.16
         Mesa, AZ
---------------------------------------------------------------------------------------------------------
93-6     Coronado Center              7.30%      7.25%        10.75%      $224       $292          1.17
         Albuquerque, NM
---------------------------------------------------------------------------------------------------------
93-7     Clackamas Town Ctr.          7.75%      8.00%        11.50%      $265       $265          0.88
         Portland, OR
---------------------------------------------------------------------------------------------------------
93-8     Garden State Plaza           7.40%      7.50-        11.50%      $279       $647          1.49
         Paramus, NJ                             9.00%
---------------------------------------------------------------------------------------------------------
93-9     Lakewood Center Mall         8.54%        n/a           n/a      $289       $493          1.64
         Lakewood, CA                                                      ***
---------------------------------------------------------------------------------------------------------
93-10    Carolina Place               7.11%      7.00%        12.00%      $194       $364          1.82
         Charlotte, NC
---------------------------------------------------------------------------------------------------------
93-11    Rivercenter                  9.00%        n/a        12.50%      $108       $444          1.27
         San Antonio, TX
---------------------------------------------------------------------------------------------------------
93-12    The Florida Mall             7.48%        n/a        11.00%      $322       $443          0.99
         Orlando, FL
---------------------------------------------------------------------------------------------------------
93-13    North Riverdale Park         7.75%        n/a        11.10%      $214       $252          1.05
         Riverside, IL
---------------------------------------------------------------------------------------------------------
93-14    Sarasota Square Mall         7.16%        n/a           n/a      $268       $268          1.09
         Sarasota, FL
=========================================================================================================
   14    Survey Average                  --         --            --      $250       $394          1.19


         Survey Mean:                 7.65%      7.78%        11.49%      $265       $383          1.19
=========================================================================================================

================================================================================
REGIONAL SHOPPING CENTER SALES SUMMARY                                      1994
1994 Transactions Chart
Cushman & Wakefield, Inc.

================================================================================================================================


Sale                             Sale     Year                      Total GLA/    Mall Shop     Shop     Mall Shop     NOI/
 No.        Property Name        Date     Built        Price         GLA Sold        GLA        Ratio    Sales PSF    NOI PSF
================================================================================================================================
94-1     Mall of The Americas    10/94   1970/       $76,200,000       678,000     225,000      33.19%      $338    $6,706,000
         Miami. FL                       92/93                         678,000                  98.50%                   $9.89
--------------------------------------------------------------------------------------------------------------------------------
94-2     Corte Madera T.C.        9/94   1958/85     $70,500,000       425,572     237,453      55.80%      $325    $5,900,000
         Marin County, CA                                              425,572                  93.50%                  $13.66
--------------------------------------------------------------------------------------------------------------------------------
94-3     North Shore square       7/94   1985        $34,150,000       624,000     178,326      28.58%      $218    $3,073,000
         Slidell, Louisiana                                            358,709                  94.00%                   $8.57
--------------------------------------------------------------------------------------------------------------------------------
94-4     Chesterfield Towne       6/94   1986/       $93,600,000       605,161     291,744      48.21%      $290    $8,424,000
         Ctr.                            87/89                 *       605,161                  95.00%                  $13.92
         Richmond, Virginia
--------------------------------------------------------------------------------------------------------------------------------
94-5     Crossroads Mall          4/94   1974        $51,500,000     1,114,720     378,704      33.97%      $189    $5,300,000
         Oklahoma City, OK                                             378,704                  95.00%                  $14.00
--------------------------------------------------------------------------------------------------------------------------------
94-6     Riverchase Galleria      2/94   1986       $175,000,000     1,251,142     350,504      28.01%      $305   $12,949,000
         Hoover, Alabama                                               462,642                  95.00%                  $27.99
--------------------------------------------------------------------------------------------------------------------------------
94-7     Confidential             1/94   1981/      $119,000,000     1,294,682     493,404      38.11%      $260    $8,962,500
         Top Ten MSA                     88/91                         493,404                  95.20%                  $18.16
================================================================================================================================
   7     Survey Average                              $88,564,286       856,182     307,876      35.96%      $271    $7,330,643
                                                                       486,023                  96.16%                  $16.08

         Survey Mean:                                                                                                   $16.20
================================================================================================================================

----------
  *  Adjusted to reflect 100% interest.
 **  Allocated price.
***  As expended.
================================================================================


=========================================================================================================
                                   Capitalization Rates                Unit Rate Comparison
                                   --------------------                ---------------------
Sale                                Going-in  Terminal                 Price/GLA  Price/Mall     Sales
 No.        Property Name             OAR        OAR           IRR     Purchased   Shop GLA     Multiple
=========================================================================================================
94-1     Mall of The Americas         8.80%        n/a        11.80%      $112       $339          1.00
         Miami. FL                                                         **
---------------------------------------------------------------------------------------------------------
94-2     Corte Madera T.C.            8.37%      9.00%        11.00%      $166       $297          0.91
         Marin County, CA                                                 ***
---------------------------------------------------------------------------------------------------------
94-3     North Shore square           9.00%        n/a           n/a       $95       $192          0.88
         Slidell, Louisiana
---------------------------------------------------------------------------------------------------------
94-4     Chesterfield Towne           9.00%        n/a           n/a      $155       $321          1.11
         Ctr.
         Richmond, Virginia
---------------------------------------------------------------------------------------------------------
94-5     Crossroads Mall             10.29%        n/a           n/a      $136       $136          0.72
         Oklahoma City, OK
---------------------------------------------------------------------------------------------------------
94-6     Riverchase Galleria          7.40%        n/a           n/a      $378       $499          1.84
         Hoover, Alabama
---------------------------------------------------------------------------------------------------------
94-7     Confidential                 7.53%      8.00-        11.00%      $241       $241          0.93
         Top Ten MSA                             8.25%
=========================================================================================================
   7     Survey Average                  --         --            --      $182       $288          1.06


         Survey Mean:                 8.63%      8.42%        11.27%      $183       $289          1.03
=========================================================================================================

                       ===================================
                       Cushman & Wakefield Investor Survey
                       ===================================


                  OFFICES-URBAN, CLASS A

===================================================================================================================================


                   Low       High       Low        High       Low        High       Low        High       Low        High    Years
------------------------------------------------------------------------------------------------------------------------------------
                 10.00%     l0.50%     10.00%     10.00%     12.00%     13.00%      3.00%      3.00%      4.00%      4.00%    10
                  9.50%      9.75%      9.75%     10.00%     11.75%     12.25%      3.00%      3.50%      3.50%      3.50%    10
                  9.00%      9.00%      9.00%      9.00%     12.00%     12.00%      0.00%     10.00%      4.00%      4.00%    10
                  8.00%     10.00%      9.00%     11.00%     10.00%     13.00%      0.00%      4.00%      4.00%      4.00%    10
                  8.00%     10.00%      9.00%      9.00%     11.00%     13.00%      4.00%      5.00%      4.00%      4.00%    10
                  7.50%      9.00%      8.00%      9.50%     10.50%     11.50%      2.00%      3.50%      3.50%      3.50%    10
                  9.00%     10.00%     10.00%     11.00%     11.00%     13.00%      4.00%      4.00%      4.00%      4.00%    10
                  9.50%     10.00%     10.00%     10.50%     11.40%     11.70%      3.00%      4.00%      3.50%      4.50%    10
                 12.00%     12.00%     10.00%     10.00%     15.00%     15.00%      3.00%      4.00%      2.00%      4.00%     5
                 12.00%     12.00%     12.00%     12.00%     14.00%     14.00%      3.00%      3.00%      3.00%      3.00%    10
                  8.50%      9.00%      9.00%      9.50%     12.00%     12.50%      2.00%      3.00%      2.00%      3.00%    10
                  9.50%     10.00%     10.00%     11.00%     12.00%     13.00%      3.00%      3.00%      3.00%      3.00%     1
                                        8.00%      9.00%
                 10.00%     10.00%     10.00%     10.00%     12.50%     12.50%      2.00%      3.00%      3.00%      3.00%    10
                  7.00%      8.00%      9.00%     9.00%.     11.00%     11.00%      6.00%      6.00%      4.00%      4.00%    10
                  8.00%      9.00%      9.00%     10.00%     11.00%     12.00%      3.00%      3.00%      3.00%      3.00%    10
                  9.00%      9.25%     10.00%     10.25%     12.00%     12.00%      4.00%      4.00%      4.00%      4.00%    10
-----------------------------------------------------------------------------------------------------------------------------------
No. of Responses   16         16         17        17           6         16          16         16         16        16
Average           9.16%      9.84%      9.51%     10.04%     11.82%     12.59%      2.81%      4.13%      3.41%     3.66%
------------------------------------------------------------------------------------------------------------------------------------


                     OFFICES-SUBURBAN

====================================================================================================================================


                    Low       High        Low       High        Low       High       Low        High       Low        High    Years
------------------------------------------------------------------------------------------------------------------------------------
                   9.50%     1l.00%      9.00%     10.50      14.00%     14.00%      3.25%      3.25%      4.00%      4.00%     5
                   9.00%      9.00%      9.00%      9.50%     11.00%     11.00%      5.00%      5.00%      4.00%      4.00%    10
                   9.00%     10.00%      9.50%     10.00%     11.50%     12.50%                            3.50%      3.50%    10
                   9.50%      9.75%      9.75%     10.00%     11.75%     12.25%      3.50%      4.00%      3.50%      3.50%    10
                   9.00%      9.00%      9.00%      9.00%     12.00%     12.00%      4.00%     15.00%      4.00%      4.00%    10
                   9.00%     11.00%      9.75%     12.00%     11.00%     14.00%      0.00%      4.00%      4.00%      4.00%    10
                   9.00%     10.50%      9.50%     11.00%     11.50%     12.00%      2.00%      3.50%      3.50%      3.50%    10
                   8.00%      9.50%      9.00%     10.50%     11.00%     12.00%      4.00%      4.00%      4.00%      4.00%    10
                   9.50%      9.75%      9.75%     10.50%     11.40%     11.70%      3.00%      4.00%      3.50%      4.50%    10
                  12.00%     12.00%     10.00%     10.00%     15.00%     15.00%      3.00%      4.00%      2.00%      4.00%     5
                  10.00%     10.00%     10.00%     10.00%     12.00%     12.00%      4.00%      4.00%      3.00%      3.00%    10
                   8.50%      9.00%      9.00%      9.50%     12.00%     12.50%      3.00%      5.00%      3.00%      4.00%    10
                   9.00%     10.00%      9.50%     10.50%     12.00%     12.50%      3.00%      3.00%      3.00%      3.00%    10
                                         9.00%      9.00%
                  10.50%     10.50%     10.50%     10.50%     12.50%     12.50%      2.00%      3.00%      3.00%      3.00%    10
                   9.00%     10.00%      9.00%      9.00%     15.00%     15.50%      5.00%      5.00%      3.00%      3.00%    5-7
                   9.00%      9.00%      9.00%      9.00%     11.25%     11.25%      5.00%      5.00%      4.00%      4.00%    10
                   8.00%      9.00%      9.00%     10.00%     11.00%     12.00%      3.00%      3.00%      3.00%      3.00%    10
                   9.00%      9.25%     10.00%     10.25%     12.00%     12.00%      4.00%      4.00%      4.00%      4.00%    10
-----------------------------------------------------------------------------------------------------------------------------------
No. of Responses    18         18         19         19         18         18         17         17         18         18
Average            9.25%      9.90%      9.43%     10.04%     12.11%     12.59%      3.34%      4.63%      3.44%      3.67%
------------------------------------------------------------------------------------------------------------------------------------

                   INDUSTRIAL

====================================================================================================================================

                    Low       High       Low       High        Low       High        Low        High       Low       High    Years
------------------------------------------------------------------------------------------------------------------------------------
                   9.00%      9.00%      9.50%      9.50%     11.50%     11.50%      4.00%      4.00%      4.00%      4.00%    10
                   8.50%     10.00%      9.50%     10.00%     11.50%     12.50%                            3.50%      3.50%    10
                   9.00%      9.25%      9.50%      9.75%     11.50%     11.75%      3.50%      4.00%      3.50%      3.50%    10
                   9.00%      9.00%      9.50%      9.50%     11.50%     11.50%      2.00%      8.00%      4.00%      4.00%    10
                   9.00%     10.00%      9.75%     12.00%     10.00%     13.00%      2.00%      4.00%      4.00%      4.00%    10
                   9.00%     10.00%     10.00%     11.00%     11.50%     12.50%      4.00%      4.00%      4.00%      4.00%    10
                   9.00%      9.50%      9.50%      9.75%     11.20%     11.50%      3.00%      3.50%      3.50%      4.00%    10
                  12.00%     12.00%     10.00%     10.00%     14.00%     14.00%      2.00%      3.00%                           3
                   8.50%      8.50%      9.00%      9.50%     11.00%     11.50%      4.00%      4.00%      4.00%      4.00%    10
                   9.00%      9.50%      9.50%     10.00%     11.25%     11.75%      3.00%      3.00%      3.00%      3.00%    10
                                         9.00%     10.00%
                   9.00%      9.00%      9.50%      9.50%     11.25%     11.25%      4.00%      4.50%      4.00%      4.00%    10
                   9.00%      9.25%     10.00%     10.25%     12.00%     12.00%      4.00%      4.00%      4.00%      4.00%    10
------------------------------------------------------------------------------------------------------------------------------------
No. of Responses    12         12         13         13         12         12         11         11         11        11
Average           9.17%      9.58%      9.56%     10.06%     11.52%     12.06%      3.23%       4.18%       3.77%    3.82%
------------------------------------------------------------------------------------------------------------------------------------



                 RETAIL, COMMUNITY AND NEIGHBOHOOD CENTERS

===================================================================================================================================
                   Low        High      Low       High       Low        High        Low       High       Low       High      Years
-----------------------------------------------------------------------------------------------------------------------------------
                  9.50%     11.00%      9.00%     10.50%     14.00%     14.00%      3.25%      3.25%      4.00%      4.00%      5
                  9.00%     10.00%      9.00%     10.00%     11.50%     12.50%      3.50%      3.50%      3.50%      3.50%     10
                  9.50%      9.75%      9.75%     10.00%     11.50%     11.75%      3.50%      4.00%      3.50%      3.50%     10
                  9.50%      9.50%     10.00%     10.00%     12.50%     12.50%      0.00%      4.00%      4.00%      4.00%     10
                  9.00%     10.50%      9.75%     11.50%     10.00%     14.00%      2.00%      4.00%      4.00%      4.00%     10
                 10.00%     10.00%     10.00%     10.00%     12.00%     12.00%      4.00%      4.00%      4.00%      4.00%     10
                  8.50%      9.50%      9.50%     10.50%     11.50%     12.00%      4.00%      4.00%      4.00%      4.00%     10
                  9.50%      9.75%      9.75%     10.00%     11.25%     11.50%      3.00%      4.00%      3.50%      4.50%     10
                  8.50%      9.00%      9.00%      9.50%     11.00%     12.00%      3.00%      3.00%      3.00%      3.00%     10
                  9.50%     10.00%     10.00%     10.50%     11.50%     12.50%      3.00%      3.00%      3.00%      3.00%     10
                                        9.00%     10.00%
                  9.50%      9.50%     10.00%     10.00%     12.00%     12.00%      3.00%      3.00%      3.00%      3.00%     10
                  8.50%      9.50%     10.00%     11.00%     11.25%     12.50%      3.00%      3.00%      3.00%      3.00%     10
                  9.00%      9.25%     10.00%     10.25%     12.00%     12.00%      4.00%      4.00%      4.00%      4.00%     10
---------------------------------------------------------------------------------------------------------------------------====----
No. of Responses   13         13         14         14         13         13         13         13         13         13
Average           9.19%      9.79%      9.63%     10.27%     11.69%     12.44%      3.02%      3.60%      3.58%      3.65%
----------------------------------------------------------------------------------------------------------------------------====---



                RETAIL, POWER CENTERS AND "BIG BOX"

====================================================================================================================================

                  Low       High        Low       High       Low        High        Low       High       Low        High     Years
------------------------------------------------------------------------------------------------------------------------------------
                  9.25%      9.50%      9.50%     10.00%     11.50%     11.50%      3.00%      3.50%      4.00%      4.00%    10
                  9.50%      9.75%      9.75%     10.00%     10.50%     11.50%      3.50%      4.00%      3.50%      3.50%    10
                 10.00%     10.00%     10.00%     10.00%     12.00%     12.00%      0.00%      4.00%      4.00%      4.00%    10
                  9.00%      9.50%      9.50%     10.00%     11.00%     12.00%      2.00%      3.50%      3.50%      3.50%    10
                  8.00%      9.00%      9.00%     10.00%     11.00%     12.00%      4.00%      4.00%      4.00%      4.00%    10
                  9.75%     10.00%      9.75%     10.00%     11.20%     11.50%      3.00%      3.50%      3.50%      4.00%    10
                  9.00%      9.50%     10.00%     10.00%     10.50%     11.00%      2.50%      2.50%      2.50%      2.50%    10
                  9.50%     10.00%     10.00%     10.50%     11.50%     12.50%      3.00%      3.00%      3.00%      3.00%    10
                                        8.50%      9.50%
                  9.00%      9.00%      9.50%      9.50%     11.50%     11.50%      3.00%      3.00%      3.00%      3.00%    10
                  9.50%      9.50%      9.75%      9.75%     11.25%     11.25%      4.00%      4.00%      4.00%      4.00%    10
                  9.00%      9.25%     10.00%     10.25%     12.00%     12.00%      4.00%      4.00%      4.00%      4.00%    10
------------------------------------------------------------------------------------------------------------------------------------
No.of Responses    11         11         12         12         11         11         11         11         11          11
Average           9.23%      9.55%      9.60%      9.96%     11.27%     11.70%      2.91%      3.55%      3.55%      3.59%
------------------------------------------------------------------------------------------------------------------------------------



                    REGIONAL MALLS

====================================================================================================================================

                     Low      High       Low       High       Low       High         Low      High       Low        High     Years
------------------------------------------------------------------------------------------------------------------------------------
                    8.00%     8.50%     8.50%      9.00%     10.50      10.50%      3.00%     3.50%      4.00%      4.00%     10
                    7.75%     8.25%     8.50%      8.75%     11.00%     11.50%      3.50%     4.00%      3.50%      3.50%     10
                    7.50%     7.50%     8.00%      8.00%     11.50%     11.50%      0.00%     4.00%      4.00%      4.00%     10
                    7.50%     9.00%     8.00%      9.75%     10.00%     12.00%      2.00%     4.00%      4.00%      4.00%     10
                    7.00%     8.00%     7.00%      8.00%     11.00%     11.00%      4.00%     4.00%      4.00%      4.00%     10
                    7.50%     8.00%     7.50%      9.00%     10.50%     11.50%      2.00%     3.50%      3.50%      3.50%     10
                    7.00%     8.00%     9.00%     10.00%     10.50%     11.50%      4.00%     4.00%      4.00%      4.00%     10
                    7.50%     8.00%     8.50%      8.50%     10.00%     11.00%      3.00%     3.00%      3.00%      3.00%     10
                    7.50%     9.00%     8.50%      8.50%     11.50%     11.50%      4.00%     5.00%                           10
------------------------------------------------------------------------------------------------------------------------------------
No. of Responses      9         9          9          9          9          9         9          9          8       8
Average             7.47%     8.25%      8.17%      8.83%     10.72%     11.33%     2.83%      3.89%      3.75%  3.75%
------------------------------------------------------------------------------------------------------------------------------------



                 LODGING, FULL SERVICE

================================================================================================================


                        Low      High    Low     High      Low     High      Low     High      Low      High
-----------------------------------------------------------------------------------------------------------------
Luxury                 8.00%    9.00%   10.00%   10.00%   15.00%   20.00%   20.00%   25.00%    6.00%    6.00%
---------------------  5.00%    7.00%   10.50%   11.00%   12.50%   13.00%                      4.00%    5.00%
                      11.00%   13.00%   11.00%   13.00%   15.00%   15.00%   20.00%   25.00%    4.00%    8.00%
                      10.50%   10.50%   10.00%   10.00%
                      11.00%   11.00%   13.00%   13.00%                                        5.00%    6.00%
                       9.00%    9.00%   10.00%   10.00%   13.00%   13.00%   16.00%   16.00%    4.00%    4.50%
                      11.00%   12.00%   10.00%   11.00%   12.00%   16.00%   19.00%   23.00%    3.00%    4.00%
                       8.00%    8.00%   10.00%   10.00%   12.00%   14.00%   15.00%   20.00%    8.00%    8.00%
                       6.00%    8.00%    8.00%    9.00%                     20.00%   25.00%    5.00%    5.00%
                       8.50%    8.50%    9.00%    9.00%                                        5.00%    5.00%
                                         8.00%   10.00%   15.00%   18.00%   18.00%   22.00%

-----------------------------------------------------------------------------------------------------------------
No. of Responses        l0       10       10       10        7        7        7        7        9        9
Average                8.80%    9.60%    9.95%   10.55%   13.50%   15.57%   18.29%   22.29%    4.89%    5.72%
-----------------------------------------------------------------------------------------------------------------
First Class           11.00%   11.00%   11.00%   11.00%   15.00%   20.00%   20.00%   20.00%    4.00%    4.00%
--------------------  11.00%   11.00%   13.00%   13.00%                                        5.00%    6.00%
                      10.00%   10.00%   11.00%   11.00%   15.00%   15.00%   18.00%   18.00%    4.00%    4.50%
                      10.00%   10.00%   11.00%   11.00%   15.00%   18.00%   15.00%   20.00%   10.00%   10.00%
                      10.00%   10.00%   10.50%   10.50%   16.00%   16.00%   25.00%   25.00%    4.00%    4.00%
                       8.00%    9.00%   10.00%   10.00%                     20.00%   25.00%    5.00%    5.00%
                      10.00%   10.00%   10.50%   10.50%                     22.00%   22.00%    4.00%    4.00%
                                         8.00%   10.00%   15.00%   18.00%   18.00%   22.00%
                       5.00%    5.00%   10.00%   11.00%   15.00%   15.00%                      4.00%    4.00%
                       8.00%    8.00%   10.00%   10.00%   14.50%   14.50%   20.00%   20.00%    3.50%    3.50%
                      10.50%   10.50%   11.00%   11.00%   13.00%   13.00%   20.00%   23.00%    4.50%    4.50%

-----------------------------------------------------------------------------------------------------------------
No. of Responses        l0       l0      10       10        8        8        9        9         l0       l0
Average                9.35%    9.45%   10.55%   10.82%   14.81%   16.19%   19.78%   21.67%    4.80%    4.95%
-----------------------------------------------------------------------------------------------------------------


================================================================================

                      Low      High
--------------------------------------------------------------------------------

Luxury                4.00%    4.00%    7      2.50%    4.00%
--------------------- 3.00%    4.00%   10      3.50%    4.00%
                      4.00%    4.00%    5      4.00%    5.00%
                      3.50%    5.00%   10      4.50%    5.00%
                      3.00%    4.00%    5      3.00%    4.00%
                      3.00%    3.00%   10      2.50%    3.00%
                      4.00%    4.00%    5      3.00%    3.50%
                      6.00%    6.00%   10      4.50%    5.50%
                      3.00%    4.00%    5      4.00%    4.00%
                      4.00%    4.00%    5      3.00%    3.00%
                      4.00%    4.00%    5      3.50%    4.00%
--------------------------------------------------------------------------------
No. of Responses       11       11     11       11       11
Average               3.77%    4.18%    7      3.45%    4.09%
--------------------------------------------------------------------------------
First Class           4.00%    4.00%    7      2.50%    3.00%
--------------------- 3.00%    4.00%    5      3.00%    4.00%
                      3.00%    3.00%   10      2.50%    3.00%
                      5.00%    5.00%   10      3.50%    4.50%
                      3.00%    3.00%    7      2.50%    4.00%
                      3.00%    4.00%    5      3.00%    4.00%
                      4.00%    4.00%    5      3.00%    4.00%
                      4.00%    4.00%    5      3.50%    4.00%
                      3.00%    3.00%    5      3.00%    4.50%
                      3.50%    3.50%   10      2.00%    4.00%
                      3.50%    3.50%   10      3.50%    4.00%
--------------------------------------------------------------------------------
No. of Responses        11       11    11       11       11
Average               3.55%    3.73%    7      2.91%    3.91%
--------------------------------------------------------------------------------

The blended IRR is the composite return on debt and equity and the rate to be applied to net operating income.

The equity return is rate of return on the equity component of the investment only.



                                     LODGING, LIMITED SERVICE



==============================================================================================================

                     Low      High      Low      High     Low     High      Low     High      Low      High
--------------------------------------------------------------------------------------------------------------
Mid-Rate            10.00%   10.00%   12.00%   12.00%                    20.00%   20.00%     4.00%    4.00%
------------------- 10.00%   12.00%   10.00%   12.00%   15.00%   15.00%  20.00%   25.00%     4.00%    8.00%
                    11.00%   11.00%   10.00%   10.00%
                    10.00%   13.00%   12.00%   14.00%   10.00%   12.00%   12.00%   14.00%    4.00%    4.00%
                    12.00%   12.00%   14.00%   14.00%                                        2.00%    3.00%
                    12.00%   12.00%   13.00%   13.00%   19.00%   19.00%   22.00%   22.00%    3.50%    4.00%
                    10.50%   10.50%   12.00%   12.00%   15.00%   20.00%   18.00%   20.00%    5.00%    5.00%
                                      10.00%   11.00%                     22.00%   22.00%    6.00%    6.00%

--------------------------------------------------------------------------------------------------------------
Number of Resposses  7        7         8        8        4        4        5        6        7        7
Average             10.79%   11.50%   11.63%   12.25%   14.75%   16.50%   19.00%   20.50%    4.07%    4.86%
--------------------------------------------------------------------------------------------------------------

Economy             10.00%   12.00%   12.00%   12.00%                     18.00%   25.00%    4.00%    4.00%
------------------- 10.00%   13.00%   12.00%   14.00%   10.00%   12.00%   12.00%   14.00%    4.00%    4.00%
                    12.50%   12.50%   14.00%   14.00%                                        2.00%    3.00%
                    13.00%   13.00%   14.00%   14.00%   21.00%   21.00%   24.00%   24.00%    2.50%    4.00%
                    11.50%   11.50%   12.00%   12.00%   15.00%   20.00%   18.00%   20.00%    5.00%    5.00%
--------------------------------------------------------------------------------------------------------------
No.of Responses      5        5        5        5        3        3        4        4        5        5
Average             11.40%   12.40%   12.80%   13.20%   15.33%   17.67%   18.00%   20.75%    3.50%    4.00%
--------------------------------------------------------------------------------------------------------------





=========================================================

                     Low     High
----------------------------------------------------------

Mid-Rate             4.00%   4.00%     7     2.50%   3.00%
-------------------  4.00%   4.00%     5     4.00%   4.50%
                     3.50%   5.00%    10     4.00%   5.00%
                     3.50%   3.50%     5     4.00%   4.50%
                     3.00%   4.00%     5     3.00%   6.00%
                     3.00%   3.00%     5     3.00%   3.00%
                     4.00%   4.00%    10     2.50%   4.00%
                     4.00%   4.00%     5     5.00%   4.00%

----------------------------------------------------------
Number of Resposses   8        8       8       8       8
Average              3.63%    3.94%    7     3.50%   4.25%
----------------------------------------------------------

Economy              4.00%    4.00%    7     2.50%   3.00%
-------------------  3.50%     3.50%   5     4.00%   4.50%
                     3.00%    4.00%    5     3.00%   6.00%
                     3.00%    3.00%    5     4.00%   3.00%
                     4.00%    4.00%1   0     2.50%   4.00%
----------------------------------------------------------
No.of Responses      5        5        5       5       5
Average              3.50%    3.70%    6     3.20%   4.10%
----------------------------------------------------------


The blended-RR-is the composite return on debt and equity and the rate to be applied to net operating income.

The equity return is rate of return on the equity component of the investment only.



                APARTMENTS

===============================================================================================================================

                   LOW       High       LOW       High      LOW        High      Low        High      LOW     High       Years
-------------------------------------------------------------------------------------------------------------------------------
                   8.50%     9.00%     9.50%      9.50%     11.0      11.00%     4.00%      4.00%     4.00%    4.00%       10
                   8.50%     9.00%     9.25%      9.50%     11.50%    12.00%     3.50%      4.00%     3.50%    3.50%       10
                   8.50%     9.25%     9.00%      10.00%    10.50%    12.00%     2.00%      6.00%     4.00%    4.00%       10
                   8.00%     9.00%     8.50%      9.50%                          3.50%      3.50%     3.50%    3.50%       10
                   8.50%     8.50%     9.25%      9.25%     11.25%    11.25%     4.00%      4.00%     4.00%    4.00%       10
                   9.00%     9.25%     9.25%      9.50%     11.20%    11.50%     3.75%      4.25%     4.00%    4.50%       10
                   8.50%     9.50%     9.00%      10.00%    11.00%    12.00%     3.00%      4.00%     3.00%    4.00%       10
                   8.75%     9.25%     9.25%      9.75%                          3.00%      3.00%     3.00%    3.00%
                                       9.00%      9.00%
                   9.00%     9.00%     9.50%      9.50%     11.50%    11.50%     3.00%      4.00%     3.00%    3.00%       10
                   8.00%     9.00%     9.00%      10.00%    11.00%    12.50%     3.00%      3.00%     3.00%    3.00%       10
                   9.00%     9.25%     10.00%     10.25%    12.00%    12.00%     4.00%      4.00%     4.00%    4.00%       10

-------------------------------------------------------------------------------------------------------------------------------

No. Of Responses   11        11         12        12         9          9         11         11        11       11
Average           8.57%     9.09%      9.21%      9.65%     11.22%    11.75%     3.34%      3.98%     3.55%    3.68%
-------------------------------------------------------------------------------------------------------------------------------





SURVEY OF RECENT CLOSED TRANSACTIONS

                           Net Rentable Area           Sales Price Per Sq. Ft.          Going-in Cap Rate
                        --------------------------------------------------------------------------------------------
    Property            No. Sales                      No. Sales                       No.Sales
     Type                Reported  Average  Median      Reported   Average   Median     Reported  Average Median
--------------------------------------------------------------------------------------------------------------------

Offices, Urban              16      498,859  440,929       16      $130.66     $116.76     12      9.68%    9.13%
Offices, Suburban           66      230,760  191,893       66      $83.39      $78.78      57      9.97%   10.00%
Industrial                  57      150,787  118,400       57      $37.75      $37.87      28      10.80%  10.61%
Retail (Other Than Malls)   29      136,429  121,552       29      $95.99      $91.67      27      10.50%  10.00%
Malls                        9      615,102  649,130        9      $124.68     $96.00       9       9.29%   9.53%

                           Number of Units             Sales Price Per Unit             Going-in Cap Rate
                        --- ----------------------------------------------------------------------------------------
                        No. Sales                      No. Sales                       No. Sales
                        Reported   Average  Median      Reported   Average   Median     Reported  Average Median
                        -----------------------------------------------------------------------------------------
Apartments                  50       201     190           50      $47,975    $46,458      41     9.19%     9.30%




                                Internal Rate of Return
                             -----------------------------
    Property                   No. Sales
     Type                      Reported   Average    Median
--------------------------  ------------------------------

Offices, Urban                   9       12.42%     12.75%
Offices, Suburban               11       13.20%     12.25%
Industrial                  (Sample Not Large Enough to Report)
Retail (Other Than Malls)        8       11.59%     11.33%
Malls                        (Sample Not Large Enough to Report)


                           ==========================
                           Appraiser's Qualifications
                           ==========================

                                       QUALIFICATIONS OF RICHARD W. LATELLA
================================================================================

Professional Affiliations

Member, American Institute of Real Estate Appraisers
(MAI Designation #8346)

New York State Certified General Real Estate Appraiser #46000003892 Pennsylvania State Certified General Real Estate Appraiser #GA-001053-R
State of Maryland Certified General Real Estate Appraiser #01462
Minnesota Certified General Real Estate Appraiser #20026517
Commonwealth of Virginia Certified General Real Estate Appraiser #4001-003348 State of Michigan Certified General Real Estate Appraiser #1201005216

New Jersey Real Estate Salesperson (License #NS-130101-A)

Certified Tax Assessor - State of New Jersey

Affiliate Member - International Council of Shopping Centers, ICSC

Real Estate Experience

Senior Director, Retail Valuation Group, Cushman & Wakefield Valuation Advisory Services. Cushman & Wakefield is a national full service real estate organization and a Rockefeller Group Company. While Mr. Latella's experience has been in appraising a full array of property types, his principal focus is in the appraisal and counseling for major retail properties and specialty centers on a national basis. As Senior Director of Cushman & Wakefield's Retail Group his responsibilities include the coordination of the firm's national group of appraisers who specialize in the appraisal of regional malls, department stores and other major retail property types. He has personally appraised and consulted on in excess of 200 regional malls and specialty retail properties across the country.

Senior Appraiser, Valuation Counselors, Princeton, New Jersey, specializing in the appraisal of commercial and industrial real estate, condemnation analyses and feasibility studies for both corporate and institutional clients from July 1980 to April 1983.

Supervisor, State of New Jersey, Division of Taxation, Local Property and Public Utility Branch in Trenton, New Jersey, assisting and advising local municipal and property tax assessors throughout the state from June 1977 to July 1980.

Associate, Warren W. Orpen & Associates, Trenton, New Jersey, assisting in the preparation of appraisals of residential property and condemnation analyses from July 1975 to April 1977.

Formal Education
Trenton State College,  Trenton, New Jersey
  Bachelor of Science, Business Administration - 1977

As of the date of this report, Richard W. Latella, MAI, has completed the requirements under the continuing education program of the Appraisal Institute.

                                        QUALIFICATIONS OF ROBERT S. NARDELLA
================================================================================

     Mr. Nardella was bom on April 14, 1965 and entered the real estate business in February 1987. At this time he began employment with Cushman & Wakefield, Inc. on a part-time basis while still attending college. He is a graduate of Pace University's Lubin School of Business, class of 1987 with a Bachelor of Business Administration in Finance.

     Since joining Cushman & Wakefield, Inc. on a full-time basis in December 1987, Mr. Nardella has performed appraisal assignments of vacant land, developable air rights, office buildings, proposed and existing regional malls, shopping centers, industrial and residential complexes, condominiums and investment properties throughout the United States. In March, 1993 Mr. Nardella was named Director of Cushman & Wakefield, Inc.

     Mr. Nardella has successfully completed the following real estate courses:

     New York University, The School Real Estate Appraisal and of Continuing
     Education: Valuation Principles

     American Institute of Real Estate Appraisers: Appraisal Principles - 1A-1

     American Institute of Real Estate Appraisers: Basic Valuation Procedures
     1A-2

     American Institute of Real Estate Appraisers: Capitalization Theory & Tech.
          Part A - Exam 1 B-A

     American Institute of Real Estate Appraisers: Capitalization Theory & Tech.
          Part B - Exam 1 B-B

     Appraisal Institute: Standards of Professional Practice - Parts A and B

     Appraisal Institute: Case Studies in Real Estate Valuation

Affiliates
   Cerfified Real Estate General Appraiser, New York State - No. 46000004620 Member, Real Estate Board of New York, Inc.
   Candidate, Appraisal Institute
   Salesperson, Real Estate Board of New York, Inc.
   Candidate, Masters in Real Estate/New York University